Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281160

PROSPECTUS

STARDUST POWER INC.

Up to 55,190,875 Shares of Common Stock
Up to 10,566,596 Shares of Common Stock Underlying Warrants

Up to 5,566,667 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to 10,566,596 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Stardust Power Inc. (the “Company” or “Stardust Power”), consisting of: (i) up to 5,566,667 shares of Common Stock issuable upon the exercise of warrants (the “Private Warrants”) that were originally issued in a private placement to Global Partner Sponsor II LLC, a Delaware limited liability company (“Sponsor”), at a purchase price of $1.50 per warrant, at an exercise price of $11.50 per share; and (ii) up to 4,999,929 shares of Common Stock issuable upon the exercise of warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) that were originally issued as part of the units sold by Global Partner Acquisition Corp II, a Cayman Islands exempted company (“GPAC II”), at a purchase price of $10.00 per unit in its initial public offering, at an exercise price of $11.50 per share. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus relates to the offer and resale from time to time by the selling securityholders named in this Registration Statement or their permitted transferees (the “Selling Securityholders”) of the following:

(i) up to 55,190,875 shares of Common Stock, consisting of:

(a)	up to 127,777 shares of Common Stock issued to former GPAC II Public Shareholders (as defined below) at Closing (as defined below) pursuant to certain Non-Redemption Agreements (as defined below);

(b)	up to 4,000,000 shares of Common Stock (including 1,000,000 shares that are subject to forfeiture) issued to the Sponsor at Closing in exchange for an equivalent number of Class B ordinary shares, par value $0.0001 per share, of GPAC II that were originally purchased for approximately $0.003 per share;

(c)	up to 1,077,541 shares of Common Stock issued to PIPE Investors (as defined below) at Closing pursuant to certain PIPE Subscription Agreements (as defined below) at a purchase price of $9.35 per share;

(d)	up to 2,024,985 shares of Common Stock held by holders of vested RSU awards;

(e)	up to 42,393,905 shares of Common Stock issued to certain third parties and affiliates of Stardust Power at Closing (which in each case were issued as consideration in the Business Combination based on a value of $10.00 per share); and

(f)	up to 5,566,667 shares of Common Stock issuable upon exercise of the Private Warrants; and

(ii) up to 5,566,667 Private Warrants, which were originally purchased at a price of $1.50 per Private Warrant.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus, except upon the exercise of Warrants.

The shares of Common Stock, not including Common Stock issuable upon exercise of the Warrants, being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 99.72% of shares of Common Stock (and assuming the exercise of all Warrants, 91.48% of Common Stock) outstanding as of July 31, 2024. Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares of Common Stock or Warrants by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of holders of Common Stock or Warrants intend to sell such securities, could increase the volatility of the market price of our Common Stock or Warrants or result in a significant decline in the public trading price of our Common Stock or Warrants. Even if our trading price of Common Stock is significantly below $10.00 per share, the offering price for the units offered in the IPO (as defined below), certain of the Selling Securityholders, including the Sponsor, may still have an incentive to sell shares of Common Stock, because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock.

We will only receive proceeds from the exercise of Warrants if and when the holders of the Warrants choose to exercise them. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will choose to exercise. There can be no assurance that the Warrants will be in the money prior to their expiration. In addition, our Warrant holders have the option to exercise the Warrants on a cashless basis in certain circumstances. See “Description of Securities - Warrants.” As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Common Stock. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock or Warrants.

Our Common Stock and Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “SDST” and “SDSTW,” respectively. On July 31, 2024, the last reported sales price of our Common Stock was $14.90 per share and the last reported sales price of our Warrants was $0.43 per Warrant.

Our Chief Executive Officer, Roshen Pujari (hereinafter, Roshan Pujari) owns a majority of the voting power of our issued and outstanding Common Stock. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 9, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell the securities offered by them described in this prospectus.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are issuing, and the Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Registration Statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

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FREQUENTLY USED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“Amended and Restated Registration Rights Agreement” means the amended and restated registration rights agreement, dated July 8, 2024, by and among GPAC II, the Sponsor and certain equity holders of Stardust Power.

“Business Combination” means the Transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the business combination agreement, dated as of November 21, 2023 (as further amended by the First Amendment and Second Amendment), by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as it may be amended and supplemented from time to time.

“business day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the bylaws of the Company that became effective upon the Domestication.

“Certificate of Incorporation” means the certificate of incorporation of the Company that became effective upon the Domestication.

“Change in Control” means (i) a purchase, sale, exchange, merger, business combination or other transaction or series of related transactions in which substantially all of the GPAC II Common Stock is, directly or indirectly, converted into cash, securities or other property or non-cash consideration, (ii) a direct or indirect sale, lease, exchange or other transfer (regardless of the form of the transaction) in one transaction or a series of related transactions of a majority of the Surviving Company’s assets, as determined on a consolidated basis, to a third party or third parties acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) or (iii) any transaction or series of transactions that results, directly or indirectly, in the stockholders of the Surviving Company as of immediately prior to such transactions holding, in the aggregate, less than 50% of the voting equity interests of the Surviving Company (or any successor of the Surviving Company) immediately after the consummation thereof, in the case of each of clause (i), (ii) or (iii), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase, issuance, sale or transfer of equity interests or assets, or otherwise.

“Class A Ordinary Shares” or “Public Shares” means the Class A ordinary shares, par value $0.0001 per share, of GPAC II.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of GPAC II.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing or July 8, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means GPAC II Common Stock following the Closing.

“Company” means the post-combination company at Closing when GPAC II changed its name from “Global Partner Acquisition Corp II” to “Stardust Power Inc.”

“Company Support Agreements” means those certain support agreements dated as of November 21, 2023 by and among GPAC II, Stardust Power and certain Stardust Power Stockholders.

“Continental” or “Transfer Agent” means Continental Stock Transfer & Trust Company.

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“Controlled Company Event” are to such time that the Company is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615I(1).

“Convertible Equity Agreements” means, collectively, the Convertible Equity Agreement, dated April 24, 2024, by and between Stardust Power and American Investor Group Direct LLC (“AIGD”) for $2,000,000, the Convertible Equity Agreement, dated April 30, 2024 with an individual for $50,000, and the Convertible Equity Agreement, dated April 23, 2024 with an individual for $50,000, all of which automatically converted into 55,889 shares of the Common Stock immediately prior to the First Effective Time.

“DGCL” means the Delaware General Corporation Law, as amended.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DTC” means The Depository Trust Company.

“Earnout Period” means the period beginning on the Closing Date and ending on the last day prior to the eighth anniversary of the Closing Date.

“Equity Value” means Enterprise Value (a) plus Cash as of the Measurement Time (b) minus Indebtedness of Stardust Power as of the Measurement Time (c) minus the Stardust Power Transaction Expenses.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchanged Company Restricted Common Stock” means the issued and outstanding restricted stock of the Company following the automatic conversion of the Stardust Power Restricted Stock following the First Effective Time pursuant to the Business Combination Agreement.

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“First Amendment” means Amendment No. 1 to the Business Combination Agreement, dated as of April 24, 2024, by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as amended and supplemented from time to time.

“First Effective Time” means the time at which the First Merger became effective.

“First Merger” means the merger of First Merger Sub with and into Stardust Power, with Stardust Power being the surviving company and continuing as a direct, wholly owned subsidiary of GPAC II.

“First Merger Sub” means Strike Merger Sub I, Inc., a Delaware corporation and direct wholly-owned subsidiary of GPAC II.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any federal, state, provincial, municipal, local, or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, or instrumentality, arbitrator, arbitral body (public or private), court or tribunal.

“Governing Documents” means the Certificate of Incorporation and the Bylaws.

“Government Official” means any official or employee of any directly or indirectly government-owned or controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such entity or for or on behalf of any such public international organization.

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“GPAC II” means Global Partner Acquisition Corp II, a Cayman Islands exempted company, prior to the consummation of the Domestication, and a Delaware corporation after the Domestication.

“GPAC II Common Stock” means, collectively, following the Domestication, the shares of common stock, par value $0.0001 per share, of GPAC II.

“GPAC II Public Shareholders” means the holders of Class A Ordinary Shares that were sold in the initial public offering (whether they were purchased in the initial public offering or thereafter in the open market).

“GPAC II Shareholder” means a holder of Ordinary Shares.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) any other indebtedness or obligation reflected or required to be reflected as indebtedness in a consolidated balance sheet, in accordance with GAAP, (i) all obligations for cash incentive, severance, deferred compensation or similar obligations in respect of any current or former employee or other individual service provider of Stardust Power (including the employer portion of any payroll social security, unemployment or similar Taxes), accrued prior to the Closing Date, (j) liabilities, including accounts payable to trade creditors and accrued expenses or purchase commitments, or (k) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (j) above and (l) with respect to each of the foregoing, any interest, breakage costs, prepayment or redemption penalties or premiums, or other fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made), in each case for this clause (l), to the extent unpaid and accrued as of the Closing Date; provided, however, that Indebtedness will not include any amounts included as Transaction Expenses.

“initial business combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

“initial public offering” is GPAC II’s initial public offering, which GPAC II completed on January 14, 2021.

“IR Act” means the Inflation Reduction Act of 2022.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, license, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws.

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“Material Adverse Effect” means any event, change, circumstance or development that has or would reasonably be expected to have a material adverse effect on the assets, business, results of operations or financial condition of the Company; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any change or development in applicable Laws or GAAP or any official interpretation thereof, (ii) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industry in which the Company operates, (iii) the announcement or the execution of the Business Combination Agreement, the pendency or consummation of the Mergers or the performance of the Business Combination Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (iii) any change generally affecting any of the industries or markets in which the Company operates or the economy as a whole), (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, weather condition, explosion fire, act of God or other force majeure event, (v) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel and (vi) any failure of the Company to meet any projections, forecasts or budgets; provided, that clause (vi) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (i), (ii), (iii), (iv) and (v) to the extent that such change has a disproportionate impact on the Company, as compared to other industry participants.

“Measurement Time” means 12:01 a.m. New York time on the Closing Date.

“Merger Consideration” means the aggregate number of shares of GPAC II Common Stock equal to the Equity Value divided by (b) $10.00.

“Mergers” means the First Merger and the Second Merger.

“Nasdaq” means the Nasdaq Global Market.

“Non-Redemption Agreements” means those agreements between the Sponsor and several unaffiliated third parties, who were GPAC II Public Shareholders, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares in connection with the 2024 Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares, at Closing 127,777 shares (“Non-Redemption Shares”) of Common Stock were issued to such unaffiliated third parties for no consideration.

“Non-U.S. Holder” means a beneficial owner of our securities that is not a U.S. Holder and that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

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“Per Share Consideration” means the number of shares of GPAC II Common Stock equal to the Merger Consideration divided by the number of shares of Stardust Power Fully-Diluted Shares.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Government Official, Governmental Authority or other entity of any kind.

“PIPE Financing” means the Company consummating the transactions contemplated by the PIPE Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed to purchase a total of 1,077,541 shares of Common Stock in a private placement at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000.

“PIPE Investors” means a large institutional investor and two other investors that entered into PIPE Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements entered into by and between GPAC II (at the time, and now Stardust Power) and the PIPE Investors on June 20, 2024.

“Private Warrants” means warrants representing the right to purchase shares of Company Common Stock.

“Public Warrants” or “Redeemable Warrants” means our detachable redeemable warrants and our distributable redeemable warrants.

“SAFEs” means, collectively, (i) the Simple Agreement of Future Equity (“SAFE”), dated August 15, 2023 (as amended on November 18, 2023 and as further amended and restated on April 24, 2024, the “August 2023 SAFE”), that provided $2,000,000 from AIGD, (ii) the SAFE, dated November 18, 2023, that provided $3,000,000 from AIGD (as amended and restated on April 24, 2024, the “November 2023 SAFE”), and (iii) a SAFE with an individual, dated February 23, 2024 (as amended on May 1, 2024, the “February 2024 SAFE”), that provided $200,000. Immediately prior to the First Effective Time, the SAFEs automatically converted into the number of shares of Stardust Power Common Stock equal to 138,393 shares of Stardust Power Common Stock immediately prior to Closing.

“SAFE Conversion” means the automatic conversion of the SAFEs into the number of shares of Stardust Power Common Stock equal to 138,393 shares of Stardust Power Common Stock immediately prior to the First Effective Time in accordance with the terms of the SAFEs.

“SEC” means the United States Securities and Exchange Commission.

“Second Effective Time” means the time at which the Second Merger becomes effective.

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“Second Amendment” means Amendment No. 2 to the Business Combination Agreement, dated as of June 20, 2024, by and among GPAC II, First Merger Sub, Second Merger Sub and Stardust Power, as amended and supplemented from time to time.

“Second Merger” means the merger of Stardust Power with and into Second Merger Sub, with Second Merger Sub being the Surviving Company and continuing as a direct, wholly owned subsidiary of GPAC II.

“Second Merger Sub” means Strike Merger Sub II, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of GPAC II.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC” is one or more special purpose acquisition companies, including, when required by the context, Stardust Power.

“Sponsor” means Global Partner Sponsor II LLC, a Delaware limited liability company, the managers of which are Chandra R. Patel, Richard C. Davis and Jarett Goldman.

“Sponsor Earnout Shares” refers to the 1,000,000 shares of GPAC II Common Stock held by Sponsor that are subject to forfeiture pursuant to the Sponsor Letter Agreement.

“Sponsor Letter Agreement” means the agreement, dated November 21, 2023, as amended, by and among the Sponsor and the directors and officers of GPAC II, pursuant to which, among other things, the Sponsor agreed to, among other things, (a) vote, in their capacity as shareholders of GPAC II, in favor of the Business Combination Agreement and the transactions, (b) be bound by certain transfer restrictions with respect to its Ordinary Shares prior to Closing, (c) terminate certain lock-up provisions included in that certain Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among Sponsor and GPAC II, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (d) fully vest 3,000,000 of its Class B Ordinary Shares immediately upon the Closing (and convert into GPAC II Common Stock), (e) subject 1,000,000 of its Class B Ordinary Shares to vesting (or forfeiture) on the basis of achieving (or failing to achieve) certain trading price thresholds following the Closing, (f) forfeit 3,500,000 of its Class B Ordinary Shares (reduced by any Non-Redemption Shares) for no consideration, and (g) waive any anti-dilution adjustment to the conversion ratio set forth in GPAC II’s governing documents or similar protection with respect to the GPAC II Common Stock.

“Stardust Power” or “Stardust” means Stardust Power Inc., a Delaware corporation, and includes its wholly owned subsidiary, Stardust Power LLC, a Delaware corporation.

“Stardust Power Common Stock” means the common stock of Stardust Power, par value $0.00001 per share.

“Stardust Power Fully-Diluted Shares” means the sum of (without duplication) (a) the aggregate number of shares of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time, including without limitation any Stardust Power Restricted Stock whether vested or unvested, plus (b) the aggregate number of shares of Stardust Power Common Stock issuable upon exercise of all vested and unvested Stardust Power Options as of immediately prior to the First Effective Time but, for the avoidance of doubt, excluding any unissued Stardust Power Options plus (c) the number of shares of Stardust Power Common Stock issuable upon the SAFE Conversion.

“Stardust Power Option” means an option to purchase Stardust Power Common Stock.

“Stardust Power Restricted Stock” means (a) shares of Stardust Power Common Stock acquired by the holder thereof pursuant to a “Restricted Stock Purchase Agreement” or (b) pursuant to an award under the Stardust 2023 Plan, including pursuant to an early exercise of a Stardust Power Option, and which shares of Stardust Power Common Stock remain unvested under the terms of the “Restricted Stock Purchase Agreement” or the “Stock Option Agreement – Early Exercise,” as applicable.

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“Stardust 2023 Plan” means the Stardust Power’s 2023 Equity Incentive Plan and each other plan that provides for the award, to any current or former director, manager, officer, employee, individual independent contractor or other service provider of Stardust Power, of rights of any kind to receive equity securities of Stardust Power or benefits measured in whole or in part by reference to securities of Stardust Power.

“Stardust Power Transaction Expenses” means all Transaction Expenses of Stardust Power as of the Measurement Time.

“Stardust Power 2024 Equity Plan” means the Stardust Power 2024 Equity Plan, which became effective at Closing.

“Stockholder Agreement” means the agreement, dated July 8, 2024, by and among the Sponsor, Roshen Pujari and his affiliates, providing the Sponsor with the right to designate one nominee to the Stardust Power Inc. board of directors until the date upon which the Sponsor’s and it’s affiliates’ aggregate ownership interest of the issued and outstanding Common Stock decreases to one-half of their aggregate initial ownership interest as of the Closing.

“Support Agreements” means the Company Support Agreements and the Sponsor Support Agreement.

“sustainability” or “sustainable” as used in this prospectus refers to business operations and processes that Stardust Power believes generally have a positive environmental and/or social impact.

“Trading Day” means a day on which the Company’s Common Stock is traded on a national securities exchange.

“Transaction Expenses” means any fees, costs and expenses incurred or subject to reimbursement by the GPAC II and Stardust Power, whether accrued for or not, in each case in connection with the transactions contemplated by the Business Combination Agreement and its ancillary agreements, including (a) any brokerage fees, commissions, finders’ fees or financial advisory fees, and, in each case, related costs and expenses, (b) any fees, costs and expenses of counsel, accountants or other advisors or service providers, (c) any fees, costs and expenses or payments of any of the Company related to any transaction bonus, discretionary bonus, change-of-control payment, retention or other compensatory payments or obligations made to any employee of the Company as a result of the execution of the Business Combination Agreement and its ancillary agreements or in connection with the transactions contemplated hereby and thereby, including in combination with any other event (including the employer portion of any payroll, social security, unemployment or similar taxes) and (d) and solely with respect to GPAC II, (i) any extension expenses, (ii) any amounts owed pursuant to the Sponsor Loan and (iii) any operating or other ordinary course expenses from and after October 3, 2023.

“Transactions” means the transactions contemplated by the Business Combination Agreement to occur at or immediately prior to the Closing, including the Domestication and the Mergers.

“Warrant Agreement” means that certain Warrant Agreement, dated as of January 11, 2021, by and between GPAC II and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Warrants” means the warrants representing the right to purchase shares of Common Stock following the Closing.

“2024 Extension Amendment Proposal” means the proposal presented at the 2024 Extension Meeting to extend the date by which GPAC II must complete its initial business combination from January 14, 2024 to a date no earlier than July 14, 2024.

“2024 Extension Meeting” means the extraordinary general meeting of GPAC II Shareholders held on January 9, 2024 to consider the 2024 Extension Amendment Proposal.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Stardust Power. Forward-looking statements in this prospectus may include, for example, statements about:

●	the financial and business performance of the Company;

●	the failure to realize the anticipated benefits of the Business Combination that the Company consummated in July 2024 or those benefits taking longer than anticipated to be realized;

●	risks related to the uncertainty of estimates and forecasts of financial and performance metrics and expectations related to realizing the potential benefits of the Business Combination;

●	the ability to maintain the listing of the Common Stock and the Warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	the Company’s ability to implement business plans, identify and realize additional opportunities and achieve forecasts and other expectations;

●	the risk that the Company may never achieve or sustain profitability;

●	the risks that the industry is subject to fluctuations including the changes in consumer demand for electric vehicles and market volatility;

●	risks relating to lithium being highly combustible, and if Stardust Power has incidences where releases of hazardous substances occur, the Company could be subject to substantial financial liabilities;

●	risks relating to the Company’s status as a development stage company with a history of net losses and no revenue;

●	risks relating to exploration, construction, and extraction of brine by the Company’s suppliers;

●	the Company’s dependence on battery-grade lithium production activities to generate revenues, achieve and maintain profitability, and develop cash flows;

●	risks relating to the uncertainty of success, any commercial viability, or delays of the Company’s research and development efforts;

●	the Company’s ability to qualify for existing federal and state level grants and incentives;

●	disruptions in the supply chain, fluctuation in price of product inputs, and market conditions and global and economic factors beyond the Company’s control;

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●	risks relating to the development of non-lithium battery technologies;

●	the Company’s ability to obtain financing for future projects;

●	Stardust Power management’s identification of conditions that raise substantial doubt about Stardust Power’s ability to continue as a going concern;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	the Company’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

●	the Company’s ability to identify, develop and operate anticipated and new projects;

●	delays in acquisition, financing, construction and development of new projects;

●	the Company’s ability to execute its business model, including market adoption and future performance of lithium energy;

●	existing laws and regulations and developments or effects of, or changes to, laws, regulations and policies that affect the Company’s operations;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

●	the risks that the non-binding letters of intent with potential suppliers and customers would not result in legally binding, definitive agreements; and

●	other factors detailed or referenced in this Registration Statement, GPAC II’s definitive proxy dated May 24, 2024 (as further amended) and its most recent Annual Report on Form 10-K for the year ended December 31, 2023 dated March 19, 2024 (as further amended), in each case, under the heading “Risk Factors,” and other documents of GPAC II filed, or that the Company will file, from time to time with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date hereof. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date hereof.

These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. As a result of a number of known and unknown risks and uncertainties, actual results or our performance of the Company may be materially different from those expressed or implied by these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Stardust Power,” “Company,” “we,” “us” and “our” in this prospectus to refer to Stardust Power Inc. and our consolidated subsidiaries.

Overview

Stardust Power is a development stage American manufacturer of battery-grade lithium products designed to supply the electric vehicle (“EV”) industry and help to secure America’s leadership in the energy transition. Stardust Power is a newly incorporated company, formed on March 16, 2023, which intends to construct a lithium refinery facility in Oklahoma, U.S., with a projected capacity of producing up to 50,000 tons per annum (“tpa”) of battery grade lithium. Stardust Power is focused on the midstream refinery process, and currently, is not undertaking any exploration activities. Stardust Power has engaged advisors who have conducted various environmental and geotechnical/technical studies that are a prerequisite to establishing the facility. Stardust Power seeks to establish a refinery serving as a hub to process multiple sources of lithium brine primarily from the U.S. to supply battery grade lithium carbonate to domestic battery manufacturers. Stardust Power intends to enter into letters of intent and memoranda of understanding to avail itself of brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium brine.

Stardust Power has also engaged with established advisors with varied expertise in lithium refining, for the development of the refinery to oversee the construction of the facility. As a newly incorporated entity, Stardust Power is dependent on the expertise of, and agreements with, its various consultants to execute its business strategy. Having been incorporated on March 16, 2023, Stardust Power has a limited history of operations. The Company has not generated any revenue and has a history of losses, that stood at $3.79 million, for the period since its inception on March 16, 2023, to December 31, 2023. For more information, see the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination

On November 21, 2023, the Company entered into the Business Combination Agreement (as amended by Amendment No. 1, dated as of April 24, 2024 and as further amended by Amendment No. 2, dated as of June 20, 2024), pursuant to which (among other things) the following occurred on July 8, 2024 (the “Closing Date”):

●	First Merger Sub merged into Stardust Power, with Stardust Power being the surviving corporation. Following the First Merger, Stardust Power merged into Second Merger Sub, with Second Merger Sub being the surviving entity and became a wholly-owned subsidiary of GPAC II. In connection with Closing, GPAC II changed its name from “Global Partner Acquisition Corp II” to “Stardust Power Inc.”

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●	Immediately prior to the First Effective Time, the SAFEs automatically converted into 138,393 shares of Stardust Power Common Stock and the convertible notes automatically converted into 55,889 shares of Stardust Power Common Stock.

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of GPAC II Common Stock equal to the Merger Consideration divided by the number of shares of Stardust Power Fully-Diluted Shares.

●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II Common Stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the per share consideration.

●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration.

●	Additionally, GPAC II will issue five million shares of GPAC II Common Stock to the holders of Stardust Power as additional Merger Consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

●	The Company issued 1,077,541 shares of Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE Subscription Agreements.

Following the Business Combination, former GPAC II Public Shareholders owned approximately 0.29% of the issued and outstanding shares of Common Stock, the Sponsor owned approximately 6.42% of the issued and outstanding shares of Common Stock and Roshan Pujari beneficially owned approximately 62.76% of the issued and outstanding shares of Common Stock.

PIPE Subscription Agreements

At Closing, the Company consummated the transactions contemplated by the PIPE Subscription Agreements. Pursuant to the PIPE Subscription Agreements, the Company issued 1,077,541 shares of Common Stock in a private placement to PIPE Investors at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000. The PIPE Subscription Agreements contain customary representations and warranties for each of GPAC II and the PIPE Investors.

Non-Redemption Agreements

Prior to Closing, GPAC II consummated the transactions contemplated by the Non-Redemption Agreements with several unaffiliated third parties, who were GPAC II Public Shareholders and are now public stockholders of Stardust Power, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares in connection with the 2024 Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares, at Closing the Sponsor issued for no consideration an aggregate of 127,777 Class A Ordinary Shares shares to such unaffiliated third parties and simultaneous forfeiture of 127,777 Class A Ordinary Shares. All 127,777 Class A Ordinary Shares were converted into Common Stock of the Company at Closing.

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Corporate Information

We were originally known as Global Partner Acquisition Corp II. On July 8, 2024, GPAC II, First Merger Sub, Second Merger Sub and Stardust Power consummated the Transactions contemplated under the Business Combination Agreement, following the approval at the extraordinary general meeting of shareholders of GPAC II’s shareholders held on June 27, 2024. In connection with Closing, we changed our name from Global Partner Acquisition Corp II to Stardust Power Inc.

Our principal executive office is located at 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830. Our corporate website address is www.stardust-power.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. The website address is included as an inactive textual reference only. “Stardust Power” and our other registered and common law trade names, trademarks and service marks are property of Stardust Power Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and they may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may limit comparability of our financial statements with certain other public companies because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) ending after the fifth anniversary of the closing of the initial public offering (i.e., December 31, 2027), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Summary of Risk Factors

You should consider all of the information contained in this prospectus before investing in our securities which involves substantial risk. Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 6 of this prospectus, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a Material Adverse Effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

●	Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

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●	Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.

●	We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.

●	Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.

●	Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.

●	Our products may not qualify for use for our intended customers.

●	Delays and other obstacles may prevent the successful completion of our Facility.

●	Lithium can be highly combustible, and if we have incidences, it could adversely impact us.

●	The lithium brine industry includes well capitalized players.

●	Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.

●	We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.

●	Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.

●	Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

●	The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products.

●	Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical and volatile.

●	We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.

●	Our future business prospects could be adversely affected if we are unable to enter into definitive agreements relating to contemplated joint ventures with Usha Resources Inc. (“Usha Resources”) and IGX Minerals (“IGX”) and, if such agreements are in fact completed, there can be no assurance that the required financing for such joint ventures will be available, that their respective projects will be completed in a timely manner, or that they will ultimately be successful.

●	If we fail to adequately protect our intellectual property or technology (including any later developed or acquired intellectual property or technology), our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

●	The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results and liquidity.

●	We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.

●	An active trading market for common stock may never develop or be sustained, which may make it difficult to sell the shares of Common Stock you receive.

●	The Governing Documents provide for a classified board of directors, with directors serving staggered three-year terms, which could make it more difficult for stockholders to replace a majority of the directors.

●	There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

●	We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

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The Offering

Issuance of Common Stock

Issuer	Stardust Power Inc.
Shares of Common Stock offered by us	Up to 10,566,596 shares of Common Stock, consisting of:

●	5,566,667 shares of Common Stock underlying the Private Warrants that were originally purchased at a purchase price of $1.50 per warrant, at an exercise price of $11.50 per share; and

●	4,999,929 shares of Common Stock underlying the Public Warrants that were originally issued as part of the units sold by GPAC II, at a purchase price of $10.00 per unit, in its initial public offering.

Shares of Common Stock outstanding prior to the exercise of all Warrants	47,201,891 (as of July 31, 2024)

Shares of Common Stock outstanding assuming exercise of all Warrants	57,768,487 (based on the total shares of Common Stock outstanding as of July 31, 2024)

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $121.5 million from the exercise of the Warrants if such warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is highly dependent upon the trading price of our Common Stock. We have 10,566,596 outstanding Warrants to purchase 10,566,596 shares of Common Stock, exercisable at an exercise price of $11.50 per share. If the trading price for our Common Stock is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As of July 31, 2024, the closing price of our Common Stock was $14.90. There can be no assurance that the Warrants will be in the money prior to their expiration. In addition, the Warrant holders have the option to exercise their Warrants on a cashless basis in certain circumstances. See “Description of Securities —Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. See “Use of Proceeds.”
Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of up to 55,190,875 shares of Common Stock, consisting of:

● up to 127,777 shares of Common Stock issued to certain former GPAC II Public Shareholders at Closing pursuant to certain Non-Redemption Agreements;

● up to 4,000,000 shares of Common Stock (including 1,000,000 shares that are subject to forfeiture) issued to the Sponsor at Closing at an effective purchase price of $0.00 per share in exchange for an equivalent number of Class B Ordinary Shares that were originally purchased for approximately $0.003 per share;

● up to 1,077,541 shares of Common Stock issued to PIPE Investors pursuant to PIPE Subscription Agreements at a purchase price of $9.35 per share;

● up to 2,024,985 shares of Common Stock held by holders of vested RSU awards.

● up to 42,393,905 Company shares of Common Stock issued to certain third parties and affiliates of Stardust Power at Closing (which in each case were issued as consideration in the Business Combination based on a value of $10.00 per share);

● up to 5,566,667 shares of Common Stock issuable upon exercise of the Private Warrants.

Warrants offered by the Selling Securityholders	Up to 5,566,667 Private Warrants, which were originally purchased by the Sponsor at a price of $1.50 per Private Warrant.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Lock-Up Restrictions	Certain of our Selling Securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions” and “Certain Relationships and Related Party Transactions - Amended and Restated Registration Rights Agreement.”

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock or Warrants by the Selling Securityholders, except with respect to amounts received by us due to the exercise of the Warrants, to the extent such Warrants are exercised for cash.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors.”

Nasdaq ticker symbols	“SDST” for the Common Stock and “SDSTW” for the Warrants.

For additional information concerning the offering, see “Plan of Distribution.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. Although we have organized risks generally according to these categories in the discussion below, many of the risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks we face and not as a limitation on the potential impact of the matters discussed. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to our Business and Industry

Our future performance is difficult to evaluate because we have a limited operating history in the lithium industry.

We have had a limited operating history in the lithium industry, and we have not realized any revenues to date from the sale of lithium, and our operating cash flow needs have been financed through issuance of SAFE notes, debt and equity securities, and not through cash flows derived from our operations. As a result, we have little historical financial and operating information from our lithium business to help you evaluate our performance.

Our limited history makes it difficult to evaluate our business and prospects and may increase the risks associated with your investment.

We incorporated on March 16, 2023, and have yet to construct our Facility (as defined below) and commence production. As a result, we have a limited operating history upon which to evaluate our business and future prospects, which subjects us to a number of risks and uncertainties, including our ability to plan for and predict future growth. Since our founding, and acquisition of an option to purchase land for the establishment of our Facility, we have made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process to our Facility, process configurations, and control system of the Facility are representative of an industrial-scale battery-grade lithium production facility. We have also undertaken and continue to undertake various environmental studies by industry experts. As we continue to develop our production Facility, we expect our operating losses and negative operating cash flows to grow until first commercial production and sales.

We may encounter risks and difficulties experienced by growing companies in rapidly developing and changing industries, including challenges related to achieving market acceptance of our products, competing against companies with greater financial and technical resources, competing against entrenched incumbent competitors that have long-standing relationships with our prospective customers in the battery grade lithium market, recruiting and retaining qualified employees, and making use of our limited resources. We cannot ensure that we will be successful in addressing these and other challenges that we may face in the future, and our business may be adversely affected if we do not manage these risks appropriately. As a result, we may not attain sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period, or at all.

Our management has identified conditions that raise substantial doubt about our ability to continue as a going concern.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. Since inception, we have incurred significant operating losses, have an accumulated deficit of approximately $5.2 million as of March 31, 2024, and negative operating cash flow of approximately $934,680 for the three months ended March 31, 2024. Our management expects that operating losses and negative cash flows may continue to increase from the March 31, 2024 levels, particularly because we are not generating any revenue as yet, and owing to additional costs towards capital expenditure and expenses related to the development of site preparation, engineering, feasibility studies, and investment in upstream companies and salaries of the senior team and professional expenses. These conditions raise substantial doubt about our ability to continue as a going concern. The ability of Stardust Power to continue as a going concern is dependent upon our management’s plan to raise additional capital from the issuance of equity or receive additional borrowings from the existing promissory notes from related parties or SAFE notes. There can be no assurance that we will be successful in our plans described elsewhere in this prospectus or in attracting future debt, equity financings or strategic and collaborative ventures with third parties on acceptable terms, or if at all. If we are unable to raise adequate capital at favorable terms, the business, operations and financial results, and hence stock price of securities of the Company in the public markets may be adversely impacted, which could have a material adverse impact on your investment.

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Lithium can be highly combustible, and if we have incidences, it could adversely impact us.

Lithium in concentrated form could be highly combustible, if not produced, stored and transported using the appropriate protocols. It may cause violent combustion or explosion, on contact with heat or water. Pure lithium when finely dispersed, may ignite spontaneously on contact with air, under certain circumstances. Upon exposure to heat, toxic fumes are formed, and then it may decompose. The product can react violently with strong oxidants, acids and many compounds (hydrocarbons, halogens, halons, concrete, sand and asbestos). This generates fire and creates explosion hazard. It could also react with water, which may produce highly flammable hydrogen gas and corrosive fumes of lithium hydroxide. Transportation of lithium can be dangerous and a fire hazard, as well, if not done with adequate safety measures. The end products, such as lithium ion battery, which is manufactured with our product, may be unstable and combustible. While we intend to follow protocol and safety measures, we cannot assure you that the lithium we produce will not combust, and if it does, it could severely impact our operations, business, and revenue as well as increase our insurance claims and insurance premium, thereby increasing cost, and hence impacting our profitability.

We are a development stage company, and there is no guarantee that our development will result in the commercial production of lithium from brine sources.

As a development stage company, we have yet to start the purification of lithium brine to produce battery-grade lithium, and are not likely to generate revenue in our initial years of operations. Accordingly, we cannot assure you that we will ever realize any profits. Any profitability in the future from our business will be dependent upon an economic method of extracting the required brine by our partners, whether directly or as byproducts of the oil and gas industry, and from further exploration and development of other economic sources of brine. Further, we cannot assure you that any exploration and extraction programs will result in profitable commercially viable extraction, purification and production operations. The exploration, extraction and purification of lithium brine, whether obtained from deposits or as byproducts of the oil and gas industry, involves a high degree of financial risk over a significant period of time, which may or may not be reduced or eliminated through a combination of careful evaluation, experience, and skilled management. While the discovery of additional lithium brine deposits may result in increasing and diversifying supply sources, there can be no assurances that costs associated with extraction and subsequent transportation to the Facility would be economical and efficient enough for profitable commercial production. Further, major expenses may be required to construct processing facilities and to establish brine reserves.

We do not know with certainty that economically recoverable lithium exists on properties of partners from who we seek to obtain brine from. In addition, the quantity of any brine reserves may vary depending on input prices. Any material change in the quantity or grade of brine may affect the economic viability of our properties.

Subsequent to the entering into of commercial product and offtake agreements to sell battery-grade lithium, we may be required to import the input raw materials in order to meet demand. In that event, import expenses, levies by exporting governments, regulatory approvals, shipping and logistics arrangements and costs, could potentially make the production of battery-grade lithium at our facilities economically unviable. This could have a Material Adverse Effect on our revenue, profitability, financial conditions, the results of operations and cash flows.

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We face numerous risks related to exploration, construction, and extraction of brine by our suppliers.

Our level of profitability, if any, in future years will depend to a great degree on lithium prices and whether we can purchase brine at a price that is economically feasible for us to produce battery grade lithium. Exploration and development of lithium resources are highly speculative in nature, and it is impossible to ensure that any of our suppliers will establish reserves. Whether it will be economically feasible to extract lithium depends on a number of factors, including, but not limited to: (i) particular attributes of the brine assets, such as chemical composition of lithium, presence of contaminants, temperature of the brine, physical and chemical conditions of the brine and extraction technology and proximity to infrastructure, among other factors; (ii) lithium prices; (iii) extraction, processing and, purification; (iv) logistics and transportation costs; (v) willingness of lenders and investors to provide capital, including project financing; (vi) labor costs and possible labor strikes; (vii) non-issuance or delays in the issuance of permits; (viii) electric vehicle supply and demand; and (x) governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, grants, foreign exchange, environmental, health and safety, employment, worker safety, transportation, and reclamation and closure obligations.

We are also subject to the risks normally encountered in the lithium industry, which include, without limitation:

●	the discovery of unusual or unexpected geological formations;

●	accidental fires, floods, earthquakes, severe weather, seismic activity, or other natural disasters;

●	unplanned power outages and water shortages;

●	construction delays and higher than expected capital costs due to, among other things, supply chain disruptions, higher transportation costs and inflation;

●	the ability to obtain suitable or adequate machinery, equipment, or labor;

●	shortages in materials or equipment and energy and electrical power supply interruptions or rationing;

●	environmental regulations; and

●	other unknown risks involved in the conduct of lithium exploration and operations.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings, competitive position, and potentially our financial viability.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, net income and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, regulatory or licensing delays and severe weather phenomena.

Our long-term success will depend ultimately on our ability to generate revenues, achieve and maintain profitability, and develop positive cash flows from our battery-grade lithium production activities.

Our ability to acquire additional lithium brine from suppliers depends on our ability to generate revenues, achieve and maintain profitability, and generate positive cash flow from our operations. The economic viability of the Facility has many risks and uncertainties including, but not limited to:

●	significant, prolonged decrease in the market price of lithium;

●	significantly higher than expected construction, extraction or refining costs;

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●	significantly lower than expected lithium extraction and reduced supply of lithium brine;

●	significant delays, reductions, or stoppages in lithium extraction activities;

●	construction delays, procurement issues and workforce sourcing where our Facility is being setup;

●	significant shortages of adequate and skilled labor or a significant increase in labor costs;

●	difficulty in obtaining relevant permits or delays caused in obtaining such relevant permits;

●	significantly more stringent regulatory laws and regulations;

●	significant difficulty in marketing or selling battery-grade lithium;

●	community and political activism and third-party sentiment that may have an impact on the laws and regulations surrounding the industry in which we operate; and

●	general economic and political conditions, such as recessions, interest rates, inflation and acts of war or terrorism.

It is common for a new lithium extraction operation to experience unexpected costs, problems, and delays during construction, commissioning and start-up. Most similar projects suffer delays during these periods due to numerous factors, including the factors listed above. Any of these factors could result in changes to capital and operating expenditures, economic returns or cash flow estimates of the project or have other negative impacts on our financial position. There is no assurance that our Facility will commence commercial production on schedule, or at all, or will result in profitable, viable operations. If we are unable to develop our Facility into a commercial operating facility, our business and financial condition will be materially adversely affected. Moreover, even if a feasibility study supports a commercially viable project, there are many additional factors that could impact the project’s development, including terms and availability of financing, cost overruns, litigation or administrative appeals concerning the project, delays in development, and any permitting changes, among other factors, and factors beyond our control such as adverse weather conditions.

Our future lithium extraction, refining and production activities may change as a result of any one or more of these risks and uncertainties. We cannot assure you that any of our activities will result in achieving and maintaining profitability and developing positive cash flows.

Logistics costs based on a hub and spoke refinery model may increase the price to where it is not economically viable.

Our business model is designed to have a central refinery where inputs are transported to the central location. This approach has a layer of transportation costs associated with it. While our management believes these costs can be limited through concentration and or crystallization, we cannot assure you that any adverse changes in transportation costs, transportation and logistics levies, changed in concentration and or crystallization process leading to increased costs, among others, would not increase costs substantially, reduce operating margins, or make our project unviable.

Pipeline of lithium feedstock may prove to be non-viable, which could have material adverse impact on our business and operations.

Through our strategic memorandums of understanding via non-binding contractual arrangements with leading global players such as QXR, IGX and Zelandez, we depend on them for supply and production of lithium brine, and if for some reason the memorandums of understanding do not culminate into binding agreements or do not yield desired economic results, it would adversely impact our business, operations and financial condition. For example, the results of the Phase I of Liberty Lithium project with QXR may prove to be economically unviable, or not an economically viable source of feedstock for the Company. Further, our arrangement with Zelandez may also not create adequate feedstock. Sufficient supply and production of lithium brine may not be available at the onset of the production at the facility. Additionally, upstream risks may prevent us from organizing enough feedstock supply to produce consistent lithium products, and the competitive landscape for lithium supply could become a detriment to the Company’s efforts. Changes in commodity prices may also limit upstream exploration and production. We cannot assure you that we will not be faced with adverse impacts should the execution of our strategy is impacted.

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Even if we are successful in completing all initial phases and the first commercial production at our Facility and consistently produce battery-grade lithium on a commercial scale, we may not be successful in commencing and expanding commercial operations to support the growth of our business.

Our ability to achieve significant future revenue will depend in large part upon our ability to attract customers and enter into contracts on favorable terms. We expect that many of our customers will be large companies with extensive experience operating in the lithium markets. We lack significant commercial operating experience and may face difficulties in developing marketing expertise in these fields. Our business model relies upon our ability to successfully implement our first commercial production and commence and expand commercial operations. Furthermore, we also intend to successfully negotiate, structure and fulfill long-term supply agreements for lithium brine with suppliers.

Agreements with potential customers may initially only provide for the purchase of limited quantities from us. Our ability to increase our sales will depend in large part upon our ability to expand these existing customer relationships into long-term supply agreements. Establishing, maintaining and expanding relationships with customers can require substantial investment without any assurance from customers that they will place significant orders. In addition, many of our potential customers may be more experienced in these matters than we are, and we may fail to successfully negotiate these agreements in a timely manner or on favorable terms which, in turn, may force us to slow our production, dedicate additional resources to increasing our storage capacity and/or dedicate resources to sales in spot markets. Furthermore, should we become more dependent on spot market sales, our profitability will become increasingly vulnerable to short-term fluctuations in the price and demand for battery grade lithium and competing substitutes.

Our products may not qualify for use for our intended customers.

Our battery-grade lithium products may not be suitable for our intended customers’ use for lithium ion batteries. These batteries have strict purity requirements for the materials used in their manufacture. Impurities can lead to poor charging performance including reduced vehicle range of operation, more frequent need to charge, problems with batteries starting at colder temperature and, in some extreme cases, to batteries catching on fire. A major issue with the current lithium conversion practice is reliable operation in producing high-quality lithium products. Although through our business arrangements and our process, we expect to produce acceptable battery-grade lithium products, we cannot assure you that we will be able to enter into business arrangements as we intend, that our processes will meet the stringent quality testing norms of our intended customers, and we will not be able to develop the market to sell our products, which will have an adverse impact on our revenue, operations and financial condition.

We might not be able to sell our products as intended.

As a result of evolving market dynamics, we may not be able to secure long-term buyers for our products for a variety of reasons, including: qualification, competitive pricing, logistical costs, future government policies and incentives, changes in demand from EV adoption, changes in demand due to changes in chemistry of batteries, or the synthesizing of battery metals, emergence of new engineering technologies or processes that could render existing processes obsolete, and alternatives to battery-grade lithium for the EV industry, among others. We cannot assure you that such events in the future may not occur, or how adversely they will impact our business, operations and financial position.

Our ability to manage growth will have an impact on our business, financial condition, and results of operations.

Future growth may place strains on our financial, technical, operational, and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on a number of factors, including, but not limited to:

●	our ability to develop existing prospects;

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●	our ability to identify suppliers and enter into long-term supply agreements with suppliers;

●	our ability to maintain or enter into new relationships with project partners and independent contractors;

●	our ability to continue to retain and attract skilled personnel;

●	our access to capital;

●	the market price for lithium products; and

●	our ability to enter into agreements for the sale of lithium products.

Delays and other obstacles may prevent the successful completion of our Facility.

Delays may stop or temporality stop the development of our Facility. These delays could include but are not limited to, permitting delays and inability to obtain permits, construction delays, procurement issues, workforce sourcing, community activism, political attitudes and others. The significant delay of the project could adversely affect the ability to finish development with changes in both capital expenditure and operating expenditure.

We may not be able to develop, maintain and grow strategic relationships, identify new strategic relationship opportunities, or form strategic relationships, in the future.

We expect that our ability to establish, maintain, and manage strategic relationships, such as our non-binding agreements with suppliers, offtakers, technology partners and other related service/ancillary providers, will be important to the success of our business. We cannot guarantee that the companies with which we have developed or will develop strategic relationships will continue to devote the resources necessary to promote mutually beneficial business relationships in order to grow our business. If, for some reason, our partners choose to terminate our contracts with them, refuse to enter into contracts with us on commercially reasonable terms, or are unable to deliver on agreed terms, the refining of lithium brine, the construction of our Facility, the ability to produce market-acceptable battery-grade lithium, and our business operations would be materially adversely impacted. Further, some of our current arrangements are not exclusive, and some of our strategic partners may work with our competitors in the future. If we are unsuccessful in establishing or maintaining our relationships with key strategic partners, our overall growth could be impaired, and our business, prospects, financial condition, and operating results could be adversely affected.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to meet our liquidity needs and long-term commitments, fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from our planned projects, we will continue to incur operating and investing net cash outflows associated with including, but not limited to, undertaking exploration, extraction and production activities, and the development of our planned projects. As a result, we rely on access to various sources of funding including debt, private equity, capital markets, as well as grants, as a source of funding for our capital and operating requirements. We require additional capital to meet our liquidity needs related to expenses for our various corporate activities, including the costs related to our status as a publicly traded company, funding for our ongoing operations, explore and define lithium brine extraction, and establish any future lithium operations. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

To finance our future ongoing operations, and future capital needs, we may require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute our existing shareholdings. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and would subject us to increased debt service obligations, could result in operating and financing covenants that would restrict our operations and hence negatively impact operating results.

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If we are unable to obtain additional financing, as needed, at competitive terms, our ability to fund our current operations and implement our business plan and strategy will be adversely affected. These circumstances may require us to reduce the scope of our operations and scale back our exploration, extraction, refining and production plans. There is no guarantee that we will be able to secure any additional funding or be able to secure funding to provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a Material Adverse Effect on our business, results of operations, and financial performance.

The lithium brine industry includes well capitalized players.

The direct lithium extraction industry and lithium processing sector include established competitors possessing substantial capitalization and extensive resources. Accordingly, we may encounter challenges competing against these well-capitalized incumbents. These industry participants often benefit from significant financial reserves and operational scale, which could potentially place us at a competitive disadvantage.

Low-cost producers could disrupt the market and be able to provide products cheaper than the Company.

Producers, especially in foreign jurisdictions including but not limited to China, Argentina, Chile and Australia, could use processes that might produce lower-cost lithium, which could impact the market in general, and adversely impact the sales of the Company, in particular. Other producers could forgo direct lithium extract technologies and use ponds or other mechanisms to extract lithium, which could have a lower cost basis. Further, other producers could operate in markets which may have less rigorous environmental, safety, and other regulatory compliance as compared to our Market in the U.S. or be required to adhere to certain environmental regulations, to a lesser extent, or even disregard regulations, than compared to what we are required to comply by in the U.S. This could lead those producers to reduce costs substantially, that could make our pricing less competitive or even unviable. If such a scenario were to occur, it could have a material adverse impact on our revenue, profitability and cash flow.

We may be unable to qualify for existing federal and state level grants and incentives and the grants and incentives may not be released to us as quickly or efficiently as we anticipate or at all.

There are substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products, such as the those covered under the incentives through the IR Act and Bipartisan Infrastructure Law (“BIL”) under the aegis of the Department of Energy LPO Loan Programs Office Advanced Technology Vehicles Manufacturing Loan Program, Department of Defense, Defense Production Act, Department of Energy Grant, Department of Defense Office of Strategic Capital, as well as the Investment Tax Credit and the 21st Century Quality Jobs Program by the Oklahoma Department of Commerce, among others. While we expect to receive grants from the State of Oklahoma, we cannot assure you that such grants will be received in a timely manner in meaningful amounts, or at all, and we may not be eligible or qualify for federal grants. These and other future governmental incentives may be removed or no longer provided, due to changes in governmental policies or political attitudes towards such incentives which may change and limit the distribution of any such incentives. For example, the Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program. We cannot assure you that if the basis of certain incentives change, and the grants become non-available or are delayed, the same will not affect our ability to start our operations in a timely and cost effective manner, leading to delays in commissioning, and could adversely impact our financing options, and hence adversely impact our ability to generate revenue and profitability.

We may in the future use hedging arrangements to mitigate certain risks, but the use of such derivative instruments could have a Material Adverse Effect on our results of operations.

In the future, we may use interest rate swaps to manage interest rate risk, especially on long-term offtake contracts with customer. In addition, we may use forward sales and other types of hedging contracts, including foreign currency hedges if we do expand into other countries. If we elect to enter into these types of hedging arrangements, our related assets could recognize financial losses on these arrangements as a result of volatility in the market values of the underlying asset or if a counterparty fails to perform under a contract. If actively quoted market prices and pricing information from external sources are not available, the valuation of these contracts would involve judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. If the values of these financial contracts change in a manner that we do not anticipate, or if a counterparty fails to perform under a contract, it could harm our business, financial condition, results of operations and cash flows.

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We may acquire or invest in additional companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business.

Although we have not made any acquisitions to date, our business strategy in the future may include acquiring other complementary technologies or businesses, or that provide us with downstream or upstream integration. We may also enter relationships with other businesses to expand our operations and to create service networks to support our production and delivery of battery-grade lithium. An acquisition, investment, or business relationship may result in unforeseen operating difficulties and expenditures, including ones that we may pursue but do not conclude in an acquisition, investment, or business relationship. We may encounter difficulties assimilating or integrating the businesses, technologies, products, services, personnel, or operations of the acquired companies particularly if the key personnel of the acquired companies choose not to work for us. Acquisitions may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for the development of our business. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown liabilities.

Negotiating these transactions can be time consuming, difficult, and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. Even if we do successfully complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, securities analysts, and investors.

We are dependent upon key management employees.

The responsibility of overseeing the day-to-day operations and the strategic management of our business depends substantially on our senior management and key personnel. Loss of any such personnel may have an adverse effect on our performance. The success of our operations will depend upon numerous factors, many of which, in part, are beyond our control, including our ability to attract and retain additional key personnel in sales, marketing, engineering and technical support, and finance. Certain areas in which we operate are highly competitive and competition for qualified personnel is significant. We may be unable to hire suitable field personnel for our engineering and technical team or there may be periods of time where a particular position remains vacant while a suitable replacement is identified and appointed. We may not be successful in attracting and retaining the personnel required to grow and operate our business profitably.

Our success as a company producing battery-grade lithium and related products depends to a great extent on the capabilities of our partners for lithium extraction from brine and our ability to secure capital for the implementation of brine processing plants.

Our success as a producer of lithium and related products is dependent on our ability to develop and implement more efficient production capabilities based on mineral rich brine and implementation of direct lithium extraction (“DLE”) technologies. While having the potential to significantly increase the supply of lithium from brine projects, the technology for DLE is an emerging technology. A number of DLE technologies are emerging and being tested at scale, with only a handful of projects already in commercial construction. However, there remain challenges around scalability and water consumption/brine reinjection. We will need to continue to invest heavily to scale our manufacturing to ultimately produce sufficient amounts of battery-grade lithium. However, we cannot assure you that our future product research and development projects, if any, and financing efforts will be successful or be completed within the anticipated time frame or budget. There is no guarantee we will achieve anticipated sales targets or if we will be profitable. In addition, we cannot assure you that our existing or potential competitors will not develop technologies which are similar or superior to our technologies, or that result in products that are more competitively priced. As it is often difficult to project the time frame for developing new technologies and the duration of the market window for these technologies, there is a substantial risk that we may have to abandon a potential technology that is no longer commercially viable, even after we have invested significant resources in the development of such technology and our facilities. If we fail in our technology development or product launching efforts, our business, prospects, financial condition and results of operations may be materially and adversely affected.

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The development of non-lithium battery technologies could adversely affect us.

The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues. Current and next generation high energy density batteries for use in electric vehicles rely on lithium compounds as a critical input. Alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable or on what time horizon. Commercialized battery technologies that use no, or significantly less, lithium could materially and adversely impact our prospects and future revenues.

Lithium prices are subject to unpredictable fluctuations.

We expect to derive revenues, if any, from the production and sale of battery grade lithium. The prices of lithium may fluctuate widely and are affected by numerous factors beyond our control, including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The world’s largest suppliers of lithium are Sociedad Quimica y Minera de Chile S.A (NYSE:SQM), FMC Corporation (NYSE:FMC), Albemarle Corporation (NYSE:ALB), Jiangxi Ganfeng Lithium Co., Ltd. and Tianqi Group who collectively supply approximately 85% of the world’s lithium business, and any attempt to suppress the price of lithium materials by such suppliers, or an increase in production by any supplier in excess of any increased demand, would have negative consequences on Stardust Power. The price of lithium materials may also be reduced by the discovery of new lithium deposits, which could not only increase the overall supply of lithium (causing downward pressure on its price) but could draw new firms into the lithium refinery industry which would compete with Stardust Power. The effect of these factors on the prices of lithium and lithium byproducts, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted. Further, if prices were to decline significantly, it could have significant adverse effects on our ability to source raw material, and hence impact our production volumes. Additionally, this could also have adverse impact, both on our selling price, as well as volumes sold, and could adversely impact our revenue, gross margins and profitability.

The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products.

The development of our lithium refinery is highly dependent upon the currently projected demand for and uses of lithium-based end products, which include lithium-ion batteries for electric vehicles and other large format batteries that currently have limited market share and whose projected adoption rates are not assured. To the extent that such markets do not develop in the manner contemplated by the Company, then the long-term growth in the market for lithium products will be adversely affected, which would inhibit the potential for development of the lithium refinery, its potential commercial viability and would otherwise have a negative effect on the business and financial condition of the Company. In addition, as a commodity, lithium market demand is subject to the substitution effect in which end-users adopt an alternate commodity as a response to supply constraints or increases in market pricing. To the extent that these factors arise in the market for lithium, it could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on the Company and its projects.

Our future growth and success are dependent upon consumers’ demand for electric vehicles in an automotive industry that is generally competitive, cyclical and volatile.

Though we continue to see increased interest and adoption of electric vehicles, if the market for electric vehicles in general does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results may be harmed.

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In addition, electric vehicles still constitute a small percentage of overall vehicle sales. As a result, the market for lithium products could be negatively affected by numerous factors, such as:

●	perceptions about electric vehicle features, quality, safety, performance and cost;

●	perceptions about the limited range over which electric vehicles may be driven on a single battery charge, and access to charging facilities;

●	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

●	volatility in the cost of oil, gasoline and energy;

●	government regulations and economic incentives and conditions; and

●	concerns about our future viability.

Sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to further volatility. We also cannot predict the duration or direction of current global trends or their sustained impact on consumer demand. Ultimately, we continue to monitor macroeconomic conditions to remain flexible and to optimize and evolve our business as appropriate, and attempt to accurately project demand and infrastructure requirements globally and deploy our production, workforce and other resources accordingly. If we experience unfavorable global market conditions, or if we cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations again, our business, prospects, financial condition and operating results may be harmed.

We may be unable to successfully negotiate final, binding terms related to our current non-binding memoranda of understanding and letters of intent for supply and offtake agreements, which could harm our commercial prospects.

From time-to-time, we agree to preliminary terms regarding offtake and supply agreements. We may be unable to negotiate final terms with these or other companies in a timely manner, or at all, and there is no guarantee that the terms of any final agreement will be the same or similar to those currently contemplated. Final terms may include less favorable pricing structures or volume commitments, more expensive delivery or purity requirements, reduced contract durations and other adverse changes. Delays in negotiating final contracts could slow our initial commercialization, and failure to agree to definitive terms for sales of sufficient volumes of lithium could prevent us from growing our business. To the extent that terms in our initial supply and distribution contracts may influence negotiations regarding future contracts, the failure to negotiate favorable final terms related to our current preliminary agreements could have an especially negative impact on our growth and profitability. Further, our prospective counterparties may cancel or delay entering into definitive agreements for a variety of reasons, some of which may be outside of our control. Additionally, we have not demonstrated that we can meet the production levels contemplated in our current non-binding supply agreements. If the construction and readiness of the Facility proceeds more slowly than we expect, or if we encounter difficulties in successfully completing the construction of the Facility, potential customers, including those with whom we have current letters of intent, may be less willing to negotiate definitive supply agreements, or demand terms less favorable to us, and our performance may suffer. If we are unable to enter into such definitive agreements on a timely basis, our growth, revenue and results of operations may be negatively impacted.

Our future business prospects could be adversely affected if we are unable to enter into definitive agreements relating to contemplated joint ventures with Usha and IGX and, if such agreements are in fact completed, there can be no assurance that such joint ventures will ultimately be successful.

We entered into a non-binding letters of intent with each of Usha Resources and IGX to acquire majority interests in projects owned by those parties described under the sections titled “Business of Stardust Power—Usha Resources Letter of Intent” and “Business of Stardust Power—IGX Letter of Intent”. The parties are engaged in negotiations regarding key commercial points of the ventures. The letters of intent provide frameworks for the potential investments; however, many of the key terms of the ventures, including economic and investment terms, have not been agreed to in principle. It is possible that the parties will not be able to agree to enter into definitive agreements consistent with the letters of intent, or at all.

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Even if we are able to reach final terms and enter into binding documentation, we do not know how much financing these projects will require, or whether such financing will be available on acceptable terms, or at all. There can be no assurance that the ventures will be able to complete the development of their respective projects and be commercialized. These factors could harm our business, results of operations and financial results.

Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

Lithium and its derivatives are preferred raw materials for certain industrial applications, such as rechargeable batteries. For example, current and future high energy density batteries for use in electric vehicles rely on lithium compounds as a critical input. The pace of advancements in current battery technologies, development and adoption of new battery technologies that rely on inputs other than lithium compounds, or a delay in the development and adoption of future high nickel battery technologies that utilize lithium could significantly impact our prospects and future revenues. Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging, and less expensive, some of which could be less reliant on lithium or other lithium compounds. Some of these technologies, such as commercialized battery technologies that use no, or significantly less, lithium compounds, could be successful and could adversely affect demand for lithium batteries in personal electronics, electric and hybrid vehicles, and other applications. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. In addition, alternatives to industrial applications dependent on lithium compounds may become more economically attractive as global commodity prices shift. Any of these events could adversely affect demand for and market prices of lithium, thereby resulting in a Material Adverse Effect on the economic feasibility of extracting any mineralization we discover and reducing or eliminating any reserves we identify.

Our business and operations may be significantly disrupted upon the occurrence of a catastrophic event, information technology system failures or cyberattack.

Our business is dependent on proprietary technologies, processes and information that we have acquired, and expected to acquire, from our partners, much of which is, or will be, stored on our computer systems. We may in the future enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with our operations. Our operations depend, in part, on how well we and our vendors protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism, theft, malware, ransomware and phishing or other cyberattacks. Any of these and other events could result in IT system failures, delays, loss of data or information, liability to our partners or other third parties, a material disruption of our business or increases in capital expenses. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment and IT systems and software, as well as preemptive expenses to mitigate the risks of vulnerabilities or failures.

Furthermore, the importance of such IT systems and networks and systems may increase if our employees work remotely, which may introduce more risks to our information technology systems and networks as such employees use network connections, computers, or devices that are outside our premises or networks. Additionally, if one of our service providers were to fail and we were unable to find a suitable replacement in a timely manner, we may be unable to properly administer our outsourced functions. If we cannot continue to retain these services provided by our vendors on acceptable terms, our access to necessary IT systems or services could be interrupted. Any security breach, interruption or failure of our IT systems, or those of our third party vendors, could impair our ability to operate our business, reduce our quality of services, increase costs, prompt litigation and other consumer claims, subject us to government enforcement actions (including investigations, fines, penalties, audits, or inspections), and damage our reputation, any of which could substantially harm our business, financial condition or the results of our operations.

As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. While we have implemented security resources to protect our data security and IT systems, such measures may not prevent such events, especially because the cyberattack techniques used change frequently and are often not recognized until launched, and because the full scope of a cyberattack may not be realized until an investigation has been completed, and cyberattacks can originate from a wide variety of sources and through a wide variety of methods. In addition, certain measures that could increase the security of our IT system take significant time and resources to deploy broadly, and such measures may not be deployed in a timely manner or be effective against an attack. The inability to implement, maintain and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Significant disruption to our IT systems, or those of our vendors, or breaches of data security could also have a Material Adverse Effect on our business, financial condition and results of operations.

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We may be subject to liabilities and losses that may not be covered by insurance.

Our employees and Facility would be subject to the hazards associated with producing battery-grade lithium. Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and the environment. We expect to maintain insurance coverage in amounts against the risks that we believe are consistent with industry practice, and maintain a safety program. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or to property owned by third parties or other losses that are not fully covered by insurance could have a Material Adverse Effect on our results of operations and financial position.

Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience insurance claims or costs above our coverage limits or that are not covered by our insurance, we might be required to use working capital to satisfy these claims rather than to maintain or expand our operations. The occurrence of an event that is not fully covered by insurance could materially adversely affect our business, results of operations, cash flows and financial position.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information or alleged trade secrets of third parties or competitors or are in breach of noncompetition or non-solicitation agreements with our competitors or their former employers.

We may employ or otherwise engage personnel who were previously or are concurrently employed or engaged at research institutions or other clean technology companies, or consult various companies, including ones that could be construed as our competitors or potential competitors. Even though we have processes in place to prevent misappropriate of trade secrets or confidential information, we may be subject to claims that these personnel, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former or concurrent employers or clients they provide consultancy services to, which are rightfully owned by their former or concurrent employer, or their clients, as the case may be. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could adversely affect our operations, result in substantial costs and be a distraction to management.

Lawsuits may be filed against us and an adverse ruling in any such lawsuit may adversely affect our business, financial condition, or liquidity or the market price of our common stock.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings, and legal actions relating to personal injuries, property damage, property taxes, land rights, the environment, and contract disputes.

The outcome of future legal proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a Material Adverse Effect on our assets, liabilities, business, financial condition, or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming, and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

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An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe and the Middle East, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

Risks Related to Intellectual Property

If we fail to adequately protect our intellectual property or technology (including any later developed or acquired intellectual property or technology), our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

While we currently have not developed any intellectual property or technology, we may develop, license, or acquire intellectual property in the future that is valuable or material to our business. Our success may depend, in part, on our ability to obtain and maintain protection of such intellectual property in the U.S. and other countries, if we choose to operate in jurisdictions outside of the U.S. We may leverage intellectual property laws to protect such intellectual property (including our brands) and to prevent others from developing and commercializing products or processes that violate our intellectual property rights. However, these means may afford only limited protection and may not prevent our competitors from duplicating our intellectual property, prevent our competitors from gaining access to our proprietary information or technology, or permit us to gain or maintain a competitive advantage. Moreover, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain protection for our intellectual property in the U.S. or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property, and such unauthorized uses may be difficult to detect. It may be possible for unauthorized third parties to copy our technology (whether now or in the future developed, licensed, or acquired) and use information that we regard as proprietary to create technology, products, or services that compete with ours. Any of these scenarios may adversely affect the conduct of our business or our financial position.

We may depend on third-party licensors of technology to enforce and protect intellectual property rights that we may license, and such third parties may refuse to enforce and protect such intellectual property rights. Further, if we resort to legal proceedings to enforce our intellectual property rights (such as initiating infringement lawsuit against a third party), the results of such proceedings, regardless of merit, are uncertain and our success cannot be assured. Even if we were to prevail, the proceedings could be burdensome and expensive. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a Material Adverse Effect on our business, operating results and financial condition.

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If we are unable to protect the confidentiality of our proprietary information or trade secrets, our business and competitive position may be harmed.

We may now or in the future rely upon unpatented trade secrets and know-how, whether belonging to us or our partners, to develop and maintain a competitive position. While we seek to protect such proprietary information, in part, through confidentiality and invention assignment agreements with our employees, collaborators, contractors, advisors, consultants and other third parties, we cannot guarantee that we have entered or will enter into such agreements with each party that has or may have had access to our trade secrets or proprietary information, or that these agreements will not be breached. We may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets, now or in the future, were to be disclosed to, or independently developed by, a competitor or other third party, our competitive position could be materially and adversely harmed.

We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these measures, they may be breached or insufficient, and we may not have adequate remedies for any such breach or insufficiency.

We may now or in the future engage in business and technology collaborations with third-party partners that may result in the partner owning, or the parties jointly owning, certain intellectual property, which may be based on or derived from our or the partner’s proprietary information or existing intellectual property. If we do not have adequate rights to use such partner-owned proprietary information or intellectual property, we may be restricted from using it in our process, products, or services. If we and the partner jointly own any such intellectual property, the partner may have the ability to compete with our products and services, or we may be required to make royalty or similar payments to our partner for our use of such intellectual property.

We may be subject to claims challenging the inventorship or ownership of our future intellectual property, particularly those that may be developed or invented by our employees, consultants or contractors.

We may be subject to claims that employees, collaborators, or other third parties have an ownership interest in our future intellectual property, or that of our licensors, including as an inventor or co-inventor. We may be subject to ownership or inventorship disputes in the future arising, for example, from conflicting obligations of consultants, contractors, or others who are involved in developing our intellectual property. Although it is our policy to require our employees and contractors who may be involved in the conception or development of potential intellectual property to execute agreements assigning such intellectual property to us, as may be required in the future, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property, or be required to pay royalties for access to such intellectual property rights (which may not be commercially reasonable). Other owners may also be able to license such rights to other third parties, including our competitors. Such an outcome could have a Material Adverse Effect on our business and financial condition. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.

Our trademarks and trade names (whether registered or unregistered) may be challenged, infringed, circumvented, declared generic, or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners and customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement or dilution claims brought by owners of other trademarks. We may also be required to pursue litigation to defend and protect our trademarks, which could be costly, may not ultimately be successful, and could be a distraction to management.

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Opposition or cancellation proceedings may in the future be filed against our trademark applications and registrations (including our U.S. trademark application for “Stardust Power”), and our trademarks or trademark applications may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would, and may be more limited in our ability to operate under or use such trademarks.

We may be sued by third parties for alleged infringement of their intellectual property rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

We may become subject to claims that our conduct infringes upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed intellectual property, or otherwise restrict or prohibit our use of the intellectual property. We cannot guarantee that we would be able to: obtain from the third party asserting the claim a license on commercially reasonable terms, if at all; develop alternative technology on a timely basis, if at all; or obtain a license to use a suitable alternative technology. An adverse determination could also prevent us from licensing our technology to others. Infringement claims asserted against us may have a Material Adverse Effect on our business, results of operations, or financial condition.

Risks Related to Legal, Regulatory, Accounting and Tax Matters

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, land development, and land reclamation, and set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies in our industry vertical, and their officers, directors, and employees. We may incur environmental costs that could have a Material Adverse Effect on financial condition and the results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health, and safety impacts of prior and current operations. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties, and other civil and criminal sanctions, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. Such laws, regulations, enforcement, or private claims may have a Material Adverse Effect on our financial condition, results of operations, or cash flows.

Liabilities and costs associated with hazardous materials, contamination and other environmental conditions may require us to conduct investigations or remediation or expose us to other liabilities, both of which may adversely impact our operations and financial condition.

We may incur liabilities for the investigation and cleanup of any environmental contamination at our commercial production facility, or at off-site locations where we arrange for the disposal of hazardous substances or wastes. For example, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and other federal, state and local laws, certain broad categories of persons, including that an owner or operator of a property, may become liable for the costs of investigation and remediation, impacts to human health and for damages to natural resources. These laws often impose strict and joint and several liability without regard to fault or degree of contribution or whether the owner or operator knew of, or was responsible for, the release of such hazardous substances or whether the conduct giving rise to the release was legal at the time it occurred. We also may be subject to related claims by private parties, including employees, contractors, or the general public, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. We may incur substantial costs or other damages associated with these obligations, which could adversely impact our business, financial condition and results of operations.

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Furthermore, we rely on third parties to ensure compliance with certain environmental laws, including those relating to the disposal of wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, could result in liability under environmental, health and safety laws. The costs of liability could have a Material Adverse Effect on our business, financial condition or results of operations.

Increased stakeholder focus on sustainability or other ESG matters could adversely impact our business, reputation, and operating results.

In recent years, companies across all industries are facing increasing scrutiny from a variety of stakeholders, including investors, customers, employees, regulators, ratings agencies and lenders, related to their environmental, social and corporate governance (“ESG”) and sustainability practices. If we do not adapt to or comply with stakeholder expectations and standards on ESG matters as they continue to evolve, or if we are perceived to have not responded appropriately or quickly enough to growing concern for ESG and sustainability issues, regardless of whether there is a regulatory or legal requirement to do so, we may suffer from reputational damage and our business, financial condition and/or stock price could be materially and adversely affected. Additionally, our customers may be driven to purchase our products due to their own sustainability or ESG commitments, which may entail holding their suppliers — including us — to ESG standards that go beyond compliance with laws and regulations and our ability to comply with such standards. Failure to maintain operations that align with such “beyond compliance” standards may cause potential customers to not do business with us or otherwise hurt demand for our products. These and other ESG concerns could adversely affect our business, prospects, financial condition and operating results.

We will be subject to environmental, health and safety laws and regulations in multiple jurisdictions, which may impose substantial compliance requirements and other obligations on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.

Our business is governed by, and will be governed by various foreign, federal, state and local environmental protection and health and safety laws and regulations, including, without limitation, the federal Safe Drinking Water Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act (“OSHA”), the National Environmental Policy Act, the Endangered Species Act, the Comprehensive Environmental Response, Compensation and Liability Act and similar foreign, federal, state and local laws and regulations and permits issued under these laws by foreign, federal, state and local environmental and health and safety regulatory agencies. These laws and regulations establish, among other things, criteria and standards for drinking water, for protection of the environment and the release, remediation, of hazardous substances and public health and safety. Pursuant to these laws, we may be required to obtain various permits and approvals from certain federal, state and local regulatory agencies for our operations. If we violate or fail to comply with these laws, regulations or permits, we could be subject to administrative or civil fines or penalties or other sanctions by regulators and to lawsuits, civil or criminal, seeking enforcement, injunctive relief and/or other damages. If we fail to comply with applicable laws, regulations or permits, our permits or approvals may be terminated or not renewed and/or we could be held liable for damages, injunctive relief and/or monetary fines or penalties.

Additionally, federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. Under federal and many state laws, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, and joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault.

Environmental laws and regulations are complex and may change from time to time, as may related interpretations and guidance. These laws and regulation, and the enforcement thereof, have tended to become more stringent over time. It is possible that new standards could be imposed, either more stringent or more lenient, that could result in higher operating expenses, the obsolescence of our products, or lead to an interruption or suspension of our operations and have a Material Adverse Effect on our business, financial condition and results of operations.

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Compliance with health and safety laws and regulations can be complex, and noncompliance with these laws and regulations may result in potentially significant monetary damages and fines.

We may be subject to a number of federal and state laws and regulations, including OSHA and comparable state statutes establishing requirements to protect the health and safety of workers. The OSHA hazard communication standard, the U.S. Environmental Protection Agency community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and comparable state statutes, require maintenance of information about hazardous materials used or produced in operations and provision of this information to employees, state and local government authorities, and citizens. Other OSHA standards regulate specific worker safety aspects of our operations. Substantial fines and penalties can be imposed, and orders or injunctions limiting or prohibiting certain operations may be issued, in connection with any failure to comply with these laws and regulations.

Climate change, legislation, regulation and policies may result in increased operating costs and otherwise affect our business, our industry and the global economy.

Climate change will potentially have wide ranging impacts, including potential impacts to our operations. In December 2015, the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change resulted in nearly 200 countries, including the United States, coming together to develop the Paris Agreement, which includes pledges to voluntarily limit and reduce future emissions. Additionally, at the 28th Conference of the Parties (“COP28”), nearly 200 member countries, including the U.S., entered into an agreement to transition away from fossil fuels while accelerating action in this decade to achieve net zero by 2050. The agreement includes calls for actions towards achieving, at a global scale, a tripling of renewable energy capacity and doubling energy efficiency improvements by 2030, as well as accelerating efforts towards the phase-down of unabated coal power and, phase out inefficient fossil fuel subsidies, among other measures. Various state and local governments have also publicly committed to furthering the goals of the Paris Agreement. These, and other proposed regulations could increase our current and future production costs and the costs of our customers, which could decrease demand for our products.

There is also growing regulatory interest in requiring the disclosure of GHG emissions data and other climate-related information. On March 6, 2024, the SEC issued a final rule that requires registrants to provide comprehensive climate risk disclosures in their annual reports and registration statements, including the disclosure of climate-related financial metrics, as well as their impacts on financial estimates and assumptions. Although the ultimate date of effectiveness is not in the immediate future for the Company, it may result in increased legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place strain on our personnel, systems and resources.

Changing laws and regulations and global and domestic policy developments have the potential to disrupt our business, the business of our suppliers and/or customers, or otherwise adversely impact our business’ financial condition. While we believe that many of these policies will be favorable for our lithium operations, there is no guarantee that such potential changes in laws, regulations, or policies will be favorable to our Company, to existing or future customers, or to large-scale economic, environmental, or geopolitical conditions.

The physical impacts of climate change, including adverse weather, may have a negative impact on our business and results of operations.

Climate change will potentially have wide-ranging physical impacts, including significant physical effects on weather conditions, such as increased severity and frequency of droughts, storms, floods and other climatic events. If such effects were to occur, they could disrupt or delay our operations, damage our facilities, adversely affect or delay demand for our products or cause us to incur significant costs in preparing for, or responding to, the effects of climatic events themselves, which may not be fully insured. Any one of these factors has the potential to have a Material Adverse Effect on our business, financial condition, results of operations, and cash flow.

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The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results and liquidity.

Near-term growth of alternative energy technologies is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, may exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. The IR Act contains a number of tax incentive provisions, some of which we intend to utilize. This legislation was adopted in August 2022, and forthcoming interagency guidance processes are still ongoing. We, and our customers and suppliers, have not yet seen the impact these IR Act-related incentives may have on our business and operations and cannot guarantee that we will realize anticipated benefits of incentives under the IR Act. Furthermore, changes or amendments to clean energy tax credits might be more favorable to other technologies. In addition, the IR Act and other recent legislation make available certain grants and other funding opportunities for alternative energy projects, some of which we intend to apply for and, if awarded, utilize. Any reduction, elimination, or discriminatory application of expiration of the government subsidies and economic incentives, or the failure to renew tax credit programs, governmental subsidies, or economic incentives, may result in the diminished economic competitiveness of our products to our customers or the availability of supply, and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

Existing, and future changes to, federal, state and local regulations and policies, including permitting requirements applicable to us, and enactment of new regulations and policies, may adversely affect the market for environmental attributes generated by our operations.

The markets for environmental attributes are influenced by US federal and state governmental regulations and policies. Our ability to generate revenue from sales of environmental attributes depends on our strict compliance with such federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with our judgments, otherwise determine that we are not in compliance, conduct reviews of our activities or make changes to the programs, then our ability to generate or sell these credits could be temporarily restricted pending completion of reviews or as a penalty, permanently limited, or lost entirely, and we could also be subject to fines or other sanctions.

Compliance with data privacy regulations could require additional expenditures, and may have an adverse impact on the operating cashflows of the Company.

Our Chief Executive Officer and IT/systems manager are responsible for assessing, identifying and managing cyber security risks. They are supported by outside consulting services. These individuals, along with the consultants, are informed of, and monitor, cybersecurity incidents. Employees of our Company receive training to minimize cybersecurity risks and attest to their understanding in the Code of Conduct which includes cybersecurity. The protocols are reviewed annually. Additional measures are taken, such as the use of two-factor authentication on our Company’s systems, and employed to further reduce threats. Despite the measures we take to assess, identify and manage cyber security risks, there can be no assurance that the various procedures and controls we use to mitigate these risks will be sufficient to prevent disruptions to our IT systems.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, (as amended, the “Sarbanes-Oxley Act”), the Dodd-Frank Act and other applicable securities rules and regulations. In particular, we are subject to reporting obligations under Section 404 of the Sarbanes-Oxley Act that require us to include a management report on our internal control over financial reporting in our annual report, which contains management’s assessment of the effectiveness of our internal control over financial reporting. Internal controls must be evaluated continuously and be properly designed and executed by a sufficient level of properly trained staff to maintain adequate internal control over financial reporting. During the period from March 16, 2023 (inception) to December 31, 2023, management identified material weaknesses in the implementation of the COSO 13 Framework (which establishes an effective control environments), lack of segregation of duties and management oversight, and control surrounding maintenance of adequate repository of contracts, appropriate classifications of expenses and complex financial instruments. Management expects to address these deficiencies by implementing remediation measures, including those that have already been taken to date, which include the following:

●	the Company’s hiring of the current CFO and additional consulting resources with extensive technical accounting and internal control advisory background;

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●	the already introduced reconciliation processes including balance sheet account reconciliations, and a review of chart of accounts and mapping of expense accounts as of December 31, 2023;

●	establishing a central repository of signed contracts with periodic management review for completeness and assessment of accounting implications; and

●	establishing a quarterly management oversight and review mechanism for identifying significant unusual / non-recurring transactions, critical accounting and complex financial instruments and evaluating related accounting implications.

Management expects to take the following additional remedial measures to address the internal control deficiencies:

●	establishing a detailed internal controls framework based on COSO 13 principles, along with focused training on Internal Controls across levels of personnel covering executives, other management and finance/accounting resources;

●	hiring additional management and accounting resources with relevant public company accounting and reporting technical expertise; and

●	continuing to streamline roles and responsibilities between management and employees to implement robust supervisory reviews and management review controls around areas such as journal entries, period-end close procedures, set-up of accruals including those that require significant judgment.

Management expects to commence the implementation of these controls in fiscal year 2024 to begin the remediation process. Management believes that the new procedures and controls discussed above will provide an appropriate remediation of the material weaknesses that have been identified and these will strengthen the Company’s internal controls over financial reporting. Although we intend to complete the remediation process on an ongoing basis, due to the nature of the remediation process and the need to allow adequate time after implementation to evaluate and test the effectiveness of the controls, no assurance can be given as to the timing of the achievement of remediation. The material weaknesses will be fully remediated when, in the opinion of Management, the revised control processes have been operating for a sufficient period of time and independently validated by Management. Management is in the process of determining the full cost of implementation of the above remediation plan and measures and anticipates the total costs to be incurred of approximately $750,000. We expect these systems and controls to involve significant expenditures and to may become more complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. Our inability to successfully remediate our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements in our financial statements, which could limit our liquidity and access to capital markets, adversely affect our business and investor confidence in our financial statements, and adversely impact our stock price.

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Risks Related to Ownership of Securities and Operating as a Public Company

An active trading market for Common Stock may never develop or be sustained, which may make it difficult to sell the shares of common stock you receive.

The price of our Common Stock may fluctuate significantly due to general market and economic conditions and forecasts, our general business condition and the release of our financial reports. An active trading market for our common stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for stockholders to sell their shares of common stock at an attractive price (or at all). The market price of our Common Stock may decline below stockholders’ deemed purchase price, and they may not be able to sell their shares of common stock at or above that price (or at all). Additionally, if our Common Stock is delisted from Nasdaq for any reason and is quoted on the Over-the-Counter Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. Stockholders may be unable to sell common stock unless a market can be established or sustained.

Delaware law and the Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Governing Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current stockholders or taking other corporate actions, including effecting changes in our management. Among other things, the Governing Documents include provisions regarding:

●	the ability of the Company’s board of directors (the “Board”) to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, the Company directors and officers;

●	the ability of the Board to amend the bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

●	the Certificate of Incorporation provides for a classified board of directors serving staggered, three-year terms, making it impossible for stockholders to replace the entire board of directors at one time, which will give stockholders less control over corporate and management policies of the Company, including with respect to potential mergers or acquisitions, payment of dividends, asset sales, amendment of the Governing Documents, and other significant corporate transactions of the Company;

●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or extraordinary general meetings of stockholders and delay changes in the Board and may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;

●	providing that the Board is expressly authorized to make, alter or repeal the Bylaws;

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●	the removal of the directors of the Board by its stockholders with or without cause;

●	the ability of the Board to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances;

●	the Certificate of Incorporation prohibits, subject to the rights of the holders of shares of preferred stock to act by written consent, any stockholders from taking any action by written consent; and

●	that certain provisions may be amended only by the affirmative vote of holders of at least two-thirds of the shares of the outstanding capital stock entitled to vote generally in the election of the Company directors.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a breach of fiduciary duty;

●	any action asserting a claim against us arising under the DGCL, our Governing Documents;

●	any action seeking to interpret, apply, enforce, or determine the validity of our Governing Documents;

●	any action as to which DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

●	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid and several state trial courts have enforced such provisions and required that suits asserting Securities Act claims be filed in federal court, there is no guarantee that courts of appeal will affirm the enforceability of such provisions, and a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive forum provision in our amended and restated certificate of incorporation, to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with litigating Securities Act claims in state court, or both state and federal court, which could seriously harm our business, financial condition, results of operations, and prospects. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

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General Risk Factors

Significant inflation could adversely affect our business and financial results.

Although historically our operations have not been materially affected by inflation and we have been successful in adjusting prices to our customers to reflect changes in our material and labor costs, the rate of current inflation and resulting pressures on our costs and pricing could adversely impact our business and financial results. Inflation can adversely affect us by increasing our operating costs, including our materials, freight and labor costs. As interest rates rise to address inflation, such increases will also impact the base rates applicable in our credit arrangements and will result in borrowed funds becoming more expensive to us over time; similar financing pressures from inflation also can have a negative impact on customers’ willingness to purchase our technologies and services in the same volumes and at the same rates as previously anticipated. In a highly inflationary environment, we may be unable to raise the prices of our technologies and services at or above the rate of inflation, which could reduce our profit margin.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from the Company’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

The price of the Company’s securities may be volatile.

The price of the Company’s securities may fluctuate due to a variety of factors, including:

●	changes in the industry in which the Company operates;

●	the success of competitive services or technologies;

●	developments involving the Company’s competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	general economic, industry and market conditions, such as the effects of recessions, interest rates, inflation, international currency fluctuations, political instability and acts of war or terrorism; and

●	the other factors described in this “Risk Factors” section.

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These market and industry factors may materially reduce the market price of Common Stock regardless of the operating performance of Stardust Power.

In addition, companies that have experienced volatility in the market price of their stock have frequently been the subject of securities class action and stockholder derivative litigation. We could be the target of such litigation in the future. Class action and derivative lawsuits, whether successful or not, could result in substantial costs, damage or settlement awards and a diversion of our management’s resources and attention from running our business, which could materially harm our reputation, financial condition and results of operations.

The Company does not intend to pay cash dividends for the foreseeable future.

The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on its financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as the Board deems relevant. As a result, you may not receive any return on an investment in Common Stock unless you sell Common Stock for a price greater than that which you paid for it.

The Company qualifies as an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make the Common Stock less attractive to investors.

We qualify as an “emerging growth company” under SEC rules. As an emerging growth company, we are permitted and plan to and do rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include, but are not limited to: (1) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (3) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements and proxy statements; and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find the Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and the market price of the Common Stock may be more volatile.

A small number of stockholders continue to have substantial control over Stardust Power, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over the Company.

The directors and executive officers of the Company, and beneficial owners that own 5% or more of its voting securities and their respective affiliates, beneficially own, in the aggregate, approximately 83.2% of its outstanding Common Stock. This significant concentration of ownership may have a negative impact on the trading price for the Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of the Company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a Change in Control, including a merger, consolidation, or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that Change in Control would benefit the other stockholders.

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This, as well as other future sales of Common Stock in the public market, or the perception that any such sales may occur, could cause the market price of Common Stock to drop significantly, even if our business is doing well, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. After this Registration Statement is effective and until such time that it is no longer effective, the registration statement registering such securities will permit the resale of these shares. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Common Stock or make it more difficult for you to sell your holdings at times and at prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time. We may file additional registration statements to provide for the resale from time to time of restricted shares issued in connection with Closing of the Business Combination. As restrictions on resale end and the registration statements are available for use, the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The shares of Common Stock being registered for resale pursuant to this prospectus includes shares that were purchased at prices that may be significantly below the trading price of our Common Stock and the sale of which would result in the applicable Selling Securityholder realizing a significant gain even if other securityholders experience a negative rate of return.

The shares of Common Stock being registered for resale pursuant to this prospectus includes shares that were purchased at prices that may be significantly below the trading price of our Common Stock and the sale of which would result in the applicable Selling Securityholder realizing a significant gain even if other securityholders experience a negative rate of return. For example, in connection with the initial public offering, the Sponsor paid an aggregate of $25,000, or approximately $0.003 per share, for shares of Class B Ordinary Shares that were converted to 4,000,000 shares of Common Stock (including 1,000,000 shares that are subject to forfeiture) in connection with the Business Combination and the Sponsor paid approximately $5.6 million for 5,566,667 Private Warrants, or $1.50 per Private Warrant. Additionally, in connection with the Business Combination, the issuance of shares of Common Stock as merger consideration and pursuant to the PIPE Financing were based on an acquiror share value of $10.00 per share.

Even if our trading price is significantly below $10.00, the offering price for the units offered to public stockholders in the initial public offering, the above mentioned Selling Securityholders may still have an incentive to sell shares of Common Stock because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock. For example, based on the closing price of Common Stock of $14.90 per share as of July 31, 2024, the Sponsor would realize a profit of $4.90 per share, or approximately $19.6 million in the aggregate.

The shares of Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 99.72 % of the shares outstanding on a fully diluted basis as of July 31, 2024 (giving effect to the issuance of Common Stock upon exercise of outstanding Warrants). Given the substantial number of shares of common stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

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Warrants will become exercisable for Common Stock, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our stockholders.

Outstanding Warrants to purchase an aggregate of 10,566,596 shares of Common Stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These Warrants will become exercisable for $11.50 per share at any time commencing August 7, 2024. To the extent such Warrants are exercised, additional shares of Common Stock will be issued, which will result in further dilution to the holders of shares of Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of shares of Common Stock.

The Warrants held by the Sponsor that are included as part of this Registration Statement are identical to the other Warrants except as otherwise set forth herein that: (i) the Company may not elect to redeem the Sponsor Warrants; (ii) the Sponsor Warrants (including the shares of Common Stock issuable upon exercise of the Sponsor Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by Sponsor until 30 days after the completion of the Business Combination; (iii) they may be exercised by the Sponsor or its permitted transferees on a cashless basis; and (iv) the Sponsor Warrants (including the shares of Common Stock issuable upon exercise of the Sponsor Warrants) are entitled to registration rights.

If the Company’s operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of the Common Stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be negatively impacted by macroeconomic uncertainty and the current conflicts in Ukraine and Israel. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty being experienced and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of the Common Stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

If securities or industry analysts do not publish research or reports about the Company’s business or publish negative reports, the market price of the Common Stock could decline.

The trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts publish about us and our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of the Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrade the Common Stock or if reporting results do not meet their expectations, the market price of the Common Stock could decline.

We may issue additional shares of the Common Stock (including upon the exercise of Warrants), which would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to the Company stockholders.

Outstanding Warrants to purchase an aggregate of 10,566,596 shares of Common Stock will become exercisable after this Registration Statement is effective and on August 7, 2024, thirty days after Closing. Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per whole share, subject to adjustment. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and, as such, the warrants may expire worthless.

The issuance of additional shares of Common Stock as a result of any of the aforementioned transactions may result in dilution to the then-existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Common Stock. We cannot predict the ultimate value of the Warrants. Sales of substantial numbers of shares issued upon the exercise of the Warrants in the public market or the potential that such Warrants may be exercised could also adversely affect the market price of the Common Stock.

The Company may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.

Pursuant to the Stardust Power 2024 Equity Plan, we may issue an aggregate of up to the number of shares equal to ten percent (10%) of Common Stock issued and outstanding at Closing, which amount will be subject to increase from time to time. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, potential financings, future acquisitions or repayment of outstanding Indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	existing equity shareholders’ proportionate ownership interest in the Company will decrease;

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●	subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded Common Stock;

●	impact the Company’s “controlled company” status;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each share of previously outstanding common stock may be diminished; and

●	the market price of the Common Stock and/or Warrants may decline.

The Company is a “controlled company” within the meaning of Nasdaq Global Market rules and, as a result, qualifies for exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.

Roshan Pujari has voting power over approximately 62.76% of the aggregate voting power of the issued and outstanding shares of the Company. As a result, the Company is considered a “controlled company” within the meaning of Nasdaq Global Market corporate governance standards. Under Nasdaq Global Market rules, a controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

●	a majority of the board consist of independent directors under Nasdaq Global Market rules;

●	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to the Company as long as the Company remains a controlled company. The Company may utilize some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq Global Market.

If the Company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq Global Market, it will be required to comply with these standards, subject to a permitted “phase-in” period. These and any other actions necessary to achieve compliance with such rules may increase the Company’s legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on the Company’s personnel, systems and resources.

The Company is a holding company and its only material assets are its interest in its subsidiaries, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

The Company is a holding company with no material assets other than the equity interests in our direct and indirect subsidiaries. As a result, we have no independent means of generating revenue or cash flow and our ability to pay taxes and pay dividends will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason could limit or impair such subsidiaries’ ability to pay such distributions. Additionally, if we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or our subsidiaries are otherwise unable to provide such funds, our liquidity and financial condition could be adversely affected.

Dividends on Common Stock, if any, will be paid at the discretion of the Stardust Power Board, which will consider, among other things, our Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, entities are generally prohibited under relevant law from making a distribution to a stockholder to the extent that, at the time of the distribution, after giving effect to the distribution, the liabilities of such entity (subject to certain exceptions) exceed the fair value of its assets. If our subsidiaries do not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired. Stardust Power and its subsidiaries would be restricted from making distributions or advances to us under its existing credit facilities.

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There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

The exercise price for Warrants is $11.50 per Common Stock. There is no guarantee that the Warrants will ever be in the money prior to their expiration and, as such, the Warrants may expire worthless.

We may amend the terms of the Warrants in a manner that may be adverse to holders of such warrants with the approval by the holders of at least 50% of the then-outstanding Warrants. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Combined Company Warrant could be decreased, all without any particular Warrant holder’s approval.

The Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity, mistake or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Warrants to make any change that adversely affects the interests of the registered holders of such warrants. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Warrants or any provision of the Warrant Agreement with respect to the Warrants, 50% of the number of the then-outstanding Warrants. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then-outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. We may not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the minimum 30-day notice period discussed below. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Warrants held by the Sponsor that were Private Warrants prior to the Business Combination will be redeemable by us in accordance with these provisions so long as they are held by the Sponsor or its permitted transferees.

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In addition, we have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of the Common Stock shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. See “Description of Securities—Warrants—Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of Ordinary Shares received is capped at 0.361 shares of Common Stock per Warrant (subject to adjustment) irrespective of the remaining life of the warrants.

If the closing price of the Common Stock is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders, we may only redeem the Warrants in accordance with these provisions if we concurrently redeem the outstanding Warrants held by the Sponsor on the same terms.

It is not possible to predict the trading price of the Common Stock, which can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

In the event that we elect to redeem the Warrants in either of the scenarios described above, holders of such warrants would be notified of such redemption as described in the Warrant Agreement. Specifically, we would only be required to have the notice of redemption mailed by first class mail, postage prepaid, by us not less than 30 days prior to the redemption date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement will be conclusively presumed to have been duly given whether or not the registered holder of the warrants received such notice. Accordingly, if a holder fails to actually receive the notice of or otherwise fails to respond on a timely basis, it could lose the benefit of being a holder of a Combined Company Warrant. In addition, beneficial owners of the Redeemable Warrants will be notified of such redemption via the Company’s posting of the redemption notice to the DTC. We are not contractually obligated to notify investors when Warrants become eligible for redemption, and we do not intend to so notify investors upon eligibility of the warrants for redemption.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with the Company.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that GPAC II irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any Private Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Private Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, GPAC II may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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MARKET, INDUSTRY AND OTHER DATA

This Registration Statement includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and our own estimates based on our management’s knowledge of and experience in the market sectors in which we compete.

Certain information in the section of this Registration Statement entitled “Business” is derived from third party sources. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Certain monetary amounts, percentages and other figures included in this Registration Statement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. The compound annual growth rates (“CAGR”) included in this Registration Statement reflect the increase or decrease required for a number to vary from its value at the beginning of each applicable period to its value at the end of each applicable period, assuming the increase or decrease occurred steadily and was compounded over the referenced time period.

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USE OF PROCEEDS

All of the shares of Common Stock and the Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of $121.5 million if all of the Warrants are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants choose to exercise them. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of our Warrants is $11.50 per Warrant. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As of July 31, 2024, the closing price of our Common Stock was $14.90. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities-Warrants” for more information. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Warrants are currently listed on the Nasdaq Global Market under the symbols “SDST” and “SDSTW,” respectively. Prior to the Closing, GPAC II’s Class A Ordinary Shares, units, and Warrants were listed on the Nasdaq Stock Market LLC under the symbols “GPAC,” “GPACU” and “GPAC W,” respectively.

On July 8, 2024, taking into account the completion of the Business Combination, including the redemption of 1,657,158 Public Shares, the issuance of 1,077,541 shares of Common Stock in the PIPE Financing, and 127,777 shares of Common Stock in connection with the Non-Redemption Agreements, the Company had 46,736,650 shares of Common Stock outstanding that were held of record by approximately 402 holders. There were 10,566,596 shares of Common Stock underlying the outstanding Warrants, which were held of record by 203 holders. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

Neither GPAC II nor Stardust Power ever declared or paid any cash dividends on Ordinary Shares or Common Stock. We are not obligated to pay, and do not intend to pay, any cash dividends in the foreseeable future. We anticipate that for the foreseeable future we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Our payment of any dividends will be subject to the ability of our subsidiaries to generate earnings and cash flows and distribute them to us, as well as contractual and legal restrictions and other factors that our board of directors deems relevant. Our ability to declare and pay dividends to our shareholders is likewise subject to Delaware law (which may limit the amount of funds available for dividends). If, as a consequence of these various limitations and restrictions, we are unable to generate sufficient distributions from our business, we may not be able to make, or may be required to reduce or eliminate, the payment of future dividends, if any, on our Common Stock.

35

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of GPAC II and Stardust Power adjusted to give effect to the Business Combination, Material Events, and related transactions. The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

GPAC II was a blank check company incorporated in November 2020 as a Cayman Islands exempted company for the purpose of effecting an initial business combination. Stardust Power, which was incorporated on March 16, 2023, is a development stage lithium refinery, designed to foster energy independence in the United States. While Stardust Power has not earned any revenue yet, Stardust Power is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery- grade lithium.

The unaudited pro forma condensed combined financial statements give effect to the Business Combination, and other events contemplated by the Business Combination Agreement as described in this prospectus. The unaudited pro forma condensed combined balance sheet as of March 31, 2024, combines the historical unaudited consolidated balance sheet of Stardust Power with the historical unaudited balance sheet of GPAC II on a pro forma basis as if the Business Combination, and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated as of March 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the historical audited consolidated statement of operations of Stardust Power, from inception, March 16, 2023, to December 31, 2023, and the historical audited statement of operations of GPAC II for the year ended December 31, 2023, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, combines the historical unaudited consolidated statement of operations of Stardust Power, and the historical unaudited statement of operations of GPAC II for the three months ended March 31, 2024, as if the Business Combination, and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023, the beginning of the earliest period presented:

●	the merger of Stardust Power with and into the Second Merger Sub, a wholly owned subsidiary of GPAC II, with Stardust Power surviving the merger as a wholly owned subsidiary of GPAC II;

●	the conversion of 3,000,000 shares of GPAC II Class B Ordinary Shares into 3,000,000 shares of Common Stock in connection with the Business Combination in accordance with terms of the Business Combination Agreement;

●	the conversion of $5,200,000 of outstanding SAFE into 138,393 shares of Stardust Power Common Stock value prior to conversion and subsequent conversion into 636,916 shares of Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement;

●

the conversion of $2,100,000 in cash into 55,889 shares of Stardust Power Common Stock in accordance with the terms of the Convertible Equity Agreements and subsequent conversion into 257,216 shares of Common Stock in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement; and

the issuance of 1,077,541 shares of Stardust Power Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE subscription agreement in connection with the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Closing of the Business Combination and has been prepared for informational purposes only. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Company.

36

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes,:

●	audited historical financial statements of GPAC II as of and for the year ended December 31, 2023; included in Form 10-K filed with the SEC on March 19, 2024;

●	unaudited historical financial statements of GPAC II as of and for the three months ended March 31, 2024; included in the Form 10-Q filed with the SEC on May 15, 2024;

●	audited historical consolidated financial statements of Stardust Power for the period from March 16, 2023 (inception) through December 31, 2023; included in the registration statement on Form S-4/A filed with the SEC on May 8, 2024

●	unaudited historical financial statements of Stardust Power as of and for the three months ended March 31, 2024; set forth in Exhibit 99.2 hereto and is incorporated herein by reference and

●	other information relating to GPAC II and Stardust Power included in the registration statement on Form S-4/A filed with the SEC on May 8 2024, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of GPAC II and Stardust Power.

Description of the Business Combination

As previously announced, GPAC II and Stardust Power entered into the Business Combination Agreement, dated as of November 21, 2023, as amended by the Amendment No. 1 thereto, dated as of April 24, 2024, and Amendment No. 2 thereto, dated as of June 20, 2024 (as amended, the “Business Combination Agreement”). On January 12, 2024, in connection with the Business Combination, GPAC II first filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (No. 333-276510) containing a joint proxy statement/consent solicitation statement/prospectus of GPAC II (such proxy statement/consent solicitation statement/prospectus in definitive form, the “Definitive Proxy Statement”), which registration statement was declared effective by the SEC on May 22, 2024, and GPAC commenced mailing the Definitive Proxy Statement, which was filed with the SEC on May 22, 2024.

The Closing of the Business Combination was effected on July 8, 2024. GPAC II changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which GPAC II changed its name to “Stardust Power Inc.” prior to the closing of the below mentioned Business Combination. Pursuant to the Business Combination Agreement, the First Merger Sub was merged with and into Stardust Power, with Stardust Power being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the First Effective Time as the “Surviving Company”) following the First Merger and the separate corporate existence of First Merger Sub ceased. The First Merger was consummated in accordance with the Business Combination Agreement and the DGCL and evidenced by a certificate of merger, with such First Merger being consummated upon filing of the First Certificate of Merger. Promptly following the First Merger and as a part of the same overall transaction as the First Merger, the Surviving Company was merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity (which is sometimes hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Entity”) and the separate corporate existence of the Surviving Company ceased. The Second Merger was consummated in accordance with the Business Combination Agreement, the DGCL and the DLLCA and evidenced by a certificate of merger, with such Second Merger being consummated upon filing of the Second Certificate of Merger. The effects of this merger and Domestication have been reflected in the Transaction Accounting Adjustments below, specifically adjustments C and D.

Immediately prior to the Closing of the Business Combination, $5,200,000 of outstanding SAFE Notes and $2,100,000 in Convertible Equity Agreements were converted into 138,393 and 55,889 shares of Stardust Power Common Stock, respectively, prior to conversion and subsequent conversion into 636,918 and 257,215 shares of Common Stock, respectively, in connection with the Business Combination in accordance with the Per Share Exchange Amount as defined in the Business Combination Agreement.

37

In addition, concurrent to the consummation of the Business Combination, the $10,075,000 of PIPE proceeds was converted into 1,077,541 shares of Stardust Power Common Stock in accordance with the terms of the PIPE subscription agreement.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, each share of common stock of Stardust Power, par value $0.00001 per share (“Stardust Power Common Stock”), issued and outstanding immediately prior to the First Effective Time other than any Cancelled Shares and Dissenting Shares, were converted into the right to receive the number of shares of GPAC II Common Stock equal to the Merger Consideration (as defined below) divided by the number of shares of Stardust Power Fully-Diluted Shares (as defined below). The Merger Consideration means the aggregate number of GPAC II Common Stock equal to (i) $447.50 million (subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain Transaction Expenses and the cash and debt of Stardust Power) divided by (ii) $10.00. Stardust Power Fully-Diluted Shares means the sum of (without duplication) (x) the aggregate number of shares of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time, including without limitation any restricted stock of Stardust Power whether vested or unvested (the “Stardust Power Restricted Stock”), plus (y) the aggregate number of shares of Stardust Power Common Stock issuable upon exercise of all vested and unvested options of Stardust Power (“Stardust Power Options”) as of immediately prior to the effective time of the First Merger but, for the avoidance of doubt, excluding any unissued Stardust Power Options, plus (z) the number of shares of Stardust Power Common Stock issuable upon the SAFE Conversion (as defined therein). Based on the above definition, each share of Stardust’s existing common stock was converted into approximately 4.60 shares of New Stardust Common Stock. Additionally, each share of Stardust common stock will receive Earn Out Shares based on an exchange ratio of approximately 1:9 (the “Earn Out Exchange Amount”). The vesting of Earn Out Shares is contingent on the trading price of New Stardust Common Stock exceeding certain trading price thresholds, as further described below.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each outstanding Stardust Power Option, was automatically converted into an option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Stardust Power Common Stock divided by the Per Share Consideration, subject to certain adjustments (the “Exchanged Company Option”) and (ii) each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time was converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration (rounded down to the nearest whole share) (the “Exchanged Company Restricted Common Stock”). Except as provided in the Business Combination Agreement, the terms and conditions (including vesting and exercisability terms, as applicable) shall continue as were applicable to the corresponding former Stardust Power Option and Stardust Power Restricted Common Stock, as applicable, immediately prior to the First Effective Time.

Additionally, holders of Stardust options and holders of Stardust restricted stock units will have the right to receive Earn Out options and RSUs respectively, with the number of Earn Out options and RSUs determined by multiplying the number of Stardust options and restricted stock units, respectively by the Earn Out Exchange Amount.

On May 22, 2024, GPAC II filed the Definitive Proxy Statement for the solicitation of proxies in connection with a special meeting (the “Business Combination Meeting”) to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Meeting was held on June 27, 2024, whereby GPAC II’s stockholders approved the Business Combination Agreement and the consummation of the transactions to effectuate the Closing of the Business Combination. In connection with the vote to approve the Business Combination Agreement and the Business Combination contemplated thereby, the holders of 1,660,035 shares of GPAC II’s Class A Ordinary shares exercised their right to redeem the shares for cash at an aggregate redemption price of $18.8 million, calculated using the actual redemption price of approximately $11.38 per share.

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The following summarizes the pro forma Combined Company’s voting Shares issued and outstanding immediately after the Closing of the Business Combination:

	Shares	%
Stardust Power rollover equity (2)(3)(4)	44,418,890	91.09%
Non-Redemption Shares	127,777	0.25%
GPAC II Public Shareholders(5)	137,427	0.28%
Sponsor(6)(7)	3,000,000	6.15%
PIPE	1,077,541	2.21%

Total Shares Outstanding	48,761,635	100%

(1)	The pro forma combined shares ownership outstanding immediately at the Closing of the Business Combination.

(2)	Includes nine stockholders, whose shares are not subject to lock-up or transfer restrictions.

(3)	Includes (i) 894,132 shares of GPAC II Common Stock issued in exchange for shares of Stardust Power Common Stock with the conversion of the SAFEs and Convertible Equity Agreements and (ii) 4,635,836 shares of GPAC II Common Stock issued in accordance with the Business Combination Agreement underlying the Exchanged Company Restricted Common Stock.

(4)	Excludes 5,000,000 Stardust Power Earnout Shares (as defined in the Business Combination Agreement).

(5)	Excludes 4,999,935 Public Warrants that converted automatically, on a one-for-one basis, into a whole warrant exercisable for one share of Common Stock.

(6)	Excludes 5,566,667 Private Warrants that converted automatically, on a one-for-one basis, into a whole warrant exercisable for one share of Common Stock.

(7)	Excludes 1,000,000 Sponsor Earnout Shares (as defined in the Business Combination Agreement).

Accounting Treatment of the Transaction

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP because Stardust Power has been determined to be the accounting acquirer. Under this method of accounting, GPAC II, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Stardust Power has become the historical financial statements of the Post-Closing Company, and GPAC II’s assets, liabilities and results of operations has been consolidated with Stardust Power’s beginning on the Closing Date. For accounting purposes, the financial statements of the Company represents a continuation of the financial statements of Stardust Power with the Business Combination being treated as the equivalent of Stardust Power issuing stock for the net assets of GPAC II, accompanied by a recapitalization. The net assets of GPAC II have been stated at historical cost and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination are presented as those of Stardust Power in future reports of the Company.

Stardust Power was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Stardust Power stockholders have the majority voting interest in the Company immediately after the Business Combination;

●	Stardust Power’s operations prior to the acquisition comprise the only ongoing operations of the Company;

●	Stardust Power’s senior management comprise the senior management of the Company;

●	the Company assumed Stardust Power’s name; and

●	Stardust Power’s headquarters became the Company’s headquarters.

Other factors were considered but they would not change the preponderance of factors indicating that Stardust Power is the accounting acquirer.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

39

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

	As of March 31, 2024 (Unaudited)	As of March 31, 2024 (Unaudited)	Actual redemption
	Global Partner Acquisition Corp II	Stardust Power Inc.	Transaction Accounting Adjustment	Note	Pro Forma Combined

ASSETS
Current assets
Cash	2,000	388,398	1,749,463	A,C,L	2,821,901
	-	-	(1,562,784)	F	-
	-	-	(9,930,176)	G	-
	-	-	10,075,000	J
	-	-	2,100,000	M	-
Prepaid expenses and other current assets	120,000	2,097,930	(1,849,042)	H	368,888
Total current assets	122,000	2,486,328	582,461		3,190,789
Cash held in the trust account	20,209,000	-	(20,209,000)	A	-
Preacquisition capital project costs	-	788,967	(100,000)	K	688,967
Land	-	-	1,662,030	K	1,662,030
Non-current investment	-	163,898	-		163,898
Fixed Asset	-	4,915	-		4,915
Total assets	20,331,000	3,444,108	(18,064,509)		5,710,599

LIABILITIES, COMMITMENT AND CONTINGENCIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and other current liabilities	2,000	2,940,591	488,545	G,K	3,431,136
Promissory note – related party	755,000	-	(755,000)	F	-
Extension promissory notes – related party	3,187,000	-	(3,187,000)	F,L	-
Accrued liabilities	6,105,000	-	(3,044,690)	G	3,060,310
Short term loan	-	49,143	-		49,143
Current portion of early exercised shares option liability	-	3,443	-		3,443
Total current liabilities	10,049,000	2,993,177	(6,498,145)		6,544,032
Warrant liability	978,000	-	289,992	F	1,267,992
Deferred underwriting commission	10,500,000	-	(10,500,000)	E	-
SAFE note	-	5,520,100	(5,520,100)	D	-
Convertible note	-	-	2,100,000	M	-
	-	-	(2,100,000)	D
Other long-term liabilities	-	5,107	84,400	I	89,507
Total liabilities	21,527,000	8,518,384	(22,143,853)		7,901,531

Commitments and contingencies
Class A ordinary shares subject to possible redemption	20,209,000	-	215,551	A	-
			(20,424,551)	C
Stockholders’ equity (deficit)
Common stock	-	87	(87)	D	-
Preference shares	-	-	-		-
Class A Ordinary Shares	-	-	13	C	4,891
			300	C
			13	O
			4,442	D
			108	J
			15	N
Class B Ordinary Shares	1,000	-	(1,000)	C	-
Additional paid in capital	-	118,435	(21,406,000)	B	4,274,745
			1,564,773	C
			7,615,744	D
			10,500,000	E
			2,274,602	F
			(84,400)	I
			(5,812,001)	G
			(1,849,042)	H
			10,074,892	J
			(15)	N
			1,277,757	O
Accumulated other comprehensive income	-	-	-		-
Accumulated deficit	(21,406,000)	(5,192,798)	20,128,230	B,O	(6,470,568)

Total stockholders’ equity (deficit)	(21,405,000)	(5,074,276)	24,288,344		(2,190,932)
Total liabilities and stockholders’ equity (deficit)	20,331,000	3,444,108	(18,064,509)		5,710,599

40

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

		Stardust Power Inc.	Actual redemption
	Global Partner Acquisition Corp II	(Inception March 16, 2023 to December 31, 2023)	Transaction Accounting Adjustment	Note	Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	5,230,000	2,675,698	3,784,537	DD, FF	11,690,235
Settlement and release of liabilities	(2,961,000)	-	-		(2,961,000)
Income (loss) from operations	(2,269,000)	(2,675,698)	(3,784,537)		(8,729,235)

Other income (expense):
Income from cash and investments held in the trust account	2,278,000	-	(2,278,000)	AA	-
Write-off contingent warrants associated with shares redeemed	130,000	-	-		130,000
Change in fair value of warrant liability	-	-	(931,000)	CC	(931,000)
Change in fair value of SAFE instruments	-	(212,200)	212,200	BB	-
Change in fair value of equity investments	-	18,556	-		18,556
SAFE note issuance costs	-	(466,302)	-		(466,302)
Other transaction adjustments	-	(450,113)	2,564,355	EE	2,114,242
Depreciation	-	-	-		-
Interest expense	-	(7,828)	-		(7,828)
Net unrealised(loss) gain on available-for-sale securities	-	-	-		-
Total other income (expense)	2,408,000	(1,117,887)	(432,445)		857,668
Net income (loss)	139,000	(3,793,585)	(4,216,982)		(7,871,567)

Basic and diluted		$(0.43)
Net income per Class A ordinary share - basic and diluted	$0.01
Net income per Class B ordinary share - basic and diluted	$0.01
Pro forma weighted average shares outstanding basic and diluted					45,417,149
Pro forma basic and diluted net (loss) per share					$(0.17)

41

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2024

	Three months March 31, 2024	Three months	Actual redemption
	(Unaudited) Global Partner Acquisition Corp II	March 31, 2024 (Unaudited) Stardust Power Inc.	Transaction Accounting Adjustment	Note	Pro Forma Combined

Revenue	-	-	-		-
General and administrative expenses	2,091,000	1,235,366	2,006,537	DD, FF	5,332,903
Settlement and release of liabilities	-	-	-		-
Income (loss) from operations	(2,091,000)	(1,235,366)	(2,006,537)		(5,332,903)

Other income (expense):
Income from cash and investments held in the trust account	273,000	-	(273,000)	AA	-
Write-off contingent warrants associated with shares redeemed	-	-	-		-
Change in fair value of warrant liability	(641,000)	-	(289,992)	CC	(930,992)
Change in fair value of SAFE instruments	-	(107,900)	107,900	BB	-
Change in fair value of equity investments	-	(54,658)	-		(54,658)
SAFE note issuance costs	-	-	-		-
Other transaction adjustments	-	-	2,564,355	EE	2,564,355
Depreciation	-	-	-		-
Interest expense	-	(1,289)	-		(1,289)
Net unrealised(loss) gain on available-for-sale securities	-	-	-		-
Total other income (expense)	(368,000)	(163,847)	2,109,263		1,577,416
Net income (loss)	(2,459,000)	(1,399,213)	102,726		(3,755,487)

Basic and diluted		$(0.16)
Net income per Class A ordinary share - basic and diluted	$(0.26)
Net income per Class B ordinary share - basic and diluted	$(0.26)
Pro forma weighted average shares outstanding basic and diluted					45,417,149
Pro forma basic and diluted net (loss) per share					$(0.08)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GPAC II, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Stardust Power, which is the legal acquiree, is treated as the accounting acquirer for financial reporting purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by final rule, Release No. 33—10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33—10786 replaces existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustment’s and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

They should be read in conjunction with the historical financial statements and notes thereto of GPAC II and Stardust Power.

2.	Accounting Policies

Management is undertaking a comprehensive review of GPAC II’s and Stardust Power’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Transaction Accounting and Material Event Adjustments

Transaction Accounting and Material Event Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024

A.	Reflects the reclassification of $20,424,551 of cash held in trust account. The reclassification comes after the increase of additional income of $215,551 from trust account investments from March 31, 2024 to date.

B.	Reflects the reclassification of GPAC II’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

C.	Reflects the exercise of GPAC II shareholders redemption rights, the Class A Ordinary Shares. It amounts to 1,657,158 shares, of Class A Ordinary Shares redeemed for cash by GPAC II shareholders, $18,860,466 respectively have been paid out in cash at a price of $11.36, and subsequently 137,427 Class A Ordinary Shares converted into Common Stock reflected as an adjustment to Common Stock of $11.36 (to present the par value) and additional paid in capital (the balance impact).

43

For the remaining 3.5 million Class B Sponsor shares which are forfeited per the terms of the Transaction, an adjustment of $350 to additional paid-in capital has been recorded to present the impact of the forfeiture. All remaining Class B shares is converted in to Common Stock reflected as an adjustment to Common Stock of $300 (to present the par value) and additional paid in capital (the balance impact).

D.	Reflects the conversion and exchange of Stardust Power’s common stock, including the conversion of the SAFE and Convertible Notes, into Common Stock upon Closing.

E.	Reflects the waiver of the $10,500,000 of deferred underwriting commission previously included in GPAC II’s historical financial statements.

F.	Reflects the settlement of the GPAC II related party promissory notes of $4,127,138 at Closing per the terms whereby loans made by the Sponsor or any of its affiliates to GPAC II in an amount of $1,562,784 will be repaid in cash, with the balance being waived. The entry also reflects the impact of 289,992 related to the revaluation of the Warrants presented in historical financial statements to present them at current fair value of warrants of $0.12 per warrant, with the corresponding impact booked to additional paid in capital.

G.	Reflects the impact of an aggregate of approximately $13,433,575 of estimated legal, financial advisory and other professional fees related to the Business Combination. The costs of the Business Combination related to the legal, financial advisory, accounting, and other professional fees of approximately $13,433,575 is reflected as an adjustment to cash of 9,930,176, accrued liabilities (net of payment of additional liabilities set up of $3,503,399), other current liabilities of $6,548,090 for costs accrued in historical financial statements, $1,073,485 for amounts presented as accounts payable in historical financial statements with a corresponding offset to APIC of $5,812,001 to reflect the deferral of transaction costs directly related to this merger.

H.	Reflects the reclassification of an aggregate of approximately $1,849,042 of estimated legal, financial advisory and other professional fees related to the Business Combination, currently reflected from prepaid and other current assets to APIC of $1,849,042 to reflect the deferral of transaction costs directly related to this merger.

I.	Reflects the impact of the adjustment to reflect the estimated fair value of the Sponsor Earnout Shares liability of $84,400.

J.	Reflects the receipt of $10,075,000 of PIPE proceeds resulting in issuance of 1,077,541 shares with the corresponding impact of $108 in Common Stock and the balance impact being booked to APIC.

K.	Reflects the impact of the agreement to purchase the land for the refinery site for an additional $1,562,030, with a corresponding impact to accounts payable that is expected to be paid out from the cash balance that the Company would have on hand at year end. Further this also reflects the reclassification of the advance paid for this land, currently presented as pre-acquisition land costs, to the long- lived asset.

L.	Reflects the impact of additional $185,378 of extension related party notes drawn down since year end and utilized for expenses incurred for the transaction by GPAC II, with balance retained in cash.

M.	Reflects $2,100,000 in cash received for Convertible notes, that converted into equity as part of the transaction.

N.	Reflects issuance of 150,000 shares of common stock post-closing of the transaction to advisors (bankers) for their services.

O.	Reflects the issuance of the number of shares of Common Stock, as consideration for the Non-Redemption Agreements (“NRA”) agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 127,777 shares of the Company at a fair value of $10.00 per share after the Closing for a total of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Common Stock as general & administrative expense in accordance with ASC 718-10.

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Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

AA.	Reflects the elimination of interest income related to the Trust Account, as the trust account is closed on closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE and Convertible Notes, as it has been converted on closing of the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,566,602 Public and Warrants presented in GPAC II historical financial statements.

DD.	Reflects the issuance of the number of shares of Common Stock, as consideration for the Non-Redemption Agreements (“NRA”) agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 127,777 shares of the Company at a fair value of $10.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Common Stock as general & administrative expense in accordance with ASC 718-10

EE.	Reflects the adjustment for forgiveness of related party notes

FF.	Reflects additional transaction cost incurred by GPAC

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2024

AA.	Reflects the elimination of interest income related to the Trust Account, as the trust account is closed as of the Closing of the Business Combination.

BB.	Reflects the adjustment to the fair valuation impact of SAFE and Convertible Notes, as it has been converted upon the Closing the Business Combination.

CC.	Reflects the adjustment for revaluation of 10,566,602 Public and Warrants presented in GPAC II historical financial statements.

DD.	Reflects the issuance of the number of shares of Common Stock, as consideration for the NRAs agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the 2024 Extension Amendment Proposal, that will convert into an aggregate of 127,777 shares of the Company at a fair value of $10.00 per share after the Closing as if the Business Combination is considered effective on January 1, 2023 for a total expense of $1,277,770. The shares are fully vested, nonforfeitable equity instruments upon issuance to NRA Stockholders and in connection with the January NRA that included no further obligation after entering into the NRA. Stardust Power recognized the issuance of the Common Stock as general & administrative expense in accordance with ASC 718-10

EE.	Reflects the adjustment for forgiveness of related party notes

FF.	Reflects additional transaction cost incurred by GPAC.

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4.	Loss per Share

The table below illustrates the net loss per share attributable to common stockholders calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2023 and three months ended March 31, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Three months ended March 31, 2024

Pro forma net loss	$(7,871,567)	$(3,755,496)
Weighted-average shares outstanding	45,417,149	45,417,149
Pro forma net loss per share, basic and diluted	$(0.17)	$(0.08)
Pro forma weighted-average shares calculation, basic and diluted:
Stardust Power rollover equity(1)	41,074,404	41,074,404
Non-Redemption Shares	127,777	127,777
GPAC II Public Shareholders	137,427	137,427
PIPE Investors	1,077,541	1,077,541
Sponsor	3,000,000	3,000,000
	45,417,149	45,417,149

(1)	Stardust Power rollover equity adjusted for 3,344,486 unvested shares, which relates to early exercised shares, which although considered an issued share and considered as part of the shares issued to Stardust stockholders, is not considered as an issued share for EPS computation purposes under ASC 260-10 and hence excluded from the calculation.

The following outstanding shares of the Company were excluded from the computation of pro forma diluted net loss per share because including them would have had an antidilutive effect for the year ended December 31, 2023 and three months ended March 31, 2024:

	From March 16, 2023 (Inception) to December 31, 2023	Three months ended March 31, 2024
Public Warrants	4,999,935	4,999,935
Private Warrants	5,566,667	5,566,667
Stardust Power earnout shares	5,000,000	5,000,000
Excluded Stardust Power rollover equity	3,344,486	3,344,486
Sponsor Earnout Shares	1,000,000	1,000,000
Other Stockholders	150,000	150,000

	20,061,088	20,061,088

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BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “Stardust Power” refer to Stardust Power Inc. and its subsidiaries.

Company Overview and History

Stardust Power is a newly incorporated company, formed on March 16, 2023, and is developing a lithium refinery facility in Muskogee, Oklahoma, with capacity of producing up to 50,000 tons per annum of BGLC once fully operational. At Closing, pursuant to the Business Combination Agreement, the Business Combination between GPAC II, First Merger Sub, Second Merger sub and Stardust Power, after which Stardust Power emerged as the surviving company. As a development stage company, Stardust Power’s strategy is to advance its project through site acquisition and readiness, source feedstock, and obtain commitment for the offtake of its BGLC.

On March 16, 2023, Roshan Pujari, the sole director and a controlling member of the Company, transferred his ownership in Stardust Power LLC to Stardust Power, Inc. in exchange for nominal consideration. Prior to and following the acquisition, Roshan Pujari controlled both Stardust Power LLC and Stardust Power, Inc. The Company’s predecessor entity, Stardust Power LLC, did not have any assets, liabilities, revenue, expenses or cash flows from its inception on December 5, 2022, through March 16, 2023. On March 16, 2023, Stardust Power Inc. was organized in the State of Delaware and all of the ownership interests of Stardust Power LLC were transferred to Stardust Power Inc.

Stardust Power’s mission is to be committed to producing BGLC in a sustainable manner and Stardust Power strives to build sustainability into each step of its process.

Stardust Power’s battery-grade lithium refinery will be designed and manufactured to foster lower carbon energy independence for the United States. The Company seeks to become a sustainable, cost-effective supplier of BGLC, primarily for the electric vehicle (“EV”) market, through the development of its innovative, large central refinery (the “Facility”) optimized for multiple inputs of different types of lithium brine, including concentrated lithium brine, lithium chloride, or technical and crude grade lithium feedstocks. Once completed, Stardust Power expects to secure multiple sources of feedstock from various lithium producers, with the Facility becoming one of the largest lithium refineries in the United States. Stardust Power intends to enter into letters of intent and memoranda of understanding to avail itself of brine feedstock supply. Stardust Power’s business strategy will depend on such agreements and its ability to source lithium brine.

Stardust Power will source lithium feedstock from various suppliers and may make investments upstream to secure additional feedstock. However, there is uncertainty related to whether and how much economically recoverable lithium exists on properties of Stardust Power’s partners and hence, the possibility exists that these partnerships may not yield desired economic results. For more information on associated risks, please see “Risk Factors—We face numerous risks related to exploration, construction, and extraction of brine.” The Company will seek to sell its products to and for the benefit of EV manufacturers as the primary market, with potential applications in other areas such as battery manufacturers, the United States’ military, and original equipment manufacturers (“OEMs”). However, the Company is not currently producing or selling any BGLC and has no customers.

Some of the key driving factors for potential growth of the lithium refining industry are the anticipated increasing demand for battery-grade lithium products, fueled largely by the anticipated demand and production of EVs, automotive OEMs and battery manufacturers seeking domestic supply options. In turn, we believe this has led to increasing demand for the critical minerals used in battery cells, such as lithium, strong governmental incentives for American manufacturing and evolving geopolitical climate that is creating a national security priority for the United States’ market. For more information on the demand of EVs and battery-grade lithium, please see “—Current United States Lithium Refinery Landscape—EV Market Driving Demand for Lithium” below. Stardust Power’s market is the United States’ domestic market, which has been estimated in terms of lithium carbonate equivalent (“LCE”) to be at 321,000 tons in 2030, 438,000 tons in 2031, 583,000 tons in 2035, respectively, and increasing to 629,000 tons by 2040.1 For more information, please see the graph in “—United States Market – Lithium Battery Landscape” below.

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In February 2023, Stardust Power LLC received an illustrative incentive analysis for up to $257 million in performance-based incentives, based on Stardust meeting certain criteria, from the State of Oklahoma (covering Phase 1 and 2) and potential federal incentives, which analysis may also be further eligible for federal grants. For more information on the incentives and milestones required to be achieved in order to receive such incentives, please see “—State Incentives” below.

Lithium Industry

Competition and Industry Overview

The global market for lithium is being driven primarily by the development and manufacturing of cathode active material for lithium-ion batteries. Cathode material capacity and production is currently concentrated in Asia, particularly China, Japan and Korea.

Over the next few years, significant cathode material capacity and production is expected to come online in Europe and North America while capacity and production in China, Japan, Korea also increases. The market for lithium compounds faces barriers to entry, including access to an adequate and stable supply of lithium feedstock, the need to produce sufficient quality and quantity, technical expertise and development lead time.

Stardust Power expects capacity to be added by new and existing producers over time. We believe situating our lithium facility in Oklahoma, with a focus on sustainability and our ability to accommodate the refining of different types of lithium feedstock, will provide us with a distinct competitive advantage against current and future entrants. Additionally, as the EV supply chain gradually regionalizes to Europe and North America, we believe that our midstream capabilities in the United States will position us well for partnering with leading automakers for their regional electrification roadmaps.

China’s Dominance in Lithium-ion Batteries and the Need for Domestic Sources in the United States

Lithium-ion batteries have become the rechargeable battery of choice in cell phones, computers, electric vehicles, and large scale electric stationary storage systems. Global production capacity of lithium-ion batteries was approximately 2.8 terawatt hours per year (“TWh/yr”) at the end of March 2023 and is forecasted to grow to approximately 6.5 terawatt hour (“TWh”) in 2030, led by China, which is projected to have over half the market share, alongside North America and Europe, each projected to produce over 1 TWh of lithium-ion battery capacity, as per S&P Global Market Intelligence.2 There are significant regulatory and social tailwinds driving demand growth for electric vehicles and large-format energy storage. This, in turn, is driving significant demand for battery metals and precursor materials, including lithium.

Lithium-ion batteries are designed in a variety of form-factors and chemistries. Current cell-level form-factors utilized are primarily cylindrical, prismatic, and pouch geometries. The major lithium-ion cathode technologies are lithium nickel manganese cobalt oxide, lithium nickel cobalt aluminum oxide and lithium iron phosphate.

These chemistries depend on varying amounts of four primary critical minerals, namely lithium, nickel, cobalt, and manganese.

[1]	Benchmark Market Intelligence data, S&P Global, Project Blue, Goldman Sachs, Companies websites, lithium expert interviews.
[2]	SP Global Market Intelligence. “Lithium-ion battery capacity to grow steadily to 2030. SP Global Market Intelligence”, dated July 27, 2023. Available at: https://www.spglobal.com/marketintelligence/en/news-insights/research/lithium-ion-battery-capacity-to-grow-steadily-to-2030

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The battery supply chain can be separated into three segments:

●	upstream (mining and extraction of raw materials);

●	midstream (processing of raw materials into battery-grade components); and

●	downstream (cell and pack manufacturing, as well as end-of-life recycling and reuse). [3]

The supply chains for the critical minerals in these batteries differ in terms of the geography of raw material production, although a few countries produce the majority of supply for each critical mineral. Arguably the most important choice is the selection of cathode material, as cathodes are over half of the cost of a battery cell and largely determine crucial battery characteristics such as energy density and charging speed.4

Chemical refiners source battery-grade materials from suppliers to manufacture into cell components, including cathodes, anodes, electrolytes, and separators. The majority of global refining capacity is currently located in Asia.5

Cell manufacturers source cell components and assemble those components into modules and packs, which are then sold to OEMs. Cell manufacturing is currently concentrated in China, with the country accounting for over 77% of global cell manufacturing capacity, as of 2022, and estimated at 69% in 2027.6

Each segment of the lithium-ion battery supply chain has seen disparate quantities of investment, with those variations further pronounced with specific geographies. While there is significant cell manufacturing and OEM manufacturing capacity in the United States, a minority of global battery materials, particularly as they relate to EVs, are sourced from inside the United States resulting in a severe domestic capacity imbalance.7 This risk in the security, and cost of supply has resulted in numerous issues for industries reliant on lithium-ion batteries and has the potential to setback the adoption of EVs and renewable energy storage. As a result, Stardust Power intends to focus its business strategy on the United States’ domestic production of refining BGLC utilizing federal and state government incentives, in addition to public and private market investments.

Current United States Lithium Refinery Landscape

The United States lithium refinery landscape is rapidly evolving, with significant developments underway to bolster domestic capabilities in lithium production, crucial for battery-grade materials used in electric vehicles (“EVs”) and other technologies. Here is a detailed overview based on the current market and future expectations:

1.	Stardust Power intends to build what it expects to be one of the largest battery-grade lithium refineries in the United States. The facility is expected to produce up to 50,000 tpa once fully operational.

2.	Tesla has announced a project in Texas, establishing a refinery expected to support the production of 1 million EVs by 2025.

3.	Albemarle has announced a $1.3 billion investment in a new facility in South Carolina, capable of producing up to 100,000 tons of lithium hydroxide annually.

4.	Ioneer Ltd has announced it is advancing the Rhyolite Ridge Lithium-Boron Project in Nevada, with plans to significantly contribute to the United States lithium supply.

5.	Lithium Americas has announced that the Thacker Pass project by Lithium Americas in Humboldt County, Nevada, is targeting a substantial lithium carbonate production capacity. They have announced that the commencement of Phase 1 production is expected in the second half of 2026.

[3]	“Electric vehicle battery chemistry affects supply chain disruption vulnerabilities”. Anthony L. Cheng, Erica R. H. Fuchs, Valerie J. Karplus and Jeremy J. Michalek. Accessed at: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10923860/
[4]	“Electric vehicle battery chemistry affects supply chain disruption vulnerabilities”. Anthony L. Cheng, Erica R. H. Fuchs, Valerie J. Karplus and Jeremy J. Michalek. Accessed at: https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10923860/
[5]	Visual Capitalist. “China’s Dominance in Battery Manufacturing”, dated January 19, 2023. Available at: https://www.visualcapitalist.com/chinas-dominance-in-battery-manufacturing/
[6]	Visual Capitalist. “China’s Dominance in Battery Manufacturing”, dated January 19, 2023. Available at: https://www.visualcapitalist.com/chinas-dominance-in-battery-manufacturing/
[7]	Congressional Research Service. Critical Minerals in Electric Vehicle Batteries, dated August 29, 2022 (Report No. R47227). Retrieved from https://crsreports.congress.gov/product/pdf/R/R47227

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Competitive Landscape and New Market Entrants

The United States lithium refining sector is seeing increased activity, partly driven by government policies such as the Inflation Reduction Act, which incentivizes domestic production. New players like Stardust Power are entering the market, positioning themselves through strategic initiatives such as SPAC mergers to fund their development. Existing firms like Albemarle are expanding their operations to capitalize on the growing demand for lithium, driven by the EV market expansion.

Stardust Power’s Position Relative to Competitors

Stardust Power is positioning itself as a key player in the domestic supply chain for lithium, a critical material for battery production. By establishing one of the largest refineries of its kind in the United States and planning to become a publicly listed company, Stardust Power aims to enhance its competitive edge and market visibility. Its strategic location in Oklahoma, leveraging existing industrial and shipping infrastructure, further strengthens its market position.

Unlike the hard rock lithium refineries of the other United States players in the industry, the Company’s central refinery is being designed to be optimized for multiple lithium brine inputs. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing feedstock from different sources. This provides a potential competitive advantage of minimizing the dependence on single assets. Further, in an innovative approach, Stardust Power is planning on developing Phase 1 in two stages and plans to develop the back-end of the production line first to use technical grade and/or crude grade lithium carbonate for conversion to BGLC, eliminating initial stages of refinement in the production line. In stage 2, the front-end of the plant (lithium chloride brine to technical grade lithium carbonate) will be constructed. This approach has multiple advantages including entering the market as a battery grade manufacturer in an expedited fashion.

Future Outlook

The United States lithium refining industry is expected to grow significantly, with continued investments and expansions. The entry of new players like Stardust Power indicates a dynamic shift towards increasing domestic production capabilities. This trend is likely to continue as the demand for lithium-ion batteries escalates and the United States seeks to reduce its reliance on foreign critical minerals.

In summary, the United States lithium refinery sector is on a robust growth trajectory, with significant investments from both new entrants like Stardust Power and established players. This expansion is crucial for supporting the broader energy transition and EV market growth in the United States.

Overall Market Opportunity

The lithium market is expected to grow significantly between 2023 and 2028 as a result of the electrification of cars. Due to the strict rules that internal combustion engine automakers must adhere to in order to reduce carbon dioxide emissions from automobiles, the automotive application market is estimated to increase significantly over the course of the projection period. This has led to the increased focus on EVs by automakers, which in turn is expected to increase demand for lithium and related goods. Together with investments in this area, government subsidies for EVs are projected to serve as an additional catalyst for the market’s expansion.15

Furthermore, the growing lithium-ion battery market is expected to benefit from adequate supply from the lithium sector. The anticipated advancement of Direct Lithium Extraction (“DLE”) technologies, further described below, may enhance the industry’s ability to respond promptly to rising demand.

In light of the Company’s objective to emerge as a significant supplier of lithium products within the United States, it is estimated that a portion of the global lithium market constitutes the Company’s total addressable market (“TAM”).

The rationale behind considering this portion of the global lithium market as the Company’s TAM lies in the alignment between the Company’s strategic objectives and the identified market segment. As the Company aims to position itself as a major contributor of BGLC, the TAM is delineated to encapsulate the market space wherein the Company intends to operate and capture market share. Moreover, the focus on the United States’ market underscores the Company’s strategic emphasis on establishing a robust presence within a specific North American geographic region, further refining the TAM to reflect targeted market opportunities.

[15]	Azoth Analytics. Global Lithium Market 2023 Edition: Analysis by Value and Volume, Source (Brine, Hardrock), Applications, End Users, by Region, by Country, Market Size, Insights, Competition, COVID-19 Impact, and Forecast (2023-2028), dated March 2023. Available at: https://www.azothanalytics.com/report/chemicals-and-materials/global-lithium-market-2023-edition-analysis-by-value-and-volume-source-brine-hardrock-applications-end-users-by-region-by-country-market-size-insights-competition-covid-19-impact-and-forecast-2023-2028

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Additionally, the substantiation for this belief stems from market analysis and industry trends indicating the growing demand for BGLC, particularly within the context of the expanding EV market and advancements in energy storage solutions. Given the pivotal role of BGLC in powering EVs and supporting renewable energy integration, the projected growth trajectory of the lithium product market substantiates the Company’s focus on this segment as its TAM. Furthermore, the Company’s strategic positioning and expected operational capabilities aimed at servicing the United States’ market reinforce the viability of targeting this segment within the broader global lithium market. Additionally, the market impact of the Stardust facility, may be assessed from the demand side by calculating the units of EVs that can be supplied by the plant. A typical EV battery would require about 850 grams of BGLC per kWh16, and each EV has an average battery capacity of 50kWh. Hence, an average EV will require approximately 40kg of BGLC 17. Given that its refinery will be able to produce up to 50,000 tpa of BGLC, Stardust Power estimates they will be able to supply approximately 1.2 million EVs which is estimated to contribute to approximately 10%-11% of the United States’ EV market by 2035, estimated at 11 million EVs.18

EV Market Driving Demand for Lithium

According to BloombergNEF’s 2023 Long-Term Electric Vehicle Outlook (“BNEF EV 2023”), under the Economic Transition Scenario (“ETS”)19, the EV adoption in global passenger vehicle sales may increase from 14% in 2022 to 30% by 2026. Additionally, The global fleet of passenger electric vehicles is expected to increase from 27 million in 2022 to approximately 107 million units in 2026, approximately 245 million units in 2030, and approximately 731 million units by 2040, representing a penetration rate of 7.6%, 16% and 46%, for the years 2026, 2030 and 2040, respectively, of all passenger vehicles on road20.

[16]	International Renewable Energy Agency. “Lithium is critical to the energy transition. IRENA” dated 2022. Available at: https://www.irena.org/-/media/Files/IRENA/Agency/Technical-Papers/IRENA_Critical_Materials_Lithium_2022.pdf
[17]	International Renewable Energy Agency. “Lithium is critical to the energy transition. IRENA” dated 2022. Available at: https://www.irena.org/-/media/Files/IRENA/Agency/Technical-Papers/IRENA_Critical_Materials_Lithium_2022.pdf
[18]	Goldman Sachs. “Electric Vehicles Are Forecast to Be Half of Global Car Sales by 2035”, dated February 10, 2023. Available at: https://www.goldmansachs.com/intelligence/pages/electric-vehicles-are-forecast-to-be-half-of-global-car-sales-by-2035.html
[19]	BloombergNEF. “Electric Vehicle Outlook 2023”, dated 2023. Available at: https://assets.bbhub.io/professional/sites/24/2431510_BNEFElectricVehicleOutlook2023_ExecSummary.pdf
[20]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.

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According to EV Volumes, 2023 global light-duty EV (Battery Electric Vehicles and Plug-in Hybrid Electric Vehicles) sales increased approximately 35% as compared to 2022. Global light-duty EV adoption increased from approximately 13% in 2022 to approximately 16% in 2023; China’s light-duty EV adoption increased from approximately 27% in 2022 to approximately 34% in 2023.21 We believe the strong EV demand growth in 2023 was driven by automakers’ increased product offering, increased consumer awareness and adoption, national and regional governments’ announced incentives, subsidies, and more stringent fuel economy/carbon dioxide emissions regulations to support electrification efforts.

In 2024 and beyond, fuel economy/carbon dioxide emissions regulations for commercial vehicles coupled with environmental commitments of an increasing number of corporations are likely to propel electric commercial vehicle sales. According to BNEF EV 2023, for commercial vehicles22, road freight demand is estimated to increase by 46% globally from 2022 to 2040. Under the ETS, light-duty commercial vehicles are estimated to electrify rapidly, propelled by existing favorable total cost of ownership as compared to diesel vans. By 2030, more than a third of all new sales are estimated to be electric, increasing to approximately two-thirds by 2040. Further, under the ETS, battery electric buses are estimated to represent 65% of global fleet by 2040. Additionally23, electric light-duty commercial vehicle sales are estimated to increase to approximately 6 million vehicles in 2030 and to approximately 15 million vehicles by 2040, electric medium-and heavy-duty commercial vehicle sales are estimated to increase to approximately 1 million vehicles in 2030 and to approximately 2.5 million vehicles by 2040, and electric bus sales are estimated to increase to approximately 0.17 million vehicles in 2030 and to approximately 0.23 million vehicles by 2040.

Lithium Market Current Dynamics

In 2023, the global lithium market experienced substantial price decreases. Spot prices peaked at over $80,000 per ton in December 2022 but have since declined to just over $13,000 per ton as of January 30, 2024, representing a decrease of over 80%.24 This downturn, attributed to oversupply and softened demand, raises concerns for industries reliant on lithium-ion batteries, such as EVs, renewable energy storage, consumer electronics and refineries. The decline may have implications for the industry and for Stardust Power.

[21]	EV Volumes. “Global EV Sales for 2023.” Available at: https://www.ev-volumes.com/
[22]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
[23]	BloombergNEF. “Electric Vehicle Outlook 2023” dated 2023.
[24]	“Lithium Prices in Free Fall: Implications for Clean Energy Transition in the Private Sector.” Available at: https://www.bradley.com/insights/publications/2024/02/lithium-prices-in-free-fall-implications-for-clean-energy-transition-in-the-private-sector

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Despite current price declines, the ongoing energy transition away from fossil fuels suggests continued rising demand for lithium-powered energy sources over the long term. S&P Global forecasts stabilization in lithium carbonate prices within a range between $20,000/mt and $25,000/mt from 2024 to 2027.25

Future Lithium Supply

Currently, the majority of lithium mining, and inherently lithium supply is situated in Australia, Latin America, and China. An announced pipeline of projects will likely introduce new players and geographies to the lithium-mining map. This reported capacity base is projected to be enough for supply to grow at a 20% annual rate to reach over 2.7 million metric tons of LCE by 2030.26

While forecasted demand and supply indicates a balanced industry for the short term, there is a potential need to galvanize new capacity by 2030. Additional lithium sources required to bridge the supply gap are predicted to come from different types of lithium sources. The three lithium sources, of these novel types of lithium sources, which will create the greatest portion of Stardust Power’s feedstock are from (i) produced water, (ii) geothermal brines, and (iii) salt flats.

1.	Geothermal Brine – Geothermal brine refers to the hot water that naturally occurs beneath the Earth’s surface, typically in areas with volcanic activity or high levels of geothermal heat. It contains dissolved minerals and salts, including lithium. DLE methods aim to selectively extract lithium from geothermal brine efficiently.

[25]	“Lithium Prices in Free Fall: Implications for Clean Energy Transition in the Private Sector.” Available at: https://www.bradley.com/insights/publications/2024/02/lithium-prices-in-free-fall-implications-for-clean-energy-transition-in-the-private-sector
[26]	McKinsey & Company. “Lithium Mining: How New Production Technologies Could Fuel the Global EV Revolution.” Available at: https://www.mckinsey.com/industries/metals-and-mining/our-insights/lithium-mining-how-new-production-technologies-could-fuel-the-global-ev-revolution.

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2.	Produced Water – Produced water, a residual from oil and gas extraction, is commonly viewed as waste. Yet, it holds potential with its mineral content, notably lithium. Its reservoirs are promising for extraction. DLE is able isolate and concentrate lithium ions from produced water in order to extract the lithium.

3.	Salt Flats – Salt flats, also known as salt pans or saltpans, are vast expanses of land covered with salt and other minerals left behind by the evaporation of water. These flats often contain lithium-rich brine beneath their surface layers. By implementing DLE technology, lithium can be efficiently extracted from the brine beneath salt flats.

The United States’ Market

Lithium-Battery Landscape

Current and projected demand is dominated by EVs, but lithium-ion batteries also are ubiquitous in consumer electronics, critical defense applications, and in stationary storage for the electric grid. With the increasing electrification of the United States’ transportation sector, growth in employment associated with EVs has already been demonstrated. In the United States,27 EV sales reached a market share of 7.6% in 2023, and according to some estimates, that figure could increase to 67% gap over the next decade.28 Since the IRA passed in 2022, companies have invested $85 billion in new EV and battery manufacturing and supply chain facilities in the United States, resulting in 82,000 new United States jobs, according to data from the EV Jobs Hub. While estimates vary, Bloomberg projects worldwide sales of 56 million passenger EVs in 2040, of which 17% (about 9.6 million EVs) will be in the United States’ market. If all batteries for Bloomberg’s projected 9.6 million EVs were manufactured abroad, that would result in roughly $100 billion in imports. Capturing this market is key for the future viability of the United States auto industry, which historically has contributed 5.5% of the total United States’ gross domestic product. In addition to the EV market, grid storage uses of advanced batteries are also anticipated to grow, with Bloomberg projecting total global deployment to reach over 1,095 GW by 2040, growing substantially from 9 GW in 2018.29 To participate in the lithium-based battery market, the United States needs a robust supply chain, upstream, midstream and downstream to produce state-of-the-art, reliable EV and grid storage batteries at scale. Stardust Power is intending to capture a portion of the midstream market through the development of its lithium refinery.

[27]	Natural Resource Defense Council. “Demand Grows for Electric Cars, But Does the Market Support Green Jobs in the EV Industry?” Available at: https://www.nrdc.org/stories/demand-grows-electric-cars-does-market-green-jobs-ev-industry.
[28]	Natural Resource Defense Council. “Demand Grows for Electric Cars, But Does the Market Support Green Jobs in the EV Industry?” Available at: https://www.nrdc.org/stories/demand-grows-electric-cars-does-market-green-jobs-ev-industry.
[29]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.

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Sources: Benchmark Market Intelligence, S&P Global, Project Blue, Goldman Sachs, Companies websites; Hatch Analysis

According to the Benchmark Source, the lithium industry needs to invest $116 billion by 2030 if the world is to meet the ambitions targets set by governments and the largest automakers. The analysis’s high case scenario, which encompasses data from the International Energy Agency on enacted country-level policies, would require 5.3 million tons of lithium carbonate equivalent in production today, and we believe the result will be a supply shortage, causing increase in lithium prices.30 In recent years, lithium prices have exhibited volatility, influenced by various factors including supply-demand dynamics, technological advancements, and market sentiment. However, the Company observes that lithium prices have demonstrated signs of stabilization in the current period. This stabilization may be attributed to factors such as continued demand for lithium-ion batteries, particularly in the EV and renewable energy sectors, coupled with strategic efforts to address supply imbalances and enhance production efficiencies.

Current and Future Market Structures

Market Trends and Opportunities

Currently, the United States’ market for lithium-ion batteries, or alternative rechargeable battery chemistries, can be delineated into the commercial and the national defense markets. While these markets are distinct in their end-use applications and requirements, they are alike in their need for innovation and research and development. Successful domestic production and reliable supply chains in both markets will be key for the United States’ economic competitiveness and security.

United States’ Economic Posture

Bloomberg forecasts 3.2 million EV sales in the United States for 2028, and over 200 GW of lithium-ion battery-based grid storage deployed globally by 2028.31 With an average EV battery capacity of 100 kWh, 320 GWh of domestic lithium-ion battery production capacity will be needed just to meet passenger EV demand.32 Benchmark Mineral Intelligence forecasts the United States’ lithium-ion battery production capacity of 148 GWh by 2028, less than 50% of projected demand.33 These projections show there is a real threat that the United States’ companies may not be able to benefit from domestic and global market growth, potentially impacting their long-term financial viability. The United States’ supply chains for the transportation, utility, and aviation sectors will be vulnerable and beholden to others for key technologies necessary for advancement. It is anticipated that without action, the United States’ risks long-term dependence on foreign sources of batteries and critical materials. While there has been significant recent softness and reduced demand in respect of EVs and a significant decrease in the price of lithium, we believe that the long-term prospects for both remain positive.

National Security Posture

Ensuring the maintenance and expansion of lithium cell and battery manufacturing capabilities within the United States and allied nations is vital for national security, aiming to develop resilient defense supply chains against threats from adversaries. While current concerns focus on the security of mineral, material, and cell supply chains, future challenges, especially within military contexts, are increasing.

[30]	Benchmark Mineral Intelligence. “Lithium Industry Needs Over $116 Billion to Meet Automaker and Policy Targets by 2030”, dated August 4, 2023. Available at: https://source.benchmarkminerals.com/article/lithium-industry-needs-over-116-billion-to-meet-automaker-and-policy-targets-by-2030.
[31]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.
[32]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.
[33]	U.S. Department of Energy. “FCAB National Blueprint Lithium Batteries.” Available at: https://www.energy.gov/sites/default/files/2021-06/FCAB%20National%20Blueprint%20Lithium%20Batteries%200621_0.pdf.

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The increasing demand for lithium products highlights the urgency of the situation. To meet operational requirements across various domains, the military necessitates reliable and secure advanced storage technologies. However, the Department of Defense faces limitations in leveraging substantial commercial investment in battery technology for advanced capabilities, hindering its ability to deploy battery-enabled weapons and platforms independently. Collaboration among defense entities, federal agencies, and international partners is crucial to establishing a secure battery supply chain essential for national security.

New Technologies

Direct lithium extraction

DLE processes aim to efficiently extract lithium from salt, geothermal, and oilfield brines, bypassing the need for traditional evaporation ponds. Various DLE methods, including adsorption, ion-exchange, membrane-separation, or solvent-extraction, are being explored by different companies in the United States, including Stardust Power. These methods involve allowing brine to pass through lithium-absorbing materials, followed by a refining process to obtain lithium carbonate or lithium hydroxide. DLE offers several advantages such as reducing an environmental footprint, shortening production times, increasing lithium recovery rates, minimizing freshwater usage, and enhancing product purity. Currently, only adsorption DLE has been implemented commercially in Argentina and China. Scaling up DLE technologies could significantly improve lithium production efficiency, lower operational costs, and enhance sustainability across brine assets. Stardust Power has entered into letters of intent with DLE suppliers such as Geolith in order to secure its lithium feedstock through the use of this technology.

Incentives Through the IRA and BIL

The Inflation Reduction Act (the “IRA”) signed into law by the United States’ President Joseph Biden in August 2022 has several provisions that we believe have stimulated United States’ demand for EVs and motivated producers to shift their battery supply chain to North America. The IRA extends availability of the $7,500 credit on the purchase of new EVs and eliminates the cap on the number of cars that can qualify. The IRA also provides that, starting January 1, 2024, to be eligible, a vehicle must not only be built in North America, but its battery must be comprised of at least 40 percent of materials sourced in North America or a United States trading partner. Each year that percentage rises by 10 percent until by 2027 whereby it reaches 80 percent of the battery materials. As a result, we anticipate that EV makers in the United States will demand batteries that exclude China from the supply chain. Given China’s preeminent position in the battery supply chain currently, we believe that the IRA will be a strong motivation for producers of BGLC to locate in North America, which will increase demand for lithium from North American sources. In fact, shortly after President Biden’s signing the IRA, both Volkswagen and Mercedes-Benz signed agreements with the Canadian government to acquire raw materials for EV battery manufacturing at their United States’ facilities.

Further, to help build stronger, more diverse science, technology, engineering, and math (STEM) talent pipelines, manufacturing facilities are eligible for full IR Act tax credits if they meet prevailing wage and apprenticeship requirements. Many IR Act tax incentives also contain scaling domestic-production or domestic-procurement requirements. For example, to unlock the full EV consumer credit, a scaling percentage of critical minerals in the battery must have been recycled in North America or been extracted or processed in a country that has a free-trade agreement with the United States. The battery must have also been manufactured or assembled in North America.

Additionally, the Department of Energy (“DOE”) has committed $3 billion to bolster the domestic EV supply chain in alignment with the Bipartisan Infrastructure Law (“BIL”). Despite increased mining efforts, it is projected that the United States will still rely on imports for lithium production in the next five to ten years. The Infrastructure Investment and Jobs Act (“IR Act”) incentivizes sourcing critical minerals from countries with free trade agreements, such as Mexico and Canada. Combining provisions from the IR Act and BIL, the federal government aims to allocate approximately $370 billion over the next decade to facilitate the clean-energy transition.

On January 18, 2024, the DOE announced over $131 million for EV battery and charging system research and development, along with funding for a consortium focused on advancing EV commercialization. This consortium aims to develop technologies to decarbonize transportation and address the needs of EV manufacturers and battery suppliers.

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Recognizing the importance of securing the domestic battery supply chain, Stardust Power believes it is well-positioned to contribute to meeting the United States’ demand for battery-grade lithium. Leveraging its capabilities, expertise, and network, Stardust Power’s management aims to support the transition to clean energy and contribute a stable supply of lithium for the domestic market.

Giga Factories in the United States

The global gigafactory market is expected to grow at a CAGR of 18.03% from 2023 to 2028, driven by the increasing adoption of electric vehicles (EVs). 34 Competition for gigafactory investments is intensifying, with global capacity projected to expand tenfold by 2030. This is mostly due to Giga factories’ ability to produce batteries at Giga Watt hour (GWh) levels; a 1GWh factory can produce enough batteries for 17,000 automobiles.

Given that global capacity is expected to expand by ten times from its 2020 level by 2030, competition for gigafactory investment is expected to intensify at a significant rate. 35

In the United States, the DoE forecasts the operation of 13 new battery cell gigafactories by 2025 in the United States, marking a significant shift in battery manufacturing.36 This development positions the United States as a prominent hub for EV production. The IR Act has further spurred investments in North American EV supply chains. The IEA’s recent report reveals that between August 2022 and March 2023, major EV and battery manufacturers announced a cumulative investment of $52 billion in North American EV supply chains.37

Automakers are entering the EV landscape, with Ford partnering with CATL for a new battery plant in Michigan. Ford aims to ramp up electric vehicle production substantially by the end of 2023 and further by 2026. BMW and Volkswagen are also expanding their EV manufacturing operations in the United States and Canada, respectively. 38

There is a growing trend of strategic investments in securing future lithium supply, with major automakers and lithium producers committing significant funds to ensure access to raw materials for batteries. This trend is expected to continue as companies seek to mitigate supply chain risks and support the transition to sustainable transportation.

[34]	Global Market Estimates. “Gigafactory Market Report.” Available at: https://www.globalmarketestimates.com/market-report/gigafactory-market-3915.
[35]	EV Markets Reports. “US Gigafactories: Powering the Electric Vehicle Revolution.” Available at: https://evmarketsreports.com/us-gigafactories-powering-the-electric-vehicle-revolution/.
[36]	Global Market Estimates. “Gigafactory Market”, dated March 11, 2024. Available at: https://www.globalmarketestimates.com/market-report/gigafactory-market-3915.
[37]	EV Markets Reports. “US Gigafactories: Powering the Electric Vehicle Revolution.” Available at: https://evmarketsreports.com/us-gigafactories-powering-the-electric-vehicle-revolution/
[38]	Carbon Credits. “Why Lithium Prices Are Plunging and What to Expect.” Available at: https://carboncredits.com/why-lithium-prices-are-plunging-and-what-to-expect/.

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Stardust Power’s Strategy

In light of the dynamics of the lithium ion space, Stardust Power’s strategy is to become a leading producer of BGLC in America. The Company believes that designing a large central refinery, which is optimized for multiple inputs of brine lithium feedstock, provides an opportunity to scale production. The Company intends to incorporate sustainability considerations at each level of operations. Such considerations include sourcing feedstock from brines as opposed to from hard rock lithium, the use of sustainable energy in the refinery process, limiting air emissions through the full electrification of production lines, and use of zero liquid discharge (“ZLD”) technologies, recycling water, among others. Ultimately, the developments in the domestic United States’ market impact the Company in the following ways:

1.	Market Demand: With the increasing emphasis on electric vehicles and clean energy technologies, the demand for BGLC is expected to increase. Stardust Power’s lithium refinery would benefit from these developments as it positions itself to cater to the growing United States’ demand.

2.	Supply Chain Stability: The commitment of the DoE and the United States’ federal government to bolster the domestic EV supply chain signals stability and potential growth in the industry. This stability is important for Stardust Power’s planned refinery operations in order to foster consistent demand and supply channels.

3.	Regulatory Environment: The incentives provided by the government programs such as the IR Act can influence the regulatory environment in favor of domestic production and supply. This can streamline permitting processes, reduce regulatory hurdles, and provide financial support for infrastructure development, all of which are beneficial for a lithium refinery’s operations.

4.	Strategic Positioning: Given the emphasis on securing the domestic battery supply chain, a lithium refinery that operates within the United States, such as the one being developed by Stardust Power, would be strategically positioned to capitalize on government support and incentives. This could translate into competitive advantages such as access to funding, partnerships with key stakeholders, and preferential treatment in government procurement.

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The key components of Stardust Power’s business strategy are as follows:

1.	Company Strategy for Technology Risk Mitigation: The Company’s primary strategy is to mitigate technology risk within its refinery process. The Company’s plan to develop the Facility involves executing a fully chemical conversion process using “off-the-shelf” technologies with a proven and existing track record. This approach aims to minimize risks associated with technology adoption.

2.	Engagement of Specialized Partners: To provide for technical expertise and feasibility, the Company has engaged two specialized firms. Firstly, Hatch Ltd., known for its proficiency in the lithium industry, has been enlisted to provide preliminary readiness assessment and FEL-1 scoping study. Secondly, Enercon Services Inc. has been tasked with conducting essential environmental studies necessary for establishing the Facility.

3.	Risk Mitigation in Upstream Activities: Stardust Power plans to mitigate risks associated with emerging DLE technology by engaging suppliers and other partners with specialized knowledge in the DLE field.

4.	Supply Chain Integration and Efficiency: Stardust Power anticipates sourcing feedstock for its refinery from multiple suppliers. Moreover, the company seeks to vertically integrate its supply chain through investments, joint ventures, or strategic partnerships. By implementing a “hub and spoke” model for its refinery operations, Stardust Power aims to efficiently aggregate lithium feedstock supplies, enhancing production capacity scalability compared to competitors.

The Site

Purchase and Sale Agreement

On January 10, 2024 (“PSA Effective Date”), Stardust Power and the city of Muskogee (“City”) entered into a Purchase and Sale Agreement (“PSA”) to purchase the site in Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee for a total of $1,662,030, as on the date of this filing.

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Upon Closing of the PSA, Stardust Power and City will enter into a Development Agreement which calls for the Company to (i) commence the construction of the Facilities within twelve (12) months from the PSA Effective Date, and (ii) diligently proceed to completion without unreasonable delays, but subject to construction delays and interruptions due to occurrences of Force Majeure, as defined in the PSA. Commencement of construction is to include the development of plans and specification for the Facilities and the start of dirt work for the Facility.

The PSA further calls for the City to aid Stardust Power in its development of its lithium refinery by using commercially reasonable efforts to facilitate discussions between the Company and the Muskogee City-County Port Authority (the “Authority”) regarding the Company’s procurement of such agreements with the Authority as may be appropriate regarding the use of the Port Muskogee, which may include, without limitation barge, rail storage and truck capabilities to access and transport goods and supplies to and from the Facility at Port Muskogee.

Also, Port Muskogee will assist the Company with the exploration of incentives, grants and other funding opportunities to improve access to the Property, with a focus on the following specific improvements and the goal that they may be completed prior to the estimated completion of the Facility: (i) upgrading and improving West 53rd Street to provide a second entrance to the site, and (ii) extending rail service to the site.

Closing of the PSA transaction (“PSA Closing”) is anticipated to take place prior to December 31, 2024; however, the Company has the right to extend the PSA Closing for two, three month extensions, provided that Company pays to the City the sum of $33,333 for each extension (each, an “Extension Payment”). Any Extension Payment made by the Company will be applied against the Purchase Price at the PSA Closing.

The Company believes that the secured site at Southside Industrial Park within the Port Muskogee, and Oklahoma in general, is an ideal location for its Facility. The geographic location of Oklahoma is advantageous from a supply and offtake perspective. Oklahoma is a legacy energy producer and has favorable industrial regulations. Port Muskogee has been designated by the United States’ Customs and Border Protection as a Foreign Trade Zone, which reduces costs and increases potential operating income, providing port industries a competitive advantage in meeting global supply chain demands. Port Muskogee is dedicated to investing in its community and announced a $58 million investment in infrastructure improvements in January 2023.39 Stardust Power anticipates these improvements could increase its operational efficiency, improve resiliency to weather events, and support continuous growth with increased multi-modal throughout the terminal area.

Port Muskogee has robust workforce and education systems in place. It has 24 post-secondary institutions within 60 miles (including four post-secondary institutions within Muskogee County) more than 2,140 post- secondary programs offered within 60 miles, and over 14,377 post-secondary completions annually within 60 miles. The Muskogee Center for Workforce Excellence focuses on manufacturing by deploying resources, leveraging existing programs, and aligning with local and regional employment demand. The state has a highly skilled workforce in the oil and gas engineering sector that can be trained for lithium refinery operations.

The site has access to the largest inland waterway system in America, a strong interstate highway network, and rail lines. The City of Muskogee has begun the process of creating a Tax Increment Financing (“TIF”) district to complete infrastructure improvements including a rail line to the west of the property and West 53rd Street to the north up to industrial access grade creating an Industrial Truck Corridor from State Highway 64 to State Highway 69. The proposed multimillion dollar TIF was designed for the benefit of the Company. Stardust Power intends to occupy 66 of the 260 acres at Port Muskogee, excluding creeks.

Site Due Diligence

Extensive site due diligence, including: a Critical Issues Analysis (“CIA”), a Phase I Environmental Site Assessment (“ESA”), Geotechnical Study, and a Readiness Assessment, have been conducted, while a feasibility study for construction of an electrical substation is underway.

[39]	Oklahoma Department of Commerce. “Port Muskogee Investing in Infrastructure, Launches New Brand.” Available at: https://www.okcommerce.gov/port-muskogee-investing-in-infrastructure-launches-new-brand/.

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Critical Issues Analysis

On behalf of Stardust Power, its counsel and ENERCON Services Inc. (“ENERCON”) conducted a CIA of land cover, water resources, biological resources, protected lands, and a review of regulatory and permitting considerations for a proposed lithium refinery on the Muskogee 66-acre tract in Muskogee county, Oklahoma (the “Project Area”). The Cultural Resource Project Area consists of a 0.6-km buffer surrounding the Project Area, (originally the proposed 81 acres, from which the 66 acres was carved out). This CIA provides a broad, yet comprehensive overview of the key environmental resources identified during preliminary project planning and includes a review of publicly available background information, regulatory constraints, and risks. The CIA further provides recommendations, such as additional work that might be necessary or prudent for further evaluation and/or mitigation of potential risks to each resource before project implementation. The Report was issued by Enercon in December, 2023.

ENERCON has been paid $15,800, through Phillips Murrah P.C., for this study.

Phase 1 Environmental Site Assessment

ENERCON was retained to perform a Phase I ESA of the Project Area. This assessment has revealed no evidence of Recognized Environmental Conditions (“REC”s), Controlled RECs (CRECs), Historical RECs (HRECs), or Vapor Encroachment Conditions (VECs) in connection with the Project Area.

On the SW Muskogee, OK Quadrangle Map (USGS 2018), creeks and ponds are mapped on the subject property. During site reconnaissance, ENERCON observed dry creeks located near the northwestern and southeastern corners of the subject property. ENERCON reviewed the online National Wetland Inventory (NWI) mapper for additional information regarding the on-site surface waters. No significant data gaps were encountered.

As per ENERCON’s suggestion, the delineation of the wetlands was executed by the Company by excluding the risk areas from the Purchase and Sale Agreement, which resulted in the purchase of 66 acres of land by the Company. See The Site - Purchase and Sale Agreement.

Geotechnical Study

On February 19, 2024, ENERCON delivered a report in support of the construction of the proposed lithium processing plant. The report concluded that physiographic, topographic, hydrologic, soil, and subsurface structural conditions are suitable for the construction of a lithium processing plant within the Project Area in Muskogee County, Oklahoma.

ENERCON is has been paid $114,500 for this study.

Readiness Assessment

The site was evaluated as part of the Readiness Assessment performed by Hatch which was completed on October 11, 2023 and a scoping study, performed by Hatch, which was completed on April 17, 2024, the results of which are described below. Hatch reviewed the site from a business and technical perspective, including using multi-nodular logistics. Following a preliminary review, the presently held view is:

●	Muskogee site has approximately 66 acres available, after the carveout of creeks, which may be of adequate size based on current considerations.

●	Stardust Power appears to have identified certain key permitting requirements.

●	Lack of process water discharge may simplify permitting.

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This early-stage view is based on incomplete information now available, as well as numerous assumptions and considerations, and is subject to change.

Oklahoma Gas and Electric Substation Feasibility

On January 31, 2024, Stardust Power and Oklahoma Gas and Electric (“OG&E”) entered into an Electric Service Will Serve Agreement (“OG&E Agreement”) in which OG&E has agreed to sell Stardust Power electricity at the site contingent upon OG&E performing engineering and design services, including procurement of materials and/or equipment, to determine the costs of providing electricity at the site. These costs shall be paid by Stardust Power through a Minimum Bill Agreement, which shall be entered into at a future date.

OG&E is in the process of performing a technical feasibility study on the construction of an electrical sub-station to provide Stardust Power’s refinery with power for production. Currently, construction power exists on the site suitable to take the project to the next phase. Stardust Power has agreed to a minimum usage of power from OG&E for an estimated $25,000, although the final number could change. The study is expected to be completed in the second quarter of 2024.

The term of the OG&E Agreement is effective until the execution of the definitive Minimum Bill Agreement.

Value Chain

Stardust Power is establishing its business to deliver value with a strong focus on the midstream refinement process and an intention to minimize risk in its business model by partnering with experts across the value chain. The Company seeks to be a diversified player, with upstream and downstream integration in the future, in partnership with their industry partners.

Supply Feedstock

The central refinery is being designed to be optimized for multiple lithium brine inputs. By utilizing a “hub and spoke” refinery model, the Company believes it can scale production more efficiently through sourcing feedstock from different sources. This limits risk of dependence on a single type of feedstock. It also differentiates Stardust Power from other lithium refineries which are in the process of being constructed in the United States. The Company’s strategy is to source supply from multiple sources which include feedstock from (i) produced water, (ii) geothermal brines, and (iii) salt flats. Additionally, Stardust is also able to intake technical or crude grade lithium for its conversion process.

In the ordinary course of business, Stardust Power enters into non-binding letters of intent and memorandums of understanding in order to secure feedstock. The following is a description of certain non-binding letters of commitments to which we are a party.

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Usha Resources Letter of Intent

On March 15, 2024, Stardust Power and Usha Resources entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The Jackpot LOI provides Stardust Power with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. As part of a definitive agreement, Stardust Power would be required to invest into the development of the Jackpot Lake project.

The contemplated transaction is subject to entering into a definitive agreement, due diligence by Stardust Power, and other factors. Stardust Power has made a non-refundable payment of $25,000 upon execution of the LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) is intended to be made by Stardust Power sixty days from March 15, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by Stardust Power. If the parties enter into definitive agreements pursuant to the Jackpot LOI, (i) depending on the earn-in level, the total consideration could total up to $26,025,000 over five years inclusive of up to $18,025,000 in payments comprising cash and stock and a work commitment of $8,000,000. Upon completion of the full earn-in including Net Smelter Royalty buyback, Usha would retain 10% of the project and a 1% Net Smelter Royalty and would be carried in the joint venture formed between Usha Resources and Stardust Power receipt of a formal Decision to Mine following completion of a Feasibility Study. Usha Resources is in the process of conducting additional water testing with respect to a second hole. Given the early stage of this project, the full scope of any additional financing that may be required is not fully known; however, the Company has not entered into any arrangement for financing outside of the Jackpot LOI.

Usha Resources is an established lithium developer with multiple projects in development. The Jackpot Lake Lithium Brine Project is a flagship asset of Usha Resources and is a lithium brine asset located in the United States, comprising of 8,714 acres of property. The project is currently engaged in its maiden drill program.

At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

Engineering Agreement with Primero USA, Inc.

On August 4, 2024, the Company entered into an engineering agreement (the “Primero Agreement”) with Primero USA, Inc. (“Primero”) pursuant to which Primero agreed to provide certain engineering, design and consultancy professional services (the “Services”), including to assist in procurement of major equipment, engage relevant third parties for construction and provide a Front End Loading-3 (“FEL-3”) report of the Company’s Muskogee Lithium facility at Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4.7 million, in the aggregate, subject to customary potential adjustments.

Primero is obligated under the Primero Agreement to provide periodic and relevant updates and products until Primero’s completion of the Services (expected to be in the first half of 2025), subject to extension. Under the Primero Agreement, the Company is obligated to make periodic payments following the execution of the Primero Agreement and upon the achievement of specific milestones as set forth in the Primero Agreement. The Primero Agreement includes other customary provisions regarding intellectual property, key persons, confidentiality, insurance, indemnification, defects and termination.

IGX Letter of Intent

On March 13, 2024, Stardust Power and IGX, entered into an exclusive Letter of Intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by Stardust Power, and other factors. In connection with the entering into the non-binding IGX LOI, Stardust Power has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX. If executed, the promissory note, in the amount of approximately $235,000, is to be used for the payment of the maintenance fees of the IGX Claims, and is for a term of twenty-four (24) months with an annual interest rate of six percent (6%) and repayment due upon maturity. The IGX LOI provides that the promissory note will be entered into regardless of whether the parties have reached a definitive agreement by July 1, 2024. If Stardust Power acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of Stardust Power’s investment and IGX shall have not be required to repay the note. IGX has conducted initial assessments which need to be analyzed to determine the next steps for the venture. This is an early stage development company and the Company is conducting ongoing diligence with respect to the progress, timeline, and development of the IGX toward becoming a feedstock supplier. At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

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QXR Resources Limited

On October 10, 2023, Stardust Power entered into a non-binding (except for the confidentiality provision) letter of intent with QX Resources Limited to negotiate an agreement to work together collaboratively and in good faith to assess the lithium brines contained in QXR’s Liberty Lithium Brine Project (the “Project”). QXR is earning into 75% of the Liberty Lithium Brine Project situated in Inyo County, California USA, by way of an earn-in agreement with IG Lithium LLC (“IGL”) and QXR intends to use either evaporation or direct extraction technology to produce a concentrated lithium product or other lithium products. The assessment of the potential of lithium brines from the Project and the economic feasibility of the process to produce lithium products from the Project remains ongoing. At this stage, we do not know how much financing this project will require, or whether such financing will be available on acceptable terms, or at all. Furthermore, we cannot predict with certainty when these projects will begin production, if ever.

In connection with the entering into of the non-binding letter of intent, the parties have memorialized their intent to evaluate options to potentially supply Stardust Power with lithium brine products from the Project at their own costs and evaluate options to determine if there is an economically feasible process to produce lithium products from the Project to potentially supply Stardust Power with a limited volume of such products. In connection with the entering into of this letter of intent, Stardust Power made an initial equity investment of $200,000 in QXR.

Zelandez Limited

On December 13, 2023, Stardust Power entered into a non-binding Memorandum of Understanding with Zelandez Limited (“Zelandez”) to govern the relationship between the parties primarily relating to identifying and sharing new business opportunities and exploring a technical and commercial partnership between the parties. Zelandez has expertise in lithium brine geophysics, downhole wireline logging, brinefield management, and the manufacture and supply of modular early production facilities and services for the production of technical grade lithium carbonate. The partnership between the parties seeks to:

●	work to identify and share new business opportunities; and

●	work together to develop an offtake agreement for the supply of technical grade lithium carbonate to Stardust Power, with an option to be extended to technical grade lithium carbonate producers who lease or purchase Zelandez’s modular Early Production Facilities.

Zelandez, a leading brinefield services company, is acting as an intermediary to identify additional opportunities to source feedstock from lithium chloride producers. Zelandez is already engaged in this business, and the Company is not aware of any current requirements for additional financing to carry out this function.

Technology and Engineering

Hatch Contract

Stardust Power works with leading engineering firms to advance its project. Hatch, an engineering, procurement and construction management firm (“EPCM”) in lithium industry has been engaged to provide a Readiness Assessment and a Scoping Study, a.k.a. a FEL-1, to attempt to minimize technology risks.

Hatch was engaged by the Company to conduct a Preliminary Readiness Assessment covering:

●	project risk assessment;

●	artistic site renderings;

●	site review

●	financial model assumption review; and

●	equipment procurement timelines.

In this assessment, Hatch performed a DLE output simulation of the water samples using adsorption technology, identified expected ranges of impurities, lithium recovery, and options to process the feedstock, assessed transportation options and expected ranges of costs at high level, and provided high level financial model inputs for CAPEX and OPEX based on benchmarks only.

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Hatch also completed the front-end loading, (FEL-1), also known as a Scoping Study as of April 17, 2024. In connection with the study, Hatch developed and mapped out several workstreams for development of the FEL-1 (Scoping Study) and DOE application, with a preliminary estimated target schedule for the refinery build, which is a forecast only and subject to change. The FEL-1 study was performed to assess Stardust Power refinery’s technical viability using feedstock samples provided by Stardust Power. The study relied on proven technology to process lithium brine into BG LC and incorporated advancements for processing diverse sources of feedstock. The study includes: (i) Process Design Basis identifying main processing steps; (ii) Block Flow Diagram detailing the chemical process; (iii) Mass and Energy Balance, quantifying the inputs needed as well as the outputs; (iv) Equipment List and Sizing; (v) Capital Cost estimate; (vi) Operating Cost estimate based on the Mass and Energy Balance developed; and (vii) an Implementation Schedule with an estimated timeline to implement the project. The study confirmed, on a preliminary level, that the development of the Facility remains viable, based on certain assumptions made by Hatch. The material assumptions include that (1) sufficient lithium chloride feedstock and technical grade lithium carbonate feedstock will be made available to support the scheduled startup of the refinery, such that it will not remain idle for any significant period of time; (2) required permits are obtained on a timely basis; (3) we are able to sufficiently educate industry participants regarding our chemical refining process and development strategy; (4) the project is able to be completed and operated on an economic basis consistent with industry benchmark costs; (5) the project site is level with no massive excavation and considered to provide an even terrain for construction; and (6) a project specific site worker accommodation facility (i.e., construction camp) is not required.

As on date, Hatch has not transferred any intellectual property to Stardust Power. There is no royalty that is owned and due to be paid to Hatch.

Preferred DLE Technology Providers

Geolith MOU

On December 7, 2023, Stardust Power entered into a Memorandum of Understanding with Geolith, Inc. (“Geolith”). The non-binding memorandum of understanding is intended to establish an initial framework between Stardust Power, in particular with respect to direct lithium extraction technology and lab/pilot testing on resources. Geolith is the owner and developer of the Li-Capt processing technology which is used for the extraction of lithium chloride from brine sources.

Under the Memorandum of Understanding, Geolith will provide lab and pilot testing on resources (e.g., oil field water) which may be secured by Geolith and Stardust Power, either individually or jointly. Geolith will provide engineering and know-how to design and integrate its technology at its customers assets, as well as provide advice to Stardust Power in matters related to direct lithium extraction design, operation, and maintenance. In connection therewith, Stardust Power may provide brine samples and opportunities for lab tests, pilot tests and overall assistance with the development of Geolith’s technology. This partnership is expected to provide an additional ability for Stardust Power to develop sources of lithium supply. The proprietary technology is well suited for produced water as it has been tested in a variety of conditions including varying temperatures. Geolith has provided Stardust Power with an analysis of produced water brine samples that demonstrates an ideal match with their technology. Furthermore, the companies expect to work together to install pilot facilities at various sources of lithium supply. This efficient and modular approach is anticipated to reduce long timelines for the development of lithium assets.

Refinery

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of an up to 25,000 tpa production line. The second phase is to add a second production line of up to 25,000tpa to create a total capacity of up to 50,000 tpa.

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A technological innovation of Stardust Power’s planned refinery is the ability for the facility to refine different types of lithium brine inputs. The facility is being designed to accept lithium brines, of a certain approved chemical composition. It is Stardust Power’s intention that the facility will be able to dilute and pretreat feedstock as necessary, to ensure that various lithium feedstock can be blended, in order to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by screening for a broader set of contaminants, in comparison to other lithium refineries. Accordingly, by conducting a broader screening and, in turn, a more involved purification process, the Company plans to be able to blend different types of feedstock. Furthermore, an advantage of using DLE technology is the ability to remove certain contaminants upstream prior to reaching the Stardust Power facility, allowing for more optionality for feedstock characteristics. The conversion process is a fully chemical conversion process. The Facility’s planned chemical process is a mature, proven and well understood process which has been deployed substantially in South America. The Company’s flowsheet, detailed below, is expected to result in the production of solid BGLC (approximately 99.7%) from liquid lithium chloride feed.

The chart above shows the ability of a central refinery to process multiple inputs or multiple sources of supply, which enables Stardust Power to have a diversified supply chain.

Flowsheet and engineering in phases is based on proven technology, and the process to be implemented by Stardust Power to produce BGLC.

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The chemical conversion process of lithium chloride to BGLC is shown above

Legend:

HCl: Hydro-chloric acid

LC: lithium carbonate

Na2CO3: Sodium carbonate (soda ash) CaO: Calcium oxide (lime)

Ca: calcium

Mg: magnesium

The rendering concept of Site Plan of the Facility below, includes the main plant, along with feedstock warehouse, feedstock tanks, intermediate feedstock containers, reagents warehouse, unloading station, consumables warehouse, product warehouse, electrical generator, utilities, water tank, dilution tank, calcium and magnesium residue disposal, ZLD water system, carbon dioxide (“CO2”) storage tank, solvent extraction, administrative building and parking area.

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Phased Approach

The Company intends to take a phased approach to setting up its Facility and expansion. Thereafter, it intends to emerge as a leading supplier of BGLC in the United States. The total refinery cost, which includes all direct and indirect cost, and contingencies needed to build the refinery, has been estimated at $1,165 million.

In Phase 1, the Company seeks to build it first production line of up to 25,000 tpa capacity. This phase also includes building general infrastructure for the site that can be utilized in Phase 2 as well. These include facilities, storage facilities, roads, and other structures.

In an innovative approach, Stardust Power is planning on developing Phase 1 in two stages and plans to develop the back-end of the production line first to use technical grade and/or crude grade lithium carbonate for conversion to BGLC, eliminating initial stages of refinement in the production line. In stage 2, the front-end of the plant (lithium chloride brine to technical grade lithium carbonate) will be constructed. This approach has multiple advantages including entering the market as a battery grade manufacturer in an expedited fashion.

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Phase 1

Stardust Power will partner with leading engineering, procurement and management firms to oversee the development of production of up to 25,000 ton in annual production capacity. In Phase 1, the majority of the activities will include setting up the Facility involving site earthworks, infrastructure, buildings, and utilities. Phase 1 will be constructed in two stages over 4 to 5 years. Stardust Power expects to receive permits for Phase 1 prior to construction after the completion of the definitive feasibility study. Stage 1 (technical or crude grade lithium carbonate to battery grade) may entail a 35-36 month timeframe to complete engineering, procurement, construction management including completion of construction and mechanical installation of projects of this nature. Stage 2 (lithium chloride brine to technical or crude grade lithium carbonate) is planned to be executed concurrently but will take longer due to the need to conduct detailed test work of DLE output. The total cost for Phase 1 has been estimated preliminarily at an Association for the Advancement of Cost Engineering (“AACE”) Class 5 Level. These timelines and costs are based on numerous variables and assumptions, are early phase estimates only and are likely to change.

Phase 2

In Phase 2, Stardust Power plans to expand and set up an additional production line with a capacity of 25,000 tons of battery-grade lithium to its facility to a total production capacity of up to 50,000 tpa. The completion of construction and mechanical installation of Phase 2 may be completed approximately 21-30 months after completion of Phase 1, and commissioning is expected thereafter. The total refinery cost of Phase 2 has been estimated preliminarily at an AACE Class 5 level. By building another production line, that mirrors the same structure as the line established in Phase 1, the Company can limit development timelines of Phase 2 by leveraging the engineering already performed. These timelines and costs are based on numerous variables and assumptions, are early phase estimates only and are likely to change.

Sustainable operations

Lithium Brine Feedstock

Unlike typical hard rock ore mining, Stardust Power is intending to source lithium brine feedstock for its facility from (i) produced water, (ii) geothermal brines, and (iii) salt flats. Lithium brine production can reduce environmental impact as compared to hard rock mining which typically requires invasive land use which can severely impact the land. Additionally, the use of hard rock sources increases carbon emission due to the high degree of exothermic reactions needed for conversion. This is because, hard rock lithium mining involves extracting lithium from rocks that contain the mineral. This is typically done through open-pit mining, which can involve blasting and excavating large amounts of rock. The process is energy-intensive, and can result in significant amounts of waste rock and tailings, which can contain toxic chemicals and heavy metals. Additionally, hard rock mining can require large amounts of water. This could be an issue in regions where water resources are already scarce. It is estimated that 60% of the total global mined lithium supply comes from using this method. On the other hand, lithium can also be extracted from brine sources, which involves extracting lithium from underground brine pools. These can be found in areas such as salt flats and dry lakebeds, where water has evaporated over time, leaving behind mineral deposits. The brine can be pumped to the surface and then processed to extract the lithium. This typically requires less water and produces less waste than hard rock mining. In terms of the carbon footprint of each method, Benchmark Minerals has stated that “in almost every metric, lithium chemicals from hard rock sources are more environmentally damaging than those from brine sources,” and that “processing hard rock is a much more energy-intensive process than brine.”

Stardust Power has a Supplier Code of Conduct to monitor the sources of feedstock to provide for high environmental standards. Although DLE technology is emerging, Stardust Power believes that the experience and expertise of its partners will enable it to leverage the benefits of the DLE technologies advantageously, while at the same time lowering risks that could emerge due to the newness of the technology. For example, Hatch, its technology partner, has contributed to the advancement of over 10 DLE projects in the last five years, and the partnership with other providers includes DLE pilot plants to process lithium feedstock.

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Low Emission

Stardust Power’s refining facility will be engineered to be fully electric and thus produce lower emissions than facilities powered by traditional fossil fuels or natural gas, which is also expected to reduce noise and limit carbon emissions. The Company’s planned carbonation process to manufacture BGLC is a chemical conversion process. This process does not use large exothermic reactions, making Stardust Power’s facility cleaner and safer than a typical oil and gas refinery. There are no kiln or smokestacks at our facility.

Sustainable Power

The Company is committed to largely using sustainable sources of power, which are accessible in Oklahoma, including solar and wind power. By powering the facility with sustainable sources of power, we can further reduce overall emissions that are created by our facility.

Byproducts

The main byproducts from the plant are largely salt, which is closely comparable to road salt, calcium, magnesium, among others. These are non-toxic and non-hazardous materials that can be sold, repurposed, or safely disposed of in an offsite landfill. Our conversion process does not create hazardous materials.

Zero-Liquid Discharge

The Facility is engineered for a zero-liquid-discharge system that removes the need for wastewater ponds for depleted brine. Liquid byproducts will be purified and recycled for reuse in the facility or evaporated. This limits discharge into the public sewer system or the surrounding ecosystem.

Social Aspects

Stardust Power believes that community outreach is important for social engagement to build strong relationships with local communities, be available in providing explanations to local administrative bodies about various aspects of the project in case of queries, address potential concerns regarding potential impact as well as highlight potential benefits of setting up the Facility. This is expected to include providing educational opportunities for local elementary and high school students in the Hillsdale and Muskogee public school districts.

In terms of financing of the Refinery project, Stardust Power intends to finance its project cost through a mix of debt, equity as well as grants. Below is a summary of the potential financial instruments:

Financing

Equity:

●	On the Closing Date, the Company consummated the transactions contemplated by the PIPE Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed to purchase a total of 1,077,541 shares of Common Stock in a private placement at a price of $9.35 per share, for an aggregate commitment amount of $10,075,000.

Debt:

●	We expect a portion of the financing of the lithium refinery to come through debt financing. We have no binding commitments from any person to provide financing at this time, and we are not certain whether the financing will be available to us as needed on acceptable terms, or at all.

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Incentives:

Stardust Power has also received an illustrative incentives package for up to $257 million incentives from the State of Oklahoma, subject to meeting milestones, to offset the refinery’s costs, and other conditions. For more information, please refer to “—State Incentives”.

Governmental Incentives

Federal Government Incentives

The management team believes that Stardust Power may benefit from substantial grants, financing, and other incentives provided by various government organizations designed to facilitate American manufacturing of battery-grade lithium products. These incentives include but are not limited to the following:

●	Department of Energy Loan Programs Office ATVM Program: ATVM provides loans to support the manufacture of eligible advanced technology vehicles and qualifying components, including newly authorized modes from the Bipartisan Infrastructure Law. Expanded uses beyond light-duty vehicles include medium-and heavy-duty vehicles, trains or locomotives, maritime vessels including offshore wind support vessels, aircrafts, and hyperloop. The IR Act removed the $25 billion cap on ATVM loan authority and appropriated $3 billion in credit subsidy to support these loans.[42]

●	Department of Defense, Defense Production Act: The Defense Production Act (“DPA”) Expansion of Domestic Production Capability and Capacity Funding Opportunity Announcement FA8650-19-S-5010 is a government initiative aimed at enhancing domestic production capabilities critical to national defense, including critical minerals. It provides financial support to eligible entities to bolster manufacturing of strategic materials, components, and technologies essential for defense applications and those applications deemed to be a national security threat to the United States.

●	Department of Energy Grant: The Office of Manufacturing and Energy Supply Chains (MESC) plans to issue a Funding Opportunity Announcement (FOA) titled “Bipartisan Infrastructure Law 40207(b) Battery Materials Processing and 40207(c) Battery Manufacturing Grants Round II,” funded in part by the Infrastructure Investment and Jobs Act (BIL). The BIL, a significant investment in infrastructure, totaling over $62 billion allocated to the Department of Energy, aims to enhance the United States’ competitiveness, create jobs, and provide equitable access to economic benefits, particularly for disadvantaged communities. As part of this initiative, over $7 billion will be invested in the battery supply chain from fiscal years 2022 to 2026, focusing on sustainable sourcing of critical minerals, processing, and end-of-life battery recycling. Additionally, the DOE announced up to $3.5 billion from the Infrastructure Law to bolster domestic production of advanced batteries and materials, supporting clean energy industries and creating union jobs.[43]

●	Department of Defense Office of Strategic Capital (“OSC”): Broadly, the OSC will do two things as part of its partnered capital strategy for critical technologies. First, it will identify and prioritize promising critical technology areas for the Department of Defense. Second, it will fund investments in those critical technology areas, including supply chain technologies not always supported through direct procurement. To accomplish this, the OSC will partner with private capital providers and other federal agencies to employ investment vehicles that have proven successful in other United States government contexts.[44]

[42]	The White House. “Inflation Reduction Act Guidebook.” Available at: https://www.whitehouse.gov/wp-content/uploads/2022/12/Inflation-Reduction-Act-Guidebook.pdf.
[43]	U.S. Department of Energy. “Biden-Harris Administration Announces $3.5 Billion to Strengthen Domestic Battery Manufacturing.” Available at: https://www.energy.gov/articles/biden-harris-administration-announces-35-billion-strengthen-domestic-battery-manufacturing.
[44]	U.S. Department of Defense. “Secretary of Defense Establishes Office of Strategic Capital.” Available at: https://www.defense.gov/News/Releases/Release/Article/3233377/secretary-of-defense-establishes-office-of-strategic-capital/.

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State Incentives

The Oklahoma Department of Commerce provides a robust incentive package including 5% cash rebates on payroll for all new jobs created for 10 years through the Quality Jobs (“QJ”) program, and an Investment Tax Credit (“ITC”). Stardust Power’s lithium facility falls in an Oklahoma Opportunity Zone which is defined as an economically distressed area based on declining population, lower than average per capita income, and higher than average poverty rates. Manufacturers who invest a minimum of $50,000 in depreciable property in Oklahoma Opportunity Zones receive double the investment tax credit equating to 2% of depreciable property invested for 5 years. In addition to the QJ program and ITC, the state provides a 5-year property tax exemption and a sales tax exemption on machinery, goods, and electricity used during the manufacturing process. Below is a table setting forth the different state incentives which may be applicable to Stardust Power:

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability
21st Century Oklahoma Quality Jobs Program Or	$100,332,936 based on $99,562,000 in annual payroll over 10 years	● Meet an average wage of $120,071 ● Create at least 10 new jobs in Oklahoma in 3 years ● Offer basic health insurance

Oklahoma State Incentive Program	Total Potential Amount of State Incentive	Metrics Stardust Power Needs for Applicability

Oklahoma Quality Jobs Program	$50,166,468 based on $99,562,000 in annual payroll over 10 years	● Meet an average wage of 110% of the average county wage ($54,732 in 2023) ● Create $2.5 million in new annual payrolls in Oklahoma in 3 years ● Offer basic health insurance

Combined with Investment/New Jobs tax credit	$76,000,000 based on a total investment of $800,000 in depreciable property	● Minimum investment of $50,000 in Oklahoma ● The credit doubles if the investment exceeds $40 million investment or takes place in an enterprise zone (both of which Stardust Power plans to meet)

5-Year Property Tax Exemption	$42,451,539	● Invest at least $500,000 in construction, acquisition, or expansion; and ● Meet an average payroll requirement listed in the Oklahoma Quality Jobs Program

Freeport (Inventory) Tax Exemption	$10,166,545	● Exemption on goods that come from outside the state and leave the state held for assembly, storage, manufacturing, processing, or fabricating moved through the Port Muskogee within 9 months

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Sales Tax Exemption on Machinery and Equipment	$18,040,500	● Includes tangible personal property used in the development of the Refinery and the refining

Sales Tax Exemption on Goods and Energy Consumed in Manufacturing	$85,998,588	● Includes all fuel and electric power used in the development of the Refinery and the refining

The Company has engaged the services of industry experts to assist the Company in applying for government grants, such as those in Oklahoma, in an optimal and efficient manner. The Company has submitted applications for grants under the Department of Defense, Defense Production Act and the Department of Energy Grant for Bipartisan Infrastructure Law 40207(b) Battery Materials Processing and 40207(c) Battery Manufacturing Grants Round II. These applications are currently under review. The Department of Defense grants could total up to $27.5 million and the Department of Energy grants could total up to $150 million; however, there are no assurances that the Company will obtain these grants. Further, there are no anticipated timelines for receiving responses on the government grant applications or expectations for receipt of any grant proceeds. The Company has been advised with respect to its grant application under the Defense Production Act that such application would be held, but currently there is no such funding available under the program.

Intellectual Property

Stardust Power does not own or license any intellectual property which we consider to be material. The Company has applied for registration of its trademarks, bearing application No. 97927512 for Trademark/Service Mark Application for the United States on May 9, 2023.

As its business grows, the Company may in the future develop or acquire intellectual property that may be valuable or material to the business.

Customers

Since Stardust Power has not commenced production, they have no existing customers. The Company has received non-binding letters of intent from industry participants, but does not have any definitive offtake agreements with potential customers.

Competitive Strengths

As a development stage company, Stardust Power seeks to execute their mission of becoming a leading producer of BGLC, by relying on the collective experience of its management team. The management team expects to execute, explore and evaluate opportunities for generating revenues and increasing their access to supply properties, and assets, as well as all potential funding options. Some opportunities for growth could be in the form of (i) strategic partnerships, (ii) off-take agreements, (iii) diversification of supply, (iv) acquisitions of companies and technologies, and (v) participation in related commercial development activities.

As an early stage company, Stardust Power’s material decisions executed by its management are central to the development of the Company’s long-term goals and success. Additionally, as a pre-revenue company, Stardust Power’s access to financing and ability to obtain financing would be central to its success. The Company notes that it has not yet commenced operations at the refinery and, accordingly, it has not yet produced any lithium products.

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The Company intends to build its competitive strengths and continue to develop and execute its strategy in the following manner:

●	Experienced management team: the team has decades of technical expertise and experience across global mining consulting firms, and manufacturers, specializing in lithium-ion technology for electric vehicles, hydrocarbon energy company, as well as successful capital raising and running profitable ventures, across multiple geographies;

●	Refinery optimized for multiple inputs: the process of creating a matrix of multiple sources of feedstock and processing in the refinery reduces risk and costs, and is an important and significant industry differentiator;

●	Speed to market: optimized refining process, locational advantage, and subsequently, an integrated play is expected to hasten time to market and ability to generate revenue faster;

●	Use of brine feedstock: use of brine feedstock will provide alternative sources to mined lithium deposits, for the production of BGLC for domestic market use, and hence have independence from importing raw material, which would have a favorable impact on lowering cost and faster time to market;

●	Limited technology risk: use of existing and proven technologies and partnerships with global experts for mid-stream operations in refinery operations, which is expected to minimize technical risks in the value chain, resulting in reduced uncertainties and cost controls, and reduce risks of the emerging DLE technology by partnering with players who have contributed to the advancement of DLE projects; and

●	American manufacturing: ability to manufacture and contribute to lithium sourcing and manufacturing independence for domestic consumption in the United States market, leading to job creation, particularly in economically backward regions, once in production.

Competition and Market Barriers

Competition

Lithium currently has many end uses, including ceramics and glass, batteries, greases, air treatment and pharmaceuticals. However, it is the battery industry that is expected to predominantly drive future demand growth for lithium. This is expected to come from several areas: (i) the continued growth of small format batteries for cell phones, laptops, digital cameras and hand-held power tools, (ii) the transportation industry’s electrification of automobiles, buses, delivery vehicles, motorcycles, bicycles and boats using lithium-ion battery technology, and (iii) large format batteries for utility grid-scale storage.

A small number of companies dominate the production and refining of end-use lithium products such as lithium carbonate and lithium hydroxide and are often situated in China, such as Tianqi Lithium. These companies have an established presence, higher degree of financial resources, exiting strategic partnerships, and existing workforces. Stardust Power will compete with these companies on attracting human capital, securing supply of feedstock, and in selling its products. Accordingly, the price of Stardust Power’s planned products may be affected by factors beyond our control, including fluctuations in the market prices for lithium, supplies of lithium, demand for lithium, and mining activities of others.

Government Regulations

Development activities for our facility are subject to extensive laws and regulations, which are overseen and enforced by multiple United States federal, state, and local authorities. These applicable laws govern development, construction, production, various taxes, labor standards, occupational health and safety, waste disposal, protection and remediation of the environment, protection of endangered and protected species, and other matters. Various permits from government bodies are required for manufacturing operations to be undertaken, and we cannot be assured such permits will be received. Environmental laws and regulations may also, among other things:

●	require notice to stakeholders of proposed and ongoing exploration, drilling, environmental studies, mining, or production activities;

●	require the installation of pollution control equipment;

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●	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with, lithium manufacturing, or other production activities;

●	limit or prohibit drilling, mining, lithium manufacturing or other production activities on lands located within wetlands, areas inhabited by endangered species and other protected areas, or otherwise restrict or prohibit activities that could impact the environment, including water resources; or

●	require preparation of an environmental assessment or an environmental impact statement.

Compliance with environmental laws and regulations may impose substantial costs on us, subject us to significant potential liabilities, and have an adverse effect on our capital expenditures, results of operations, or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications and/or revocations, operational interruptions and/or shutdowns, and other liabilities, as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our business, results of operations, and financial condition. Federal, state, and local legislative bodies and agencies frequently revise environmental laws and regulations, and any changes in these regulations, or the interpretations thereof, could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a Material Adverse Effect on our business operations.

Permits

Certain federal, state, and local permits are or may be required for the Facility, including a minor source air emissions permit, a wastewater permit, a stormwater permit, and consultations with, and approvals from, federal and state agencies with respect to the environmental impacts of the Facility, including to cultural, biological, and natural resources and threatened and endangered species. The key permitting agency for Stardust Power’s facility at the state level is the Oklahoma Department of Environmental Quality (DEQ).

Environmental, Social and Governance

We believe lithium will continue to play an important role in enabling a cleaner, healthier, and more sustainable world, including the transition to a lower carbon future and the fight against climate change. Likewise, we believe that meeting the growing demand for lithium compounds must be balanced with considerations for responsible refining across the spectrum of Environmental, Social and Governance (“ESG”) issues and concerns. Our core values reflect this commitment to sustainability. We believe that operating in a safe, ethical, socially conscious and sustainable manner is important for our business.

As such, we intend to continue to better integrate ESG and sustainability considerations into our business, operations and investment decisions.

Environmental

Brines. By focusing on brines, which have a smaller carbon footprint than open pit mining hard rock sources which provides for a smaller environmental impact.

Sustainable Power. We source a majority of the energy to power our refinery from sustainable sources of power.

ZLD technology. We are engineering our facility based on ZLD technologies which do not produce liquid discharge as a result of our conversion process.

Social

As Stardust Power starts to recruit employees for its projects, it intends to focus hiring efforts on hiring workers from local communities nearby project areas.

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Governance

Stardust Power is committed to transparency, and corporate governance best-practices, and has the following corporate governance policies and guidelines in place:

●	Diversity, Equity and Inclusion Policy, dated November 1, 2023;

●	Privacy Policy, dated November 1, 2023;

●	Open Reporting Policy (Whistleblower Policy), dated November 1, 2023;

●	Code of Conduct and Cyber Security Agreement, dated November 1, 2023;

●	Supplier Code of Conduct, dated November 1, 2023;

●	Vendor Risk Assessment Program, dated November 1, 2023;

●	Cybersecurity Policy, dated January 5, 2024;

●	Community Benefits Plan, dated March 1, 2024;

●	Clawback Policy, dated July 8, 2024;

●	Code of Business Conduct and Ethics Policy, dated July 8, 2024;

●	Compliance Reporting Policy, dated July 8, 2024;

●	Corporate Governance Guidelines, dated July 8, 2024;

●	Insider Trading Policy, dated July 8, 2024;

●	Regulation FD Policy, July 8, 2024; and

●	Related Party Transactions Policy, dated July 8, 2024.

Legal Proceedings

We are currently not aware of any such legal proceedings or claims that we believe will have a Material Adverse Effect on our business, financial condition or operating results. However, from time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.

Websites

The Company maintains one active website, www.stardust-power.com, which serves as its corporate website and contains information about the Company and its business. The information included on Stardust Power’s website is not incorporated by reference into this prospectus or in any other report or document filed with the SEC, and any reference to such website is intended to be an inactive textual reference only.

Corporate Information

Stardust Power Inc. is a Delaware “C” corporation. Our registered office is located at 251 Little Falls Dr, Wilmington, DE 19808, and our corporate mailing address is 15 E. Putnam Ave, Suite 378, Greenwich, CT 06830.

Our mailing address for our Oklahoma office is at 6608 N. Western Ave Suite 466, Nichols Hills OK 73116.

Our telephone number is (800) 742-3095. Information contained on our website is not a part of this prospectus. The registered office of our subsidiary is located at 251 Little Falls Dr, Wilmington, DE 19808.

We have an office in Oklahoma, which is located at 9112 N. Kelley Ave, Suite C, Oklahoma City, Oklahoma 73131, covering 1,493 square feet, which has been assigned to the Company by VIKASA Capital Partners LLC (“VCP”), an affiliate of the Company, on March 16, 2023. The lease for the same is on a short-term basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Stardust Power Inc. should be read together with our unaudited condensed consolidated financial statements for the three months ended March 31, 2024, together with the related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus.

Certain of the information contained in this discussion and analysis or set forth elsewhere in the prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” in our prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section titled “Risk Factors” in our prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements” in our prospectus.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or the “Company”, “Stardust” or “Stardust Power” refer to Stardust Power Inc. and its consolidated subsidiary prior to the consummation of the business combination (the “Business Combination”). Terms otherwise not defined herein, have the meaning given to such terms in the prospectus in the section titled “Frequently Used Terms” beginning on page ii thereof, and such definitions are incorporated herein by reference.

Company Overview and History

On December 5, 2022, Stardust Power LLC was organized as a limited liability company in the State of Delaware. On March 16, 2023, Stardust Power Inc. was organized as a C Corp. in the State of Delaware with operations commencing on March 16, 2023. The ownership interests of Stardust Power LLC were subsequently transferred to Stardust Power Inc., and collectively “the Company” or “Stardust” or “Stardust Power”.

Stardust Power is a U.S.-based development stage battery grade lithium manufacturer designed to foster clean energy independence for America. The Company is in the process of creating capacity to manufacture battery grade lithium products, primarily for the EV market, by developing a large scale lithium refinery in the United States. Stardust Power seeks to become a sustainable, cost-effective supplier of battery grade lithium products, by its innovative approach in the development of a large central refinery optimized for multiple inputs of lithium brine inputs (the “Facility”) in Oklahoma.

Stardust Power intends to source lithium brine feedstock from various suppliers and may make investments upstream to secure additional feedstock. We seek to sell our products to EV manufacturers as our primary market, with potential applications in other areas such as battery manufacturers, the U.S. military, and OEMs.

Some of the key driving factors are the demand for battery grade lithium products, fueled largely by the demand and production of electric vehicles and automotive OEMs and battery manufacturers seeking domestic supply options, leading to demand for minerals used in battery cells, such as lithium, governmental incentives for American manufacturing and evolving geopolitical climate that is creating a national security priority for the U.S. market.

In February 2023, Stardust Power LLC received an illustrative incentive analysis for up to $257 million in performance-based incentives from the State of Oklahoma (covering Phases 1 and 2) and potential federal incentives, which also contained potential for further eligible federal grants. The state incentives were based on initial job creation, equipment procurement, training and recruitment incentives, property tax exemptions, sales tax exemptions, and capital expenditure projections submitted to the Oklahoma Department of Commerce in the first quarter of 2023 and could be subject to changes as the Company progresses in setting up the Facility and commercial production of battery grade lithium in the future. These incentives may change based on the actual financial metrics of the Company in the future, which may be lower or higher.

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Stardust Power believes that it is well poised to address these opportunities by emerging as a leading, fully integrated domestic lithium supplier, and contribute to restoring American sustainable energy independence, thereby bridging the gap in domestic supply of battery grade lithium products.

Recent Developments

Engineering Agreement with Primero USA, Inc.

On August 4, 2024, the Company entered into the Primero Agreement with Primero pursuant to which Primero agreed to provide Services, including to assist in procurement of major equipment, engage relevant third parties for construction and provide a FEL-3 report of the Company’s Muskogee Lithium facility at Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee. The total amount due pursuant to the Primero Agreement, assuming full performance, is approximately $4.7 million, in the aggregate, subject to customary potential adjustments.

Primero is obligated under the Primero Agreement to provide periodic and relevant updates and products until Primero’s completion of the Services (expected to be in the first half of 2025), subject to extension. Under the Primero Agreement, the Company is obligated to make periodic payments following the execution of the Primero Agreement and upon the achievement of specific milestones as set forth in the Primero Agreement. The Primero Agreement includes other customary provisions regarding intellectual property, key persons, confidentiality, insurance, indemnification, defects and termination.

Business Combination

On July 8, 2024, we consummated the Business Combination. GPAC II’s shareholders approved the Business Combination at an extraordinary meeting of shareholders held on June 27, 2024. Pursuant to the Business Combination, the following occurred:

On the Closing Date, the Company completed the transactions contemplated by the Business Combination Agreement. GPAC II deregistered as a Cayman Islands exempted company and domesticated in the state of Delaware as Delaware corporation. As per the Business Combination Agreement, the First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity. Upon the merger, GPAC II was renamed as Stardust Power Inc.

As per the Business Combination Agreement:

●	First Merger Sub merged into Stardust Power, with Stardust Power being the surviving corporation. Following the First Merger, Stardust Power merged into Second Merger Sub, with Second Merger Sub being the surviving entity and became a wholly-owned subsidiary of GPAC II. In connection with Closing, GPAC II changed its name from “Global Partner Acquisition Corp II” to “Stardust Power Inc.”
●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the First Effective Time converted into the right to receive the number of GPAC II Common Stock equal to the Merger Consideration divided by the number of shares of Stardust Power Fully-Diluted Shares.
●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II Common Stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the per share consideration.
●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the First Effective Time converted into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration.
●	Additionally, GPAC II will issue five million shares of GPAC II Common Stock to the holders of Stardust Power as additional Merger Consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.
●	The Company issued 1,077,541 shares of Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the PIPE Subscription Agreements.

Purchase and Sale Agreement for Site

On January 10, 2024, Stardust Power and the City of Muskogee entered into a Purchase and Sale Agreement (“PSA”) to purchase the site in Southside Industrial Park, Muskogee, Oklahoma in Port Muskogee for a total of $1,662,030. The closing has not occurred as of the date of this prospectus.

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Investment in QX Resources:

In October 2023, the Company purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited, an Australian limited liability company (“QX Resources”), for $200,000. This investment was made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire Flat, California, USA (the “Project”) for which QX Resources has a binding Option to Purchase Agreement and Operating Agreement to earn a 75% interest of the Project from IG Lithium LLC (the “Earn-in venture”). The Company is not a direct party to the Earn-in venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in venture held by QX Resources. No formal off-take agreement has been executed as of March 31, 2024. Further, no material expenses have been incurred towards the feasibility studies during the three months ended March 31, 2024. The Company neither has a controlling financial interest nor does it exercise significant influence over QX Resources. Accordingly, the investment in QX Resources’ ordinary shares does not result in either consolidation or application of equity method of accounting for the Company.

SAFE Note and Convertible Equity Agreement Transactions

On June 6, 2023, the Company received $2,000,000 in cash from AIGD and funded a Simple Agreement for Future Equity on August 15, 2023 (as amended, the “August 2023 SAFE”). On November 18, 2023, the Company also entered into a second Simple Agreement for Future Equity with AIGD for an aggregate amount of $3,000,000 (the “November 2023 SAFE”) under the same terms and conditions as the amended August 2023 SAFE. On February 23, 2024, the Company entered into a third SAFE with an individual for an aggregate amount of $200,000 (the “February 2024 SAFE,” and together with the August 2023 SAFE and the November 2023 SAFE, the “SAFEs”). Immediately prior to the Closing of the Business Combination, the SAFEs automatically converted into 138,393 shares of Stardust Power Common Stock.

The Company entered into the AIGD Convertible Equity Agreement on April 24, 2024 for $2,000,000 and additionally entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024. Immediately prior to the First Effective Time, the cash received pursuant to the Convertible Equity Agreements automatically converted into 55,889 shares of Stardust Power Common Stock.

Unsecured Notes with Related Parties

In March 2023, the Company issued unsecured notes to three related parties. These notes payable provided the Company the ability to draw up to $1,000,000 in the aggregate in the following timing: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. As of March 31, 2024, the Company has repaid all the notes payable.

Key Factors Affecting Our Performance

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from other lithium brine and other brine producers, changes to existing federal and state level incentive framework, changes in regulations, and other factors discussed under the section titled “Risk Factors.” We believe the factors described below are key to our success.

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Commencing Commercial Operations

We are a development stage company incorporated in March 2023, and post inception, we have executed an exclusive Option Purchase Agreement, effective May 31, 2023, with the city of Muskogee. The CIA, Phase I ESA, Geotechnical Study, and Readiness Assessment of the Site has been conducted, while the feasibility study for construction of an electrical substation is underway, and we may be required to conduct other relevant studies.

Stardust Power is developing a large central refinery in a phased approach. The first phase is the construction of a production line with up to 25,000 tpa. The second phase is to add a second production line with up to 25,000 tpa, to create a total capacity of up to 50,000 tpa.

A technological innovation of Stardust Power’s planned refinery is the ability for the Facility to refine different sources of lithium brine inputs. The Facility is being designed to accept lithium brines, of a certain approved chemical composition. It is Stardust Power’s intention that the Facility will be able to dilute and pretreat feedstock as necessary, to ensure that various lithium feedstock can be blended, in order to produce a consistent feedstock. Stardust Power’s strategy is to differentiate itself by screening for a broader set of contaminants, in comparison to other lithium refineries.

Partnership Ecosystem

Our success will depend on whether we can execute and expand our ecosystem of commercial arrangements with additional suppliers of brine and executing agreements with them at favorable terms. The availability of brine for the purpose of extracting lithium is still in a nascent stage and we would require access to multiple sources, as we start commercial production and grow our business. Our management team frequently evaluates current and future sources of supplies, for reliability of supply, geographic locations for logistics and cost efficiency. We would also require to maintain technology arrangements with existing strategic affiliations, on whose patented and proprietary process we depend on, as well as forge new technology affiliations as exploration, extraction and purification processes evolve, to obtain raw materials required to manufacture high-quality lithium suitable for consumption by the EV industry, and other potential usages. These affiliations will enable us to refine and sell battery grade lithium at competitive prices, which in turn helps secure the growth and profitability of our business operations in the long term.

Adequate Capital Raise

The success of our refinery’s activities relating to producing battery grade lithium from brine and our ability to obtain relevant permits timely, require significant capital investment and financing to fund the initial investment in all aspects of setting up the operations, and subsequently our operating losses, competition from substitute products and services from larger companies, protection of proprietary technology of our strategic partners, and dependence on key individuals.

As a development stage company, Stardust Power needs to raise additional capital to realize its business objectives. Our long-term success is dependent upon our ability to successfully raise additional capital or financing, or successfully enter into strategic partnerships. Until commercial production is achieved from our planned operations, we will continue to incur operating and investing net cash outflows associated with, among other things, maintaining and acquiring exploration properties and undertaking ongoing exploration activities.

Our unaudited condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings.

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Limited Operating History

We have a limited operating history and there is limited historical financial information upon which to base an evaluation of our performance. Our business and financial condition must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. As we were incorporated on March 16, 2023, we are unable to present financial information for prior comparable periods, as is customary pursuant to Regulation S-X.

Key Business Metrics, Non-GAAP Measure

Since we have yet to start the construction of our Facility and hence, commercial production, we do not have financial information on key business metrics. However, based on our experience and industry knowledge, we expect the following to be key business metrics:

●	Raw Material Cost/ton: This includes the input cost of lithium chloride for the plant. As this may be obtained from various sources, the weighted average cost will be calculated to arrive at the raw material cost per ton and reflects the Company’s ability to procure high-quality raw materials at an appropriate price. The weighted average method also helps in calculating the gross margin on a per-ton basis. The technology implemented and the efficiency of the operations are also reflected on the gross margin per ton.

●	Selling Price/ton: This multiple is driven by the demand and supply of the lithium price as well as the efficient operations of the plant. The computation of the selling price may be based on the output sold per long-term contract, which is expected to have a floor and a cap, as well as the spot price on the date of placing a purchase order by the customer, with the Company and the customer sharing the difference between the floor and spot price.

●	Capex/ton: This reflects the Capex incurred on a per-ton basis. It includes both direct and indirect costs. It also has contingency costs built in for any impact on Capex, to account for unforeseen events. The key is to optimize plant efficiency in long-term operations with the appropriate technology and set-up.

●	Opex/ton: This includes the ongoing expenses incurred from the day-to-day running of the operations. It helps in measuring how much profit a company makes on a dollar of sales after paying for variable costs of production, such as wages and raw materials, but before paying interest or tax. The lower multiple reflects the efficient functioning of the management.

●	Capacity Utilization: This measures how much output a plant is producing, compared to its maximum potential output, which is dependent on two key factors: (a) design capacity, which impacts the operational efficiency of the plant, and (b) the plant’s downtime for its maintenance. Timely maintenance is also the key to running any efficient operations.

Further, since we have yet to generate revenue, non-GAAP measures such as EBITDA and EBITDA margin, cannot be captured currently, but we may disclose non-GAAP measures such as these once we have commenced commercial production and selling of battery grade lithium to our intended customers.

Business and Macroeconomic Conditions

Our business and financial condition has been, and we believe will continue to be, impacted by adverse and uncertain macroeconomic conditions and events, including higher inflation, higher interest rates, supply chain and logistics challenges, banking crises, and fluctuations or volatility in capital markets.

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Components of Results of Operation

Revenue

We have not generated any revenue to date. We expect to generate a significant portion of our future revenue from the sale of battery grade lithium primarily to the EV market. We expect to enter into long-term contracts (typically 10 years), driven by industry dynamics of the EV industry, with a pricing structure at cap and ceiling, and sharing of variable price between customer and Company.

Cost of Goods Sold

We have not sourced any raw material to date. We expect to source brine from lithium producing suppliers including the oil and gas industry as a byproduct of their exploration and extraction process. We are in the process of negotiating with multiple suppliers for brine feedstock, including producers from the oil and gas industry. The length, tenure and pricing of these contracts will depend largely on the type of supply and is expected to vary from supplier to supplier.

Expenses

General and Administrative

General and administrative expense consists of costs to maintain our daily operations and administer the business that are not directly attributable to generating revenue or cost of goods or raw material. These consist primarily of consulting services (including advisory services for organization setup and administrative related services from contractors, consultants), professional services such as accounting advisory, statutory auditor fees, technical consultants, and business consulting, as well as personnel related expenses (including stock-based compensation), legal and book-keeping services, and marketing expenses. We expect our general and administrative expenses will increase in absolute dollars over time as we continue to invest in initially setting up our Facility, recruit more employees, and subsequently in the growth of our business and incur costs associated with being a publicly traded company with respect to compliance with the regulations of the SEC and the Nasdaq Global Market.

Other income/(expense)

Interest expense

Interest expense comprised of interest payable on short term loan. The Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly installments of $ 8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against a Lien on the insurance policy.

Change in fair value of investment in equity securities

Change in fair value of investment in equity securities relates to movements in fair value of investment in equity securities of strategic investments such as the investment in QX Resources, that need to be recorded in the statement of operations for each reporting period, based on readily available quoted prices for such investment.

Change in fair value of SAFE notes

Change in fair value of SAFE notes relates to movements in fair value of SAFE notes which have been classified as liability instruments in the financial statements, that need to be recorded in the statement of operations for each reporting period, based on third party valuations carried out at period end.

Provision for Income Taxes

We are constituted as a C-corp and are subject to U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law.

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Results of Operations

The following table sets forth our unaudited condensed statements of operations information for the period indicated:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023	Change
Revenue	$-	$-	$-
General and administrative expenses	1,235,366	245,402	989,964
Operating loss	(1,235,366)	(245,402)	(989,964)
Other income/(expense):
Interest expense	(1,289)	(103)	(1,186)
Change in fair value of investment in equity securities	(54,658)	-	(54,658)
Change in fair value of SAFE notes	(107,900)	-	(107,900)
Total other expense	$(163,847)	$(103)	(163,744)
Net loss	$(1,399,213)	$(245,505)	(1,153,708)

The Company was incorporated on March 16, 2023 (inception date) and had 15 days of business operation in comparative period. Hence the period from March 16, 2023 to March 31, 2023 is not comparable to three months ended March 31, 2024.

Revenues

We did not earn any revenue since inception.

Cost of Goods Sold

We did not manufacture any products, and hence did not incur any direct costs related to production or carrying inventory, since inception.

General and Administrative Expenses

General and administrative expenses primarily attributable to fees for professional consulting fees, mainly comprising formation and organization structure advisory marketing advisory services and other consulting, legal services and advisory services with respect to the Company’s organization, fees for strategic investments evaluation and employee related compensation expenses representing base salary, benefits and stock-based compensation expense. The details of these expenses are as follows:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023	Change
Professional and consulting fees	$514,908	$146,201	$368,707
Legal and book-keeping services	93,944	86,106	7,838
Payroll and related taxes	453,031	10,351	442,680
Other	173,483	2,744	170,739
	$1,235,366	$245,402	$989,964

The increase in general and administrative expenses for the first quarter of fiscal 2024 compared to the period March 16, 2023 (inception) to March 31 2023 was primarily due to increase in professional services such as accounting advisory, statutory auditor fees, technical consultants, and business consulting, increase in employee related compensation expenses due to additional corporate headcount over the last year and increase in marketing and other administrative expenses.

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Other income/(expense)

Interest Expense

The increase in interest expense of $1,1861 during the three months ended March 31, 2024 is due to interest payable on short term loans. On November 19, 2023, the Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly installments of $ 8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against a lien on the insurance policy. Interest expense for the comparative period comprised of interest on notes payable to related parties accrued compounding semi-annually, at the long-term semiannual Federal rate, as established by the Internal Revenue Service, which effectively was 3.71% for the period from March 16, 2023 (inception) to March 31, 2023. The promissory notes were paid off in June 2023.

Change in fair value of investment in equity securities

The decrease in fair value of investment in equity securities of $54,658 during the three months ended March 31, 2024 is due to change in fair value of investment in QX Resources based on readily available quoted prices for such investment. The Company did not have any such investment in the comparative period.

Change in fair value of SAFE notes

The increase in fair value of SAFE notes of $107,900 during the three months ended March 31, 2024 is due to change in fair value of SAFE notes due to changes in estimates related to inputs used in the valuation, which have been classified as liability instruments, based on third party valuations as of March 31, 2024. The Company had not issued any such SAFE notes in the comparative period.

Tax Expenses

For the period since March 16, 2023 (inception) through March 31, 2023 and three months ended March 31, 2024, the tax expense is nil, due to net losses incurred during these periods. We do not carry any deferred tax assets on the balance sheet as of March 31, 2024 and December 31, 2023, primarily due to net operating loss carryforwards resulting from historically incurred net operating losses and full valuations allowance of those losses, as our ability to realize future tax benefits related to these assets is largely dependent upon operational profitability, which is uncertain. As a result of this uncertainty, we have established a full valuation allowance, and have not recognized a net provision or benefit for income taxes in the periods reported.

Net Loss

For the period from March 16, 2023 (inception) through March 31, 2023 and three months ended March 31, 2024, the Company incurred a net loss of $245,505 and $1,399,213 respectively. Since the Company is yet to start commercial production of battery grade lithium, the operating expenses are expected to increase, as the Company starts to recruit more personnel to perform general operational tasks and set up the Facility and executed supply agreements, leading to increased losses.

Liquidity and Capital Resources

Overview

Since inception, we have devoted substantial efforts and financial resources to raising capital and organizing and staffing the Company, and as a result, have incurred significant operating losses. As of March 31, 2024 and December 31, 2023, we had an accumulated deficit of $5.2 million and $3.8 million respectively.

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We have not earned any revenue and have been operating at a loss since inception. We have an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings.

Liquidity Requirements

Our primary requirements for liquidity and capital are investment in new facilities, new technologies, working capital and general corporate needs. Specifically, in this regard, the total refinery cost, which includes all direct and indirect costs and contingencies needed to build the refinery, has been estimated at $1,165 million. We intend to finance our project cost through a mix of debt, equity as well as government grants. We expect our operational expenditures to increase for the foreseeable future in connection with ongoing and future activities. Specifically, expenditures will increase as we:

●	secure and build facilities
●	invest in research and development activities to advance the development of our technologies, and
●	incur additional expenses associated with transitioning to, and operating as, a public company

Our current and ongoing liquidity requirements will depend on many factors, including: our launch cadence, the timing and extent of spending to support additional development efforts, the introduction of new and enhanced offerings, the continuing market adoption of our offerings, the timing and extent of additional capital expenditures to invest in manufacturing facilities and additional spaceports. In addition, we may, in the future, enter into arrangements to acquire or invest in complementary businesses, business offerings and technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

Sources of Liquidity and Going Concern

We have funded our operations with proceeds from sales of Stardust Power Common Stock, promissory notes, SAFEs and Convertible Equity Agreements. As of March 31, 2024, our promissory notes were fully repaid. To continue as a going concern, we anticipate funding our near-term operations through the sale of equity securities, promissory notes, additional SAFE notes, debt financing or from other capital sources. If adequate funds are not available, we may be required to curtail, delay, or eliminate some or all of our planned activities, or raise additional financing to continue to fund operations, and may not be able to continue as a going concern.

Our unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage entity having no revenues, has incurred net loss since inception of $5,192,798 and has stockholders’ deficit of $5,074,276 as of March 31, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the existing promissory notes from related parties or additional SAFE or convertible notes financing to fund the Company’s operating and investing activities over the next one year. In this regard, on March 21, 2024, the Company has also signed a Financing Commitment and Equity Line of Credit Agreement with an investor whereby the investor has committed for an additional $15 million of financing. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. Failure to secure adequate financing could have a Material Adverse Effect on the business, operations and financial performance of the combined entity subsequent to the Business Combination.

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Promissory Notes

In March 2023, the Company issued unsecured notes to three related parties. The notes payable provided the Company the ability to draw up to $1 million in aggregate in the following timing: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Federal rate, as established by the Internal Revenue Service, which effectively was 3.71% for the period from March 2023, when the notes were drawn.

As of March 31, 2023, the Company utilized the entirety of the available facilities, and $160,000 was payable by December 31, 2023, and $840,000 was payable by December 31, 2025. As of March 31, 2024 and December 31, 2023, the Company has repaid all of the notes payable.

Insurance Funding Borrowing

On November 19, 2023, the Company borrowed $80,800 from First Insurance Funding (a Wintrust Company) to finance its insurance policies. The total of premium, taxes and fees aggregated to $101,000, of which an initial downpayment of $20,200 was paid by Stardust Power, and the balance financed through First Insurance Funding. The loan has an annual percentage rate of 8.25%, and is payable in 10 installments through September 21, 2024.

SAFE Notes

On June 6, 2023, the Company received $2,000,000 in cash from AIGD and funded the August 2023 SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an Investment Management Agreement between them and Vikasa Capital Advisors, LLC (a related party) in consideration for which Vikasa Capital Advisors, LLC is paid investment management fees.

On November 18, 2023, the Company amended the August 2023 SAFE note (the “amended August 2023 SAFE”), which introduced a discount rate of 20% to (a) the lowest price per share of preferred stock sold in the preferred stock purchase, or (b) the listing price of the Common Stock upon consummation of a SPAC transaction or IPO. On November 18, 2023, the Company also entered into the November 2023 SAFE note for an aggregate amount of $3 million with the same investor under the same terms and conditions as the amended August 2023 SAFE note. Each of the SAFE notes converted, immediately prior to the First Effective Time, into Stardust Power Common Stock. The total amount raised from the amended August 2023 SAFE and November 2023 SAFE note is $5 million.

On February 23, 2024, the Company signed the February 2024 SAFE note for an amount of $200,000. In accordance with the terms of the February 2024 SAFE note, the SAFE notes converted into shares of Stardust Power Common Stock, immediately prior to the First Effective Time on similar terms to the other SAFE notes.

The SAFE notes are classified as liabilities based on evaluating characteristics of the instruments and are presented at fair value as non-current liabilities in the Company’s unaudited condensed Consolidated Balance Sheet.

The SAFE notes provides the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Stardust Power board of directors, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. Additionally, the SAFE notes provides the investor certain rights upon an equity financing, Change in Control or dissolution as described in Note 6 of the unaudited condensed consolidated financial statements of the Company. The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. As of March 31, 2024 and December 31, 2023, the fair value of the SAFE notes is $5,520,100 and $5,212,200 respectively and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFEs is junior to other outstanding Indebtedness and creditor claims, on par with payments for other SAFEs and/or preferred equity, and senior to payments for other equity of the Company that is not SAFEs and/or pari preferred equity.

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On March 21, 2024, the Company entered into Financing Commitment and Equity Line of Credit Agreement with AIGD (SAFE note investor). The agreement replaced the above contingent commitment feature of SAFEs with granting Company an option to drawdown up an additional $15,000,000 on terms similar to existing SAFE notes prior to the First Effective Time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

On April 24, 2024, the Company entered into a convertible equity agreement for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, entered into based on similar terms to the AIGD Convertible Equity Agreement. In accordance with the terms of the Convertible Equity Agreements, immediately prior to the First Effective Time, the cash received pursuant to the Convertible Equity Agreements automatically converted into 55,889 shares of Common Stock.

Material Weaknesses in Internal Control Over Financial Reporting

During the period from March 16, 2023 (inception) to December 31, 2023, the Company’s management identified material weaknesses in the implementation of the COSO 13 Framework (which establishes an effective control environments), lack of segregation of duties and management oversight, and control surrounding maintenance of adequate repository of contracts, appropriate classifications of expenses and complex financial instruments. We will design and implement measures to improve our controls over financial reporting process and to remediate these material weaknesses. Our ability to comply with the annual internal control report requirements will depend on the effectiveness of our financial reporting controls across our Company. We expect these systems and controls to involve significant expenditures and to may become more complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. For more information, please refer to “Risk Factors – We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we experience additional material weaknesses or other deficiencies in the future, or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial results, which could result in loss of investor confidence and adversely impact our stock price” in our prospectus. In light of this fact, our management, including our Chief Executive Officer and Chief Financial Officer, has performed additional analyses, reconciliations, and other post-closing procedures and concluded that, notwithstanding the material weakness in our internal control over financial reporting, the unaudited condensed consolidated financial statements for the periods covered by and included in this Report fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with U.S. GAAP.

Cash Flow

Summary

The following table summarizes our cash flows for the periods presented:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023	Change
Net cash used in operating activities	$(934,680)	$-	$(934,680)
Net cash used in investing activities	(3,131)	-	(3,131)
Net cash provided by financing activities	54,385	1,000,000	(945,615)
Net change in cash	$(883,426)	$1,000,000	(1,883,426)

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Cash Flows used in Operating Activities

For the three months ended March 31, 2024, net cash used in operating activities was $0.9 million, consisting of a $1.4 million net loss, adjusted for $0.2 million non-cash charge for change in fair value of SAFE notes and investments and a $0.3 million net change in operating assets and liabilities, primarily driven by increase of $0.4 million in accounts payable and other current liabilities which primarily represent the various costs that are expected to be incurred as we set up operations during this period, partially offset by an decrease of $0.1 million in prepaid expenses.

For the period March 16, 2023 (inception) to March 31, 2023, the Company did not generate or use any operating cash. Net loss of $0.2 million was offset by net change in operating assets and liabilities, driven by increase of $0.2 million in accounts payable, due to related parties and other current liabilities.

Cash Flows used in Investing Activities

For the three months ended March 31, 2024, net cash used in investing activities was $3,131, primarily representing purchase of computer and equipment. For the period March 16, 2023 (inception) to March 31, 2023, the Company did not generate or use any cash in Investing Activities.

Cash Flows from Financing Activities

For the three months ended March 31, 2024, net cash provided by financing activities was $0.05 million related primarily to cash received from proceeds for issuance of SAFE Notes $0.2 million offset partially by deferred Business Combination transaction costs $0.12 million, repayment of short-term loan $0.03 million and repurchase of unvested shares.

Net cash provided by financing activities was $1.0 million for the period March 16, 2023 (inception) to March 31, 2023, related primarily to cash received from proceeds for issuance of Notes payable to related parties.

Operating and Capital Expenditure Requirements

The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue to finance operations over the next twelve months and is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. Our intended capital requirements depends on many factors including the capital expenditures required to set up our Facility, and undertake all activities necessary to start commercial production, prices of capital equipment, and preliminary costs. In the future, it will depend on our expansion of acquiring new assets/sites to have access and potential ownership of raw material. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. We may be required to seek additional equity or debt financing. If additional financing is required from outside sources, over and above what we are intending to raise currently, we may not be able to raise it on acceptable terms or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected and may not be able to continue our intended operations as a going-on concern.

Commitments and Contractual Obligations

We have entered into SAFE agreements in lieu of investments, with specific terms and conditions for conversion into Stardust Power Common Stock, a Letter of Intent with IGX Minerals LLC which entails a future promissory note obligation of $235,000, a Letter of Intent with Usha Resources Inc. which could entail a future payment of $50,000, and the PSA to purchase the site in Oklahoma with specific payment terms. While the Company has not entered into any other binding commitments, other strategic partnerships are being evaluated which could lead to future contractual obligations.

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Summary of Critical Accounting Estimates

We believe that the following accounting policies and estimates involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of our operations. See Note 2 to our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus for a description of our other significant accounting policies. The preparation of our unaudited condensed consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates, we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Leases

At the inception of a contract, we assess whether the contract is, or contains, a lease. Our assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) we obtain the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) we have the right to direct the use of the asset.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset or (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria.

We have elected the practical expedient to account for lease and non-lease components as a single lease component. We also elected not to record right of use assets and associated lease liabilities on the unaudited condensed consolidated balance sheet for leases that have a term, including any reasonably assured renewal terms, of 12 months or less at the lease commencement date. We recognize lease payments for these short-term leases in the unaudited condensed consolidated statement of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

We have one short-term lease for office space in Oklahoma City, OK.

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fee, advisory and consulting fee, are deferred till consummation/ completion of the proposed public offering. The Company has deferred $1,816,261 and $1,005,109 of related costs incurred towards proposed public offering which are presented within current assets in the condensed consolidated balance sheets as at March 31, 2024 and December 31, 2023. Upon completion of the public offering contemplated herein, these amounts have been recorded as a reduction of stockholders’ equity as an offset against the proceeds of the offering.

Income Taxes

Income taxes are recorded in accordance with ASC 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We account for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, we recognize the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. We recognize any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

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SAFE Notes

We account for the SAFE note in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging,” whereby it is accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, Change in Control or dissolution occurs, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE note will convert into certain preferred stock; (ii) a Change in Control where the SAFE note holders will have an option to receive a portion of the cash and other assets equal to the purchase amount; and (iii) dissolution event where the SAFE note holders will be entitled to the purchase amount subject to liquidation priority. The value of the instrument is likely to vary significantly based on the probability of each of the conversion scenarios that occurs, and management will reassess such probability at each reporting period. These probabilities will ultimately be factored into the valuation of the instrument and will require third party valuation experts to assist in the determination of this value. The changes in value of the instrument could impact the unaudited condensed consolidated financial statements materially and therefore constitute a critical estimate.

Fair Value of Common Stock

Due to the absence of an active market for our common stock, and in accordance with the American Institute of Certified Public Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, the fair value of our common stock is estimated based on valuation carried out by third party appraisers and approved by our board of directors based on current available information and after exercising reasonable judgment. This estimate requires significant judgment and considers several factors, including:

●	independent third-party valuations of our common stock;
●	estimated probabilities of future liquidation scenarios;
●	projected future cash flows provided by management;
●	guideline public company information;
●	discount rates;
●	our actual operating and financial performance;
●	current business conditions and projections;
●	our stage of development;
●	U.S. and global capital markets conditions; and
●	expected volatility based on comparable public company stock performance over the time period being measured.

Probability weightings assigned to potential liquidity scenarios were based on management’s expected near- term and long-term funding requirements and assessment of the most attractive liquidation possibilities at the time of the valuation. In the most heavily weighted scenarios, the enterprise valuation was calculated using a valuation approach based on a combination of the guideline public company approach, an income approach analysis with an option pricing model and a cost approach, to determine the amount of aggregate equity value allocated to our common stock.

In all scenarios, a discount for lack of marketability (“DLOM”) was applied to arrive at a fair value of common shares. A DLOM accounts for the lack of marketability of shares that are not publicly traded.

Application of these approaches and methodologies involves the use of estimates, judgment and assumptions that are complex and subjective, such as those regarding our expected future revenue, expenses, operations and cash flows, discount rates, industry and economic outlook, and the probability of and timing associated with potential future events. Changes in any or all estimates and assumptions or the relationships between those assumptions impact our valuations as of each relevant valuation date and may have a material impact on the valuation of our common stock. Estimates of the fair value of the common stock are used in the measurement of stock-based compensation. Following the Business Combination, it will not be necessary to determine the fair value of our business as the Stardust Power Common Stock will be publicly traded.

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Recent Accounting Pronouncements

See Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional details regarding recent accounting pronouncements.

Segment reporting

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC Topic 280, “Segment Reporting.” The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are accessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

Related Party Transactions

The Company entered into a service agreement with VCP, an affiliate of Roshan Pujari, on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000.

On March 16, 2023, the Company entered into a consulting agreement with 7636 Holdings LLC (“7636H LLC”), which was subsequently amended on April 1, 2023. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

For the period from March 16, 2023 (inception) to March 31, 2023, the Company incurred a total consulting expenses of $85,000 to VCP and $11,806 to 7636H LLC. Other expenses that were incurred on behalf of the Company was $35,049, in aggregate, including $30,851 by VIKASA Capital LLC and $4,198 by VCP, respectively. As of March 31, 2024 and December 31, 2023, no amounts were due to related parties of the Company.

During the period from March 16, 2023 (inception) through March 31, 2023, the Company entered into notes payable agreement for $1,000,000 with related parties, including $750,000 with Energy Transition Investors LLC, $160,000 with VIKASA Clean Energy I LP and $90,000 with Roshan Pujari. VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. As at March 31, 2024, the Company had repaid all the above notes.

Stardust Power’s Risk Management Framework

Commodity Price Risk

Global commodity prices, especially for lithium hydroxide and, or lithium carbonate and other “battery metals” changes may impact the margins and produce less revenue or losses for the Company. Global lithium commodities markets are still somewhat nascent and as the global supply chain changes this could impact the prices of commodities. The costs of lithium inputs could be affected as well further impacting margins and profitability. In order to address this risk, the Company is negotiating fixed price off take agreement with suppliers of raw material required. Also, we seek to enter into long-term partnerships to limit potential volatility in pricing. Additionally, in the future, we intend to enter into strategic partnerships that would create long term alignment with buyers.

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While there has been significant recent softness and reduced demand in respect of EVs and a significant decrease in the price of lithium, we believe that the long-term prospects for both remain positive.

Global Demand and Product Pricing Risk

New supplies of lithium and the emergence of new refiners both here in the Unites States and globally, could impact the global supply chain and product prices. Existing companies may be seeking to increase their capacity to provide lithium products and new companies seek to bring capacity online further increasing supply. Other companies may seek to enter the market. Also, the demand for lithium may be impacted by emerging technologies and other battery chemistries that may decrease the reliance on lithium, and could result in reducing product prices. In order to address fluctuations in product price, and in lines with industry norms, the Company is intending to enter into 10-year long term sales contracts with EV manufacturers, whereby we expect to have a cap and floor pricing strategy, and both, customer and the Company, sharing the difference between actual price and cap or floor pricing. We may further limit chemistry risk by refining to lithium carbonate prior to potentially refining to lithium hydroxide so we can meet market demands for either product. We stay informed on current trends in battery chemistry to project market demand.

Insurance Risk

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and potentially our financial viability. We may limit insurance risk by being proactive in our policies for environmental impact and climate change impact. Through strict adherence to company protocols we may limit certain types of risk. Also, we intend to work only with best-in-class providers, who are adept at assessing various risks in our line of business adequately.

Strategic Risk

Strategic risk represents the risk associated with executive management failing to develop and execute on the appropriate strategic vision which demonstrates a commitment to our culture, leverages our core competencies, appropriately responds to external factors in the marketplace, and is in the best interests of our clients, employees, and members. By working with best-in-class partners and consultants who are industry experts, as well as by leveraging the knowledge of our senior executive team, we expect to be able to limit or address strategic risk and execution risk.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to certain market risks in the ordinary course of our business. Changes in these factors may cause fluctuations in our earnings and cash flows. We evaluate and manage exposure to the following risks. Failure to mitigate these risks could have a negative impact on revenue growth, gross margin and profitability.

Market Risk Framework

Market risk represents the risk of losses, or financial volatility, that may result from the change in value of our products due to fluctuations in its market price. The scope of our market risk management policies and procedures includes all market-sensitive data related to input and selling prices. We expect to be able to limit this risk by using third parties to finance acquisition of feedstock and logistics, as required. We may enter into long term arrangements for supply to limit impacts of market risk.

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The Company’s different types of market risk include:

Interest Rate Risk

Interest rate risk represents the potential volatility from changes in market interest rates. We are exposed to interest rate risk arising from changes in the level and volatility of interest rates, changes in the slope of the yield curve, changes in credit spreads, and the rate of prepayments on our interest-earning assets (e.g., inventories) and our funding sources (e.g., short-term financing) which finance these assets. Project finance and loan facilities are a key component of our financing strategy. Volatility in the interest rate market could impede our plans for growth.

Liquidity Risk

Liquidity risk is the risk that we are unable to timely access necessary funding sources in order to operate our business, as well as the risk that we are unable to timely divest securities that we hold in connection with our sales and trading activities. The Company has been successful in equity financing in the past but there is no assurance that it will continue to be able to finance the Company with equity financing. The Company does not have substantial credit lines for financing the Company.

Credit Risk

Credit risk refers to the potential for loss due to the default or deterioration in credit quality of a counterparty, customer, borrower, or issuer. The nature and amount of credit risk depends on the type of transaction, the structure and duration of that transaction and the parties involved. Credit risk also results from an obligor’s failure to meet the terms of any contract with us or otherwise fail to perform as agreed. This may be reflected through issues such as settlement obligations or payment collections.

Operational Risk

The success of our plan requires us to be able to operationally deliver on the project plan and timelines as projected by management. In order to mitigate and control operational risk, we will develop policies and procedures that are designed to identify and manage operational risk at appropriate levels throughout the organization. We will also have business continuity plans in place that we believe will cover critical processes on a company-wide basis, and redundancies are built into our systems as we deem appropriate. These control mechanisms will be designed to ensure that operational policies and procedures are being followed and that our various businesses are operating within established corporate policies and limits. We are leveraging and intend to continue implementing established best practices for our industry to reduce operational risk.

Human Capital Risk

The success of our business is dependent upon the skills, expertise, industry knowledge and performance of our employees. Human capital risks represent the risks posed if we fail to attract and retain qualified individuals, particularly those having specialized technical knowledge in the exploration, extraction, and purification of brine from varying sources to produce battery grade lithium, and employees who are motivated to serve the best interests of our clients, thereby serving the best interests of our Company. Attracting and retaining employees depends, among other things, on our Company’s culture, management, work environment, geographic locations and compensation. There are risks associated with the proper recruitment, development and rewards of our employees to ensure quality performance and retention. We offer competitive compensation and benefits to retain human capital, intend to offer educational opportunities to allow advancement, and promote balance in work life conditions by offering hybrid work from home options.

Legal and Regulatory Risk

Legal and regulatory risk includes the risk of non-compliance with applicable legal and regulatory requirements and loss to our reputation we may suffer as a result of failure to comply with laws, regulations, rules, related self-regulatory organization standards and codes of conduct applicable to our business activities. We are generally subject to extensive regulation in the various jurisdictions in which we conduct our business. We are in the process of setting up procedures that are designed to ensure compliance with applicable statutory and regulatory requirements, such as public company reporting obligations, regulatory net capital requirements, sales practices, potential conflicts of interest, anti-money laundering, privacy and recordkeeping. We will also establish procedures that are designed to require that our policies relating to ethics and business conduct are followed.

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Market Risk Exposure

Interest Rate Risk

As of March 31, 2024, the Company did not have any significant risk for changes in interest rates.

Credit Risk

We are subject to credit risk with respect to our cash balances for those amounts in excess of the FDIC insured amount of $250,000. The Company has only one financial banking institution.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations, other than its impact on the general economy. However, we are currently operating in a more volatile inflationary environment due to macroeconomic conditions and have limited data and experience doing so in our history, particularly as we continue to invest in growth in our business. The principal inflationary factor affecting our business is higher costs. Our inability or failure to address challenges relating to inflation could harm our business, financial condition, and results of operations.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information, as of July 31, 2024, concerning the persons who serve as our executive officers and directors:

Name	Position	Age
Executive Officers
Roshan Pujari	Chief Executive Officer	46
Pablo Cortegoso	Chief Technical Officer	41
Udaychandra Devasper	Chief Financial Officer	42
Directors
Roshan Pujari	Director and Chairman	46
Anupam Agarwal	Director	43
Chandra R. Patel	Director	58
Charlotte Nangolo(1)(2)	Director	42
Mark Rankin(1)(2)	Director	46
Michael Cornett(3)	Director	65
Sudhindra Kankanwadi(1)(3)	Director	53

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers and Directors

Roshan Pujari. Roshan Pujari is the Chief Executive Officer and the Chairman of Stardust Power’s board of directors. Mr. Pujari co-founded Stardust Power and has served as its Chief Executive Officer since the Company’s inception in March 2023, and Stardust Power LLC in December 2022. In his role as Chief Executive Officer of Stardust Power, he is responsible for developing and executing strategy, operations, key hires, and financing. Mr. Pujari is a highly seasoned chief executive officer. Mr. Pujari has over 20 years of experience in investments and transactions, and has demonstrated expertise and deep domain knowledge in new company formation and fund raising. He is highly skilled in deal making, identifying niche opportunities and leading them to successful ventures. Prior to co-founding Stardust Power, Mr. Pujari founded VIKASA Capital LLC in 2012, and then organized as VIKASA Capital Inc. in 2021, as a diversified investment firm investing into global markets and clean energy. Mr. Pujari led the firm’s clean energy practice where he developed a deep understanding of lithium. He is also a philanthropist, having founded the Pujari Foundation, a 501(c)(3) non-profit organization, to promote the interests of education, arts, and community around the globe. Mr. Pujari has served on numerous philanthropic boards including Allied Arts, Hall Center for Mind, Body, and Spirit, and served as a Governor’s appointee to the Oklahoma Arts Council. He served as trustee for the Heritage Hall School from 2017 to 2021, his alma mater. Mr. Pujari attended the University of Redlands in California, where he majored in both History and Government, and was in the honor society in both majors. Mr. Pujari also has a diploma from Heritage Hall, Oklahoma where he was awarded “Top Speaker” in the National Tournament in 1995. We believe Mr. Pujari’s extensive experience in strategic, financial and transaction advisory roles, as well as domain knowledge in clean energy, having served in leadership positions throughout his career, qualify him to serve on the Stardust Power Board.

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Pablo Cortegoso. Pablo Cortegoso is the Chief Technical Officer of Stardust Power and has served in the role of Chief Technical Officer at Stardust Power since February 2024. In this capacity, he is responsible for all operations aspects of exploration, mining, extraction and production. Mr. Cortegoso has over 13 years of experience in civil and mining projects, specializing in lithium projects. His skills include the development of hydrogeological field programs, with an emphasis on lithium brine deposits, including well designs, packer testing, aquifer tests, brine standards preparation, sampling protocols and drilling oversight. expertise includes solar pond evaporation design, modeling and operation for lithium and potassium brine projects. He has extensive experience in performing fatal flaw analysis, risk and investment analysis, technical due diligences including on battery metals, design and implementation of field programs and data collection and analysis for hydrogeological and geotechnical studies, and completing technical reports (Mineral Resource and Reserve Statements, PEA, PFS, FS) in accordance with international guidelines for lithium brine and hard rock projects throughout Argentina, Australia, Brazil, Bolivia, Canada, Chile, Mexico, U.S., Europe, UK and Botswana. Mr. Cortegoso has been serving as a freelance industry consultant since April 2023, and will be concluding his assignments prior to joining Stardust Power in the capacity of its Chief Technical Officer in February 2024. Prior to co-founding Stardust Power, Mr. Cortegoso served at Aurora Lithium (Galp/Northvolt), as Vice President, Sourcing, in Lisbon, Portugal from April 2022 to March 2023. Prior to that, he served at SRK Consulting (U.S.), Inc., in various positions including as Senior Consultant from January, 2018 to February, 2022, and as Consultant from September, 2010 to December, 2017. Prior to that he served at Trine University as Graduate Researcher and Teaching Assistant, Angola, IN, from August, 2009 to May, 2010. Prior to Trine University, Mr. Cortegoso served at Jose Cartellone Construcciones Civiles, in Buenos Aires, Argentina, as Management and Budget Control Analyst in 2007. He is a published author in prestigious industry magazines, presented in conferences, and workshops globally in his field of expertise on lithium, and has industry affiliations including as a Registered Member of Society for Mining, Metallurgy, and Exploration, Inc., a Qualified Person under the guidelines of National Instrument 43–101, and a Competent Person in accordance with the JORC Code. Mr. Cortegoso earned his master’s degree in civil engineering from Trine University, Angola, and an undergraduate degree also in civil engineering from the Universidad Nacional de Cuyo in Argentina.

Udaychandra (“Uday”) Devasper. Uday Devasper is the Chief Financial Officer of Stardust Power and has served in the same position since December 2023. In his role as Chief Financial Officer of Stardust Power, Mr. Devasper is responsible for leading and developing the finance and accounting function, and assist the Chief Executive Officer in executing strategy, operations, key hires, and financing functions. He is a highly seasoned finance professional, with over 20 years of experience in finance and accounting, and has demonstrated expertise and deep domain knowledge in leading projects and assisting companies through multiple transactions. Mr. Devasper’s skills include building and managing large teams, operational and technical accounting expertise in key accounting areas such as revenues, mergers and acquisitions, as well as end to end project management for de-SPAC and IPO transactions. Prior to joining Stardust Power, Mr. Devasper was part of the initial founding team as a partner at Effectus Group, LLC, (“Effectus”) a boutique national accounting advisory firm, where he was involved in developing the business, hiring and resource management, as well as leading the nationwide Technology practice (which included the clean energy industry) for all technical accounting and strategic projects, from October 2014 to September 2022. During his time at Effectus, he gained domain, industry and transactional expertise, through the multiple projects he led for companies in the Cleantech and Renewables, as well as Alternative Energy space. Further, during his term at Effectus, Mr. Devasper led multiple de-SPAC/IPO transactions in the clean tech and renewable energy space, including end to end project management and overall reporting assistance. Prior to his term at Effectus, Mr. Devasper served as a Director, Technical Accounting at Echelon Corporation (which has since acquired by Dialog Semiconductor) from July 2012 to August 2014, and as a Senior Manager, Technical Accounting at Synopsys, Inc., from March 2011 to July 2012, both industry roles. Prior to that, he progressed to his role of Senior Manager, Assurance, in KPMG LLP, which spanned from June 2000 to March 2011, which represents his public accounting background. Mr. Devasper is a licensed CPA (inactive) in California, and a licensed Chartered Accountant from the Institute of Chartered Accountants of India. He earned his Bachelor’s degree (equivalent to undergraduate degree) in Commerce from the Mumbai University in India.

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Chandra R. Patel. Chandra R. Patel serves as a member of Stardust Power’s Board and is the founder of Antarctica Capital and has served as the managing partner of Antarctica Capital since 2010. Antarctica Capital is an international private equity firm headquartered in New York with offices in the UK and India. Mr. Patel is responsible for Antarctica Capital’s strategic direction and core relationships and leads the firm’s key expansion initiatives. He developed the real assets business for Antarctica Capital and its SIGA®, SARO® and SEREY™ investment strategies. Mr. Patel co-founded Antarctica Capital’s private equity business and raised its first real estate fund. Mr. Patel served as the chairman of the board of directors of Endurance Acquisition Corp. from April 2021 until the completion of its business combination with SatixFy Communications Ltd. (“SatixFy”) in October 2022 for a business combination of $813 million. SatixFy is currently a publicly traded company on the New York Stock Exchange. Mr. Patel is currently also the Chief Executive Officer of Constellation Acquisition Corp I, another special purpose acquisition company, which completed its initial public offering in January 2021 and currently has its securities listed on the OTCQX Marketplace. Previously, he invested in a portfolio of companies in technology and healthcare, and he was involved in a number of cross-border transactions and policy initiatives. Mr. Patel also founded and held senior management positions at a variety of technology and information services companies and was an associate at a leading New York law firm. He sits on the boards of Weddell Re and EarthDaily Analytics Corp. Mr. Patel graduated from the University of Kansas (Bachelor of Arts), Summa Cum Laude, London School of Economics (Master of Science), and Boston College (Juris Doctor). We believe that Mr. Patel is well qualified to serve on our board due to his extensive experience in private equity transactions and as the founder and managing partner of Antarctica Capital.

Anupam Agarwal. Anupam Agarwal serves as a member of Stardust Power’s Board and has served as Senior Director of Finance and Accounts since March 2023. He brings over two decades of experience in advising multinational corporations on strategic matters and assisting organizations in their growth initiatives. Prior to joining Stardust Power, Mr. Agarwal worked for VIKASA Capital Inc. as Director, Finance from June 2019 to March 2023. He began his career as a Project Manager at Gammon India, where he served from 2004 to 2007, executing various infrastructure and renewable projects, and later worked with EY (UAE), Edelweiss (Investment Banking) and KPMG, advising global clients and government agencies on due diligence, M&A, fundraising, and strategic and deal advisory. While at KPMG, his notable experiences include advising on project bidding for a large independent power producer company, and providing buy-side advisory for large transactions, including acquisitions by large construction companies and airport operators. At Edelweiss, he advised on sell-side projects for infrastructure transportation, and solar engineering, procurement, and construction. Later as an independent advisor, he advised on strategic growth for an educational technology company, and also served as a board advisor to an infrastructure company. Mr. Agarwal holds a Master’s in Management Studies (MMS) from Mumbai University. We believe Mr. Agarwal’s extensive experience in infrastructure and renewable projects as well as finance and accounting experience, qualify him to serve on the Stardust Power Board.

Charlotte Nangolo. Charlotte Nangolo serves as a member of Stardust Power’s Board, and is a co-founder of Stardust Power. Ms. Nangolo is a mining engineer with a demonstrated history of working in the mining and metals industry for over 15 years, ranging from operations to consulting in business improvement, cost estimation, and financial modeling of mining projects. In addition, she has financial markets experience as a mining research analyst where she focused on financial modeling and research. She is the founder of Minerals of Africa Pty Ltd (MOAPL), a mining company with a focus on exploration activities of critical minerals in Africa. MOAPL is currently focused on lithium in Namibia with a strategy to expand into the rest of the African continent. Ms. Nangolo has been serving as a Senior Consultant (Mining Technical/Corporate) since November 2021 at CSA Global, an ERM Group company, with a focus on critical mineral projects across the globe with lithium projects being the main target in the last 2 years. Her previous experience includes roles as a Senior Consultant (Mining) at SRK Consulting from September 2020 to November 2021, Senior Mining Engineer at AMC Consultants from February 2018 to September 2020, Senior Mining Engineer at SIMEC Mining from June 2012 to April 2016, Consultant (Mining) at XSTRACT Consultants from July 2011 to June 2012, Associate Lecturer/Postgraduate Student at the University of the Witwatersrand from January 2010 to June 2011, Mining Engineer at Rio Tinto in Australia from February 2008 to December 2009, and Graduate Mining Engineer/ Short Term Planning Engineer at AngloGold Ashanti from January 2005 to January 2008. Ms. Nangolo has been an advisory board member to Pamwe Royalties & Streaming (Pty) Ltd. (“Pamwe”), since October 2021, with a focus on the medium to small-scale royalty space in the mining industry. Pamwe is Africa’s only metals royalty and streaming company focused company headquartered in Namibia. She gives back to the industry through an informal mentorship program for young mining professionals and mining students in Africa. Ms. Nangolo earned her Master of Science and Bachelor of Science degrees in mining engineering and mineral economics degrees from the University of the Witwatersrand, South Africa. We believe Ms. Nangolo’s extensive experience in lithium, mining, mining technology as well as financial consulting and research in the mining space, qualify her to serve on the Stardust Power Board.

Mark Rankin. Mark Rankin serves as a member of the Stardust Power Board and Chair of the Compensation Committee. Mr. Rankin currently serves as a part-time Assistant Controller at RKI Energy Resources, LLC in Oklahoma City (since 2016) where he previously worked as the Assistant Controller from June 2017 to December 2021 and completed project-based work. Prior to RKI he worked at WPX Energy as an Operations Accounting Manager and at RKI Exploration & Production, LLC in roles ranging from Senior Staff Accountant to Operations Accounting Manager. Mr. Rankin’s responsibilities have included financial statement preparation, income and expense analysis, cost accrual, and managing payable/receivable systems. Additionally, he served as an Accounting Supervisor/Office Manager at I-35 Auto mall/Dealers Finance, further refining his skills in accounts receivable, payroll, and financial review. Mr. Rankin received his Bachelor of Business Administration in Accounting from Oklahoma Christian University, where he graduated with honors. We believe Mr. Rankin’s extensive experience in accounting and financial management qualifies him to serve on the Stardust Power Board.

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Michael (Mick) Cornett. Mick Cornett serves as a member of the Stardust Power Board and as Chair of the Nominating and Governance Committee. He is a distinguished American public servant and business consultant. At 65 years old, Mr. Cornett has dedicated his life to journalism, education, business, and public service. Starting his professional journey as a journalist, Mr. Cornett worked in the field from 1980 to 1999. After nearly two decades in journalism, he transitioned into academia, serving as a full-time college professor at the University of Oklahoma from 1999 to 2000. In 1999, Mr. Cornett founded Mick Cornett Inc., a business consulting firm where he serves as President. His commitment to public service is evident through his tenure as a member of the City Council of Oklahoma City from 2001 to 2004. He was then elected as the Mayor of Oklahoma City, a position he held from 2004 to 2018. During his time as mayor, Mr. Cornett played a pivotal role in the city’s development and transformation, earning recognition for his leadership and vision. Since 2019, he has been a board member of IBC Bank, and in 2023, he joined the board of Rees Architecture. Mr. Cornett earned his bachelor’s degree in journalism from the University of Oklahoma in 1981 and obtained an MBA from New York University in 2011. We believe Mr. Cornett’s extensive public service and experience in business consulting, qualify him to serve on the Stardust Power Board.

Sudhindra (“Sujit”) Kankanwadi. Sujit Kankanwadi serve as a member of the Stardust Power Board and Chair of the Audit Committee. Sujit has served as Senior Vice President Finance and Chief Accounting Officer at Synopsys, Inc. since 2015. In his role at Synopsis, Mr. Kankanwadi has scaled his organization by expanding the shared services team, implementing new financial technology platforms, and leading the digital finance strategy and implementation for the organization. He was also a member of the AICPA task force for the software industry, contributing to the development of implementation guides for new revenue rules. Earlier in his career, Mr. Kankanwadi worked with KPMG, serving various large multinational companies in the US and India. He led audit and advisory teams for IPO listings and spent time at the Global Center developing worldwide audit methodologies. Mr. Kankanwadi holds a Bachelor of Commerce from Karnataka University and is a Fellow Chartered Accountant, accredited by the Institute of Chartered Accountants of India. He is also a Certified Public Accountant (CPA) with an active license from the California Board of Accountancy. He also serves as a lecturer teaching advanced accounting at the University of California, Santa Cruz. We believe Mr. Kankanwadi’s extensive financial background and advisory experience qualify him to serve on the Stardust Power Board.

Family Relationships

There are no family relationships between or among any of our directors. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Composition of Our Board of Directors

Our business and affairs are organized under the direction of our board of directors. Our board of directors will meet on a regular basis and additionally as required.

In accordance with the terms of the Bylaws, our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of seven members. Each member of the board of directors will hold office until a successor is duly elected and qualified at the annual meeting of stockholders or until his or her earlier death, resignation, or removal, and directors may hold consecutive terms.

Controlled Company Status and Director Independence

The Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. However, effective as of the Closing, Roshan Pujari beneficially owns a majority of the voting power of all outstanding shares of Common Stock. As a result, the Company is a “controlled company” within the meaning of the Nasdaq listing rules. Under the Nasdaq listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of its board of directors consist of independent directors, (ii) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) that director nominees, if any, must either be selected, or recommended for the board of directors’ selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

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Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that Ms. Nangolo, Mr. Rankin, Mr. Cornett and Mr. Kankanwadi are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Information Regarding Committees of the Board of Directors

Following the Business Combination, our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the committee charters are available on the investor relations page of our website, www.stardust-power.com. The information on our website is not part of this prospectus and is not deemed incorporated by reference into this prospectus or any other public filing made with the SEC.

The composition and function of each of these committees are described below.

Audit Committee

The rules of the SEC and listing standards of Nasdaq require that the audit committee of the Company (the “Audit Committee”) be comprised of at least three directors who meet the independence and experience standards established by Nasdaq and the Exchange Act, subject to the phase in exceptions. Our Audit Committee consists of Mr. Kankanwadi, Ms. Nangolo and Mr. Rankin, with Mr. Kankanwadi serving as the chair of the Audit Committee. Each member of the Audit Committee is independent under the rules of the SEC and financially literate, and the Stardust Power board of directors has determined that Mr. Kankanwadi qualifies as an “audit committee financial expert” as defined in applicable SEC rules. This committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Stardust Power board of directors, including: the selection of Stardust Power’s independent accountants, the scope of Stardust Power’s annual audits, fees to be paid to them, Stardust Power’s performance and Stardust Power’s accounting practices. In addition, the Audit Committee will oversee Stardust Power’s compliance programs relating to legal and regulatory requirements. The Audit Committee will also review and approve or disapprove of related party transactions. The purpose and responsibilities of our Audit Committee are set forth in the Audit Committee Charter adopted by our Board on July 8, 2024.

Compensation Committee

Our compensation committee currently consists of Mr. Rankin and Ms. Nangolo, with Mr. Rankin serving as the chair of the compensation committee.

The compensation committee reviews and approves, or recommends that our board of directors approve, the compensation of Stardust Power’s chief executive officer, reviews and recommends to Stardust Power’s board of directors the compensation of Stardust Power’s non-employee directors, review and approve, or recommend that Stardust Power’s board of directors approve, the terms of compensatory arrangements with Stardust Power’s executive officers, administer Stardust Power’s incentive compensation and benefit plans, select and retain independent compensation consultants and assess whether any of Stardust Power’s compensation policies and programs has the potential to encourage excessive risk-taking. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter adopted by our Board on July 8, 2024.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Cornett and Mr. Kankanwadi, with Mr. Cornett serving as the chair of the nominating and corporate governance committee.

The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on Stardust Power’s board of directors, considers and make recommendations to the Stardust Power board of directors regarding the composition of the Stardust Power board of directors and its committees, and oversees Stardust Power’s internal corporate governance processes, maintains a management succession plan and oversees an annual evaluation of the Stardust Power board of directors’ performance. The purpose and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter adopted by our Board on July 8, 2024.

Code of Ethics

In connection with the Closing of the Business Combination, the board of directors approved and adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all employees, officers and directors of the Company. A copy of the Code of Conduct can be found in the Governance Overview section of the Company’s website at https://investors.stardust-power.com/corporate-governance/governance-overview.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the board of directors.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws limit the liability of the directors and officers to the fullest extent permitted by the DGCL and provides that Stardust Power will provide them with customary indemnification and advancement of expenses.

In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at its request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

This discussion may contain forward-looking statements that are based on Stardust Power’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Stardust Power adopts following the completion of the merger may differ materially from the currently planned programs summarized in this discussion. All share counts in this section are shown on a pre-merger basis.

GPAC II

Prior to the consummation of the Business Combination, none of the executive officers or directors of GPAC II received any cash compensation for services rendered. The Sponsor, executive officers, directors and their respective affiliates were reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. The audit committee of GPAC II reviewed on a quarterly basis all payments that were made to the Sponsor, executive officers, directors and our or their respective affiliates. We note that certain named executive officers prior to our Business Combination had economic interests in our Sponsor.

Stardust Power

Throughout this section, unless otherwise noted, “Stardust Power,” “we,” “us,” “our” and similar terms refer to Stardust Power Inc. and its subsidiaries.

Overview

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to “named executive officers,” which are the individuals who served as principal executive officers and the next two most highly compensated executive officers at the end of the most recent fiscal year.

Stardust Power was formed in March 2023 and, therefore, did not have executive compensation for the year ended December 31, 2022.

Summary Compensation Table

The following table sets forth information concerning the compensation of Stardust Power’s chief executive officer, who was the only named executive officer for the year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Other Compensation ($)		Total ($)
Roshan Pujari, Chief Executive Officer(1)	2023	103,055	2,249	(2)	105,304

(1)	Mr. Pujari began his employment on September 19, 2023. From March 16, 2023, the date Stardust Power was formed, through September 19, 2023, Mr. Pujari provided services to Stardust Power in his capacity as Manager of 7636H LLC pursuant to the consulting agreement between 7636H LLC and Stardust Power (see “—Related Party Transactions”).
(2)	Reflects payment by Stardust Power of health benefits and life insurance premiums for Mr. Pujari.

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Narrative Disclosure to Summary Compensation Table

For the year ended December 31, 2023, the compensation program for Mr. Pujari consisted of base salary at the annual rate of $360,000 and company paid health and life insurance benefit premiums. The base salary payable to Mr. Pujari was set by the Stardust Power Board at a level commensurate with his duties and authorities, contributions, prior experience and sustained performance. The base salary payable to Mr. Pujari may be adjusted from time to time as the Stardust Power Board determines is appropriate. Mr. Pujari was eligible to participate in any retirement plan and other employee benefit plans available to the Company’s U.S. employees on terms and conditions established by the Company and its selected benefits provider(s) from time to time, as described further below.

Executive Officer Employment Agreements

Employment Agreement with Roshan Pujari

Stardust Power entered into an employment agreement with Roshan Pujari, its Chief Executive Officer, (the “Pujari Agreement”), which provides for an initial annual base salary of $360,000. The Pujari Agreement also contains a customary confidentiality clause, a conflict of interests provision, a non-compete provision and one-year post termination non-solicitation clauses. Stardust Power expects to enter into employment agreements with other members of the post-combination management team prior to or upon the consummation of the Business Combination.

Employment Agreement with Udaychandra Devasper

On December 26, 2023, Stardust Power entered into an employment agreement with Mr. Udaychandra Devasper, its Chief Financial Officer (the “Uday Agreement”).

Salary. As of December 26, 2023, Mr. Devasper’s initial annual base salary would be $275,000. Concurrently with (a) the consummation of a business combination with a special purpose acquisition company that is listed on the NYSE or the NASDAQ or (b) an initial public offering of Stardust Power, Mr. Devasper salary will be the greater of $325,000 or 10% above his then current annual base salary.

Benefits. In addition, Mr. Devasper will participate in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of Stardust Power, as these plans become adopted, subject to eligibility requirements.

Equity Compensation. Stardust Power has issued Mr. Devasper an award under the Stardust 2023 Plan for 215,000 shares of Stardust Power Common Stock.

The Uday Agreement also contains a customary confidentiality clause, a conflict of interests provision, a noncompete provision and one-year post termination non-solicitation clauses.

Outstanding Equity Awards at 2023 Fiscal Year End

Mr. Pujari did not hold any outstanding equity awards as of the last day of the fiscal year end December 31, 2023.

Pension and Defined Benefit Plan Retirement Benefits

Mr. Pujari did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan that are exclusive to Stardust Power’s executives sponsored by Stardust Power during 2023. Stardust’s benefits programs are available to all of its U.S. employees on terms and conditions established by the Company and its selected benefits provider(s) from time to time.

Executive Cash Incentive Bonus Plan

Stardust Power has not adopted any cash incentive bonus program for its executive officers. Mr. Pujari is eligible for a discretionary annual bonus opportunity, as determined by the Stardust Power Board from time to time, however no such bonus was awarded for 2023. Following the Closing, Stardust Power expects to adopt and implement a cash incentive bonus plan for its executive officers whereby they will be eligible to receive cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of the compensation committee of the Stardust Power Board. The participant’s target award may be a percentage of such participant’s annual base salary as of the beginning or end of a performance period or a fixed dollar amount. To be eligible to earn a bonus under the anticipated executive cash incentive bonus plan, a participant must be employed by Stardust Power on the date the bonus is paid.

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Other Compensation and Benefits

Retirement Plans

Stardust Power has not adopted any retirement plans for its executive officers as of the year ended December 31, 2023.

Existing Equity Incentive Plans

Stardust Power maintains the Stardust 2023 Equity Incentive Plan (the “Stardust 2023 Plan”). It is expected that the Stardust 2023 Plan will be terminated as of the Closing, and Stardust Power will not grant any additional awards under the Stardust 2023 Plan thereafter. However, the Stardust 2023 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the Stardust 2023 Plan.

As of December 31, 2023, there were no stock options outstanding covering shares of Stardust Power Common Stock. As of December 31, 2023, Stardust Power Restricted Stock covering 205,000 shares of Stardust Power Common Stock were outstanding under the Stardust 2023 Plan, including Stardust Power Restricted Stock relating to the early exercise of unvested stock options granted under the Stardust 2023 Plan.

Plan Administration. The Stardust Power Board has authority to administer the Stardust 2023 Plan or delegate the administration to one or more committees of the Stardust Power Board. The administrator has all authority and discretion necessary or appropriate to administer the Stardust 2023 Plan and to control its operation, including the authority to construe and interpret the terms of the Stardust 2023 Plan and the awards granted under the Stardust 2023 Plan. The administrator’s determinations, interpretations and constructions are final, binding and conclusive on all persons.

Awards Available for Grant and Eligibility. The Stardust 2023 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, or any combination of the foregoing (each, an “award” and the recipient of such award, a “participant”) to eligible employees, officers and directors of, and other individuals providing bona fide services to or for Stardust Power or any affiliate of Stardust Power.

Stock Options. Subject to the provisions of the Stardust 2023 Plan, the administrator determines the term of a stock option, the number of shares subject to a stock option, and the time period in which a stock option may be exercised.

The term of a stock option is stated in the applicable award agreement, but the term of an incentive stock option may not exceed 10 years from the grant date. The administrator determines the exercise price of the stock options, which generally may not be less than 100% of the fair market value of our common stock on the grant date. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock may have a term of no longer than five years from the grant date and will have an exercise price of at least 110% of the fair market value of Stardust Power common stock on the grant date.

The administrator determines how a participant may pay the exercise price of a stock option, which includes the following: (i) by cash; (ii) by check; (iii) promissory note; (iv) by delivery to the Company of already- owned shares of common stock; (v) pursuant to a broker-assisted exercise; (vi) if an option is a nonstatutory stock option, by a net exercise; or (vii) in any other form of legal consideration acceptable to the Stardust Power Board and specified in the award agreement.

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Award agreements set forth post-separation exercise periods for vested stock options, which are generally as follows, but in no event later than the stock option expiration date: (i) immediate expiration upon termination for cause; (ii) 30 days upon involuntary termination without cause or resignation (other than due to disability or death); (iii) 6 months upon separation due to disability; or (iv) 6 months upon separation due to death or following death occurring during a post-separation exercise period described in (ii) or (iii). Upon exercise of stock options, participants generally are required to execute a restricted stock purchase agreement, providing transfer restrictions, rights of Stardust Power to repurchase the stock upon termination of the service relationship, drag-along rights and other similar provisions.

Non-Transferability of Awards. Unless determined otherwise by the administrator, awards generally are not transferable except by will or by the laws of descent and distribution and are exercisable during the lifetime of the participant only by the participant.

Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend, stock split or reverse stock split affecting Stardust Power Common Stock, the maximum number of shares available for issuance under the Stardust 2023 Plan, the number of shares covered by and the exercise price and other terms of outstanding awards shall, without further action of the Stardust Power Board, be adjusted to reflect such event.

Corporate Transactions. Unless otherwise provided in an award agreement or any other written agreement between Stardust Power or any of its affiliates and the participant or unless otherwise expressly provided by the Stardust Power Board at the time of grant of an award, in the event of a “corporate transaction” (as defined in the Stardust 2023 Plan), the Stardust Power Board may take one or more of the following actions with respect to awards: (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) upon written notice to a participant that the participant’s awards will terminate upon or immediately prior to the consummation of such corporate transaction; (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such corporate transaction as the Stardust Power Board shall determine; (iv) (A) terminate an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by Stardust Power without payment), or (B) replace such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of (i)-(iv). The Stardust Power Board need not take the same action with respect to all awards or with respect to all participants.

Amendment; Termination. The Stardust Power Board may terminate, amend or modify the Stardust 2023 Plan or any portion thereof at any time. Except as otherwise determined by the Stardust Power Board, termination of the Stardust 2023 Plan shall not affect the administrator’s ability to exercise the powers granted to it with respect to awards granted under the Stardust 2023 Plan before its termination. As noted above, it is expected that as of the Closing, the Stardust 2023 Plan will be frozen and Stardust Power will not grant any additional awards under the Stardust 2023 Plan thereafter.

Director Compensation

Stardust Power currently has no formal plan under which its non-employee directors receive compensation for their service on the Stardust Power board of directors or its committees. Stardust Power generally reimburses non-employee directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board of directors and committee meetings or performing other services in their capacities as non-employee directors and occasionally grants stock options to its non-employee directors.

Ms. Charlotte Nangolo served as a non-employee director of Stardust Power for the year ended December 31, 2023. Ms. Nangolo did not receive any director compensation for the year 2023 and does not have any other compensation arrangement with the Company.

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Stardust Power 2024 Equity Plan

The Stardust Power 2024 Equity Plan was adopted in connection with the Business Combination, which aims to advance the interests of stockholders by enhancing the ability of Stardust Power to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with incentive compensation and equity ownership opportunities and thereby better aligning the interests of such persons with those of Stardust Power’s stockholders.

Executive Compensation

Following the Closing, the Company is implementing an executive compensation program that is designed to align the executive officer’s compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. Decisions on the executive compensation program will be made by the compensation committee of the Company’s board of directors.

Non-Employee Director Compensation

Following the Closing, the compensation committee of the Company’s board of directors is implementing an appropriate compensation program for the non-employee directors of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” “Company,” or “Stardust Power” refer to Stardust Power Inc.

The following includes summaries of transactions or agreements since March 16, 2023 (the date Stardust Power was formed) to which Stardust Power has been a party, in which the amount involved exceeded or will exceed $120,000 or one percent of the average of the total assets at year-end for the last two completed fiscal years, and in which any of its executive officers or directors (including nominees for election as directors of the Company), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than equity and other compensation, termination, Change in Control and other similar arrangements, which are described under “Executive Compensation–Stardust Power.”

The Audit Committee Charter provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. The Audit Committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Warrants

On January 13, 2021, simultaneously with the closing of the initial public offering, GPAC II completed the private sale of an aggregate of 5,566,667 Private Warrants to the Sponsor at a purchase price of $1.50 per Private Warrant, generating gross proceeds to GPAC II of $8,350,000.

Each Private Warrant following the Business Combination is exercisable for one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Warrants privately held by the Sponsor are non-redeemable for cash when our price per share equals or exceeds $18.00 and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Warrants until 30 days after the Closing.

106

Amended and Restated Registration Rights Agreement

GPAC II, the Sponsor and certain equityholders of Stardust Power are party to an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties thereto have been granted customary registration rights with respect to shares of Common Stock and Warrants. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file with the SEC (at the Company’s sole cost and expense) a shelf registration statement registering the resale of certain shares of Common Stock and Warrants from time to time, and the Company shall use commercially reasonable efforts to have such resale registration statement declared effective after the Closing in accordance with the Amended and Restated Registration Rights Agreement. The certain equityholders of Stardust Power party to the Amended and Restated Registration Rights Agreement are entitled to customary piggyback rights and may demand underwritten offerings, including block trades, of their registrable securities by the Company from time to time, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement.

Stockholder Agreement

On the Closing Date, the Company entered into a stockholder agreement (the “Stockholder Agreement”) with the Sponsor and Roshen Pujari (hereinafter, Roshan Pujari) and his affiliates. The Stockholder Agreement provides the Sponsor with the right to designate one nominee to the Company’s board of directors until the date upon which the Sponsor’s and its affiliates’ aggregate ownership interest of the issued and outstanding Common Stock decreases to one-half of their aggregate initial ownership interest as of the Closing. The Sponsor designated Chandra Patel to the Board through this right.

Letter Agreement

On January 13, 2023, GPAC II, the Sponsor, and certain officers and directors of GPAC II (the “Insiders” and together with the Sponsor, the “Letter Agreement Parties”) entered into an amendment to the Letter Agreement, dated January 11, 2021, to allow the Sponsor to transfer its holdings in GPAC II, directly or indirectly, to affiliate(s) of Antarctica Capital Partners, LLC prior to the expiration of the applicable lock- up. In connection with the resignation of certain Insiders, the Letter Agreement Parties agreed that all Insiders that have resigned from their positions as officers and/or directors of the Company shall no longer be parties to the Letter Agreement.

Sponsor Letter Agreement

The Sponsor and, for certain limited purposes set forth therein, the executive officers and directors of GPAC II (the “GPAC II Insiders”) entered into the Sponsor Letter Agreement with GPAC II and Stardust Power, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the approval of the Business Combination Agreement and the transactions contemplated therein to occur at or prior to Closing, including the Class B Conversion, which shall be deemed to be conversions at the option of the holders of such Class B Ordinary Shares, (ii) be bound by certain transfer restrictions with respect to its Class B Ordinary Shares (as converted into Class A Ordinary Shares) prior to Closing, (iii) terminate certain lock-up provisions of that certain Letter Agreement, dated as of January 11, 2021, as amended by that certain Letter Agreement Amendment, dated as of January 13, 2023, by and among the Sponsor, GPAC II, and the GPAC II Insiders, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement, (iv) be bound by certain lock-up provisions during the post-Closing lock-up period described in the Sponsor Letter Agreement with respect to its Class B Ordinary Shares (as converted into Class A ordinary shares and then converted into GPAC II Common Stock), (v) fully vest 3,000,000 of its Class B Ordinary Shares prior to the Domestication (and convert into Class A Ordinary Shares and then convert into GPAC II Common Stock) (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like (collectively, the “Adjustments”)), (vi) subject 1,000,000 of its Class B Ordinary Shares (as converted into Class A Ordinary Shares and then converted into GPAC II Common Stock, and as adjusted for any Adjustments) to vesting (or forfeiture) on the basis of achieving (or failing to achieve) certain trading price thresholds following Closing, (vii) forfeit 3,500,000 of its Class B Ordinary Shares (reduced by an amount not to exceed 170,000 Ordinary Shares transferred in connection with any non-redemption agreement and assignment of economic interest (or other similar agreement) entered into by GPAC II and Sponsor prior to Closing) for no consideration, and (viii) waive certain anti-dilution protections with respect to the conversion ratio set forth in the Amended and Restated Memorandum and Articles of Association of GPAC II, or similar protection with respect to the GPAC II Common Stock, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. Additionally, GPAC II and the GPAC II Insiders have agreed they will not enter into any tender or voting agreement, or any similar agreement, arrangement or understanding with the GPAC II Common Stock (as converted in the Class B Conversion and Domestication) that is inconsistent with the Sponsor Letter Agreement.

Promissory Notes

In March 2023, the Company entered into unsecured notes payable with three related parties. The notes payable provided the Company the ability to draw up to $1 million, in aggregate: $160,000 until December 31, 2023, and $840,000 until December 31, 2025. VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%. As of June 30, 2024, no amounts were due to VIKASA Capital LLC.

107

Services Agreement with VCP

Stardust Power entered into a Services Agreement dated March 16, 2023, with VCP to provide corporate and advisory services, and any additional services as agreed to both parties. From the execution of this agreement and up to December 31, 2023, an aggregate of $550,000 has been paid to VCP. Such compensation was due upon billing.

Further, pursuant to Amendment Number 1 to the Services Agreement with VCP, dated June 1, 2023, the scope of services was expanded to include providing accounting, tax, and capital advisory and financial accounting, on an ad hoc basis, in connection with Stardust Power’s contemplated transactions including, but not limited to, the acquisition of assets from third-parties, the formation of new entities, and a potential merger with a SPAC. Compensation for the services was estimated to be in the range of $250,000 to $400,000, which is due on billing. From the execution of this agreement and up to December 31, 2023, an aggregate of $400,000 has been paid to VCP.

Additionally, pursuant to Amendment Number 2 to the Services Agreement with VCP, dated July 1, 2023, the compensation was increased to an amount between $30,000 and $100,000 for extension purposes, due on billing, while the scope remained unaltered. From the execution of this agreement and up to December 31, 2023, an aggregate of $30,000 has been paid to VCP. Pursuant to these agreements, in aggregate, $980,000, was due and payable to VCP, of which the entire amount has been paid.

The Services Agreement became effective on March 16, 2023, and Amendment Number 1 to the Services Agreement became effective on June 1, 2023, and the same were in effect until termination by either party or completion of services. As on the date of this prospectus, all services by VCP to Stardust Power have been completed and there are no further payments pending towards or owed to VCP by Stardust Power.

Consulting Agreement with 7636 Holdings

Stardust Power entered into a Consulting Agreement dated March 16, 2023, with 7636 Holdings to provide strategic, business, financial, operations and industry advisory services to the Company relating to the Company’s planned development of a lithium refinery operation, and any services as agreed to both parties. The Company was required to pay 7636 Holdings a sum ranging from $20,833 to $30,000 for each full calendar month of services performed, prorated for any partial calendar months of services. From the execution of this agreement and up to December 31, 2023, an aggregate of $180,806 was payable. The agreement has been terminated effective September 19, 2023, and no dues are outstanding to 7636 Holdings.

Director and Officer Indemnification

Stardust Power’s Certificate of Incorporation and Bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Stardust Power has entered into separate indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers in addition to the indemnification provided for in our organizational documents. These agreements, among other things, require us to indemnify our directors and executive officers for certain costs, charges and expenses, including attorneys’ fees, judgments, fines and settlement amounts, reasonably incurred by a director or executive officer in any action or proceeding because of their association with us or any of our subsidiaries.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of each of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Policies and Procedures for Related Person Transactions

Effective upon the Closing, our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Party” or “Related Parties” means:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

●	any person or entity known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

●	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions.

108

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of July 31, 2024 by:

●	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on (i) 46,736,650 shares of Common Stock and (ii) 10,566,596 shares of Common Stock underlying the Warrants for a total of 57,303,246 Common Stock as of July 31, 2024, adjusted as required by rules promulgated by the SEC.

	Number of Shares	% of Class
Name of Beneficial Owners
Five percent holders:
Global Partner Sponsor II LLC(1)	3,000,000	5.24%
Roshan Pujari(2)	29,332,372	51.19%
Pablo Cortegoso(3)	4,602,239	8.03%
Total Beneficial Owners	36,934,611	64.46%
Directors and Named Executive Officers
Roshan Pujari(1)	29,332,372	51.19%
Udaychandra Devasper(3)	—	—
Pablo Cortegoso(3)	4,602,239	8.03%
Mark Rankin(3)	809,994	1.41%
Chandra Patel(1)	—	—
Sudhindra Kankanwadi(3)	—	—
Michael Earl Cornett Sr.(3)	—	—
Anupam Agarwal(3)	690,336	1.20%
Charlotte Nangolo(3)	460,224	0.80%
Total Directors and Named Executive Officers	35,895,165	62.63%

(1)	Chandra R. Patel, Richard C. Davis and Jarett Goldman are the three managers of the Sponsor. Each manager has one vote, and the approval of a majority is required to approve an action of the Sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regards to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. The Sponsor’s and each of its three manager’s principal business address is 200 Park Avenue 32nd Floor, New York, NY 10166.

(2)	Roshan Pujari beneficially owns 4,652,864 shares held by Energy Transition Investors LLC, 10,872,790 shares held by 7636 Holdings LLC, 1,840,896 shares held by VIKASA Clean Energy I LP, and 460,224 shares held by Maggie Clayton. The business address of Energy Transition Investors LLC, 7636 Holdings LLC and VIKASA Clean Energy I LP is 6608 N Western Avenue, 466, Nichols Hills, OK 73116. The business address of Mr. Pujari and Ms. Clayton is 15 E. Putnam Avenue, #139, Greenwich, CT, 06830.

(3)	Unless otherwise noted, the business address of each of our executive officers and directors is 15 E. Putnam Ave, #139, Greenwich, CT 06830.

109

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock or Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Common Stock held by each Selling Securityholders immediately prior to the sale of the shares of Common Stock in this offering, the number of shares of our Common Stock that may be sold by each Selling Securityholder under this prospectus and the number of shares of Common Stock that each Selling Securityholder will beneficially own after this offering. The following table also sets forth, as of the date of this prospectus, the aggregate number of Warrants held by each Selling Securityholder immediately prior to the sale of the Warrants under this prospectus and the number of Warrants that each Selling Securityholder will beneficially own after this offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock and Private Warrants with respect to which the Selling Securityholders have sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by each of the Selling Securityholders prior to the offering shown in the table below is based on an aggregate of 47,201,891 shares of Common Stock outstanding on July 31, 2024.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Global Partner Sponsor II LLC(1)	9,566,667	9,566,667	-	-	5,566,667	5,566,667	-	-
Roshan Pujari(2)	29,332,373	29,332,373	-	-	-	-	-	-
Pablo Cortegoso(3)	4,602,239	4,602,239	-	-	-	-	-	-
Udaychandra Devasper(4)	989,481	989,481	-	-	-	-	-	-
Mark Rankin(5)	809,994	809,994	-	-	-	-	-	-
Anupam Agarwal(6)	690,336	690,336	-	-	-	-	-	-
Charlotte Nangolo(7)	460,224	460,224	-	-	-	-	-	-
American Investor Group Direct, LLC(8)	1,926,906	1,926,906	-	-	-	-	-	-
Joseph Donahue(9)	5,348	5,348	-	-	-	-	-	-
Donald Thompson(10)	2,674	2,674	-	-	-	-	-	-
Camac Fund, LP(11)	26,350	26,350	-	-	-	-	-	-
LMR Multi-Strategy Master Fund Limited(12)	8,500	8,500	-	-	-	-	-	-
LMR CCSA Master Fund Limited(12)	8,500	8,500	-	-	-	-	-	-
Atlas Merchant Capital SPAC Fund I LP(13)	17,000	17,000	-	-	-	-	-	-
Fir Tree Value Master Fund, LP(14)	162	162	-	-	-	-	-	-
Fir Tree Capital Opportunity Master Fund III, LP(14)	244	244	-	-	-	-	-	-

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	Shares of Common Stock				Warrants to Purchase Common Stock**
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
FT SOF XIII (SPAC) Holdings, LLC(14)	16,594	16,594	-	-	-	-	-	-
Sandia Investment Management LP(15)	16,426	16,426	-	-	-	-	-	-
Kepos Special Opportunities Master Fund L.P. (16)	17,000	17,000	-	-	-	-	-	-
Meteora Special Opportunity Fund I, LP(17)	2,207	2,207	-	-	-	-	-	-
Meteora Capital Partners, LP(17)	4,854	4,854	-	-	-	-	-	-
Meteora Select Trading Opportunities Master, LP(17)	9,939	9,939	-	-	-	-	-	-
Charles Egas(18)	9,204	9,204	-	-	-	-	-	-
Dane Walin(19)	6,903	6,903	-	-	-	-	-	-
Heather Farley(20)	92,045	92,045	-	-	-	-	-	-
Keoni Grundhauser(21)	9,204	9,204	-	-	-	-	-	-
Tyler Coons(22)	55,227	55,227	-	-	-	-	-	-
Eric S. Carnell(23)	92,045	92,045	-	-	-	-	-	-
Edward Johnson Edwards(24)	230,112	230,112	-	-	-	-	-	-
John Riesenberg(25)	460,224	460,224	-	-	-	-	-	-
Michael Thompson(26)	230,112	230,112	-	-	-	-	-	-
William Tates(27)	345,168	345,168	-	-	-	-	-	-
Abi Adeoti(28)	102,630	102,630	-	-	-	-	-	-
Rainbolt Family Foundation(29)	230,112	230,112	-	-	-	-	-	-
Pristine Services LLC(30)	18,409	18,409	-	-	-	-	-	-
Red Alps Worldwide Inc. (31)	2,452,994	2,452,994	-	-	-	-	-	-
American Investor Group LLC(32)	1,270,218	1,270,218	-	-	-	-	-	-
Shohaib K Sumar(33)	24,497	24,497	-	-	-	-	-	-
Emily C Anderson(34)	6,124	6,124	-	-	-	-	-	-
Dave Hahn(35)	6,124	6,124	-	-	-	-	-	-
Michele Circelli(36)	690,336	690,336	-	-	-	-	-	-
Randal Harris(37)	345,168	345,168	-	-	-	-	-	-

*	Less than 1%.
(1)	Consists of (i) 4,000,000 shares of Common Stock held directly by the Sponsor (of which 1,000,000 shares are subject to forfeiture pursuant to the Sponsor Letter Agreement) and (ii) 5,566,667 Private Warrants, each exercisable as of August 7, 2024 to purchase one share of Common Stock at $11.50 per share. The Sponsor is the record holder of such shares. Chandra R. Patel, Richard C. Davis and Jarett Goldman are each a manager of the Sponsor. The approval of a majority is required to approve an action of the Sponsor. Under the so-called “rule of three”, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor. Accordingly, none of the three managers will be deemed to have or share beneficial ownership of such securities. Each such person disclaims any such beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein, because voting and dispositive decisions requires the approval of a majority of the managers, and this report shall not be deemed an admission by any of the foregoing of beneficial ownership of such securities for purposes of Section 16 or for any other purpose.
(2)	Consists of (i) 11,505,598 shares of Common Stock held directly by Roshan Pujari, (ii) beneficially owns 4,652,864 shares of Common Stock directly held by Energy Transition Investors LLC, (iii) 10,872,790 shares of Common Stock directly held by 7636 Holdings LLC, (iv) 1,840,896 shares of Common Stock directly held by VIKASA Clean Energy I LP, and (v) 460,224 shares of Common Stock directly held by Maggie Clayton. Mr. Pujari has investment and dispositive power over the shares. Mr. Pujari may be deemed to have voting and investment control with respect to the shares held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of Energy Transition Investors LLC, 7636 Holdings LLC and VIKASA Clean Energy I LP is 6608 N Western Avenue, 466, Nichols Hills, Oklahoma 73116. The business address of Mr. Pujari and Ms. Clayton is 15 E. Putnam Avenue, #139, Greenwich, Connecticut, 06830.
(3)	Consists of 4,602,239 shares of Common Stock held by Pablo Cortegoso, a U.S. citizen. The address of Mr. Cortegoso is 1312 17th Street, STE 1208 Denver, CO 80202.
(4)	Stardust Power granted Udaychandra Devasper an RSU award for 215,000 shares of Stardust Power Common Stock prior to the Business Combination, which converted on an approximate ratio of 4.602 to 989,481 shares of Common Stock after the Business Combination. These shares vest quarterly over a 3-year term and are subject to a liquidity event condition as well.
(5)	Mark Rankin beneficially owns 809,994 shares held by VKK Holdings LLC.
(6)	Consists of 690,336 shares of Common Stock held by Anupam Agarwal, a citizen of India. The address of Mr. Agarwal is Flat 2404, B Wing, Gemini, Hiranandani Meadows, Pokran Road, HDFC Bank, Thane West, Mumbai, India 4000610.
(7)	Consists of 460,224 shares of Common Stock held by Charlotte Nangolo, an Australian citizen. The address of Ms. Nangolo is Level 3, 1/1139 Hay Street, West Perth, Australia 06005.
(8)	Consists of 1,926,906 shares of Common Stock held by American Investor Group Direct, LLC (“AIGD”). Udhaya Varadharajan is the managing member of AIGD and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of AIGD and Mr. Varadharajan is 1675 South State Street STE B Dover, Delaware 19901.
(9)	Consists of 5,348 shares of Common Stock held by Joseph Donahue, a U.S. citizen. The address of Mr. Donahue is 99 Linden Avenue, Atherton, California 94027.

111

(10)	Consists of 2,674 shares of Common Stock held by Donald Thompson, a U.S. citizen. The address of Mr. Thompson is 3245 W. Park Place, Oklahoma City, Oklahoma 73107.
(11)	Consists of 26,350 shares of Common Stock held by Camac Fund, LP (“Camac”). Camac Capital, LLC is the General Partner of Camac. Eric Shahinian is the manager of Camac Capital, LLC and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Camac and Mr. Shahinian is 317 West Avenue #113197, SMB #35983 Stamford, Connecticut 06911.
(12)	Consists of 8,500 shares of Common Stock held by LMR Multi-Strategy Master Fund Limited and 8,500 shares of Common Stock held by LMR CCSA Master Fund Limited (collectively, “LMR”). LMR is deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of LMR is 9th Floor, Devonshire House, 1 Mayfair Place, London, United Kingdom W1J8AJ.
(13)

Consists of 17,000 shares of Common Stock held by Atlas Merchant Capital SPAC Fund I, LP (“Atlas”). Len Ellis is the investment manager of Atlas and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Atlas and Mr. Ellis is 477 Madison Ave., 22nd Floor New York, New York 10022.

(14)

Consists of 244 shares of Common Stock held by Fir Tree Capital Opportunity Master Fund III, LP, 162 shares of Common Stock held by Fir Tree Value Master Fund, and 16, 594 shares of Common Stock owned by FT SOR XIII (Spac) Holdings, LLC (collectively, “FIR Tree”). Nicholas Hilliard is the CFO of Fir Tree and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Fir Tree Capital Opportunity Master Fund III, LP and Fir Tree Value Master Fund is 89 Nexus Way, Caman Bay, Grand Cayman, KY 1-1205 and the business address for FT SOR XIII (Spac) Holdings, LLC and Mr. Hilliard is 500 Fifth Ave, 9th Floor New York, New York 10110.

(15)	Consists of 16,426 Common Stock allocated to investors managed by Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, Massachusetts 02108.
(16)	Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(17)	Consists of 2,207 shares of Common Stock held by Meteora Special Opportunity Fund I, LP, 9,939 shares of Common Stock held by Meteora Select Trading Opportunities Master, LP and 4,854 shares of Common Stock held by Meteora Capital Partners, LP (collectively, “Meteora”). Joseph Levy is the COO of Meteora and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Levy expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora Select Trading Opportunities Master, LP is 71 Fort St. PO Box 500 Grand Cayman, KY 1-1106. The business address of Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Mr. Levy is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.
(18)	Consists of 9,204 shares of Common Stock held by Charles Egas, a U.S. citizen. The address of Mr. Egas is 6941 Forest Tree Lane Oklahoma City, Oklahoma 73150.
(19)	Consists of 6,903 shares of Common Stock held by Dane Walin, a U.S. citizen. The address of Mr. Walin is 1101 Auwaha Place, Haiku, Hawaii 96708.
(20)	Consists of 92,045 shares of Common Stock held by Heather Farley, a U.S. citizen. The address of Ms. Farley is 1218 NW 46th St., Oklahoma City, Oklahoma, 73118.
(21)	Consists of 9,204 shares of Common Stock held by Keoni Grundhauser, a U.S. citizen. The address of Ms. Grundhauser is 462 Mauna Place, Kula, Hawaii 96790.
(22)	Consists of 55,227 shares of Common Stock held by Tyler Coons, a U.S. citizen. The address of Mr. Coons is 1121 Puna Kea Loop, Lahaina, Hawaii 96761.
(23)	Consists of 92,045 shares of Common Stock held by Eric Carnell, a U.S. citizen. The address of Mr. Carnell is 4533 48th Avenue South, Seattle, WA 98118.
(24)	Consists of 230,112 shares of Common Stock held by Edward Johnson Edwards, a U.S. citizen. The address of Mr. Edwards is 1424 Highland Park Blvd #1102, Oklahoma City, Oklahoma 73114.
(25)	Consists of 460,224 shares of Common Stock held by John Riesenberg, a U.S. citizen. The address of Mr. Riesenberg is 2128 NW 26th Street, Oklahoma City, Oklahoma 73107.
(26)	Consists of 230,112 shares of Common Stock held by Michael Thompson, a U.S. citizen. The address of Mr. Thompson is 3245 W. Park Place, Oklahoma City, Oklahoma 73107.
(27)	Consists of 345,168 shares of Common Stock held by William Tates, a U.S. citizen. The address of Mr. Tates is 9411 Mount Logan Missouri City, Texas 77459.
(28)	Consists of 102,630 shares of Common Stock held by Abi Adeoti, a U.S. citizen. The address of Mr. Adeoti is 3166 Cortina Drive Pittsburg, California 94565.
(29)	Consists of 230,112 shares of Common Stock held by Rainbolt Family Foundation (“Rainbolt”). H.E. Rainbolt is the president of Rainbolt and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Rainbolt and Mr. Rainbolt is P.O. Box 26788 Oklahoma City, Oklahoma 73126.
(30)	Consists of 18,409 shares of Common Stock held by Pristine Services LLC (“Pristine”). George Graham is the managing member of Pristine and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Pristine is 5708 Braniff Drive, Oklahoma City, Oklahoma 73105.
(31)	Consists of 2,452,994 shares of Common Stock held by Red Alps Worldwide Inc. (“Red Alps”). Portcullis TrustNet Chambers (BVI) Limited is the General Partner of Red Alps. Shankar Varadharajan is a director of Portcullis TrustNet Chambers (BVI) Limited and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of Red Alps and Mr. Varadharajan is Portcullis TrustNet Chambers, 4th Floor, Skelton Building, 3027 Sir Fran. Dr. Hwy Road Town, USVI VG1110.
(32)

Consists of 1,270,218 shares of Common Stock held by American Investor Group, LLC (“AIG”). Randall Buttram is the managing member of AIG and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of AIG and Mr. Buttram is 1675 South State Street STE B Dover, Delaware 19901.

(33)	Consists of 24,497 shares of Common Stock held by Shohaib K. Sumar, a U.S. citizen. The address of Mr. Sumar is 13100 Rock Canyon Road, Oklahoma City, Oklahoma 73142.
(34)	Consists of 6,124 shares of Common Stock held by Emily C. Anderson, a U.S. citizen. The address of Ms. Anderson is 4807 Pin Oak Park, #3311 Houston, Texas 77081.
(35)	Consists of 6,124 shares of Common Stock held by David Hahn, a U.S. citizen. The address of Mr. Hahn is 84 Cognewaugh Road, Cos Cob, Connecticut 06807.
(36)	Consists of 690,336 shares of Common Stock held by Michele Circelli, a Canadian citizen. The address of Mr. Circelli is 600 South Dixie Hwy #833, West Palm Beach, Florida 44301. Stardust Power also granted Mr. Circelli an RSU award for 150,000 shares of Stardust Power Common Stock prior to the Business Combination, which converted on an approximate ratio of 4.602 to 690,336 shares of Common Stock after the Business Combination. These shares vest quarterly over a 4-year term and are subject to a liquidity event condition as well.
(37)	Consists of 345,168 shares of Common Stock held by Randal Harris, a U.S. citizen. The address of Mr. Harris is 1606 Claire Creek Court, Katy, Texas 77494. Stardust Power also granted Mr. Harris an RSU award for 75,000 shares of Stardust Power Common Stock prior to the Business Combination, which converted on an approximate ratio of 4.602 to 345,168 shares of Common Stock after the Business Combination. These shares vest quarterly over a 4-year term and are subject to a liquidity event condition as well.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our Common Stock, Preferred Stock and Warrants. This summary is qualified by reference to the complete text of our Governing Documents filed as exhibits to the Registration Statement of which this prospectus forms a part.

Capital Stock

Authorized Capitalization

The total amount of Stardust Power’s authorized capital stock consists of 700,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Stardust Power’s preferred stock, par value $0.0001 per share. As of July 31, 2024, the Company has (i) 46,736,650 shares of Common Stock outstanding held of record by approximately 402 holders and (ii) 10,566,596 shares of Common Stock underlying the Warrants outstanding held of record by 203 holders.

The following summary describes all material provisions of Stardust Power’s capital stock. Stardust Power urges you to read the Certificate of Incorporation and the Bylaws (copies of which are filed as exhibits to this prospectus).

Preferred Stock

Stardust Power’s board of directors has the authority to issue shares of Stardust Power’s preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Stardust Power’s preferred stock could have the effect of decreasing the trading price of Stardust Power Common Stock, restricting dividends on Stardust Power capital stock, diluting the voting power of Stardust Power’s Common Stock, impairing the liquidation rights of Stardust Power capital stock, or delaying or preventing a Change in Control of Stardust Power.

Common Stock

Stardust Power has one class of authorized Common Stock. Unless Stardust Power’s board of directors determines otherwise, Stardust Power will issue all Stardust Power capital stock in uncertificated form.

Voting Rights

The Certificate of Incorporation provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Stardust Power preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder.

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The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by Stardust Power’s board of directors from time to time out of the Company’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of the Company’s preferred stock, if any, and any contractual limitations on the Company’s ability to declare and pay dividends.

Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Combined Company preferred stock that the Company may designate and issue in the future. Common Stock is not entitled to preemptive rights and is not subject to conversion (except as noted above), redemption, or sinking fund provisions.

Liquidation Rights

If the Company is involved in voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Combined Company preferred stock, if any, then outstanding.

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Warrants

There are 10,566,596 Warrants currently issued and outstanding, including 4,999,929 Public Warrants and 5,566,667 Private Warrants held by the Sponsor.

Public Warrants

Each Public Warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on August 8, 2024, 30 days after the completion of the Business Combination, except as described below. The Public Warrants will expire on July 8, 2029, five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless the issuance of Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We have agreed that as soon as practicable, within 20 business days after the Closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to our IPO registration statement or a new registration statement, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if our shares of Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Public Warrants by (ii) the fair market value. The “fair market value” as used in this paragraph shall mean the volume-weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants in exchange for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the fair market value over the exercise price of the Public Warrants by (ii) the fair market value.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding Redeemable Warrants (except as described herein with respect to the Private Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

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We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.

Once the Warrants become exercisable, we may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of Common Stock except as otherwise described below;

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

●	if the closing price of the shares of Common Stock is less than $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders, the Private Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given and until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of our shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A Ordinary Shares shall include a security other than Class A Ordinary Shares into which the Class A Ordinary Shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A Ordinary Shares to be issued upon exercise of the warrants if we are not the Surviving Company following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

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Redemption Date (period to expiration	Fair Market Value of Common Stock
of warrants)	<$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361

Redemption Date (period to expiration	Fair Market Value of Common Stock
of warrants)	<$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

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No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Common Stock, Stardust Power (or Surviving Company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Holder Election to Limit Exercise

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a share capitalization payable in shares of Common Stock, or by a sub-division of common stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Common Stock on account of such shares of Common Stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

As part of the Domestication, the Warrants of the pre-domestication Cayman Islands domiciled company converted into Warrants of the post-domestication Delaware domiciled company in accordance with the Warrant Agreement The terms of the Warrants will be identical to the terms of the Private Warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in GPAC II’s prospectus for the initial public offering, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Warrants, 50% of the then-outstanding Private Warrants. Although our ability to amend the terms of the Company Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

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We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with the Company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Contingent Rights

A contingent right to receive distributable Redeemable Warrants is attached to each Class A Ordinary Share. In accordance with the terms of the contingent rights agreement, each holder of a contingent right will receive, at the distribution time, one-sixth of one distributable Redeemable Warrant, as follows: (i) to the extent that no Public Shareholders redeem their Class A Ordinary Shares in connection with the initial business combination, each Public Shareholder will receive one-sixth of one distributable Redeemable Warrant per Public Share held and (ii) to the extent that any Public Shareholders redeem any of their Public Shares in connection with the initial Business Combination, then (A) one-sixth of one distributable Redeemable Warrant will be distributed to the holder of each Public Share that was not redeemed and (B) no distributable Redeemable Warrants will be distributed in respect of any Public Shares that were redeemed. Public Shareholders who exercise their redemption rights are not entitled to receive any distributable Redeemable Warrants in respect of such redeemed Public Shares or any contingent rights, and the contingent rights attached to those Ordinary Shares will be worthless after such redemption. No fractional distributable Redeemable Warrants shall be distributed; fractional warrants will be rounded down to the nearest whole number of warrants. As a result, you must hold contingent rights in multiples of six in order to receive distributable Redeemable Warrants for all of your rights upon the Closing. The contingent right to receive distributable Redeemable Warrants will remain attached to the Class A Ordinary Shares, will not be separately transferable, assignable or salable and will not be evidenced by any certificate or instrument. As a result, you may not buy or sell a contingent right separately from the Class A Ordinary Share to which it is attached.

No additional consideration will be required to be paid by a holder of contingent rights in order to receive distributable Redeemable Warrants at the distribution time. Contingent rights holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights. The terms of the contingent rights agreement may be amended by the Company and the rights agent without the consent of any holder of any contingent right for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the contingent rights agreement as the parties may deem necessary or desirable; provided, however, that any amendment that will adversely affect the interests of holders of contingent rights will require the consent or vote of the holders of not less than two-thirds of the then-outstanding contingent rights, as evidenced by their ownership of the Ordinary Shares.

Private Warrants

So long as the Private Warrants are held by the Sponsor or its permitted transferees, the Private Warrants will be identical to other Warrants, except that, pursuant to the Warrant Agreement, the Private Warrants and the Common Stock issuable upon exercise of the Private Warrants will not be transferrable, assignable or salable, other than to permitted transferees, until August 7, 2024. Additionally, the Private Warrants are (i) non-redeemable by us when the price per share of Common Stock equals or exceeds $18.00 and (ii) exercisable on a cash or cashless basis. If the Private Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the other Warrants.

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If the Sponsor or its permitted transferee elects to exercise the Private Warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Stardust Power’s board of directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give Stardust Power’s board of directors the power to discourage mergers that some stockholders may favor. The Certificate of Incorporation provides that, from and after the date the Company ceases to qualify as a “controlled company” within the meaning of Nasdaq listing standards, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or extraordinary general meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of the Company Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of the Company Preferred Stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the board of directors, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) Stardust Power’s board of directors pursuant to a resolution adopted by a majority of Stardust Power’s board of directors.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Classified Board

Stardust Power’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Prior to the first annual meeting of stockholders following the Controlled Company Event, the classification of Stardust Power’s board of directors shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of stockholders next following the director’s election. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

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Removal of Directors

Stardust Power’s board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting

The Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-takeover Statute

The Company is subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our board of directors has determined to be subject to Section 203 of the DGCL.

Amendment of Bylaws

The Certificate of Incorporation provides that the Bylaws may be altered, amended, or repealed by (i) a majority of Stardust Power’s board of directors (without the need for consent by the Company stockholders) and (ii) the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that the Company will indemnify the Company’s directors to the fullest extent authorized or permitted by applicable law. The Company has entered into agreements to indemnify the Company’s directors, executive officers and other employees as determined by the board of directors. Under the Bylaws, the Company is required to indemnify each of the Company’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at the Company’s request as a director, officer, employee or agent for another entity. The Company must indemnify the Company’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by the Company. Any claims for indemnification by Stardust Power’s directors and officers may reduce Stardust Power’s available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to the Company.

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Exclusive Jurisdiction of Certain Actions

This Certificate of Incorporation provides that, unless otherwise consented to by the Company in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareholder, stockholder or employee of the Company to the Company or its stockholders; (iii) any action or proceeding asserting a claim against the Company or any director, officer, shareholder, stockholder or employee of the Company relating to any provision of the DGCL or the Certificate of Incorporation or the Bylaws of Stardust Power; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company; (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against Combined Company or any current or former director, officer, shareholder, stockholder or employee of the Company governed by the internal affairs doctrine of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) having personal jurisdiction over an indispensable party named as a defendant therein. The Certificate of Incorporation further provides that, unless otherwise consented to by the Company in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

The Certificate of Incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning, or otherwise acquiring any interest in any of the Company’s securities shall be deemed to have notice of and consented to these provisions.

Transfer Agent

The transfer agent for Common Stock is Continental Stock Transfer & Trust Company.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of Common Stock and Warrants, which we refer to collectively as our securities. This discussion applies only to beneficial owners of our securities that will hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. We have not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local or non-U.S. tax laws, or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons that acquire our securities through the exercise of employee stock options or otherwise as compensation or through tax-qualified retirement plans;

●	persons that hold our securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States;

●	except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of our shares; and

●	the Selling Securityholders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our securities to consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

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INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is a holder that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions with Respect to Common Stock

If we make distributions of cash or other property to U.S. Holders of shares of Common Stock, however, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis in its Common Stock, which will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Common Stock and will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Distributions treated as dividends that we pay to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

Upon a sale or other taxable disposition of Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Common Stock or Warrants, as applicable. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Warrants, as applicable, so disposed of exceeds one year. If the one-year holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the Common Stock or Warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

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Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock or Warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. Holder’s acquisition cost of the Common Stock or Warrants, as applicable, less, in the case of Common Stock, any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes (as discussed above). Special rules apply for determining the tax basis of Common Stock received upon exercise of a Warrant (as discussed below).

Exercise of a Warrant

Except as discussed below with respect to the “cashless exercise” of a Warrant, a U.S. Holder generally will not recognize gain or loss on the acquisition of Common Stock upon the exercise of a Warrant. The U.S. Holder’s tax basis in its Common Stock received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not treated as a realization event or, if it is treated as a realization event, because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the holder’s basis in the Warrants exercised therefor. However, it is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price of the number of Warrants to be exercised. The U.S. Holder would then recognize capital gain or loss in an amount generally equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial tax basis in the Warrants exercised and the exercise price of such Warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to which, if any, of the alternative tax consequences described herein would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult with their own tax advisors regarding the tax consequences of a cashless exercise.

If we purchase Warrants in an open market transaction, such purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” above.

Expiration of a Warrant

If a Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions with Respect to Warrants

The terms of the Warrants provide for an adjustment to the number of shares of Common Stock for which Warrants may be exercised or to the exercise price of the Warrants in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) in connection with a distribution of cash or other property to the holders of shares of Common Stock. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Warrants received a cash distribution from us generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of Common Stock described herein. See “Taxation of Distributions with Respect to Common Stock” above.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our securities that is not a U.S. Holder and that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust.

Taxation of Distributions with Respect to Common Stock

Distributions of cash or property on Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in its Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. See “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. Subject to the discussion of effectively connected dividends below, any distribution made to a Non-U.S. Holder on its Common Stock that is treated as a dividend for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Additional Withholding Requirements under FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of Common Stock or Warrants unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●

the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

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●	shares of Common Stock or Warrants constitute United States real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by certain U.S.-source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe that we are a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we were to become a USRPHC, a Non-U.S. Holder who disposes of our Common Stock generally will not be taxable on any gain realized as a result of our status as a USRPHC as long as our Common Stock is “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”) and such Non-U.S. Holder did not actually or constructively own, at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such Common Stock, more than 5% of our Common Stock. It is unclear how a Non-U.S. Holder’s ownership of Warrants (whether Warrants or Warrants) will affect the determination of whether such Non-U.S. Holder owned more than 5% of the Common Stock. In addition, special rules apply in the case of a disposition of Warrants if the Common Stock is considered to be regularly traded, but such Warrants are not considered to be regularly traded. We can provide no assurance as to our future status as a USRPHC or as to whether the Common Stock or Warrants will be treated as regularly traded. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the tax consequences related to ownership in a USRPHC and the application of the rules above to the Warrants.

Exercise of a Warrant

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax characterization of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders - Exercise of a Warrant” above. To the extent a cashless exercise is characterized as a taxable exchange, the consequences would be similar to those described above under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.” If we purchase Warrants in an open market transaction, the U.S. federal income tax treatment for a Non-U.S. Holder generally will correspond to that described above under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Expiration of a Warrant

The U.S. federal income tax treatment of the expiration of a Warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the expiration of a Warrant held by a U.S. Holder, as described under “U.S. Holders - Expiration of a Warrant” above.

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Possible Constructive Distributions with Respect to Warrants

The terms of the Warrants provide for an adjustment to the number of shares of Common Stock for which Warrants may be exercised or to the exercise price of the Warrants in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. Non-U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) in connection with a distribution of cash or other property to the holders of shares of Common Stock. Any such constructive distribution would be treated in the same manner as if Non-U.S. Holders of Warrants received a cash distribution from us generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to Non-U.S. Holders of Common Stock described herein. See “Non-U.S. Holders - Taxation of Distributions with Respect to Common Stock” above. The applicable withholding agent may withhold any resulting withholding tax from future cash distributions or other amounts owed to the Non-U.S. Holder.

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of shares of Common Stock or Warrants generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on shares of Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of shares of Common Stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the effects of FATCA on an investment in shares of Common Stock.

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PLAN OF DISTRIBUTION

We are registering the possible resale by the Selling Securityholders of up to 55,190,875 shares of Common Stock and up to 5,566,667 Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding, subject to the terms and conditions of the Amended and Restated Registration Rights Agreement.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distributions by any Selling Securityholder or its affiliates to its partners, members or stockholders;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the prospectus of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such distributees are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also resell a portion of our Common Stock or Warrants in reliance upon Rule 144 under the Securities Act, if available, or in other transactions exempt from registration requirements of the Securities Act, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the prospectus of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

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In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock are currently listed on Nasdaq under the symbol “SDST” and our Warrants are currently listed on Nasdaq under the symbol “SDSTW.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholders or borrowed from any Selling Securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

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If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Stardust Power as of December 31, 2023 have been included herein and in the Registration Statement in reliance upon the report of KNAV CPA LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of GPAC II. included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the report of WithumSmith+Brown, PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to Stardust Power and the securities offered by this Registration Statement, we refer you to the prospectus and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, registration statements and other information with the SEC. These reports, registration statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.stardust-power.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Global Partner Acquisition Corp II:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Global Partner Acquisition Corp II (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by July 14, 2024 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 19, 2024

PCAOB Number 100

F-2

Global Partner Acquisition Corp II

Consolidated Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets –
Cash and cash equivalents	$22,000	$101,000
Prepaid expenses	14,000	8,000
Total current assets	36,000	109,000
Cash held in the Trust Account	43,704,000	—
Investments held in Trust Account	—	304,675,000
Total assets	$43,740,000	$304,784,000

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities –
Accounts payable	$64,000	$75,000
Promissory Note – related party	755,000	785,000
Extension promissory notes – related party	2,726,000	—
Accrued liabilities	4,327,000	3,016,000
Total current liabilities	7,872,000	3,876,000
Other liabilities –
Warrant liability	337,000	467,000
Deferred underwriting commission	10,500,000	10,500,000
Total liabilities	18,709,000	14,843,000
Commitments and contingencies	—	—
Class A ordinary shares subject to possible redemption; 3,931,719 and 30,000,000 shares, respectively (at approximately $11.12 and $10.16 per share at December 31, 2023 and 2022, respectively)	43,704,000	304,675,000
Shareholders’ deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized, no ne issued or outstanding at December 31, 2023 and 2022	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 authorized shares, -0- issued and outstanding (excluding 3,931,719 and 30,000,000 shares, respectively, subject to possible redemption at December 31, 2023 and 2022)	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 authorized shares, 7,500,000 shares issued and outstanding at December 31, 2023 and 2022	1,000	1,000
Additional paid-in capital	—	—
Accumulated deficit	(18,674,000)	(14,735,000)
Total shareholders’ deficit	(18,673,000)	(14,734,000)
Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit	$43,740,000	$304,784,000

See accompanying notes to consolidated financial statements.

F-3

Global Partner Acquisition Corp II

Consolidated Statements of Operations

	For the year ended December 31,
	2023	2022
Revenues	$—	$—
General and administrative expenses	5,230,000	1,984,000
Gain from settlement and release of liabilities	(2,961,000)	—
Income (loss) from operations	(2,269,000)	(1,984,000)
Other income (expense) -
Income from cash and investments held in the Trust Account	2,278,000	4,600,000
Write-off contingent warrants associated with shares redeemed	130,000	—
Change in fair value of warrant liability	—	12,453,000
Net income	$139,000	$15,069,000

Weighted average Class A ordinary shares outstanding – basic and diluted	4,718,000	30,000,000
Net income per Class A ordinary share – basic and diluted	$0.01	$0.40
Weighted average Class B ordinary shares outstanding – basic and diluted	7,500,000	7,500,000
Net income per Class B ordinary share – basic and diluted	$0.01	$0.40

See accompanying notes to consolidated financial statements.

F-4

Global Partner Acquisition Corp II

Consolidated Statements of Changes in Shareholders’ Deficit

For the year ended December 31, 2023:	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2022	7,500,000	$1,000	$—	$(14,735,000)	$(14,734,000)
Accretion in value of Class A ordinary shares subject to redemption	—	—	—	(4,078,000)	(4,078,000)
Net income	—	—	—	139,000	139,000
Balances, December 31, 2023	7,500,000	$1,000	$—	$(18,674,000)	$(18,673,000)

For the year ended December 31, 2022:	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2021	7,500,000	$1,000	$—	$(25,129,000)	$(25,128,000)
Accretion in value of Class A ordinary shares subject to redemption	—	—	—	(4,675,000)	(4,675,000)
Net income	—	—	—	15,069,000	15,069,000
Balances, December 31, 2022	7,500,000	$1,000	$—	$(14,735,000)	$(14,734,000)

See accompanying notes to consolidated financial statements.

F-5

Global Partner Acquisition Corp II

Consolidated Statements of Cash Flows

	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash flow from operating activities:
Net income	$139,000	$15,069,000
Adjustments to reconcile net income to net cash used in operating activities
Income from cash and investments held in Trust Account	(2,278,000)	(4,600,000)
Change in fair value of warrant liability	—	(12,453,000)
Write-off contingent warrants associated with shares redeemed	(130,000)	—
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(6,000)	175,000
Increase (decrease) in accounts payable	(11,000)	(60,000)
Increase (decrease) in accrued liabilities and other	1,311,000	343,000
Net cash used in operating activities	(975,000)	(1,526,000)
Cash flows from investing activities:
Cash deposited in Trust Account	(1,800,000)	—
Cash withdrawn from Trust Account to pay redemptions	265,050,000	—
Net cash provided by investing activities	263,250,000	—
Cash flows from financing activities:
Redemption of 26,068,281 Class A common shares	(265,050,000)	—
Advances and repayment of promissory note – related party	(30,000)	785,000
Proceeds of Extension Promissory Note – related party	2,726,000	—
Net cash (used in) provided by financing activities	(262,354,000)	785,000
Net change in cash	(79,000)	(741,000)
Cash and cash equivalents at beginning of the period	101,000	842,000
Cash and cash equivalents at end of the period	$22,000	$101,000
Supplemental disclosure of non-cash financing activities:
Settlement and release of liabilities	$2,961,000	$—

See accompanying notes to consolidated financial statements.

F-6

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 1 – Description of Organization and Business Operations

Global Partner Acquisition Corp II was incorporated under the laws of the Cayman Islands as an exempted company on November 3, 2020. Together with its wholly owned subsidiaries Strike Merger Sub I, Inc. and Strike Merger Sub II, LLC., both incorporated or formed in Delaware in November 2023 (collectively the “Company” and “GPAC II”), the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from November 3, 2020 (inception) to December 31, 2023 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and, subsequent to the Public Offering, identifying and completing a suitable Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering.

In January 2023, the shareholders of the Company took various actions and the Company entered into various agreements resulting in a change of control of the Company, redemption of approximately 87% of its Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), an extension of the date to complete a Business Combination and certain additional financing and other matters as discussed in further detail in the Form 10-K Annual Report filed on March 31, 2023 (the “Annual Report”), and the Form 8-K filed on January 18, 2023, with the Securities and Exchange Commission (the “SEC”) as well as throughout these notes to the consolidated financial statements.

Subsequent to December 31, 2023, there was a further extension of time to complete a business combination and further redemptions and other matters as discussed in various notes below regarding the 2024 Extension Meeting and as described in the Form 8-K filed with the SEC on January 16, 2024.

All dollar amounts are rounded to the nearest thousand dollars.

Sponsor and Public Offering:

The Company’s sponsor is Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The Company intends to finance a Business Combination with unredeemed proceeds from the $300,000,000 Public Offering (see Note 3 and below) and a $8,350,000 private placement (see Note 4). Upon the closing of the Public Offering and the private placement, $300,000,000 was deposited in a trust account (the “Trust Account”) at closing on January 14, 2021.

In January 2023, the following material transactions, among others, changed the control over and resources of the Company, all as further discussed in these notes to financial statements, as follows:

1.	On January 11, 2023, the Company held an Extension Meeting of its shareholders in which the shareholders approved the proposal to amend the Company’s amended and restated memorandum and articles of association (the “Extension Amendment Proposal”) to extend the date required to complete a Business Combination (as described further in Business Combination below). In connection with the vote to approve the Extension Amendment Proposal the holders of 26,068,281 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 resulting in 3,931,719 Class A ordinary shares remaining outstanding.

F-7

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

2.	On January 13, 2023, the Company, entered into an Investment Agreement (the “Investment Agreement”) with the Sponsor and Endurance Global Partner II, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Investor agreed to contribute to the Sponsor an aggregate amount in cash equal to up to $3,000,000, which amount is being loaned to the Company in accordance with the January 13, 2023 Promissory Note (as defined below), in consideration for which, the Sponsor issued to the Investor interests in certain equity securities of the Company.

3.	Pursuant to the Investment Agreement, the Sponsor transferred control of the Sponsor to affiliates of Antarctica Capital Partners LLC.

4.	Pursuant to the Investment Agreement, the Sponsor has agreed to lend to the Company the funds required to pay expenses incurred by the Company and reasonably related to the costs and expenses of facilitating the extension of the term of the Company.

5.	Further, on January 13, 2023, Paul J. Zepf, Pano Anthos, Andrew Cook, James McCann and Jay Ripley tendered their resignations as directors of the Company. Additionally, Paul J. Zepf and David Apseloff resigned as officers of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

6.	The Company made settlements and received releases from several creditors in exchange for cash payments made resulting in the reduction of approximately $2,961,000 of accrued liabilities which is reflected as a credit to operating expenses in the accompanying consolidated statements of operations.

See also below regarding, subsequent to December 31, 2023, the 2024 Extension Meeting.

Trust Account:

The funds in the Trust Account can only be invested in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940. On January 11, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets, legal and accounting fees related to regulatory reporting obligations, payment for services of investment professionals and support services, continued listing fees and continuing general and administrative expenses.

The Company’s amended and restated memorandum and articles of association provided that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum of association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination by the date by which the Company is required to consummate a business combination pursuant to the amended and restated memorandum and articles of association, July 14, 2024 if extended per below (previously January 14, 2023 and then January 14, 2024 as discussed below) (the “Termination Date”), or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination by the Termination Date, subject to applicable law, which includes the extended time that the Company has to consummate a Business Combination beyond the Termination Date as a result of a shareholder vote to amend the Company’s amended and restated articles of incorporation. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s public shareholders.

F-8

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

On January 11, 2023, the Company’s shareholders voted to extend the date by which the Company has to consummate a Business Combination from January 14, 2023 to April 23, 2023 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time up until the Termination Date of January 14, 2024. Upon each of the nine one-month extensions, the Sponsor or one or more of its affiliates, members or third-party designees may contribute to the Company $150,000 as a loan to be deposited into the Trust Account. During the year ended on December 31, 2023 the board of directors of the Company approved (i) one-month extensions of the Termination Date in from April through December, resulting in a new Termination Date of September 14, 2024, and (ii) draws of an aggregate of $1,800,000 pursuant to the Extension Promissory Note - related party (as defined below) to fund the extensions.

Subsequent to December 31, 2023, on January 9, 2024, Global Partner Acquisition Corp II (“GPAC II” and “Company”) held the extraordinary general meeting of shareholders of the Company (the “2024 Extension Meeting”) to amend (the “Articles Amendment”), by way of special resolution, the Company’s amended and restated memorandum and articles of association (as amended, the “2024 Amended Articles”) to extend the date by which the Company has to consummate a business combination from January 14, 2024 to July 14, 2024 (the “Revised Termination Date”) for a total of an additional six months after January 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (collectively, the “2024 Extension Amendment Proposal”); to eliminate, by way of special resolution, from the Amended Articles the limitation that GPAC II may not redeem Class A ordinary shares, par value $.0001 per share (the “Class A Ordinary Shares” and “Public Shares”), to the extent that such redemption would result in GPAC II having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”); to provide, by way of special resolution, that Public Shares may be issued to Global Partner Sponsor II LLC (the “Sponsor”) by way of conversion of Class B ordinary shares, par value $.0001 per share (the “Class B Ordinary Shares” and together with Class A Ordinary Shares, the “Ordinary Shares”), into Public Shares, despite the restriction on issuance of additional Public Shares (the “Founder Conversion Amendment Proposal” and together with the Extension Amendment Proposal and Redemption Limitation Amendment Proposal, the “Proposals”); and, if required an adjournment proposal to adjourn, by way of ordinary resolution, the Extension Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extension Meeting, there are insufficient Ordinary Shares at the Extension Meeting to approve the Proposals, or (ii) where the board of directors of the Company has determined it is otherwise necessary (the “Adjournment Proposal”). The shareholders of the Company approved the Proposals at the 2024 Extension Meeting and on January 11, 2024, the Company filed the Articles Amendment with the Registrar of Companies of the Cayman Islands.

Also subsequent to December 31, 2023 and in connection with the 2024 Extension Meeting to approve the Extension Amendment Proposal, the Company’s Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares of the Company in connection with the Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, the Sponsor agreed to transfer or cause to be issued for no consideration an aggregate of 127,777 shares of the Company and simultaneous forfeiture of 127,777 shares of the Company in connection with the Company’s completion of its initial Business Combination.

F-9

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding the deferred underwriting commission and taxes payable on interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the Nasdaq Capital Market (the “Nasdaq”). If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. As a result, such Class A ordinary shares are recorded at the redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The amount in the Trust Account is initially funded at $10.00 per public Class A ordinary share ($300,000,000 held in the Trust Account divided by 30,000,000 public shares), see however Note 3 regarding shareholder redemptions in January 2023.

F-10

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

As further discussed above, the Company will have until the Revised Termination Date, that was proposed to and approved by the Company’s shareholders subsequent to December 31, 2023 in the form of an amendment to the Company’s amended and restated memorandum and articles of association (the “Revised Combination Period”). If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up and (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public Class A ordinary shares for a per share pro rata portion of the Trust Account, including interest earned on funds held in the Trust Account and not previously released to pay income taxes (less up to $100,000 of such net interest to pay dissolution expenses) and as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares; however, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account with respect to the Class A ordinary shares so acquired upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the Revised Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit (as defined below) in the Public Offering.

Mandatory Liquidation and Going Concern:

At December 31, 2023, the Company has approximately $22,000 in cash and approximately $7,836,000 in working capital deficit. The Company has incurred significant costs and expects to continue to incur additional costs in pursuit of its Business Combination. Further, if the Company cannot complete an initial Business Combination by July 14, 2024, it could be forced to wind up its operations and liquidate unless it receives an extension approval from its shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the consolidated financial statements are issued. In connection with its financial position and intention to complete a Business Combination, the Company has secured financing from its Sponsor. The Company’s plan to deal with these uncertainties is to use the financing from the Sponsor to complete a Business Combination prior to the Termination Date. There is no assurance for the Company that, (1) the financing from the Sponsor will be adequate and (2) plans to consummate a Business Combination will be successful or successful by July 14, 2024. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Business Combination Agreement

On November 21, 2023, the Company, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with Strike Merger Sub I, Inc., a Delaware corporation and direct wholly-owned subsidiary of GPAC II (“First Merger Sub”), Strike Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II (“Second Merger Sub”), and Stardust Power Inc., a Delaware corporation (“Stardust Power”).

The Business Combination Agreement and the transactions contemplated thereby to occur at or immediately prior to the Closing (“Transactions”) were approved by the boards of directors of each of GPAC II and Stardust Power.

F-11

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Domestication

Pursuant to the Business Combination Agreement, prior to the consummation of the Mergers (as defined below) contemplated by the Business Combination Agreement (the “Closing”), and subject to the Supermajority Acquiror Shareholder Approval (as defined therein), GPAC II will domesticate as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Companies Act (As Revised) of the Cayman Islands.

Prior to the Domestication, each Class B Ordinary Share outstanding shall be converted into one (1) Class A Ordinary Share in accordance with the Company’s amended and restated memorandum and articles of association, other than as set forth in the Sponsor Letter Agreement (the “Class B Ordinary Share conversion”). In connection with the Domestication, (i) each Class A Ordinary Share outstanding immediately prior to the effective time of the Domestication and following the Class B Ordinary Share conversion shall be converted into one share of common stock, par value $0.0001 per share of GPAC II (the “GPAC II Common Stock”) and (ii) each then-issued and outstanding whole warrant exercisable for one Class A Ordinary Share will be converted into a warrant exercisable for one share of GPAC II Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of January 11, 2021, by and between GPAC II and Continental Stock Transfer & Trust Company, as warrant agent (as amended or amended and restated from time to time). In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of GPAC II that has not been previously separated into the underlying Class A Ordinary Shares and the underlying GPAC II warrants will be canceled and will entitle the holder thereof to one share of GPAC II Common Stock and one-sixth of one GPAC II warrant.

The Business Combination

The Business Combination Agreement provides for, among other things, the following Transactions: (i) the Domestication, (ii) following the Domestication, First Merger Sub will merge with and into Stardust Power, with Stardust Power as the surviving company in the merger (the “First Merger”) and, (iii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, Stardust Power will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (Merger Sub II, in its capacity as the surviving company of the Second Merger, the “Surviving Company”), and as a result of which the Surviving Company will become a wholly-owned subsidiary of GPAC II. At Closing, GPAC II will change its name to “Stardust Power Inc.” and will continue trading on the Nasdaq Capital Market under the new symbols “SDST” and “SDSTW,” respectively, following Closing. At Closing, in connection with the Transactions, GPAC II and certain holders of Stardust Power Common Stock (as defined below) (the “Stardust Power Stockholders”) will enter into a Shareholder Agreement (as defined in the Business Combination Agreement), a Registration Rights Agreement (as defined in the Business Combination Agreement) and a Lock-Up Agreement (as defined in the Business Combination Agreement), each in form and in substance to be agreed, to be effective upon the Closing.

The Business Combination is expected to close in the first half of 2024, following the receipt of the required approval by GPAC II’s shareholders and the fulfillment or waiver of other customary closing conditions.

F-12

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (a) each share of common stock of Stardust Power, par value $0.00001 per share (“Stardust Power Common Stock”) (including Stardust Power Common Stock issued in connection with the Stardust Power SAFE Conversion (as defined in the Business Combination Agreement)), issued and outstanding immediately prior to the First Effective Time (as defined in the Business Combination Agreement) other than any Cancelled Shares (as defined in the Business Combination Agreement) and Dissenting Shares (as defined in the Business Combination Agreement) shall be converted into the right to receive the number of GPAC II Common Stock equal to the Per Share Consideration (as defined in the Business Combination Agreement); (b) each outstanding Stardust Power Option (as defined in the Business Combination Agreement), whether vested or unvested, shall automatically convert into an option to purchase a number of shares of GPAC II Common Stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the First Effective Time multiplied by the Per Share Consideration at an exercise price per share equal to the exercise price per share of Stardust Power Common Stock divided by the Per Share Consideration, subject to certain adjustments; and (c) each share of Stardust Power Restricted Stock (as defined in the Business Combination Agreement) outstanding immediately prior to the First Effective Time shall convert into a number of shares of GPAC II Common Stock equal to the number of shares of Stardust Power Common Stock subject to such Stardust Power Restricted Stock multiplied by the Per Share Consideration (rounded down to the nearest whole share). The total consideration to be paid at Closing to the selling parties in connection with the Business Combination Agreement will be based on an enterprise value of $450,000,000 (excluding a $50 million earnout, based upon an assumed price of $10 per share, payable upon achievement of certain milestones), subject to certain adjustments as set forth in the Business Combination Agreement, including with respect to certain transaction expenses and the cash and debt of Stardust Power.

Additionally, in the event, prior to the eighth (8th) anniversary of the Closing, the volume-weighted average price of GPAC II Common Stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control, the Company will issue five million shares of GPAC II Common Stock to the holders of Stardust Power as additional merger consideration. Following the execution and delivery of the Business Combination Agreement, and subject to the approval of the shareholders of GPAC II, GPAC II will adopt a customary incentive equity plan that will provide that the GPAC II Common Stock reserved for issuance thereunder, together with the shares of GPAC II Common Stock reserved with respect to Exchanged Company Options and Exchanged Company Common Restricted Stock under the Stardust Power Equity Incentive Plan, will be set at an amount equal to 10.00% of GPAC II Common Stock outstanding immediately after Closing.

Governance

GPAC II has agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the GPAC II board of directors shall consist of seven directors, which will be divided into three classes, which directors shall include: two directors designated by Stardust Power, one director designated by Sponsor and four directors designated by Stardust Power whom shall meet the standards of independence for companies subject to the rules and regulations of The Nasdaq Stock Market LLC. Additionally, the current Stardust Power management team will move to GPAC II in their current roles and titles.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of GPAC II and Stardust Power. In addition, GPAC II has agreed to adopt an equity incentive plan, as described in the Business Combination Agreement. Stardust Power has agreed to use its commercially reasonable efforts to sell Stardust Power Common Stock in a private placement on terms mutually agreed to by GPAC II and Stardust Power. GPAC II may enter into subscription agreements for securities of GPAC II following the date of the Business Combination Agreement, in an amount not to exceed $150,000,000 in the aggregate.

F-13

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

GPAC II and Stardust Power have agreed to enter into certain agreements to be effective upon Closing to (i) provide registration rights to certain Stardust Power Stockholders, (ii) restrict the sale or transfer of shares of GPAC II Common Stock held by Sponsor and certain Stardust Power Stockholders for 180 days following Closing, subject to certain exceptions and (iii) to provide certain rights to Sponsor with respect to the Sponsor’s designation of a director to the GPAC II board following Closing.

Conditions to Each Party’s Obligations

The obligation of GPAC II and Stardust Power to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) no governmental authority having enacted any law that makes the Transaction or any part thereof illegal or otherwise prohibited, (iii) the Registration Statement (as defined below) becoming effective, (iv) the approval of GPAC II’s shareholders being obtained and (v) the approval of Stardust Power’s stockholders being obtained.

In addition, the obligation of GPAC II and Merger Subs to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Stardust Power being true and correct to the standards applicable to such representations and warranties and each of the covenants of Stardust Power having been performed or complied with in all material respects, (ii) the other representations and warranties, except for those set forth in (i) above, of Stardust Power being true and correct as of the Closing Date, as though made on and as of the Closing Date except for certain exceptions mentioned in the Business Combination Agreement, (iii) each of the covenants of the Stardust Power to be performed or complied with by it under the Business Combination Agreement as of or prior to the Closing having been performed or complied with in all material respects, (iv) each of the covenants of the Stardust Power to be performed or complied with by it under the Business Combination Agreement as of or prior to the Closing having been performed or complied with in all material respects, (v) Stardust Power having delivered to GPAC II a certificate signed by an authorized officer of Stardust Power, dated the Closing Date (an “Officer’s Certificate”), certifying that, to the knowledge and belief of such officer, the conditions set forth in the three (3) immediately preceding points have been fulfilled, (vi) Stardust Power and the other parties thereto entering into certain amendments to the outstanding SAFE Agreements and being in full force and effect, (vii) since the date of the Business Combination Agreement, there not having occurred any change, effect, event, occurrence, state of facts or development that, in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect (as defined in the Business Combination Agreement), and (viii) Stardust Power having delivered to GPAC II executed counterparts to all of the Ancillary Agreements (as defined in the Business Combination Agreement) to which Stardust Power, or any stockholder of Stardust Power, is party.

The obligation of Stardust Power to consummate the Business Combination is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of GPAC II, First Merger Sub and Second Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of GPAC II having been performed or complied with in all material respects, (ii) each of the pre-Closing or at-Closing covenants of GPAC II shall have been performed or complied with in all material respects, (iii) GPAC II’s delivering an Officer’s Certificate to Stardust Power, (iv) the approval by Nasdaq of GPAC II’s listing application in connection with the Business Combination, (v) the non-occurrence of a Material Adverse Effect, and (vi) GPAC II’s delivery to Stardust Power the executed counterparts of all of the Ancillary Agreements to which GPAC II is a party.

F-14

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Termination

The Business Combination Agreement may be terminated at any time at or prior to Closing: (i) by mutual written consent of GPAC II and Stardust Power, (ii) by written notice from GPAC II to Stardust Power if the representations and warranties of Stardust Power are not true and correct or if Stardust Power fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods so long as the breaching party is using its commercially reasonable efforts to cure such breach within such period (the “cure period”), (iii) by written notice from Stardust Power to GPAC II if the representations and warranties of GPAC II are not true and correct or if GPAC II fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within the cure period, (iv) by either GPAC II or Stardust Power if the Business Combination is not consummated by July 14, 2024 (as may be extended under certain conditions), provided that the terminating party’s failure to fulfill any obligation under the Business Combination Agreement was not the primary cause of, or primarily resulted in, the failure of Closing to occur or if the terminating party is in breach of the Business Combination Agreement, which breach could give rise to a right of the other party to terminate the Business Combination Agreement, (v) by either GPAC II or Stardust Power if the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable government order or other law; (vi) by written notice from either GPAC II or Stardust Power if the GPAC II shareholder approval is not obtained at the special meeting of GPAC II (subject to any adjournment or recess of the meeting), (vii) by written notice from GPAC II to Stardust Power if certain Stardust Power stockholder approval has not been obtained within two business days following the date that the Registration Statement is declared effective, and (viii) by Stardust Power if GPAC II is delisted from the Nasdaq Capital Market (and has not been listed on the New York Stock Exchange or another reasonably acceptable national securities exchange or OTC Markets) prior to the consummation of the Transactions. A copy of the Business Combination Agreement is filed with the Current Report on Form 8-K as Exhibit 2.1 filed on November 21, 2023. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. GPAC II does not believe that these schedules contain information that is material to an investment decision.

Company Support Agreements and Sponsor Letter Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain Stardust Power Stockholders entered into a Company Support Agreement (collectively, the “Company Support Agreements”) with GPAC II and Stardust Power, pursuant to which such stockholders have agreed to certain support matters as described in the Company Support Agreement. Further, concurrently with the execution of the Business Combination Agreement, the Sponsor and, for certain limited purposes set forth therein, the executive officers and directors of GPAC II entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”) with GPAC II and Stardust Power, pursuant to which the Sponsor agreed to, among certain things as described in the Sponsor Letter Agreement.

F-15

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Strike Merger Sub I, Inc., a Delaware corporation and Strike Merger Sub II, LLC, a Delaware limited liability company, both formed to facilitate the acquisition of Stardust Power (Note 2). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation:

The consolidated financial statements of the Company are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income per Ordinary Share:

Net income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement to purchase an aggregate of 11,221,954 at December 31, 2023 (15,566,667 at December 31, 2022) Class A ordinary shares in the calculation of diluted income per ordinary share, since their inclusion would be anti-dilutive under the treasury stock method and are dependent on future events. As a result, diluted income per ordinary share is the same as basic income per ordinary share for the period.

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata among the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average number of ordinary shares outstanding during the respective period. The changes in redemption value that are accreted to Class A ordinary subject to redemption (see below) is representative of fair value and therefore is not factored into the calculation of earnings per share.

F-16

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The following tables reflect the earnings per share after allocating income between the shares based on outstanding shares:

	Year ended December 31, 2023		Year ended December 31, 2022
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net income per ordinary share:
Allocation of income – basic and diluted	$54,000	$85,000	$12,055,000	$3,014,000
Denominator:
Basic and diluted weighted average ordinary shares:	4,718,000	7,500,000	30,000,000	7,500,000

Basic and diluted net income per ordinary share	$0.01	$0.01	$0.40	$0.40

Concentration of Credit Risk:

The Company can have significant cash balances at financial institutions which throughout the year may exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at December 31, 2023 and 2022.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements” (“ASC 820”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. As of December 31, 2023 and 2022, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses and notes payable – related party approximate their fair values primarily due to the short-term nature of the instruments.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-17

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant estimates included in these consolidated financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering totaled approximately $17,054,000 including $16,500,000 of underwriters’ discount. Such costs were allocated among the temporary equity and warrant liability components, based on their relative fair value. Upon completion of the Public Offering, approximately $16,254,000 has been charged to Class B ordinary shares subject to redemption for the temporary equity components and approximately $800,000 has been charged to other expense for the warrant liability.

Class A Ordinary Shares Subject to Possible Redemption:

As discussed in Note 4, all of the 30,000,000 Class A ordinary shares sold as part of the Units (as defined below) in the Public Offering contain a redemption feature that allows for the redemption under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company had not specified a maximum redemption threshold, its articles of association provide that in no event will it redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, because all of the Class A ordinary shares are redeemable, all of the shares are recorded as Class A ordinary shares subject to redemption on the enclosed consolidated balance sheets.

On January 11, 2023, in connection with the vote to approve the Extension Amendment Proposal the holders of 26,068,281 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 reducing the number of Class A ordinary shares to 3,931,719.

F-18

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by adjustments to additional paid-in capital. Accordingly, 3,931,719 and 30,000,000 shares, respectively, were classified outside of permanent equity at December 31, 2023 and 2022. Class A ordinary shares subject to redemption consist of the following:

	Dollars	Shares
Gross proceeds of Public Offering	$300,000,000	30,000,000
Less: Proceeds allocated to Public Warrants	(14,100,000)	—
Offering costs	(16,254,000)	—
Plus: Accretion of carrying value to redemption value	30,354,000	—
—Subtotal at inception and at December 31, 2021	300,000,000	30,000,000
Accretion of carrying value to redemption value	4,675,000	—
Class A ordinary shares subject to possible redemption at December 31, 2022	$304,675,000	30,000,000
Class A ordinary shares redeemed on January 11, 2023	(265,050,000)	(26,068,281)
Accretion of carrying value to redemption value	4,079,000	—
Balance at December 31, 2023	$43,704,000	3,931,719

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. Further, in 2024 Extension Meeting, the shareholders voted to remove the restriction on maximum redemptions.

Income Taxes:

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated balance sheet recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. There were no unrecognized tax benefits as of December 31, 2023 and 2022. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023 or 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-19

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Warrant Liability:

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each consolidated balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statement of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the consolidated balance sheets through the March 20, 2024 date that the consolidated financial statements were available to be issued and has concluded that all such events that would require adjustment or disclosure in the financial statements have been recognized or disclosed. See above, as well as Notes 1, 4, 5, 7 and 8 regarding actions taken at the 2024 Extension Meeting to extend the date to complete a business combination resulting in a New Termination Date, as well as shareholder redemptions of 2,137,134 Class A ordinary shares for approximately $23,615,000 and non-redemption agreements with holders of 1,503,254 Class A ordinary shares in exchange for the transfer of 127,777 Class B ordinary shares (after conversion to Class A ordinary shares), and the increase in the amount available to the Company under extension promissory notes among other items.

Recent Accounting Pronouncements:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis. The Company has adopted this standard for its Extension promissory notes and there is no impact to the consolidated financial statements - related party as further discussed in Note 5.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-20

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Note 4 – Public Offering

On January 14, 2021, the Company consummated the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A ordinary shares, one-sixth of one detachable redeemable warrant (the “Detachable Redeemable Warrants”) and the contingent right to receive, in certain circumstances, in connection with the Business Combination, one-sixth of one distributable redeemable warrant for each public share that a public shareholder holds and does not redeem in connection with the Company’s initial Business Combination (the “Distributable Redeemable Warrants,” and together with the Detachable Redeemable Warrants, the “Redeemable Warrants”). Each whole Redeemable Warrant offered in the Public Offering is exercisable to purchase one of the Company’s Class A ordinary shares. Only whole Redeemable Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination covering the Class A ordinary shares issuable upon the exercise of warrants. No fractional shares will be issued upon exercise of the Redeemable Warrants. If, upon exercise of the Redeemable Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the Redeemable Warrant holder. Each Redeemable Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation . However, if the Company does not complete its initial Business Combination on or prior to the end of the Revised Combination Period, the Redeemable Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to the holder upon exercise of a Redeemable Warrant during the exercise period, there will be no net cash settlement of these Redeemable Warrants and the Redeemable Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Redeemable Warrants become exercisable, the Company may redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Redeemable Warrant holders, and that certain other conditions are met. Once the Redeemable Warrants become exercisable, the Company may also redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the Class A ordinary shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the Class A ordinary shares is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above (the “Public Warrants”). If issued, the Distributable Redeemable Warrants are identical to the Redeemable Warrants and together represent the Public Warrants.

The Company had granted the underwriters a 45-day option to purchase up to 2,500,000 Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions, and such option was exercised in full at the closing of the Public Offering and included in the 30,000,000 Units sold on January 14, 2021.

The Company paid an underwriting discount of 2.0% of the per Unit price, $6,000,000, to the underwriters at the closing of the Public Offering, and there is a deferred underwriting fee of 3.5% of the per Unit price, $10,500,000, which is payable upon the completion of the Company’s initial Business Combination.

F-21

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The shareholders of the Company approved the Extension Amendment Proposal at the extraordinary general meeting (the “Extension Meeting”) and on January 11, 2023, in connection with that vote, the holders of 26,068,281 Class A ordinary shares of the Company properly exercised their right to redeem their shares for an aggregate price of approximately $10.167 per share, for an aggregate redemption amount of approximately $265,050,166. In addition, 4,344,714 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 26,068,281 Class A ordinary shares redeemed and so the carrying amount of those warrants, approximately $130,000, was removed from the warrant liabilities on the consolidated balance sheets .

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. In addition, 356,189 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 2,137,134 Class A ordinary shares redeemed and so the carrying amount of those warrants will be removed from the warrant liabilities on the consolidated balance sheets in 2024.

Note 5 – Related Party Transactions

Founder Shares:

During 2020, the Sponsor purchased 7,187,500 Class B ordinary shares (the “Founder Shares”) for $25,000 (which amount was paid directly for organizational costs and costs of the Public Offering by the Sponsor on behalf of the Company), or approximately $0.003 per share. In January 2021, the Company effected a share capitalization resulting in there being an aggregate of 7,500,000 Founder Shares issued. The Founder Shares are substantially identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares automatically convert into Class A ordinary shares at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below, and the Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then 12.5% on each of the attainment of Return to Shareholders (as defined in the agreement) exceeding 20%, 30%, 40% and 50%. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

The Sponsor agreed to forfeit up to 625,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The underwriters exercised their over-allotment option in full and therefore such shares are no longer subject to forfeiture.

In addition to the vesting provisions of the Founder Shares discussed above and in Note 8, the Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-22

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Private Placement Warrants:

The Sponsor purchased from the Company an aggregate of 5,566,667 warrants at a price of $1.50 per warrant (a purchase price of $8,350,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution from the Trust Account to the public shareholders and the Private Placement Warrants issued to the Sponsor will expire worthless.

Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have piggyback registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

Related Party Loans:

Sponsor working capital loans - On August 1, 2022, the Company issued a promissory note (the “August 1, 2022 Note” or “August 1, 2022 Notes payable – related party”) in the principal amount of up to $2,000,000 to its Sponsor. The August 1, 2022 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The August 1, 2022 Note bears no interest and is due and payable, as amended in connection with the January 2024 Extension Amendment Proposal, upon the earlier to occur of (i) July 14, 2024 and (ii) the effective date of a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar Business Combination and (iii) the liquidation of the Company. During the year ended December 31, 2023, approximately $30,000 of this loan was repaid. As of December 31, 2023 and 2022, the outstanding principal balance under the August 1, 2022 Note was $755,000 and $785,000, respectively.

F-23

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Extension promissory notes – related party -

On January 3, 2023, the Company issued a promissory note (the “January 3, 2023 Note”) in the principal amount of up to $250,000 to its Sponsor. The January 3, 2023 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The January 3, 2023 Note bears no interest and is due and payable upon the Business Combination. As of December 31, 2023, no amounts have been drawn down and there was no outstanding principal balance under the January 3, 2023 Note. At the election of the Payee, $250,000 of the unpaid principal amount of the January 3, 2023 Note may be converted into warrants of the Company (“Warrants”), at a price of $1.50 per warrant, each warrant exercisable for one Class A ordinary share, of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Company’s Public Offering.

On January 13, 2023, the Company issued a promissory note (the “January 13, 2023 Note” and together with the January 3, 2023 Note, the “Extension promissory notes – related party”) in the principal amount of up to $4,000,000, as amended subsequent to December 31, 2023, on February 13, 2024, to its Sponsor. The January 13, 2023 Note was issued in connection with advances the Sponsor may make to the Company for contributions to the Trust Account in connection with the Extension and other expenses reasonably related to its business and the consummation of the Business Combination. The January 13, 2023 Note bears no interest and is due and payable upon the Business Combination. At the election of the Payee, up to $1,750,000 of the January 13, 2023 Note may be converted, at the option of the lender, into Warrants, at a price of $1.50 per warrant, each warrant exercisable for one Class A ordinary share of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Public Offering.

During the year ended December 31, 2023, the Company made drawdowns aggregating approximately $2,726,000 under the January 13, 2023 Note in order to pay extension payments and for working capital. The Company records such notes at par value and believes that the fair value of the conversion feature is not material based upon the trading price of the similarly termed Public Warrants. At December 31, 2023 and 2022, the outstanding principal balance under the note was approximately $2,726,000 and $0, respectively.

Subsequent to December 31, 2023 the Company borrowed approximately $395,000 to fund working capital.

Administrative Services Agreement:

The Company has agreed to pay $25,000 a month to the Sponsor for office space and rent and for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on the date the securities are first listed on Nasdaq Capital and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. Approximately $300,000 was charged to general and administrative expenses during both periods ended December 31, 2023 and 2022 for this agreement. There were amounts of approximately $275,000 and $0 included in accrued liabilities at December 31, 2023 and 2022, respectively.

Note 6 – Accounting for Warrant Liability

At December 31, 2023 and 2022, there were 11,221,954 and 15,566,667 warrants, respectively, outstanding including 5,655,286 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2023 and 10,000,000 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2022. 4,344,714 contingent redeemable warrants that would have been exercisable by the former holders of the 26,068,281 Class A ordinary shares redeemed in January 2023 are no longer available for exercise.

The Company’s warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. As such, the Company’s warrants are accounted for as warrant liabilities which are required to be valued at fair value at each reporting period.

F-24

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	At December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$150,000	$150,000	$—	$—
Private Placement Warrants	187,000	—	187,000	—
Warrant liability at December 31, 2023	$337,000	$150,000	$187,000	$—

Description	At December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$300,000	$—	$—
Private Placement Warrants	167,000	—	167,000	—
Warrant liability at December 31, 2022	$467,000	$300,000	$167,000	$—

At December 31, 2022 and 2023, the Company valued its (a) Public Warrants based on the closing price at December 31, 2023 and 2022, respectively, in an active market and (b) Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

The warrant liabilities are not subject to qualified hedge accounting.

See also Note 4 regarding contingent warrants forfeited subsequent to December 31, 2023.

Note 7 – Trust Account and Fair Value Measurement

The Company complies with FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account.

On January 11, 2023, shareholders redeemed 26,068,281 Class A ordinary shares at $10.16 per share, approximately $265,050,000, from the Trust Account and from Class A ordinary shares subject to redemption as further discussed in these notes to consolidated financial statements.

Subsequent to December 31, 2023, on January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331.

F-25

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

The Company classifies its U.S. government treasury bills and equivalent securities (when it owns them) as held to maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Money market funds are valued at market.

The funds in the Trust Account were held in an interest-bearing cash account at December 31, 2023. The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2022 consisted of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying Value at December 31, 2022	Quoted Price in Active Markets (Level 1)
Assets:
Money Market Fund	$304,675,000	$304,675,000
Total	$304,675,000	$304,675,000

Note 8 – Shareholders’ Deficit

Ordinary Shares:

The authorized ordinary shares of the Company include 500,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares or 550,000,000 ordinary shares in total. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Except with respect to matters pertaining to directors prior to the Business Combination, holders of the Company’s Class A ordinary shares and Class B ordinary shares vote together as a single class and are entitled to one vote for each Class A ordinary shares and Class B ordinary shares.

The Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then an additional 12.5% on the attainment of each of a series of certain “shareholder return” targets exceeding 20%, 30%, 40% and 50%, as further defined in the agreement. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

At December 31, 2023 and 2022, there were 7,500,000 Class B ordinary shares issued and outstanding, and 0 and 0 Class A ordinary shares issued and outstanding (after deducting 3,931,719 and 30,000,000, respectively, Class A ordinary shares subject to possible redemption at December 31, 2023 and 2022).

Subsequent to December 31, 2023, on January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. Also subsequent to December 31, 2023 and in connection with the 2024 Extension Agreement, as discussed in Note 1, the Company entered into non-redemption agreements with holders of 1,503,254 Class A ordinary shares in exchange for the transfer of 127,777 Class B ordinary shares (after conversion to Class A ordinary shares), among other items.

F-26

Global Partner Acquisition Corp II

Notes to Consolidated Financial Statements

December 31, 2023

Preference Shares:

The Company is authorized to issue 5,000,000 preference shares, par value $0.0001 (the “Preference shares”), with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no Preference shares issued or outstanding.

Note 9 – Commitments and Contingencies

Business Combination Costs:

In connection with identifying an initial Business Combination candidate and negotiating an initial Business Combination, the Company has entered into, and may enter into additional, engagement letters or agreements with various consultants, advisors, professionals and others. The services under these engagement letters and agreements are material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting commission) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to the Company’s independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.

Risks and Uncertainties:

Bank Closures — Management acknowledges that the Company depends on a variety of U.S. and multi-national financial institutions for banking services. Market conditions can impact the viability of these institutions, which in effect will affect the Company’s ability to maintain and provide assurances that it can access its cash and cash equivalents in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s liquidity, business and financial condition.

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including the invasion of Ukraine by Russia and the Israel-Hamas war, and economic sanctions and countermeasures on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these consolidated financial statements.

F-27

Global Partner Acquisition Corp II

Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets -
Cash and cash equivalents	$2,000	$22,000
Prepaid expenses	120,000	14,000
Total current assets	122,000	36,000
Cash held in Trust Account	20,209,000	43,704,000
Total assets	$20,331,000	$43,740,000

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities–
Accounts payable	$2,000	$64,000
Promissory Note – related party	755,000	755,000
Extension promissory notes – related party	3,187,000	2,726,000
Accrued liabilities	6,105,000	4,327,000
Total current liabilities	10,049,000	7,872,000
Other liabilities –
Warrant liability	978,000	337,000
Deferred underwriting commission	10,500,000	10,500,000
Total liabilities	21,527,000	18,709,000
Commitments and contingencies	-	-
Class A ordinary shares subject to possible redemption; 1,794,585 and 3,931,719 shares, respectively (at approximately $11.26 and $11.12 per share at March 31, 2024 and December 31, 2023, respectively)	20,209,000	43,704,000

Shareholders’ deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized, none issued or outstanding at March 31, 2024 and December 31, 2023	-	-
Class A ordinary shares, $0.0001 par value, 500,000,000 authorized shares, -0- issued and outstanding (excluding 1,794,585 and 3,931,719 shares, respectively, subject to possible redemption at March 31, 2024 and December 31, 2023)	-	-
Class B ordinary shares, $0.0001 par value, 50,000,000 authorized shares, 7,500,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	1,000	1,000
Additional paid-in capital	-	-
Accumulated deficit	(21,406,000)	(18,674,000)
Total shareholders’ deficit	(21,405,000)	(18,673,000)
Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit	$20,331,000	$43,740,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-28

Global Partner Acquisition Corp II

Condensed Consolidated Statements of Operations

(unaudited)

	For the three months ended
	March 31,
	2024	2023

Revenues	$-	$-
General and administrative expenses	2,091,000	1,078,000
Gain from settlement and release of liabilities	-	(2,961,000)
Income (loss) from operations	(2,091,000)	1,883,000
Other income (expense)
Income from cash and investments held in the Trust Account	273,000	921,000
Write-off contingent warrants associated with shares redeemed	-	130,000
Change in fair value of warrant liability	(641,000)	(2,020,000)
Net (loss) income	$(2,459,000)	$914,000

Weighted average Class A ordinary shares outstanding – basic and diluted	2,006,000	7,118,000
Net (loss) income per Class A ordinary share – basic and diluted	$(0.26)	$0.06
Weighted average Class B ordinary shares outstanding – basic and diluted	7,500,000	7,500,000
Net (loss) income per Class B ordinary share – basic and diluted	$(0.26)	$0.06

See accompanying notes to unaudited condensed consolidated financial statements.

F-29

Global Partner Acquisition Corp II

Condensed Consolidated Statements of Changes in Shareholders’ Deficit

(unaudited)

For the three months ended March 31, 2024:

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2023	7,500,000	$1,000	$-	$(18,674,000)	$(18,673,000)
Accretion in value of Class A ordinary shares subject to possible redemption	-	-	-	(273,000)	(273,000)
Net (loss) income	-	-	-	(2,459,000)	(2,459,000)
Balances, March 31, 2024 (unaudited)	7,500,000	$1,000	$-	$(21,406,000)	$(21,405,000)

For the three months ended March 31, 2023:

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances, December 31, 2022	7,500,000	$1,000	$-	$(14,735,000)	$(14,734,000)
Accretion in value of Class A ordinary shares subject to possible redemption	-	-	-	(1,371,000)	(1,371,000)
Net income	-	-	-	914,000	914,000
Balances, March 31, 2023 (unaudited)	7,500,000	$1,000	$-	$(15,192,000)	$(15,191,000)

See accompanying notes to unaudited condensed consolidated financial statements.

F-30

Global Partner Acquisition Corp II

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended March 31,
	2024	2023
Cash flow from operating activities:
Net (loss) income	$(2,459,000)	$914,000
Adjustments to reconcile net income to net cash used in operating activities
Income from cash and investments held in Trust Account	(273,000)	(921,000)
Change in fair value of warrant liability	641,000	2,020,000
Write-off of contingent warrants associated with shares redeemed in 2023	-	(130,000)
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(106,000)	(198,000)
(Decrease) in accounts payable	(62,000)	(64,000)
Increase (decrease) in accrued liabilities and other	1,778,000	(2,188,000)
Net cash used in operating activities	(481,000)	(567,000)

Cash flows from investing activities:
Cash deposited in Trust Account	-	(450,000)
Cash withdrawn from Trust Account to pay redemptions	23,768,000	265,050,000
Net cash provided by investing activities	23,768,000	264,600,000

Cash flows from financing activities:
Redemption of 2,137,134 and 26,068,281 Class A common shares in 2024 and 2023, respectively	(23,768,000)	(265,050,000)
Repayment of promissory note – related party	-	(30,000)
Proceeds of Extension Promissory Note – related party	461,000	949,000
Net cash (used in) provided by financing activities	(23,307,000)	(264,131,000)

Net change in cash	(20,000)	(98,000)
Cash and cash equivalents at beginning of the period	22,000	101,000
Cash and cash equivalents at end of the period	$2,000	$3,000

Supplemental disclosure of non-cash financing activities:
Settlement and release of liabilities	$-	$2,961,000

See accompanying notes to unaudited condensed consolidated financial statements.

F-31

Global Partner Acquisition Corp II

Notes to Condensed Consolidated Financial Statements

March 31, 2024

(unaudited)

Note 1 – Description of Organization and Business Operations

Global Partner Acquisition Corp II was incorporated under the laws of the Cayman Islands as an exempted company on November 3, 2020. Together with its wholly owned subsidiaries Strike Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of GPAC II (“First Merger Sub”) and Strike Merger Sub II, LLC., a Delaware limited liability company and a direct wholly-owned subsidiary of GPAC II (“Second Merger Sub”), both incorporated or formed in Delaware in November 2023 (collectively the “Company” and “GPAC II”), the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of March 31, 2024, the Company had not commenced any operations. All activity for the period from November 3, 2020 (inception) to March 31, 2024 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and, subsequent to the Public Offering, identifying and completing a suitable Business Combination. The Company will not generate any operating revenues until after completion of its Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Public Offering.

In January 2023, the shareholders of the Company (the “shareholders”) took various actions and the Company entered into various agreements resulting in a change of control of the Company, redemption of approximately 87% of its Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), an extension of the date to complete a Business Combination and certain additional financing and other matters as discussed in further detail in the Form 10-K Annual Report filed on March 19, 2024 (the “Form 10-K”), the amended report on Form 10-K/A filed on April 22, 2024 amending the Form 10-K (the “Form 10-K/A”, and together with Form 10-K, the “Annual Report”), and the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2023.

On January 9, 2024, in connection with the 2024 Extension Meeting (as defined below), there was a further extension of the date to complete a business combination resulting in a new date upon which the Company must complete a Business Combination (the “New Termination Date”), as well as shareholder redemptions of 2,137,134 Class A Ordinary Shares for approximately $23,615,000 and non-redemption agreements with holders of 1,503,254 Class A Ordinary Shares in exchange for the transfer of 127,777 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with Class A Ordinary Shares, the “Ordinary Shares”), following the conversion of 7,400,000 Class B Ordinary Shares into Class A Ordinary Shares, and the increase in the amount available to the Company under the extension promissory notes among other items, as discussed in various notes below regarding the 2024 Extension Meeting and as described in the Form 8-K filed with the SEC on January 16, 2024 and April 8, 2024.

All dollar amounts are rounded to the nearest thousand dollars.

Sponsor and Public Offering:

The Company’s sponsor is Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The Company intends to finance a Business Combination with unredeemed proceeds from the $300,000,000 Public Offering (see Note 3 and below) and a $8,350,000 private placement (see Note 4). Upon the closing of the Public Offering and the private placement, $300,000,000 was deposited in a trust account (the “Trust Account”) at closing on January 14, 2021.

F-32

In January 2023, the following material transactions, among others, changed the control of the Company and its resources, all as further discussed in these notes to condensed consolidated financial statements, as follows:

1.	On January 11, 2023, the Company held the 2023 Extension Meeting (as defined below) of its shareholders in which the shareholders approved the proposal to amend the Company’s amended and restated memorandum and articles of association (the “2023 Extension Amendment Proposal”) to extend the date required to complete a Business Combination. In connection with the vote to approve the 2023 Extension Amendment Proposal, the holders of 26,068,281 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 resulting in 3,931,719 Class A Ordinary Shares remaining outstanding.

2.	On January 13, 2023, the Company, entered into an Investment Agreement (the “Investment Agreement”) with the Sponsor and Endurance Global Partner II, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Investor agreed to contribute to the Sponsor an aggregate amount in cash equal to up to $3,000,000, which amount is being loaned to the Company in accordance with the January 13, 2023 Note (as defined below), in consideration for which, the Sponsor issued to the Investor interests in certain equity securities of the Company.

3.	Pursuant to the Investment Agreement, the Sponsor transferred control of the Sponsor to affiliates of Antarctica Capital Partners LLC.

4.	Pursuant to the Investment Agreement, the Sponsor agreed to lend to the Company the funds required to pay expenses incurred by the Company and reasonably related to the costs and expenses of facilitating the extension of the term of the Company.

5.	On January 13, 2023, Paul J. Zepf, Pano Anthos, Andrew Cook, James McCann and Jay Ripley tendered their resignations as directors of the Company. Additionally, Paul J. Zepf and David Apseloff resigned as officers of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.

6.	The Company made settlements and received releases from several creditors in exchange for cash payments made resulting in the reduction of approximately $2,961,000 of accrued liabilities which is reflected as a credit to operating expenses in the accompanying consolidated statements of operations.

See also below regarding the 2024 Extension Meeting.

Trust Account:

The funds in the Trust Account can only be invested in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940. On January 11, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets, legal and accounting fees related to regulatory reporting obligations, payment for services of investment professionals and support services, continued listing fees and continuing general and administrative expenses.

The Company’s amended and restated memorandum and articles of association provided that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of (a) the completion of the initial Business Combination, (b) the redemption of any Class A Ordinary Shares that are not subject to all the restrictions applicable to Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 11, 2021, by and among the Company and its officers, its directors and the Sponsor (as amended) (the “Public Shares”) properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum of association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination by the date by which the Company is required to consummate a business combination pursuant to the amended and restated memorandum and articles of association, July 14, 2024 if extended per below (previously January 14, 2023 and then January 14, 2024 as discussed below) (the “Termination Date”), or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination by the Termination Date, subject to applicable law, which includes the extended time that the Company has to consummate a Business Combination beyond the Termination Date as a result of a shareholder vote to amend the Company’s amended and restated articles of incorporation. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of holders of Public Shares.

F-33

On January 11, 2023, the Company’s shareholders voted to extend the date by which the Company has to consummate a Business Combination from January 14, 2023 to April 23, 2023 and to allow the Company, without another shareholder vote, to elect to extend the date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time up until the Termination Date of January 14, 2024. Upon each of the nine one-month extensions, the Sponsor or one or more of its affiliates, members or third-party designees may contribute to the Company $150,000 as a loan to be deposited into the Trust Account. During the year ended on December 31, 2023 the board of directors of the Company approved (i) one-month extensions of the Termination Date in from April through December, resulting in a new Termination Date of January 14, 2024, and (ii) draws of an aggregate of $1,800,000 pursuant to the Extension Promissory Note - related party (as defined below) to fund the extensions.

On January 9, 2024, the Company held the extraordinary general meeting of shareholders of the Company (the “2024 Extension Meeting”) to amend (the “2024 Articles Amendment”), by way of special resolution, the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a Business Combination until the New Termination Date for a total of an additional six months after January 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (collectively, the “2024 Extension Amendment Proposal”); to eliminate, by way of special resolution, from the amended and restated memorandum and articles of association the limitation that GPAC II may not redeem Class A Ordinary Shares to the extent that such redemption would result in GPAC II having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”); to provide, by way of special resolution, that Public Shares may be issued to the Sponsor by way of conversion of Class B Ordinary Shares, into Public Shares, despite the restriction on issuance of additional Public Shares (the “Founder Conversion Amendment Proposal” and together with the 2024 Extension Amendment Proposal and Redemption Limitation Amendment Proposal, the “Proposals”); and, if required an adjournment proposal to adjourn, by way of ordinary resolution, the 2024 Extension Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the 2024 Extension Meeting, there are insufficient Ordinary Shares at the 2024 Extension Meeting to approve the Proposals, or (ii) where the board of directors of the Company has determined it is otherwise necessary (the “Adjournment Proposal”). The shareholders of the Company approved the Proposals at the 2024 Extension Meeting and on January 11, 2024, the Company filed the 2024 Articles Amendment with the Registrar of Companies of the Cayman Islands.

Also, on January 9, 2024 and in connection with the 2024 Extension Meeting to approve the 2024 Extension Amendment Proposal, the Company’s Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,503,254 Class A Ordinary Shares of the Company in connection with the 2024 Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, the Sponsor agreed to transfer or cause to be issued for no consideration, an aggregate of 127,777 Ordinary Shares and simultaneous forfeiture of 127,777 Ordinary Shares in connection with the Company’s completion of its initial Business Combination.

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding the deferred underwriting commission and taxes payable on interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-34

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the Nasdaq Capital Market (the “Nasdaq”). If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a Public Shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on funds held in the Trust Account and not previously released to pay income taxes. As a result, such Class A Ordinary Shares are recorded at the redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The amount in the Trust Account is initially funded at $10.00 per public Class A Ordinary Share ($300,000,000 held in the Trust Account divided by 30,000,000 Public Shares), see however Note 3 regarding shareholder redemptions in both January 2024 and 2023.

As further discussed above, the Company will have until the New Termination Date, that was proposed to and approved by the Company’s shareholders on January 9, 2024 in the form of an amendment to the Company’s amended and restated memorandum and articles of association. If the Company does not complete a Business Combination by the New Termination Date, it shall (i) cease all operations except for the purposes of winding up and (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public Class A Ordinary Shares for a per share pro rata portion of the Trust Account, including interest earned on funds held in the Trust Account and not previously released to pay income taxes (less up to $100,000 of such net interest to pay dissolution expenses) and as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares; however, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Class A Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account with respect to the Class A Ordinary Shares so acquired upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination by the New Termination Date. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit (as defined below) in the Public Offering.

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Mandatory Liquidation and Going Concern:

At March 31, 2024, the Company had approximately $2,000 in cash and approximately $9,927,000 in working capital deficit. The Company has incurred significant costs and expects to continue to incur additional costs in pursuit of its Business Combination. Further, if the Company cannot complete an initial Business Combination by July 14, 2024, it could be forced to wind up its operations and liquidate unless it receives an extension approval from its shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the unaudited condensed consolidated financial statements are issued. In connection with its financial position and intention to complete a Business Combination, the Company has secured financing from its Sponsor. The Company’s plan to deal with these uncertainties is to use the financing from the Sponsor to complete a Business Combination prior to the Termination Date. There is no assurance for the Company that, (1) the financing from the Sponsor will be adequate and (2) plans to consummate a Business Combination will be successful by July 14, 2024. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation:

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, First Merger Sub and Second Merger Sub, both formed to facilitate the acquisition of Stardust Power Inc., a Delaware corporation (“Stardust Power”) (Note 2). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation:

The accompanying unaudited condensed consolidated interim financial statements of the Company are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year or any future periods.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s audited financial statements included in the Company’s Annual Report which contains the audited financial statements and notes thereto as of December 31, 2023 and for the year then ended.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net (Loss) Income per Ordinary Share:

Net (loss) income per Ordinary Share is computed by dividing (loss) income applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement to purchase an aggregate of 10,551,283 at March 31, 2024 (11,221,954 at December 31, 2023) Class A Ordinary Shares in the calculation of diluted (loss) income per Ordinary Share, since their inclusion would be anti-dilutive under the treasury stock method and are dependent on future events. As a result, diluted (loss) income per Ordinary Share is the same as basic (loss) income per Ordinary Share for the period.

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The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A Ordinary Shares and Class B Ordinary Shares. Income and losses are shared pro rata among the two classes of shares. Net (loss) income per Ordinary Share is calculated by dividing the net (loss) income by the weighted average number of Ordinary Shares outstanding during the respective period. The changes in redemption value that are accreted to Public Shares subject to redemption (see below) is representative of fair value and therefore is not factored into the calculation of earnings per share.

The following tables reflect the earnings per share after allocating (loss) income between the shares based on outstanding shares:

	Three months ended		Three months ended
	March 31, 2024		March 31, 2023
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net (loss) income per Ordinary Share:
Allocation of (loss) income– basic and diluted	$(519,000)	$(1,940,000)	$447,000	$467,000
Denominator:
Basic and diluted weighted average Ordinary Shares:	2,006,000	7,500,000	7,118,000	7,500,000

Basic and diluted (loss) income per Ordinary Share	$(0.26)	$(0.26)	$0.06	$0.06

Concentration of Credit Risk:

The Company can have significant cash balances at financial institutions which throughout the year may exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at March 31, 2024 and December 31, 2023.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements” (“ASC 820”), for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. As of March 31, 2024 and December 31, 2023, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses and notes payable – related party approximate their fair values primarily due to the short-term nature of the instruments.

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Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated balance sheet and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering totaled approximately $17,054,000 including $16,500,000 of underwriters’ discount. Such costs were allocated among the temporary equity and warrant liability components, based on their relative fair value. Upon completion of the Public Offering, approximately $16,254,000 has been charged to temporary equity for the temporary equity components and approximately $800,000 has been charged to other expense for the warrant liability.

Class A Ordinary Shares Subject to Possible Redemption:

As discussed in Note 3, all of the 30,000,000 Class A Ordinary Shares sold as part of the Units (as defined below) in the Public Offering contain a redemption feature that allows for the redemption under the Company’s liquidation or tender offer/shareholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. All of the Public Shares are redeemable, and are subject to redemption on the enclosed condensed consolidated balance sheets.

On January 9, 2024, in connection with the vote to approve the 2024 Extension Amendment Proposal, the holders of 2,137,134 Class A Ordinary Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share for an aggregate redemption amount of approximately $23,615,000 reducing the number of Class A Ordinary Shares from 3,931,719 to 1,794,585.

Previously, on January 11, 2023, in connection with the vote to approve the 2023 Extension Amendment Proposal the holders of 26,068,281 Class A Ordinary Shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.167 per share for an aggregate redemption amount of approximately $265,050,000 reducing the number of Class A Ordinary Shares to 3,931,719.

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The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Ordinary Shares are affected by adjustments to additional paid-in capital. Accordingly, 1,794,585 and 3,931,719 shares, respectively, were classified outside of permanent deficit at March 31, 2024 and December 31, 2023. Public Shares subject to possible redemption consist of the following:

	Dollars	Shares
Gross proceeds of Public Offering	$300,000,000	30,000,000
Less: Proceeds allocated to Public Warrants	(14,100,000)	-
Offering costs	(16,254,000)	-
Plus: Accretion of carrying value to redemption value	30,354,000	-
Subtotal at inception and at December 31, 2021	300,000,000	30,000,000
Plus: Accretion of carrying value to redemption value	4,675,000	-
Class A Ordinary Shares subject to possible redemption at December 31, 2022	$304,675,000	30,000,000
Less: Class A Ordinary Shares redeemed on January 11, 2023	(265,050,000)	(26,068,281)
Plus: Accretion of carrying value to redemption value	4,079,000	-
Balance at December 31, 2023	$43,704,000	3,931,719
Less: Public Shares redeemed on January 9, 2024	(23,768,000)	(2,137,134)
Plus: Accretion of carrying value to redemption value	273,000	-
Balance at March 31, 2024 (unaudited)	$20,209,000	1,794,585

Income Taxes:

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the balance sheet recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. There were no unrecognized tax benefits as of March 31, 2024 and December 31, 2023. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2024 or December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant Liability:

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Ordinary Shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

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For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statement of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the unaudited condensed consolidated balance sheet through the date that the unaudited condensed consolidated financial statements were available to be issued and has concluded that all such events that would require adjustment or disclosure in the financial statement have been recognized or disclosed.

On April 5, 2024, the Sponsor converted 7,400,000 Class B Ordinary Shares into Class A Ordinary Shares, on a one-for-one basis. The Sponsor waived any right to receive funds from the Company’s Trust Account with respect to the Class A Ordinary Shares received upon such conversion and acknowledged that such shares will be subject to all of the restrictions applicable to the Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 11, 2021, by and among the Company and its officers, its directors and the Sponsor (as amended). Following the conversion, the Company had a total of 9,194,585 Class A Ordinary Shares and 100,000 Class B Ordinary Shares outstanding.

On April 24, 2024, the Company, First Merger Sub, Second Merger Sub, and Stardust Power, entered into Amendment No. 1 (the “Amendment”) to that certain Business Combination Agreement, dated November 21, 2023, (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), to, among other things, (i) amend the definition of “Equity Value” and (ii) amend the definition of “Alternative Financing.” Other than the terms of the Amendment, all of the terms, covenants, agreements, and conditions of the Business Combination Agreement remain in full force and effect in accordance with its original terms.

Recent Accounting Pronouncements:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis. The Company has adopted this standard for its Extension promissory notes and there is no impact to the unaudited condensed consolidated financial statements – related party as further discussed in Note 4.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

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Note 3 – Public Offering

On January 14, 2021, the Company consummated the Public Offering and sale of 30,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A Ordinary Shares, one-sixth of one detachable redeemable warrant (the “Detachable Redeemable Warrants”) and the contingent right to receive, in certain circumstances, in connection with the Business Combination, one-sixth of one distributable redeemable warrant for each Public Share that a Public Shareholder holds and does not redeem in connection with the Company’s initial Business Combination (the “Distributable Redeemable Warrants,” and together with the Detachable Redeemable Warrants, the “Redeemable Warrants”). Each whole Redeemable Warrant offered in the Public Offering is exercisable to purchase one of the Company’s Class A Ordinary Shares. Only whole Redeemable Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination covering the Class A Ordinary Shares issuable upon the exercise of warrants. No fractional shares will be issued upon exercise of the Redeemable Warrants. If, upon exercise of the Redeemable Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to the Redeemable Warrant holder. Each Redeemable Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the New Termination Date, the Redeemable Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A Ordinary Shares to the holder upon exercise of a Redeemable Warrant during the exercise period, there will be no net cash settlement of these Redeemable Warrants and the Redeemable Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Redeemable Warrants become exercisable, the Company may redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Redeemable Warrant holders, and that certain other conditions are met. Once the Redeemable Warrants become exercisable, the Company may also redeem the outstanding Redeemable Warrants in whole and not in part at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the closing price of the Class A Ordinary Shares equals or exceeds $10.00 per share on the trading day prior to the date on which the Company sends the notice of redemption, and that certain other conditions are met. If the closing price of the Class A Ordinary Shares is less than $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above (the “Public Warrants”). If issued, the Distributable Redeemable Warrants are identical to the Redeemable Warrants and together represent the Public Warrants.

The Company had granted the underwriters a 45-day option to purchase up to 2,500,000 Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions, and such option was exercised in full at the closing of the Public Offering and included in the 30,000,000 Units sold on January 14, 2021.

The Company paid an underwriting discount of 2.0% of the per Unit price, $6,000,000, to the underwriters at the closing of the Public Offering, and there is a deferred underwriting fee of 3.5% of the per Unit price, $10,500,000, which is payable upon the completion of the Company’s initial Business Combination. During the three months ended March 31, 2024, both of the underwriters agreed to waive their right to the deferred underwriting fee in connection with the completion of a business combination. As such, the $10,500,000 liability will be reversed in connection with the closing of an initial business combination.

Shareholders approved the 2023 Extension Amendment Proposal at the extraordinary general meeting held on January 11, 2023 (the “2023 Extension Meeting”) and on January 11, 2023, in connection with the 2023 Extension Amendment Proposal vote, the holders of 26,068,281 Class A Ordinary Shares of the Company properly exercised their right to redeem their shares for an aggregate price of approximately $10.167 per share, for an aggregate redemption amount of approximately $265,050,166. In addition, 4,344,714 contingent redeemable warrants will no longer be available to the former holders of the 26,068,281 Class A Ordinary Shares redeemed and so the carrying amount of those warrants, approximately $130,000, was removed from the warrant liabilities on the unaudited condensed consolidated balance sheet.

On January 11, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,331. In addition, 356,189 contingent Distributable Redeemable Warrants will no longer be available to the former holders of the 2,137,134 Class A Ordinary Shares redeemed and so the carrying amount of those warrants has been removed from the warrant liabilities on the unaudited condensed consolidated balance sheet at March 31 2024. In addition, 356,189 contingent redeemable warrants will no longer be available to the former holders of the 2,137,134 Class A ordinary shares redeemed and so the carrying amount of those warrants was removed from the warrant liabilities on the unaudited condensed consolidated balance sheet and included in the fair value adjustment at March 31, 2024 due to its immateriality.

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Note 4 – Related Party Transactions

Founder Shares:

During 2020, the Sponsor purchased 7,187,500 Class B Ordinary Shares (the “Founder Shares”) for $25,000 (which amount was paid directly for organizational costs and costs of the Public Offering by the Sponsor on behalf of the Company), or approximately $0.003 per share. In January 2021, the Company effected a share capitalization resulting in there being an aggregate of 7,500,000 Founder Shares issued. The Founder Shares are substantially identical to Class A Ordinary Shares included in the Units sold in the Public Offering except that the Founder Shares that are currently still Class B Ordinary Shares will automatically convert into Class A Ordinary Shares, on a one-for-one basis, at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below, and the Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then 12.5% on each of the attainment of Return to Shareholders (as defined in the agreement) exceeding 20%, 30%, 40% and 50%. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

The Sponsor agreed to forfeit up to 625,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The underwriters exercised their over-allotment option in full and therefore such shares are no longer subject to forfeiture.

In addition to the vesting provisions of the Founder Shares discussed in Note 7, the Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Private Placement Warrants:

The Sponsor purchased from the Company an aggregate of 5,566,667 warrants at a price of $1.50 per warrant (a purchase price of $8,350,000) in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A Ordinary Share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution from the Trust Account to the Public Shareholders and the Private Placement Warrants issued to the Sponsor will expire worthless.

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Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have piggyback registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

Related Party Loans:

Sponsor loans - In November 2020, the Sponsor agreed to loan the Company up to an aggregate of $300,000 by drawdowns of not less than $1,000 each against the issuance of an unsecured promissory note (the “Note” or “Notes payable – related party”) to cover expenses related to the Public Offering. The Note was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Public Offering. As of the closing date of the Public Offering, the Company had drawn down approximately $199,000 under the Note, including approximately $49,000 of costs paid directly by the Sponsor, for costs related to costs of the Public Offering. On January 14, 2021, upon closing of the Public Offering, all amounts outstanding under the Note were repaid and the Note is no longer available to the Company.

Sponsor working capital loans - On August 1, 2022, the Company issued a promissory note (the “August 1, 2022 Note” or “August 1, 2022 Notes payable – related party”) in the principal amount of up to $2,000,000 to its Sponsor. The August 1, 2022 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The August 1, 2022 Note bears no interest and is due and payable upon the earlier to occur of (i) January 14, 2023 and (ii) the effective date of a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar Business Combination. As of March 31, 2024 and December 31, 2023, the outstanding principal balance under the August 1, 2022 Note was $755,000 and $755,000, respectively.

On January 13, 2023, the Company and the Sponsor agreed to extend the date of maturity of the August 1, 2023 Note (as defined below) to the earlier of (i) the Termination Date, (ii) the consummation of a Business Combination of the Company and (iii) the liquidation of the Company.

On January 3, 2023, the Company issued a promissory note (the “January 3, 2023 Note”) in the principal amount of up to $250,000 to its Sponsor. The January 3, 2023 Note was issued in connection with advances the Sponsor may make to the Company for expenses reasonably related to its business and the consummation of the Business Combination. The January 3, 2023 Note bears no interest and is due and payable upon the Business Combination. As of March 31, 2024, no amounts have been drawn down and there was no outstanding principal balance under the January 3, 2023 Note. At the election of the Sponsor or its registered assigns or successors in interest (the “Payee”), $250,000 of the unpaid principal amount of the January 3, 2023 Note may be converted into warrants of the Company (“Warrants”), at a price of $1.50 per warrant, each warrant exercisable for one Class A Ordinary Share, of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Company’s Public Offering.

On January 13, 2023, the Company issued the promissory note (the “January 13, 2023 Note”) in the principal amount of up to $4,000,000, as amended on February 13, 2024, to its Sponsor. The January 13, 2023 Note was issued in connection with advances the Sponsor may make to the Company for contributions to the Trust Account in connection with the Extension and other expenses reasonably related to its business and the consummation of the Business Combination. The January 13, 2023 Note bears no interest and is due and payable upon the Business Combination. At the election of the Payee, up to $1,750,000 of the January 13, 2023 Note may be converted, at the option of the lender, into Warrants, at a price of $1.50 per warrant, each warrant exercisable for one Class A Ordinary Share of the Company. The Warrants shall be identical to the Private Placement Warrants issued to the Sponsor at the time of the Public Offering.

During the three months ended March 31, 2024 and 2023, the Company made drawdowns aggregating approximately $461,000 and $604,000, respectively, under the January 13, 2023 Note for working capital and in order to pay extension payments. The Company records such notes at par value and believes that the fair value of the conversion feature is not material based upon the trading price of the similarly termed Public Warrants. At March 31, 2024 and December 31, 2023, the outstanding principal balance under the January 13, 2023 Note was approximately $3,186,000 and $2,726,000, respectively.

Subsequent to March 31, 2024 the Company borrowed an aggregate $130,406 to fund working capital needs.

F-43

Administrative Services Agreement:

The Company has agreed to pay $25,000 a month to the Sponsor for office space and rent and for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on the date the securities are first listed on Nasdaq and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. Approximately $75,000 was charged to general and administrative expenses during each of the three periods ended March 31, 2024 and 2023 for this agreement. There were amounts of approximately $350,000 and $275,000 included in accrued liabilities at March 31, 2024 and December 31, 2023, respectively.

Note 5 – Accounting for Warrant Liability

At March 31, 2024 and December 31, 2023, there were 10,551,283 and 11,221,954 warrants, respectively, outstanding including 4,984,616 Public Warrants and 5,566,667 Private Placement Warrants outstanding at March 31, 2024 and 5,655,286 Public Warrants and 5,566,667 Private Placement Warrants outstanding at December 31, 2023. An aggregate of 4,700,903 of the original 5,000,000 contingent redeemable warrants that would have been exercisable by the former holders of the 2,137,134 Class A Ordinary Shares redeemed in January 2024 and the 26,068,281 Class A Ordinary Shares redeemed in January 2023 are no longer available for exercise.

The Company’s warrants are not indexed to the Company’s Ordinary Shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. As such, the Company’s warrants are accounted for as warrant liabilities which are required to be valued at fair value at each reporting period.

The following tables present information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at March 31, 2024 and December 31, 2023 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description (unaudited)	March 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$477,000	$-	$477,000	$-
Private Placement Warrants	501,000	-	501,000	-
Warrant liability at March 31, 2024	$978,000	$-	$978,000	$-

Description	At December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$150,000	$150,000	$-	$-
Private Placement Warrants	187,000	-	187,000	-
Warrant liability at December 31, 2023	$337,000	$150,000	$187,000	$-

At March 31, 2024 and December 31, 2023 the Company valued its Public Warrants by reference to the publicly traded price of the Public Warrants. The Company valued its Private Placement Warrants based on the closing price of the Public Warrants since they are similar instruments.

F-44

The warrant liabilities are not subject to qualified hedge accounting.

The Company’s policy is to record transfers at the end of the reporting period. During the three months ended March 31, 2024 the Company transferred its Public Warrants from Level 1 to Level 2 based on the trading of the Public Warrants. There were no transfers during the year ended December 31, 2023.

Note 6 – Trust Account and Fair Value Measurement

The Company complies with FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $300,000,000 was deposited into the Trust Account.

As further discussed in these notes to unaudited condensed consolidated financial statements, on January 9, 2024, in connection with the 2024 Extension Meeting, holders of 2,137,134 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $23,615,000. Further, on January 11, 2023, in connection with the 2023 Extension Meeting, holders of 26,068,281 Class A Ordinary Shares exercised their right to redeem their shares for cash at $10.16 per share, for an aggregate redemption amount of approximately $265,050,000.

The Company classifies its U.S. government treasury bills and equivalent securities (when it owns them) as held to maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Money market funds are valued at market.

The funds in the Trust Account were held in an interest-bearing cash account at March 31, 2024 and December 31, 2023.

Note 7 – Shareholders’ Deficit

Ordinary Shares:

The authorized Ordinary Shares include 500,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares or 550,000,000 Ordinary Shares in total. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Except with respect to matters pertaining to directors prior to the Business Combination, holders of the Company’s Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class and are entitled to one vote for each Class A Ordinary Shares and Class B Ordinary Shares.

The Founder Shares are subject to vesting as follows: 50% upon the completion of a Business Combination and then an additional 12.5% on the attainment of each of a series of certain “shareholder return” targets exceeding 20%, 30%, 40% and 50%, as further defined in the agreement. Certain events, as defined in the agreement, could trigger an immediate vesting under certain circumstances. Founder Shares that do not vest within an eight-year period from the closing of the Business Combination will be cancelled.

F-45

At March 31, 2024 and December 31, 2023, there were 7,500,000 Class B Ordinary Shares issued and outstanding, and 0 Class A Ordinary Shares issued and outstanding (after deducting 1,794,585 and 3,931,719, respectively, Class A Ordinary Shares subject to possible redemption at March 31, 2024 and December 31, 2023).

Preference Shares:

The Company is authorized to issue 5,000,000 preference shares, par value $0.0001 (the “Preference shares”), with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2024 and December 31, 2023, there were no Preference shares issued or outstanding.

Note 8 – Commitments and Contingencies

Business Combination Costs:

In connection with identifying an initial Business Combination candidate and negotiating an initial Business Combination, the Company has entered into, and may enter into additional, engagement letters or agreements with various consultants, advisors, professionals and others. The services under these engagement letters and agreements are material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting commission) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to the Company’s independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.

Risks and Uncertainties:

COVID-19 — Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the pandemic could have an effect on the Company’s unaudited condensed financial position, results of operations and/or search for a target company and/or a target company’s unaudited condensed financial position and results of its operations, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bank Closures — Management acknowledges that the Company depends on a variety of U.S. and multi-national financial institutions for banking services. Market conditions can impact the viability of these institutions, which in effect will affect the Company’s ability to maintain and provide assurances that it can access its cash and cash equivalents in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect the Company’s liquidity, business and financial condition.

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including the invasion of Ukraine by Russia and the Israel-Hamas war, and economic sanctions and countermeasures on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these condensed consolidated financial statements.

F-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Stardust Power Inc. and Subsidiary

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheet of Stardust Power Inc. and Subsidiary (the Company) as of December 31, 2023 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from March 16, 2023 (since inception) through December 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from March 16, 2023 (since inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from inception, has an accumulated deficit and stockholders’ deficit. The Company is expected to incur significant costs on operating and investment plans over the next one year. These expected costs exceed the Company’s existing cash balance and net working capital. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital or borrowings from related parties and/ or external sources. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2023.

Atlanta, Georgia

March 22, 2024

PCAOB ID – 2983

F-47

Stardust Power Inc. & Subsidiary

CONSOLIDATED BALANCE SHEET

(all amounts in USD, except number of shares)

As of December 31, 2023
ASSETS
Current assets
Cash	$1,271,824
Prepaid expenses and other current assets	426,497
Deferred transaction costs	1,005,109
Total current assets	$2,703,430
Computer and equipment, net	1,968
Pre-acquistion land cost	100,000
Investment in equity securities	218,556
Total assets	$3,023,954
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,256,792
Accrued liabilities and other current liabilities	208,107
Current portion of early exercised shares option liability	2,990
Short-term loan	72,967
Total current liabilities	$1,540,856
SAFE notes	5,212,200
Early exercised shares option liability	5,660
Total liabilities	$6,758,716
Commitments and contingencies (Note 2)
Stockholders’ equity (deficit)
Common stock, $0.00001 par value, 15,000,000 shares authorized, 9,017,300 shares issued and outstanding as at December 31, 2023	87
Additional paid-in capital	58,736
Accumulated deficit	(3,793,585)
Total stockholders’ deficit	(3,734,762)
Total liabilities and stockholders’ deficit	$3,023,954

The accompanying notes are an integral part of these consolidated financial statements.

F-48

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS

(all amounts in USD, except number of shares)

Period from March 16, 2023 (inception) through December 31, 2023
Revenue	$—
General and administrative expenses (including related party amounts of $797,019)	2,675,698
Operating Loss	(2,675,698)
Other income (expense)
SAFE notes issuance costs (including related party amounts of $435,000)	(466,302)
Other transaction costs (including related party amounts of $100,000)	(450,113)
Interest expense (including related party amount of 7,111)	(7,828)
Change in fair value of investment in equity securities	18,556
Change in fair value of SAFE notes	(212,200)
Total other expenses	(1,117,887)
Net Loss	(3,793,585)
Loss per share
Basic	$(0.43)
Diluted	$(0.43)
Weighted average common shares outstanding
Basic	8,777,571
Diluted	8,777,571

The accompanying notes are an integral part of these consolidated financial statements.

F-49

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

For the period from March 16, 2023 (inception) through December 31, 2023

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at March 16, 2023 (Inception)		—	—	—	—
Issuance of common stock	9,000,000	90	—	—	90
Issuance of common stock related to early exercised stock options (Note 3)	495,000	—	—	—	—
Repurchase of unvested early exercised common stock (Note 3)	(300,000)	(1)	—	—	(1)
Transfer from early exercised stock option liability on vesting (Note 3)	—	—	200	—	200
Net loss	—	—	—	(3,793,585)	(3,793,585)
Stock based compensation (Note 3)	—	—	58,536	—	58,536
Repurchase of common stock (Note 3)	(177,700)	(2)	—	—	(2)
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)

The accompanying notes are an integral part of these consolidated financial statements.

F-50

Stardust Power Inc. & Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

(all amounts in USD)

Period from March 16, 2023 (inception) through December 31, 2023
Cash flows from operating activities:
Net loss	$(3,793,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	58,536
Change in fair value of investment in equity securities	(18,556)
Change in fair value of SAFE notes	212,200
Depreciation expense	6
SAFE notes issuance costs	466,302
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(426,497)
Accounts payable	$310,281
Accrued liabilities and other current liabilities	$208,107
Net cash used in operating activities	$(2,983,206)
Cash flows from investing activities:
Preacquisition land cost	(100,000)
Investment in equity securities	(200,000)
Purchase of computer and equipment	(1,974)
Net cash used in investing activities	$(301,974)
Cash flows from financing activities:
Proceeds from early exercise of stock option awards	$14,850
Proceeds from investor for issuance of SAFE notes	5,000,000
Proceeds from stock issuance, net of repurchases	87
Proceeds from issuance of notes payable to related parties	1,000,000
Payments for SAFE notes issuance costs to related parties	(435,000)
Deferred transaction costs paid	(95,900)
Proceeds from short term loan, net of repayment	72,967
Repayment of notes payable to related parties	(1,000,000)
Net cash provided by financing activities	$4,557,004
Net increase in cash	$1,271,824
Cash at the beginning of the period	—
Cash at the end of the period	$1,271,824
Supplemental disclosure for cash flow information:
Interest paid	$7,667
Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction cost	$909,209
Unpaid SAFE notes issuance costs	$31,302
Unpaid amount for repurchase of unvested shares	$6,003

The accompanying notes are an integral part of these consolidated financial statements.

F-51

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 1 — DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc., (“the Company”, “Stardust Power”) which was incorporated on March 16, 2023, is a development stage company engaged in setting-up vertically integrated battery grade lithium production, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery-grade lithium.

Proposed business combination

On November 21, 2023, the Company entered into a business combination agreement with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company, Strike Merger Sub I, Inc. (First Merger Sub), a Delaware corporation and direct wholly-owned subsidiary of GPAC II, Strike Merger Sub II (Second Merger Sub), LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II.

Prior to the consummation of the Mergers, GPAC II will deregister as a Cayman Islands exempted company and domesticate as Delaware corporation.

As per the business combination agreement, the First Merger Sub shall be merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company shall be merged into Second Merger Sub, with Second Merger Sub being the surviving entity.

As per the business combination agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time shall be converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.

●	Each outstanding Stardust Power Option, whether vested or unvested, shall automatically convert into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.

●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time shall convert into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power common stock subject to such Stardust Power restricted stock multiplied by the per share consideration.

●	Additionally, GPAC II will issue five million shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the business combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.

●	Immediately prior to the closing of the business combination, the SAFEs will automatically convert into the number of shares of common stock of Stardust Power.

The business combination is expected to close in the first half of 2024, following the receipt of the required approval by GPAC II’s shareholders and the fulfillment or waiver of other customary closing conditions.

F-52

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related notes have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiary, Stardust Power LLC. All material intercompany balances have been eliminated upon consolidation.

Stardust Power LLC was originally formed on December 5, 2022. Prior to March 16, 2023, Roshan Pujari was the sole member of Stardust Power LLC. On March 16, 2023, Roshan Pujari, the sole director and a controlling member of the Company, transferred his ownership in Stardust Power LLC to Stardust Power Inc. in exchange for nominal consideration. Prior to and following the acquisition, Roshan Pujari controlled both Stardust Power LLC and Stardust Power Inc. The Company’s predecessor entity, Stardust Power LLC, did not have any assets, liabilities, revenue, expenses or cash flows from December 5, 2022, through March 16, 2023. Therefore, the predecessor’s financial statements are not presented.

These consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of computer and equipment, realization of deferred tax assets, fair valuation of investment in equity securities and fair valuation of stock-based compensation and simple agreement for future equity note (“SAFE note”). The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the consolidated financial statements.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred net loss since inception of $3,793,585. The Company has an accumulated deficit of $3,793,585 and stockholders’ deficit of $3,734,762. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these consolidated financial statements.

The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the existing promissory notes from related parties or additional SAFE notes financing to fund the Company’s operating and investing activities over the next one year. In this regard, subsequent to the year-end, the Company has also signed a Financing Commitment and Equity Line of Credit Agreement with an investor whereby the investor has committed for an additional US$ 15 million of financing (refer note 16).

F-53

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company is a newly incorporated company and has yet to construct its facility and commence production. As a result, the Company has a limited operating history upon which to evaluate the business and future prospects, which subjects it to a number of risks and uncertainties, including the ability to plan for and predict future growth. Since the Company’s founding, and acquisition of an option to purchase land for the establishment of the facility, the Company has made significant progress towards site due diligence, engineering and techno-economic analysis for assessing suitability of the land and location. The refinery designs, brine extraction and transportation process of the facility, process configurations, and control system of the facility are representative of an industrial-scale battery-grade lithium production facility.

The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

The Company’s cash balance is held at one financial institution. As such, as at December 31, 2023, cash held with the financial institution exceeded federally insured limits.

Computer and Equipment

Computer and equipment is stated at cost less accumulated depreciation and accumulated impairment loss. The Company depreciates computer and equipment using the straight-line method over the following estimated economic useful lives of the asset:

Years
Computer and equipment	3-5 years

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is estimated at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

F-54

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Stock-based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Stock Compensation”. When equity-settled stock-based awards are provided to directors, officers, employees, consultants and other advisors, these stock-based awards are measured at the fair value of the equity instrument at the grant date in accordance with ASC 718. Fair value is determined using an appropriate valuation model. The fair value of the Company’s stock options are measured based on the grant-date fair value which is calculated using a Black-Scholes option pricing model. The fair value of the stock-based compensation is recognized on a straight-line basis over the requisite service period, which is generally the vesting period. The Company recognizes the effect of forfeitures in the period they occur.

At the election of the grantees, the stock options granted by the Company are early exercisable at any time from the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares in the event of an employee’s termination prior to full vesting at lower of original exercise price or fair market value as on the date the Company delivers the Repurchase Notice. The consideration received for an early exercise of an unvested option is considered as deposit of the exercise price and the related amount is recorded as a liability. The liabilities are reclassified into common stock and additional paid-in capital as the awards vest. The shares are included in common stock on the consolidated statements of stockholders’ equity (deficit) as at December 31, 2023, and are not included in the calculation of basic net loss per share attributable to common stockholders for the period ended December 31, 2023. However, the early exercised shares are included in calculation of diluted net loss per share attributable to common stockholders for the period ended December 31, 2023 to the extent they are not anti-dilutive. As at December 31, 2023, 288,333 shares issued against early exercised stock options and 68,125 shares issued against restricted stock remain subject to the Company’s repurchase right.

Fair Value of Measurement

ASC 820, “Fair Value Measurement”, defines fair value as the amount at which an instrument could be exchanged in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy based on the inputs used to measure fair value. The fair value hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from independent sources. Unobservable inputs reflect management’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three fair value hierarchies based upon the level of inputs that are significant to fair value measurement:

●	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The carrying amounts of certain financial assets and liabilities, including other current assets and accounts payable approximate fair value because of the short maturity and liquidity of those instruments.

F-55

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company nets the deferred tax assets and deferred tax liabilities from temporary differences arising from a particular tax-paying component of the Company within the same tax jurisdiction and presents the net asset or liability as long term. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although the Company believes that it has adequately reserved for uncertain tax positions, the Company can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustment to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.

The Company elects to record interest accrued and penalties related to unrecognized tax benefits in the consolidated statement of operations as a component of provision for income taxes.

Leases

At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) the Company has the right to direct the use of the asset. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset or (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, (5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria. The Company has elected the practical expedient to account for lease and non-lease components as a single lease component. The Company also elected not to record right of use assets and associated lease liabilities on the consolidated balance sheet for leases that have a term, including any reasonably assured renewal terms, of 12 months or less at the lease commencement date. The Company recognizes lease payments for these short-term leases in the consolidated statement of operations on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company has one short-term lease for office space in Oklahoma City, OK.

F-56

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Organizational Costs

In accordance with ASC 720, “Other Expenses”, organizational costs, including accounting fees, legal and professional fees, and costs of incorporation, are expensed as incurred. The Company has incurred $75,136 of set-up costs expensed in the consolidated statement of operations representing pre-incorporation expenses for legal and professional consulting services related to start-up activities.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity.

The following table sets forth the computation of the basic and diluted net loss per share:

Period from March 16, 2023 (inception) through December 31, 2023
Numerator:
Net loss	$(3,793,585)
Denominator:
Weighted average shares outstanding	8,777,571
Net loss per share, basic and diluted	$(0.43)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

December 31, 2023
Unvested common stock – shares (Note 3)	356,458

SAFE notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity” and ASC 815-40, “Derivatives and Hedging”. For the SAFE notes currently outstanding as at December 31, 2023, the Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. Since the instrument neither represents, nor is it indexed to an obligation to repurchase its own shares, the instrument does not represent any conditional obligation to settle the fixed monetary amount of the debt in a variable number of shares, the instrument is not a liability under ASC 480. The Company then assessed whether the instrument represents either an equity, derivative or a liability instrument per the guidance under ASC 815-40 and noted that due to the contingent settlement essentially representing a repayment of a fixed monetary amount, it would neither represent an instrument indexed to its own equity nor would it meet the definition of a derivative. Therefore, the note would be accounted for as a liability which requires initial and subsequent measurements at fair value. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s consolidated statements of operations.

F-57

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a SPAC transaction or an initial public offering where the SAFE notes will convert into common stock (iii) a change in control where the SAFE notes holders will have an option to receive a portion of the cash and other assets equal to the purchase amount and (iv) dissolution event where the SAFE note holders will be entitled to the purchase amount subject to liquidation priority. Issuance costs, which totaled approximately $466,302, were expensed as incurred and presented separately in the consolidated statement of operations.

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins — Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fee, advisory and consulting fee, are deferred till consummation/ completion of the proposed public offering. The Company has deferred $1,005,109 of related costs incurred towards proposed public offering which are presented within current asset in the consolidated balance sheet as at December 31, 2023. Upon completion of the public offering contemplated herein, these amounts will be recorded as a reduction of stockholders’ equity as an offset against the proceeds of the offering. If the offering is terminated, the deferred offering costs will be expensed.

Commitments and Contingencies

Certain conditions may exist as at the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Land Purchase Option

The Company has an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option is scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allows for two, three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company has capitalized these payments as pre-acquisition land costs as at December 31, 2023 because these payments would be credited against the full purchase price of the land upon acquisition. Subsequent to the year end, on January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030.

F-58

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and Administrative Expenses

General and administrative expenses primarily include compensation for consultants, and advisors, legal and professional service fees, business license and permit costs and other general overhead costs to support the Company’s operations. As at December 31, 2023, this balance includes $238,030 of legal and professional fees relating to preliminary costs of land acquisition, which are considered as expenses incurred in the preliminary stage of a project and are therefore expensed, as the recovery of those costs was not probable at the time they incurred.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses, in accordance with ASC 720-35, “Other Expenses — Advertising Cost”. For the period from March 16, 2023 (inception) through December 31, 2023, the Company has recognized $34,858 in the general and administrative expenses line of the Company’s consolidated statements of operations.

Other Transaction Costs

Other transaction costs consist of $450,113 for the period from March 16, 2023 (inception) through December 31, 2023 and relate to costs that represent fees and expenses associated with evaluation of potential other merger opportunities that the Company ultimately did not execute.

Investments in Equity Securities

Investments in equity securities with readily determinable fair values are accounted in accordance with ASC 321, Investment in Equity Securities. These investments are recorded at cost and subsequently measured at fair value with changes in fair value recognized in the Company’s consolidated statement of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect the adoption of ASU 2023-07 to have a material impact on its consolidated financial statements.

F-59

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09), which requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its consolidated financial statements.

NOTE 3 — STOCK-BASED COMPENSATION

Shares Issued at Inception

At March 16, 2023 (inception), certain employees and service providers participated in the purchase of restricted common stock of the Company aggregating to 550,000 shares. Out of the total, certain restricted stocks vested immediately and remaining unvested restricted stock aggregating to 259,000 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted common stock. Separate and apart from this repurchase option for unvested awards, if at any time holders of vested shares intend to sell or transfer, their holdings to a third-party (other than permitted family transfers), the Company has a option to exercise a right of first refusal (‘ROFR’) to purchase these subject shares at the intended negotiated price between the holder and the third-party. The ROFR would remain active until the earlier of an initial public offering of the Company’s common stock or the occurrence of the defined change in control event. The ROFR is also present in shares issued pursuant to early exercise of options under the 2023 Equity incentive plan. The existence of the ROFR does not affect the equity classification for the Company’s share based awards as the possibility of triggering event for ROFR within 6 months of vesting is remote. Since all shareholders purchased the shares at par value of $0.00001 and the shares had no incremental value beyond the par value as at that date, during the period from March 16, 2023 (inception) through December 31, 2023, the stock-based compensation expense impact is insignificant. As at December 31, 2023, 68,125 outstanding shares have not vested and the weighted average remaining contractual period of the unvested restricted stock is 1.25 years. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with these shares issued with repurchase rights were immaterial as at December 31, 2023.

During the period from March 16, 2023 (inception) through December 31, 2023, the Company received the amount totaling $6 relating to these restricted shares purchased by grantees.

Abi Adeoti, former Chief Financial Officer, resigned with his contract terminating as at December 14, 2023. As on the termination date, the Company repurchased and retired unvested restricted stock of 100,000 shares and vested restricted stock of 177,700 shares at the original exercise price of $0.00001 out of the total restricted stock of 300,000 shares granted to him on March 16, 2023. The Company paid a total amount of $3 for the repurchase of these shares from Abi Adeoti in January, 2024. The repurchase of vested shares is considered as the settlement of the awards as the repurchase amount is determinable and there is no future service period requirement. The repurchase price was less than the fair value of the shares on the repurchase date and, therefore, there was no stock-based compensation expense impact for this repurchase.

F-60

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

Restricted stock activity for the period between March 16, 2023 (inception) and December 31, 2023 and balances as at the end of December 31, 2023 were as follows:

	Restricted Stock
	Number of shares	Weighted-Average Grant-Date Fair Value
Granted	550,000	0.00001
Vested	(381,875)	0.00001
Forfeited	(100,000)	0.00001
Unvested as at December 31, 2023	68,125	$0.00001

Equity Incentive Plan

At March 16, 2023 (inception), the Company’s stockholders approved the 2023 Equity Incentive Plan and 500,000 shares of the Company’s common stock have been reserved for issuance under the plan.

During October and November, 2023, the Company granted options for 495,000 shares of stock options under the 2023 Equity Incentive Plan: 475,000 options were granted to employees and 20,000 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employee and consultant are exercisable at the exercise price of $0.03.

All the options under the ‘2023 Equity Incentive Plan’ were early-exercised by grantees. Accordingly, the company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023 and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 200,000 unvested shares that were granted to Abi Adeoti under ‘2023 Equity Incentive Plan’ at the original exercise price of $0.03. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from Abi Adeoti in January 2024. The amount is charged against the ‘Early exercised shares option liability’.

The early exercised shares liability amounting to $8,650 is outstanding as on December 31, 2023 and presented under ‘Early exercised shared liability’ on the consolidated balance sheet.

Stock awards pending issuance

On December 26, 2023, the Company hired and appointed Uday Devasper as the Chief Financial Officer. As part of the Equity Incentive Plan, he is entitled to receive 215,000 shares of the Company’s common stock. As these shares have not been granted upon the issuance of these consolidated financial statements, they are not currently included in the total grant of restricted stock mentioned in the table below. The Company will authorize necessary additional shares for issuance to permit the grant of these shares, as necessary.

F-61

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

Stock option activity for the period between March 16, 2023 (inception) and December 31, 2023 and balances as at the end of December 31, 2023 were as follows:

	Stock Options
	Number of shares	Weighted- Average Grant-Date Fair Value	Aggregate intrinsic value
Granted	495,000	2.99
Vested	(6,667)	3.50
Forfeited	(200,000)	3.50
Unvested as at December 31, 2023	288,333	2.62	7,998,367

The compensation expense for stock option was as follows for the period between March 16, 2023 (inception) and December 31, 2023:

Period from March 16, 2023 (inception) through December 31, 2023
General and administrative expenses	58,536

As at December 31, 2023, total unvested compensation cost for stock options granted to employees not yet recognized was $675,488. The Company expects to recognize this compensation over a weighted-average period of approximately 3.61 years.

As at December 31, 2023, total unvested compensation cost for stock options granted to the consultant not yet recognized was $45,061. We expect to recognize this compensation over a period of 1 year.

The weighted-average fair value of option granted during period from March 16, 2023 (inception) through December 31, 2023 is provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the common stock as at the grant date. The estimated fair value of the common stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the common stock, the market

F-62

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 3 — STOCK-BASED COMPENSATION (cont.)

performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of common stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted-average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

NOTE 4 — INVESTMENT

In October 2023, the Company purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited (“QX Resources”), a limited liability company whose ordinary shares are listed on the Australian Securities Exchange (“ASX”), for $200,000. This investment in the ordinary shares of QX Resources has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire, California, USA (“the Project”) for which QX Resources has a binding Option to Purchase Agreement and Operating Agreement to earn a 75% interest of the Project from IG Lithium LLC (the “Earn-in venture”). The Company is not a direct party to the Earn-in venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in venture held by QX Resources. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QX Resources for the supply of brine from the Project. No formal off-take agreement has been executed as at December 31, 2023. Further, no material expenses have been incurred towards the feasibility studies during the period ending December 31, 2023. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QX Resources. Accordingly, the investment in QX Resources’ ordinary shares does not result in either consolidation or application of equity method of accounting for the Company.

QX Resources’ ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $218,556 as at December 31, 2023. The Company recognized a gain of $18,556 due to change in fair value of securities in the consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

F-63

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 5 — COMMON STOCK

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of the convertible preferred stockholders. Common stock issued and outstanding on the consolidated balance sheet and consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 15,000,000 shares, par value of $0.00001 per share, of common stock. At December 31, 2023, the Company had 9,017,300 shares of common stock issued and outstanding. The Company reserved shares of its common stock for the potential future issuance of 205,000 shares under stock option award arrangements.

NOTE 6 — SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, the Company received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an Investment Management Agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid investment management fees.

On November 20, 2023, the Company received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September, funded a new $3,000,000 SAFE note. The SAFE notes are classified as a liability based on evaluating characteristics of the instrument and are presented at fair value as a non-current liability in the Company’s consolidated balance sheet. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE note conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s common stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provide the investor certain rights upon an equity financing, change in control or dissolution as described in Note 2. The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios, as mentioned in note 2 since issuance. As at December 31, 2023, the fair value of the SAFE notes is $5,212,200 and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFEs and/or preferred equity, and senior to payments for other equity of the Company that is not SAFEs and/or pari preferred equity.

F-64

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 7 — FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities(a)	$218,556	$—	$—	$218,556
Total financial assets	$218,556	$—	$—	$218,556

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes(b)	$—	$—	$5,212,200	$5,212,200
Total financial liabilities	$—	$—	$5,212,200	$5,212,200

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b)	The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2.

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE note using inputs classified as Level 3:

SAFE note at Fair Value
Balance as at March 16, 2023 (inception)	$—
Issuance of SAFE notes	5,000,000
Change in fair value	212,200
Balance as at December 31, 2023	$5,212,200

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and as of Dec 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. The fair value of the SAFE notes was estimated based upon the expected conversion of the SAFE Notes at equity financing or proposed SPAC transaction event with implied total yield at 39.49% as at December 31, 2023. The SAFE notes are expected to be converted into preferred stock or common stock at a discount rate of 20% on the issue price.

NOTE 8 — PROMISSORY NOTES

In March 2023, the Company entered into unsecured notes payable with three related parties as described in Note 15. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

F-65

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 8 — PROMISSORY NOTES (cont.)

As at December 31, 2023, the Company had $1,000,000 available to draw, which subsequent to the year reduces to $840,000 to draw.

NOTE 9 — SHORT TERM LOAN

On November 19, 2023, the Company entered into a financing agreement of $80,800 for the purchase of an insurance policy with First Insurance Funding. The debt is payable in monthly installments of $ 8,389 per month for 10 months. Payments include a stated interest rate of 8.25% and are secured against lien on the insurance policy.

The carrying amount of $72,967 is included as Short-term Loan Liability on the accompanying consolidated balance sheet as at December 31, 2023.

The Company recognized interest expense of $717 on the accompanying consolidated statement of operations.

NOTE 10 — GENERAL AND ADMINISTRATIVE EXPENSES

The following table presents a breakdown of the Company’s general and administrative expenses:

Period from March 16, 2023 (inception) through December 31, 2023
Professional and consulting fees	$1,586,680
Legal and book-keeping services	347,835
Payroll and related taxes	443,672
Marketing and advertisement	119,363
Other	178,148
$2,675,698

NOTE 11 — LEASES

As at December 31, 2023, the Company leases office space on a month-to-month basis. Short-term lease expense was $24,425 for the period from March 16, 2023 (inception) through December 31, 2023.

NOTE 12 — COMPUTER AND EQUIPMENT

Computer and equipment as at December 31, 2023 consisted of the following:

December 31, 2023
Computer and equipment	$1,974
Accumulated depreciation	(6)
$1,968

F-66

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 13 — INCOME TAXES

The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The following table presents the components of income / (loss) before income taxes:

Period from March 16, 2023 (inception) through December 31, 2023
Loss before income taxes	$(3,793,585)

The Company had no income tax expense for the period from March 16, 2023 (inception) through December 31, 2023. The effective tax rate was 0% for the period from March 16, 2023 (inception) through December 31, 2023.

The following table presents a reconciliation of the statutory federal tax and the Company’s effective tax:

Period from March 16, 2023 (inception) through December 31, 2023
Tax (benefit) at U.S. statutory rates	$(796,653)
State tax (benefit), net of federal tax effect	(28,171)
SPAC exploration expenses	94,524
SAFE note expenses	142,485
Other	9,171
Change in valuation allowance	578,644
Provision (benefit) for income taxes	$—

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

Period from March 16, 2023 (inception) through December 31, 2023
Tax (benefit) at U.S. statutory rates	21%
State tax (benefit), net of federal tax effect	0.74%
SPAC exploration expenses	(2.49)%
SAFE note expenses	(3.76)%
Other	(0.24)%
Change in valuation allowance	(15.25)%
Provision (benefit) for income taxes	0.00%

F-67

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 13 — INCOME TAXES (cont.)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of the Company’s deferred tax assets and liabilities for the periods presented:

December 31, 2023
Deferred tax assets:
Net operating loss	$1,715
Land acquisition costs	52,584
Start-up expenses	524,208
Accruals and other	137
Total deferred tax assets	578,644
Valuation allowance	(578,644)
Net current deferred tax assets (liabilities)	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of a history of taxable losses and uncertainties as to future profitability, the Company recorded a full valuation allowance against its deferred tax assets. The valuation allowance is $578,644 as of the period ended December 31, 2023.

As at December 31, 2023, the Company has federal and state net operating loss carryforwards (NOL) in the amount of $7,736 and $2,852 respectively. Both Federal and Oklahoma NOLs generated after 2017 can be carried forward indefinitely.

ASC 740, “Income Taxes”, requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the consolidated financial statements. It also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As at December 31, 2023, the Company has not recorded any FIN48 liabilities.

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes or unrecognized tax benefits as a component of its income tax provision. The Company has not recorded any interest or penalties related to unrecognized tax benefits through December 31, 2023.

NOTE 14 — SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

F-68

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 15 — RELATED PARTY TRANSACTIONS

The Company entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred to date.

On March 16, 2023, the Company entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreements primarily provide compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

The Company incurred the following expenses from March 16, 2023 (inception) through December 31, 2023 with related parties, which were all affiliates of the Company:

Period from March 16, 2023 (inception) through December 31, 2023
Consulting expenses under contract due to:
VIKASA Capital Partners LLC	$980,000
7636 Holdings LLC	180,806
VIKASA Capital LLC	171,213
Total consulting expenses	1,332,019
Other expenses paid on Company’s behalf due to:
VIKASA Capital LLC	34,318
VIKASA Capital Partners LLC	9,868
Total other expenses paid on Company’s behalf	44,186
Total	$1,376,205

As at December 31, 2023, no amounts were due to related parties of the Company.

During the period from March 16, 2023 (inception) through December 31, 2023, the Company entered into and repaid notes of $1,000,000 with the following related parties, which were all affiliates of the Company:

Period from March 16, 2023 (inception) through December 31, 2023
Energy Transition Investors LLC	$750,000
Vikasa Clean Energy I LP	160,000
Roshan Pujari	90,000
Notes obtained and repaid to related parties	$1,000,000

F-69

Stardust Power Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from March 16, 2023 (inception) through December 31, 2023

NOTE 15 — RELATED PARTY TRANSACTIONS (cont.)

VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. During the period from March 16, 2023 (inception) through December 31, 2023, the Company incurred and paid $7,111 of interest expense related to the notes payable:

Period from March 16, 2023 (inception) through December 31, 2023
Energy Transition Investors LLC	$5,333
Vikasa Clean Energy I LP	1,138
Roshan Pujari	640
Interest expense	$7,111

NOTE 16 — SUBSEQUENT EVENTS

On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land as per exclusive option purchase agreement with the City of Muskogee, Oklahoma for an additional amount of $1,562,030. The additional purchase amount is payable as on closing of the purchase transaction which is expected to be completed by December 31, 2024.

On February 7, 2024, Michael Circelli joined as Project Director of the Company. As part of the Equity Incentive Plan, Michael Circelli is entitled to receive 150,000 shares of the Company’s common stock. However, these shares have not been granted until the issuance of these consolidated financial statements.

On November 8, 2023, the Board of Directors authorized the adoption of the Stardust Power, Inc. 401(k) Plan (the “Plan”) effective January 1, 2024, which allows eligible employees to defer 1% to 80% of their eligible compensation. The Plan, as adopted, does not offer employer contributions.

On February 23, 2024, the Company signed another SAFE agreement for an amount of $200,000 in accordance with the terms of the outstanding Simple Agreements for Future Equity issued by Stardust Power to an individual Investor.

On March 13, 2024, the Company and IGX Minerals LLC (“IGX”), an established American developer of lithium brine assets, entered into an exclusive Letter of Intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by the Company, and other factors. In connection with the entering into the non-binding IGX LOI, the Company has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, the Company has agreed to binding provisions relating to (i) a right of first refusal in favor of the Company and (ii) the entering into of a promissory note of $235,000 in favor of IGX. The promissory note is for a term of twenty-four (24) months with an annual interest rate of six (6) percent and repayment due upon maturity. If the Company acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of the Company’s investment and IGX shall not be required to repay the note.

On March 15, 2024, the Company and Usha Resources Inc. (“Usha Resources”) entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The Jackpot LOI provides the Company with the exclusive option to agree to acquire up to 90% of the interests held by Usha Resources in the Jackpot Lake project, based on an indicative earn-in schedule. The Company has made a non-refundable payment of $25,000 upon execution of the LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) is intended to be made by the Company sixty days from March 15, 2024.

On March 22, 2024, the Company entered into Financing Commitment and Equity Line of Credit Agreement with SAFE note investor. The agreement replaced the contingent commitment feature of SAFE notes with granting Company an option to drawdown up an additional $15,000,000 on terms similar to existing SAFEs prior to the First Effective Time.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s consolidated financial statements.

F-70

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash	$388,398	$1,271,824
Prepaid expenses and other current assets	281,669	426,497
Deferred transaction costs	1,816,261	1,005,109
Total current assets	$2,486,328	$2,703,430
Computer and equipment, net	4,915	1,968
Pre-acquisition capital project cost	788,967	100,000
Investment in equity securities	163,898	218,556
Total assets	$3,444,108	$3,023,954

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,357,471	$1,256,792
Accrued liabilities and other current liabilities	583,120	208,107
Current portion of early exercised shares option liability	3,443	2,990
Short-term loan	49,143	72,967
Total current liabilities	$2,993,177	$1,540,856
SAFE notes	5,520,100	5,212,200
Early exercised shares option liability	5,107	5,660
Total liabilities	$8,518,384	$6,758,716

Commitments and contingencies (Note 2)

Stockholders’ equity (deficit)
Common stock, $0.00001 par value, 15,000,000 shares authorized, 9,017,300 shares issued and outstanding as at March 31, 2024 and December 31, 2023	87	87
Additional paid-in capital	118,435	58,736
Accumulated deficit	(5,192,798)	(3,793,585)
Total stockholders’ deficit	$(5,074,276)	(3,734,762)

Total liabilities and stockholders’ deficit	$3,444,108	$3,023,954

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-71

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares)

(Unaudited)

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
Revenue	$-	$-

General and administrative expenses (including related party amounts of $Nil and $96,806 in 2024 and 2023 respectively)	1,235,366	245,402
Operating loss	(1,235,366)	(245,402)
Other (expenses)
Interest expense (including related party amounts of $Nil and $103 in 2024 and 2023 respectively)	(1,289)	(103)
Change in fair value of investment in equity securities	(54,658)	-
Change in fair value of SAFE notes	(107,900)	-
Total other expenses	(163,847)	(103)

Net loss	$(1,399,213)	$(245,505)

Loss per share
Basic	$(0.16)	$(0.03)
Diluted	$(0.16)	$(0.03)

Weighted average common shares outstanding
Basic	8,669,538	8,741,000
Diluted	8,669,538	8,741,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-72

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

(Unaudited)

For the period from March 16, 2023 (inception) through March 31, 2023

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at March 16, 2023 (Inception)	-	$-	$-	$-	$-
Issuance of common stock	9,000,000	90	-	-	90
Net loss	-	-	-	(245,505)	(245,505)
Balance as at March 31, 2023	9,000,000	$90	$-	$(245,505)	$(245,415)

For the three months ended March 31, 2024

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Transfer from early exercised stock option liability on vesting (Note 3)	-	-	100	-	100
Net loss	-	-	-	(1,399,213)	(1,399,213)
Stock based compensation (Note 3)	-	-	59,599	-	59,599
Balance as at March 31, 2024	9,017,300	$87	$118,435	$(5,192,798)	$(5,074,276)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-73

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

(Unaudited)

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
Cash flows from operating activities:
Net loss	$(1,399,213)	$(245,505)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	59,599	-
Change in fair value of investment in equity securities	54,658	-
Change in fair value of SAFE notes	107,900	-
Depreciation expense	185	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(120,172)	(18,805)
Accounts payable	337,262	132,455
Accrued liabilities and other current liabilities	25,101	-
Due to related parties	-	131,855
Net cash used in operating activities	$(934,680)	$-
Cash flows from investing activities:
Purchase of computer and equipment	(3,131)	-
Net cash used in investing activities	$(3,131)	$-
Cash flows from financing activities:
Proceeds from investor for issuance of SAFE notes	200,000	-
Proceeds from issuance of notes payable to related parties	-	1,000,000
Deferred transaction cost paid	(115,788)	-
Repayment of short term loan	(23,824)	-
Repurchase of unvested shares	(6,003)	-
Net cash provided by financing activities	$54,385	$1,000,000

Net increase/ (decrease) in cash	$(883,426)	$1,000,000
Cash at the beginning of the period	1,271,824	-
Cash at the end of the period	$388,398	$1,000,000

Supplemental disclosure for cash flow information:
Interest paid	$1,342	$-

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction cost	$735,427	$-
Capital contribution in exchange of subscription receivable	$-	$90
Unpaid preacquisition capital project cost	$423,968	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-74

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DESCRIPTION OF THE COMPANY

Nature of Business

Stardust Power Inc., (“the Company”, “Stardust Power”) which was incorporated on March 16, 2023, is a development stage company engaged in setting-up vertically integrated battery grade lithium production, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery-grade lithium.

Business combination

On November 21, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company, Strike Merger Sub I, Inc.(First Merger Sub), a Delaware corporation and direct wholly-owned subsidiary of GPAC II, Strike Merger Sub II(Second Merger Sub), LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II. Upon the merger, GPAC II was renamed as Stardust Power Inc. (“the Combined Company”), with ticker name as “SDST”.

On July 8, 2024, the Company completed the merger. GPAC II deregistered as a Cayman Islands exempted company and domesticate as Delaware corporation. As per the Business Combination Agreement, the First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity.

As per the Business Combination Agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.
●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.
●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time converted into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power common stock subject to such Stardust Power restricted stock multiplied by the per share consideration.
●	Additionally, GPAC II will issue five million shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.
●	Immediately prior to the closing of the business combination, the SAFEs automatically converted into the 138,393 shares of common stock of Stardust Power.
●	Immediately prior to the closing of the business combination, the convertible notes automatically converted into 55,889 shares of common stock of the Stardust Power.
●	The Combined Company issued 1,077,541 shares of Combined Company Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the Private Placement Agreement (PIPE) in connection with the Business Combination.

The Company’s basis of presentation within these unaudited condensed consolidated financial statements do not reflect any adjustments as a result of the Business Combination closing. The Business Combination will be accounted for as a reverse recapitalization. Under this method of accounting, GPAC II will be treated as the acquired company for financial statement reporting purposes.

F-75

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) regarding interim financial reporting. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited condensed consolidated financial statements) considered necessary to present fairly the Company’s condensed consolidated balance sheet as of March 31, 2024, its condensed consolidated statements of operations, stockholder’s deficit and cash flows for the three months ended March 31, 2024 and for the period March 16, 2023 (since inception) through March 31, 2023. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in this Quarterly Report should be read in conjunction with the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024.

The condensed consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiary, Stardust Power LLC. All material intercompany balances have been eliminated upon consolidation.

These unaudited condensed consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of computer and equipment, realization of deferred tax assets, fair valuation of investment in equity securities and fair valuation of stock-based compensation and simple agreement for future equity note (“SAFE note”). The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the unaudited condensed consolidated financial statements.

Going Concern

The Company’s unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred net loss of $1,399,213 for the three months ended March 31, 2024. The Company has an accumulated deficit of $5,192,798 and stockholders’ deficit of $5,074,276 as of March 31, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements.

As of March 31, 2024 the Company has $388,398 of un-restricted cash. Upon completion of the Business Combination with GPAC II on July 8, 2024 the Company’s consolidated cash balance increased due to the PIPE investments of $10,075,000, and $1,481,835 of Trust account proceeds, net of redemptions and related fees. The Company is also required to make various payments including SPAC transaction costs incurred aggregating to $7,830,176 upon the close of the Business Combination.

As of the date on which these unaudited condensed consolidated financial statements were available to be issued, we believe that the cash on hand, additional investments obtained through the Business Combination will be inadequate to satisfy Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-76

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Summary of Significant Accounting Policies

The significant accounting policies applied in the Company’s audited consolidated financial statements, as disclosed in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024, are applied consistently in these unaudited interim condensed consolidated financial statements.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted average number of common stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity.

The following table sets forth the computation of the basic and diluted net loss per share:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Numerator:
Net loss	$(1,399,213)	$(245,505)
Denominator:
Weighted average shares outstanding	8,669,538	8,741,000
Net loss per share, basic and diluted	$(0.16)	$(0.03)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	March 31, 2024	March 31, 2023
Unvested common stock – shares (Note 3)	339,500	259,000

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fee, advisory and consulting fee, are deferred till consummation/ completion of the proposed public offering. The Company has deferred $1,816,261 and $1,005,109 of related costs incurred towards proposed public offering which are presented within current assets in the unaudited condensed consolidated balance sheets as at March 31, 2024 and December 31, 2023. Upon completion of the public offering contemplated herein, these amounts will be recorded as a reduction of stockholders’ equity as an offset against the proceeds of the offering. If the offering is terminated, the deferred offering costs will be expensed.

Commitments and Contingencies

Certain conditions may exist as at the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

On March 13, 2024, Stardust Power and IGX Minerals LLC (‘IGX’), entered into an exclusive Letter of Intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by Stardust Power, and other factors. In connection with the entering into the non-binding IGX LOI, Stardust Power has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX. If executed, the promissory note, in the amount of approximately $235,000, is to be used for the payment of the maintenance fees of the IGX Claims, and is for a term of twenty-four (24) months with an annual interest rate of six percent (6%) and repayment due upon maturity. The IGX LOI provides that the promissory note will be entered into regardless of whether the parties have reached a definitive agreement by July 1, 2024. If Stardust Power acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of Stardust Power’s investment and IGX shall have not be required to repay the note. The promissory note has not been issued as of the date of issuance of unaudited condensed financial statements.

F-77

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On March 15, 2024, Stardust Power and Usha Resources Inc (“Usha resource”) entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The contemplated transaction is subject to entering into a definitive agreement, due diligence by Stardust Power, and other factors. Stardust Power has made a non-refundable payment of $25,000 upon execution of the LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) is intended to be made by Stardust Power sixty days from March 15, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by Stardust Power. If the parties enter into definitive agreements pursuant to the Jackpot LOI, (i) depending on the earn-in level, the total consideration could total up to $26,025,000 over five years inclusive of up to $18,025,000 in payments comprising cash and stock and a work commitment of $8,000,000. Upon completion of the full earn-in including Net Smelter Royalty buyback, Usha would retain 10% of the project and a 1% Net Smelter Royalty and would be carried in the joint venture formed between Usha Resources and Stardust Power receipt of a formal Decision to Mine following completion of a Feasibility Study. Usha Resources is in the process of conducting additional water testing with respect to a second hole. Given the early stage of this project, the full scope of any additional financing that may be required is not fully known; however, the Company has not entered into any arrangement for financing outside of the Jackpot LOI. On May 14, 2024, Company made the second payment as stated above.

Preacquisition capital project cost

The Company has an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option was scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allows for two, three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company has capitalized these payments as pre-acquisition capital project costs as at March 31, 2024 and December 31, 2023 because these payments would be credited against the full purchase price of the land upon acquisition. On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030. Title to the land is pending to be transferred in the Company’s name as at March 31, 2024. The Company capitalized an additional $688,967 towards pre-acquisition capital project costs related to Front end loading (FEL-1) and environmental studies done during the three months ended March 31, 2024.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company has reviewed the accounting pronouncements issued during the three months ended March 31, 2024 and concluded they were either not applicable or not expected to have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3 – STOCK-BASED COMPENSATION

Shares Issued at Inception

At March 16, 2023 (inception), certain employees and service providers participated in the purchase of restricted common stock of the Company aggregating to 550,000 shares. Out of the total, certain restricted stocks vested immediately and remaining unvested restricted stock aggregating to 259,000 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted common stock. Separate and apart from this repurchase option for unvested awards, if at any time holders of vested shares intend to sell or transfer, their holdings to a third-party (other than permitted family transfers), the Company has an option to exercise a right of first refusal (‘ROFR’) to purchase these subject shares at the intended negotiated price between the holder and the third-party. The ROFR would remain active until the earlier of an initial public offering of the Company’s common stock or the occurrence of the defined change in control event. The existence of the ROFR does not affect the equity classification for the Company’s share based awards as the possibility of triggering event for ROFR within six months of vesting is remote. Since all shareholders purchased the shares at par value of $0.00001 and the shares had no incremental value beyond the par value as at that date, during the period from March 16, 2023 (inception) through March 31, 2023 and three months ended March 31, 2024, the stock-based compensation expense impact is insignificant. As at March 31, 2024, 54,500 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is one year. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with shares issued with repurchase rights were immaterial as at March 31, 2024 and December 31, 2023.

As of March 31, 2023, there have been no grants under the 2023 Equity Incentive Plan.

F-78

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Restricted stock activity for the three months ended March 31, 2024 and balances as at the end of March 31, 2024 were as follows:

	Restricted Stock
	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	68,125	0.00001
Granted	-	0.00001
Vested	(13,625)	0.00001
Forfeited	-	0.00001
Unvested as at March 31, 2024	54,500	$0.00001

Equity Incentive Plan

At March 16, 2023 (inception), the Company’s stockholders approved the 2023 Equity Incentive Plan and 500,000 shares of the Company’s common stock have been reserved for issuance under the plan.

During October and November, 2023, the Company granted options for 495,000 shares of stock options under the 2023 Equity Incentive Plan: 475,000 options were granted to employees and 20,000 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employee and consultant are exercisable at the exercise price of $0.03.

All the options under the ‘2023 Equity Incentive Plan’ were early-exercised by grantees. Accordingly, the Company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023 and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 200,000 unvested shares that were granted to Abi Adeoti under ‘2023 Equity Incentive Plan’ at the original exercise price of $0.03. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from Abi Adeoti in January 2024. The amount is charged against the ‘Early exercised shares liability’.

The early exercised shares liability amounting to $8,550 and $8,650 is outstanding as on March 31, 2024 and December 31, 2023, respectively, and is presented under ‘Early exercised shared liability’ on the unaudited condensed consolidated balance sheet.

Stock awards pending issuance

On December 26, 2023, the Company hired and appointed Uday Devasper as the Chief Financial Officer. As part of the Equity Incentive Plan, he is entitled to receive 215,000 shares of the Company’s common stock. As these shares have not been granted during the three months ended March 31, 2024, they are not currently included in the total grant of restricted stock units (‘RSU’) mentioned in the table below. The Company will authorize necessary additional shares for issuance to permit the grant of these shares, as necessary. Subsequently, on April 24, 2024, Uday Devasper was granted 215,000 RSU’s.

F-79

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock option activity for the three months ended March 31, 2024, and balances as at the end of March 31, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	288,333	2.62
Granted	-	-
Vested	(3,333)	3.50
Forfeited	-	-
Unvested as at March 31, 2024	285,000	2.62

The compensation expense for stock option was as follows

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
General and administrative expenses	59,599	-

As at March 31, 2024, total unvested compensation cost for stock options granted to employees not yet recognized was $627,664. The Company expects to recognize this compensation over a weighted average period of approximately 3.36 years.

As at March 31, 2024, total unvested compensation cost for stock options granted to the consultant not yet recognized was $31,436. We expect to recognize this compensation over a period of 0.75 year.

F-80

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The weighted average fair value of option granted during period from March 16, 2023 (inception) through December 31, 2023 are provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the common stock as at the grant date. The estimated fair value of the common stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the common stock, the market performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of common stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

NOTE 4 – INVESTMENT

In October 2023, the Company subscribed to and purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited (“QX Resources”), a limited liability company whose ordinary shares are listed on the Australian Securities Exchange (‘ASX’), for $200,000. This investment in the ordinary shares of QX Resources has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire, California, USA (“the Project”) for which QX Resources has a binding Option to Purchase Agreement and Operating Agreement to earn a 75% interest of the Project from IG Lithium LLC (‘the Earn-in venture’). The Company is not a direct party to the Earn-in venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in venture held by QX Resources. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QX Resources for the supply of brine from the Project. No formal off-take agreement has been executed as at March 31, 2024. Further, no material expenses have been incurred towards the feasibility studies during the three months ended March 31, 2024. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QX Resources. Accordingly, the investment in QX Resources’ ordinary shares does not result in either consolidation or application of equity method of accounting for the Company.

F-81

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

QX Resources’ ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the unaudited condensed consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $163,898 as at March 31, 2024. The Company recognized a loss of $54,658 and nil during the three months ended March 31, 2024 and the period from March 16, 2023 (inception) to March 31, 2023, respectively, due to change in fair value of securities in the unaudited condensed consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the unaudited condensed consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

NOTE 5 - COMMON STOCK

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of the convertible preferred stockholders. Common stock issued and outstanding on the unaudited condensed consolidated balance sheet and condensed consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 15,000,000 shares, par value of $0.00001 per share, of common stock. At March 31, 2024, the Company had 9,017,300 shares of common stock issued and outstanding. The Company reserved shares of its common stock for the potential future issuance of 205,000 shares under stock option award arrangements.

Subsequent to March 31, 2024, the Board of Directors authorized the adoption to increase the number of shares of Common Stock authorized for issuance under the 2023 Equity Plan by 250,000 shares of Common Stock.

NOTE 6 - SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE NOTES)

On June 6, 2023, the Company received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an Investment Management Agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid investment management fees.

On November 20, 2023, the Company received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September, funded a new $3,000,000 SAFE note. On February 23, 2024, the Company entered into a third SAFE and received an additional $200,000 in cash from a single investor.

The SAFE notes are classified as a liability based on evaluating characteristics of the instrument and is presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE notes conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s common stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provides the investor certain rights upon an equity financing, change in control or dissolution.

On March 21, 2024, the Company entered into Financing Commitment and Equity Line of Credit Agreement with AIGD. The agreement replaced the above contingent commitment feature of the SAFEs with granting Company an option to drawdown up an additional $15,000,000 on terms similar to the SAFEs prior to the first effective time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. As at March 31, 2024 and December 31, 2023, the fair value of the SAFE notes is $5,520,100 and $5,212,200 respectively; and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFEs and/or preferred equity, and senior to payments for other equity of the Company that is not SAFEs and/or pari preferred equity.

F-82

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 - FAIR VALUE MEASUREMENTS

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the unaudited condensed consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$218,556	$-	$-	$218,556
Total financial assets	$218,556	$-	$-	$218,556

	Fair Value Measurements as at March 31, 2024
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$163,898	$-	$-	$163,898
Total financial assets	$163,898	$-	$-	$163,898

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,212,200	$5,212,200
Total financial liabilities	$-	$-	$5,212,200	$5,212,200

	Fair Value Measurements as at March 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,520,100	$5,520,100
Total financial liabilities	$-	$-	$5,520,100	$5,520,100

(a)	These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b)	The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2 the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024.

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE notes using inputs classified as:

SAFE notes at Fair Value
Balance as at March 16, 2023 (inception) and March 31, 2023	$-
Issuance of SAFE notes	5,000,000
Change in fair value	212,200
Balance as at December 31, 2023	$5,212,200
Issuance of SAFE notes	200,000
Change in fair value	107,900
Balance as at March 31, 2024	$5,520,100

F-83

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2 of the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and as of March 31, 2024 and December 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. The fair value of the SAFE notes was estimated based upon the expected conversion of the SAFE notes at the proposed business combination event with implied total yield at 70.28% and 39.49% as at March 31, 2024 and December 31, 2023 respectively. The SAFE notes are expected to be converted into preferred stock or common stock at a discount rate of 20% on the issue price.

NOTE 8 – PROMISSORY NOTES

In March 2023, the Company entered into unsecured notes payable with three related parties as described in Note 12. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

As at March 31, 2024, the Company had $840,000 available to draw.

NOTE 9 - SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred to date.

On March 16, 2023, the Company entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

F-84

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company incurred the following expenses with related parties, which were all affiliates of the Company:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Consulting expenses under contract due to:
VIKASA Capital Partners LLC	$-	$85,000
7636 Holdings LLC	-	11,806
Total consulting expenses	-	96,806

Other expenses paid on the Company’s behalf due to:
VIKASA Capital LLC	-	30,851
VIKASA Capital Partners LLC	-	4,198
Total other expenses paid on the Company’s behalf	-	35,049

Total	$-	$131,855

As of March 31, 2023, none of these expenses were paid and, $131,855 was due to related parties. During the period from March 16, 2023 (inception) through March 31, 2023, the Company provided shares to shareholders in exchange for a subscription receivable of $90. The Company subsequently received the $90 on June 14, 2023. As at March 31, 2024 and December 31, 2023, no amounts were due to related parties of the Company.

The Company entered into notes payable agreement of $1,000,000 with the following related parties, which were all affiliates of the Company:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Energy Transition Investors LLC	$-	$750,000
Vikasa Clean Energy I LP	-	160,000
Roshan Pujari	-	90,000
Notes obtained from related parties	$-	$1,000,000

VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. As of March 31, 2023, $103 of interest on these notes was payable. As at March 31, 2024 and December 31, 2023, the Company had repaid all the above notes.

NOTE 11 - SUBSEQUENT EVENTS

On April 24, 2024, the Company entered into a convertible equity agreement for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms to the AIGD Convertible Equity Agreement. In accordance with the terms of the Convertible Equity Agreements, immediately prior to the first Effective time, the cash received pursuant to the Convertible Equity Agreements will automatically convert into 55,889 shares of Combined Company Common Stock.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s condensed consolidated financial statements.

F-85

STARDUST POWER INC.